Exhibit 99.1

Duane Morris LLP
Toni Marie Vaccarino (TV-8340)
744 Broad Street, Suite 1200
Newark, NJ 07102
(973) 424-2000

-and-

Paul D. Moore
470 Atlantic Avenue, Suite 500
Boston, MA 02210
(617) 289-9200

Attorneys for Med Diversified, Inc., et al.
Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF NEW YORK

)
In re:	)	CHAPTER 11
)
MED DIVERSIFIED, INC.,	)	Case No.: 02-88564
)
Debtor.	)
)

DISCLOSURE STATEMENT RELATING TO
THE SECOND AMENDED PLAN OF LIQUIDATION OF DEBTOR MED
DIVERSIFIED, INC., DATED MAY 10, 2004

TABLE OF CONTENTS

I.	BRIEF SUMMARY OF THE PLAN

II.	BRIEF HISTORY OF THE DEBTOR AND ITS BANKRUPTCY CASE

	A.	General

		1.	Chartwell Diversified Services, Inc.

		2.	Chartwell Community Services, Inc.

		3.	Chartwell Care Givers, Inc.

		4.	Resource Pharmacy

		5.	Trestle

		6.	TLC Debtors

		7.	Chartwell Home Therapies, LP and the National Centers of Excellence

		8.	Chartwell Management Company, Inc.

	B.	Events Preceding the Debtors’ Chapter 11 Filings

		1.	Historical Overview

		2.	The Bank’s Secured Claims Against the Debtors

	C.	Commencement of this Chapter 11 Case

	D.	Significant Events During the Chapter 11 Case

		1.	First Day Orders Entered by the Bankruptcy Court

		2.	The Appointment of the Committees

		3.	The Debtors’ Use of Cash Collateral

		4.	The Debtors’ Post-Petition Factoring Arrangement With Sun Capital Health Care, Inc.

		5.	CDSI’s Post-Petition Financing Agreement With Chartwell Home Therapies, L.P. and the Bank; Proceeds Distribution Agreement

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		6.	The United States Trustee’s Motion to Convert or Dismiss the Debtors’ Cases & the Court’s Sua Sponte Orders For Hearings on Whether an Independent Trustee Should Be Appointed

		7.	Motion to Appoint an Examiner

		8.	Significant Litigation Matters

		9.	Appointment of the Facilitator

		10.	The Sale Process

		11.	The Competing Plan Process

		12.	Supplemental Information

III.	ASSETS AND LIABILITIES OF THE DEBTOR’S ESTATE

IV.	SUMMARY OF THE PLAN OF LIQUIDATION

	A.	Classification and Treatment of Claims and Interests

	B.	Treatment of Unclassified Administrative Expense Claims and Priority Tax Claims

		1.	Administrative Expense Claims

		2.	Bar Date for Administrative Claims

		3.	Allowed Tax Claims

	C.	Classification of Claims and Equity Interests

		1.	Class 1 Claims of the Bank

		2.	Class 2 Claims of the NCFE Released Parties

		3.	Class 3 Claim of AIG

		4.	Class 4 Claim of CIT

		5.	Class 5 Claim of Sunrise

		6.	Class 6 Claim of Sun Capital

		7.	Class 7 Claims of Other Secured Creditors

		8.	Class 8 Priority Claims

		9.	Class 9 - Intentionally Omitted

		10.	Class 10A General Unsecured Claims

		11.	Class 10B Magliochetti Related Claims

		12.	Class 11 Subordinated Claims

		13.	Class 12 Inter-Debtor Claims

		14.	Class 13 Interests

V.	MEANS OF IMPLEMENTING THE PLAN AND EXECUTION OF ITS TERMS

	A.	Implementation of the Plan

	B.	Transfer of Stock of the TLC Debtors

	C.	Transfer of Sun Capital Escrow Account

	D.	The Liquidating Trust

		1.	Purpose of the Liquidating Trust.

		2.	Transfers of Property.

		3.	Management and Powers of the Liquidating Trust.

		4.	Establishment of Reserve.

		5.	Employment of Professionals.

		6.	Objections to Claims by the Liquidating Trust.

		7.	Distributions.

	E.	The Med Creditors’ Trust

		1.	Purpose of the Med Creditors’ Trust.

		2.	Management and Powers of the Med Creditors’ Trust.

		3.	Removal and Substitution of Med Creditors’ Trust Trustee.

		4.	Establishment of Reserve.

		5.	Employment of Professionals.

		6.	Objections to Claims by the Med Creditors’ Trust.

		7.	Distributions.

F.	The Litigation Trust

	1.	Purpose of the Litigation Trust.

	2.	Transfers of the Recovery Rights to the Litigation Trust.

	3.	Transfer of Sun Accounts Receivable.

	4.	Management and Powers of the Litigation Trust.

G.	Provisions Regarding Voting Upon and Confirmation of the Plan

	1.	Voting of Claims

	2.	Confirmation of Plan - Requirements

	3.	Nonconsensual Confirmation, Cramdown

	4.	Objections to Plan; Confirmation Hearing; Implementation of Plan

H.	Certain Tax Consequences of the Plan

	1.	Federal Income Tax Consequences to Holders of Claims.

	2.	The Med Creditors’ Trust and the Liquidating Trust.

	3.	Federal Income Tax Consequences to The Debtor, CDSA and Their Subsidiaries.

	4.	Backup Withholding and Reporting.

I.	Executory Contracts And Unexpired Leases

J.	Dissolution

K.	Termination of SEC Registration and Reporting

L.	Risk Factors Which May Affect Reorganization

M.	Provisions Regarding Releases

N.	Injunctions and Stays

O.	Limitation of Liability

P.	Termination of the Committee

Q.	Retention of Jurisdiction

	1.	Allowance of Claims.

	2.	Executory Contract Proceedings.

	3.	Plan Interpretation.

	4.	Plan Implementation.

	5.	Plan Modification.

	6.	Adjudication of Controversies.

	7.	Injunctive Relief.

	8.	Correct Minor Defects.

	9.	Post Confirmation Orders Regarding Confirmation.

	10.	Final Decree.

VI.	RECOMMENDATION

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Pursuant to Section 1125 of the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), Med Diversified, Inc., the debtor in the above-captioned case under Chapter 11 of the Bankruptcy Code (“Med” or the “Debtor”), provides this Disclosure Statement (the “Disclosure Statement”) to all of the Debtor’s known creditors.  The purpose of this Disclosure Statement is to provide such information as the Debtor believes may be deemed material, important or necessary for the Debtor’s creditors to make a reasonable, informed decision in exercising their rights to vote upon the Second Amended Plan of Liquidation of the Debtor dated as of the date of this Disclosure Statement (the “Plan”).  The Plan, a copy of which accompanies this Disclosure Statement as Exhibit A, was filed with the Bankruptcy Court on May 10, 2004.

The Debtor and the Official Committee of Unsecured Creditors (the “Committee”) recommend that you vote to accept the Plan.  Each holder of a Claim entitled to vote on the Plan must, however, review the Plan and Disclosure Statement, including all exhibits, carefully and in their entirety and determine whether or not to accept or reject the Plan based upon that creditor’s independent judgment and evaluation.  The description of the Plan in this Disclosure Statement is in summary form and is qualified by reference to the actual terms and conditions of the Plan, which should be reviewed carefully before making a decision to accept or reject the Plan.  Capitalized terms herein have the same meaning as provided in Article 1 of the Plan.  Other terms shall have the meaning ascribed to them in the Bankruptcy Code.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING THE EXHIBITS HERETO) IS BASED UPON A REVIEW OF THE DEBTOR’S RECORDS, ITS BUSINESS AND ITS AFFAIRS AND INFORMATION PROVIDED BY THE DEBTOR’S EMPLOYEES OR FORMER EMPLOYEES.  EXCEPT AS OTHERWISE EXPRESSLY INDICATED, SUCH INFORMATION HAS NOT BEEN SUBJECT TO AUDIT OR INDEPENDENT REVIEW.

I.              BRIEF SUMMARY OF THE PLAN(1)

The Plan is a liquidating plan and does not contemplate the continuation of the Debtor’s business.  The Plan contemplates that all of the Debtor’s assets will be liquidated, otherwise reduced to cash, or transferred directly to CDSA by the Debtor and that the net proceeds from liquidation of assets of the Debtor’s Estate will be distributed by the Liquidating Trust, the Litigation Trust and the Med Creditors’ Trust to the holders of various claims described in the Plan to the extent provided for therein.

(1)  A more detailed description of the terms of the Plan is provided in Section IV below.

The Plan also implements (a) a settlement by and among the Bank, NCFE and the Official Committee of Unsecured Creditors of Chartwell Caregivers, Inc. (“CCG Committee”), which is further described in section II.D.6.e., below, and (b) a settlement by and among the Bank, NCFE and the Committee, which is further described in section II.D.6.f. below (collectively, the “Settlements”).  The Settlements, however, have not yet been approved by the Court and are subject to final approval by the Court, after notice to creditors and parties in interest and an opportunity to be heard.  The hearing on approval of the Settlements shall be held by the Court on June 25, 2004 at 10:00 a.m., with any such objections due on or before 10 days prior to such hearing.  Stephen Savitsky and David Savitsky, alleged creditors and parties in interest, have stated that they intend to object to the Settlements.

The following table sets forth a brief summary of the classification and treatment of Claims and Equity Interests and the amounts distributable to the holders of such Claims and Equity Interests under the Plan.  The information set forth in the table is for convenience and represents a summary reference only and is qualified in its entirety by the contents of the Plan, which shall be controlling.  Each holder of a Claim or Equity Interest is referred to the Plan annexed as Exhibit A hereto for further information regarding the classification and treatment of Claims and Equity Interests provided under the Plan.

Class	Treatment	Impairment	Plan Section
Administrative Claims	Unpaid portion of Allowed Administrative Claim paid in full in Cash on the Effective Date, or as soon thereafter as practical.	Unimpaired	II.A.

Priority Unsecured Tax Claims	Payment of the principal amount of Allowed Priority Tax Claims on the Effective Date, without interest.	Unimpaired	II.C.

Class 1 Claims of the Bank

The Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust. On the Effective Date, CDSA shall receive the CDSI Shares; and the Bank shall receive all of the senior notes, Class A preferred stock and Class A common stock of CDSA, representing substantially all of the value of CDSA on the Effective Date as further consideration for its Class 1 Claims.

		Impaired	IV.A.

Class 2 Claims of the NCFE Entities

The Claims of the NCFE Entities have been assigned to the Bank. The Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.  The NCFE Released Parties shall receive all of the Debtor’s ownership interest in the TLC Debtors.

		Impaired	IV.B.

Class 3 Claim of AIG

Except to the extent that the holder of an Allowed Secured Claim in Class 3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 3 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments: (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the surrender to the holder of the Allowed Secured Claim of such property of the Estate as may be security and collateral therefor, or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

	Unimpaired	IV.C.

Class 4 Claim of CIT

Except to the extent that the holder of an Allowed Secured Claim in Class 4 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 4 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments: (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the surrender to the holder of the Allowed Secured Claim of such property of the Estate as may be security and collateral therefor, or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

	Unimpaired	IV.D.

Class 5 Claim of Sunrise

Except to the extent that the holder of an Allowed Secured Claim in Class 5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 5 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments: (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the surrender to the holder of the Allowed Secured Claim of such property of the Estate as may be security and collateral therefor, or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

	Unimpaired	IV.E.

Class 6 Claims of Sun Capital

To the extent that the Allowed Class 6 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class 6 shall receive payment in Cash on the Effective Date of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtor.  The approximate amount of the claim is $2.6 million.

	Unimpaired	IV.F.

Class 7 Claims of Other Secured Creditors	On the Effective Date of the Plan, property of the Estate that constitutes security and collateral for the Allowed Claims in Class 7 shall be surrendered to the holders of Allowed Claims in Class 7.	Unimpaired	IV.G.

Class 8 Priority Claims	Payment of the principal amount of such Allowed Claim in Class 8 on the Effective Date, without interest.	Unimpaired	IV.H.

Class 9 - Intentionally Omitted

Class 10A General Unsecured Claims

On the Effective Date, the Med Creditors’ Trust shall receive $5,250,000 in full satisfaction of the Allowed Claims in Class 10A. Each holder of an Allowed Claim in Class 10A shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class 10A, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class 10A by the Med Creditors’ Trust after payment of the fees and expenses of the Med Creditors’ Trust. The Debtor estimates that the recovery on account of Allowed Claims in Class 10A will be approximately 50%.  The Committee estimates that the recovery on account of Allowed Claims in Class 10A will be approximately 40%.

		Impaired	IV.J.

Class 10B Unsecured Magliochetti Related Claims

To the extent that the Magliochetti Related Claims are not withdrawn or otherwise disallowed or subordinated, holders of Allowed Claims in Class 10B shall receive the same percentage recovery as holders of Allowed Claims in Class 10A, but the source of such recovery shall not be from the Class 10A Distribution. Any amounts to be paid to holders of Allowed Claims in Class 10B shall come from the Liquidating Trust.

		Impaired	IV.K.

Class 11 Subordinated Claims	Holders of Allowed Subordinated Claims in Class 11 will receive no distribution under the Plan on account of their Claims.	Impaired	IV.L.

Class 12 Inter-Debtor Claims	Holders of Allowed Claims in Class 12 will receive no distribution under the Plan on account of their Claims.	Impaired	IV.M.

Class 13 Interests

The Class 13 Interests shall be deemed canceled on the Effective Date without the payment of any monies or other consideration. Holders of Class 13 Interests will not receive any distribution under the Plan on account of their interests.

		Impaired	IV.N.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED BY THE DEBTOR TO PROVIDE CREDITORS WITH ADEQUATE INFORMATION SO THAT THEY CAN MAKE AN INFORMED JUDGMENT ABOUT THE PLAN.  EACH CREDITOR SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN.  NO SOLICITATION OF VOTES ON THE PLAN MAY BE MADE EXCEPT PURSUANT TO THIS DISCLOSURE STATEMENT, AND NO PERSON HAS BEEN AUTHORIZED TO UTILIZE ANY INFORMATION CONCERNING THE DEBTOR’S BUSINESS OR ASSETS OR THE PLAN OTHER THAN THE INFORMATION CONTAINED HEREIN FOR PURPOSES OF SOLICITATION.

The Debtor believes that the Plan provides for fair and equitable treatment of the Debtor’s creditors.  The Debtor therefore recommends that holders of Claims entitled to vote on the Plan vote to accept the Plan.

FOR INFORMATION ABOUT THE PROCEDURES AND DEADLINE FOR VOTING TO ACCEPT OR REJECT THE PLAN, AND INFORMATION ABOUT FILING OBJECTIONS TO THE PLAN AND THE CLASSIFICATION OF CLAIMS AND INTERESTS PROVIDED IN THE PLAN, AND THE DEADLINE FOR SUCH OBJECTIONS, SEE THE DETAILED DISCUSSION BELOW.  A HEARING ON CONFIRMATION OF THE PLAN WILL BE HELD BY THE HONORABLE STAN BERNSTEIN, UNITED STATES BANKRUPTCY JUDGE, COMMENCING ON JUNE 25, 2004 AT 10:00 A.M. AND CONTINUING, IF NECESSARY, ON JUNE 28, 2004 AT 9:00 A.M. AND JUNE 29, 2004 AT 9:00 A.M., UNITED STATES BANKRUPTCY COURT, EASTERN DISTRICT OF NEW YORK, LONG ISLAND FEDERAL COURTHOUSE, 290 FEDERAL PLAZA, CENTRAL ISLIP, NY 11722-4437.  AT THAT HEARING, THE BANKRUPTCY COURT WILL DECIDE WHETHER THE PLAN WILL BE CONFIRMED AND WILL HEAR AND DECIDE ANY AND ALL OBJECTIONS TO THE PLAN OR TO THE PLAN’S CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.  AT THE HEARING ON JUNE 25, 2004 AT 10:00 A.M., THE COURT WILL FIRST DETERMINE WHETHER THE SETTLEMENTS WILL BE APPROVED AND, IF THEY ARE APPROVED, WILL THEN PROCEED WITH CONSIDERATION OF CONFIRMATION OF THE PLAN.  THE STANDARDS OF RULE 9019 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE SHALL GOVERN AS TO APPROVAL OF THE SETTLEMENTS.  OBJECTIONS TO THE SETTLEMENTS ARE DUE ON OR BEFORE 10 DAYS PRIOR TO THE JUNE 25, 2004 HEARING.

II.            BRIEF HISTORY OF THE DEBTOR AND ITS BANKRUPTCY CASE

A.            General

Med is the direct or indirect parent of each of the other debtors (collectively, the “Debtors”), Chartwell Diversified Services, Inc. (“CDSI”), Chartwell Care Givers, Inc. (“CCG”), Chartwell Community Services, Inc. (“CCS”), Trestle Corp. (“Trestle”) and Resource Pharmacy, Inc. (“Resource Pharmacy”), in these jointly-administered cases.  Attached hereto as Exhibit B is a chart reflecting the organizational structure of the Debtors and their non-debtor affiliates.  Simultaneously with the filing of this Disclosure Statement and Plan, (i) separate liquidating plans are being filed on behalf Trestle and Resource Pharmacy, which plans provide for the distribution to their creditors of the proceeds of the sale of all or substantially all of their assets and the liquidation and distribution of any remaining assets, and (ii) a separate joint plan of reorganization is being filed on behalf of CDSI, CCG and CCS.  The Debtors also are affiliates of Tender Loving Care Health Care Services and nineteen of its subsidiaries (“TLC”), which also are debtors and debtors in possession in jointly administered proceedings before this Court under the caption “In re:  Tender Loving Care Health Care Services, Inc., et al., Case No. 8-02-88020.”

The Debtors provide home healthcare, skilled nursing, and pharmacy management to patients throughout the United States.  Together with TLC, the Debtors currently provide these home healthcare and related services to more than 175,000 patients in 37 states.  In providing such services, the Debtors and TLC employ approximately 7,657 employees.

The Debtors operate under the umbrella of Med, their direct or indirect parent.  The Debtors’ financial information has historically been prepared on a consolidated basis due to certain GAAP presumptions that consolidated statements (or the presentation of the results of operations and financial position of a “parent company” and its subsidiaries as if the group were a single enterprise with multiple divisions) are more meaningful than separate statements and that they are usually necessary for a fair presentation when one of the enterprises in the group directly or indirectly has a controlling financial interest in the other enterprises.

The following is a brief summary of the businesses and operations of the various Debtors and their non-Debtor affiliates:

1.             Chartwell Diversified Services, Inc.

CDSI is a corporation organized under the laws of the state of Delaware, with its principal place of business located at 200 Brickstone Square, Suite 403, Andover, Massachusetts.  CDSI is a division of Med, specializing in home health care services.  CDSI provides home infusion services, clinical respiratory services, home health and specialty pharmacy services, as well as home medical equipment.  Through two of its subsidiaries, Chartwell Community Services, Inc. (“CCS”) and Chartwell Care Givers, Inc., CDSI employs over 7,000 full time and part time trained medical professionals and operates in 15 states.  In addition, CDSI is involved in joint venture programs with leading academic health systems, including the University of Pittsburgh Medical Center and the University of California, Davis Medical Center, for the provision of alternate site care.

2.             Chartwell Community Services, Inc.

CCS is a corporation organized under the laws of the state of Texas, with its principal place of business located at 16650 Westgrove Drive, Suite 300, Addison, Texas.  CCS provides attendant care services through ten field offices in the state of Texas.  CCS has four service programs:  Primary Home Care (“PHC”), Family Care Services (“FCS”), Community Based Alternatives (“CBA”), and, and Private Pay home care (“PP”).

PHC provides home care services to individuals who qualify for Medicaid.  For example, a social worker with the Texas Department of Human Services (“TDHS”)

determines an individual’s eligibility.  CCS bills TDHS for services rendered according to existing contractual agreements.

FCS represents a major area of services provided by CCS.  Title XX of the Social Security Act provides FCS services to aged and disabled adults who are limited in their ability to perform daily activities.  Like PHC, FCS’ services are provided based upon an exclusive contract with TDHS.

The CBA program is the end result of the revised nursing facility waiver program.  Title XX of the Social Security Act provides CBA services to aged and disabled adults as a home based, cost-efficient alternative to institutional care in a traditional nursing facility.

The PP business line, launched in 1999, was developed to meet the needs of consumers who were not covered by Medicaid, Medicare or private insurance and were able to pay for home care services and professional nursing services.

3.             Chartwell Care Givers, Inc.

CCG is a corporation organized under the laws of the state of Delaware, with its principal place of business located at 16650 Westgrove Drive, Suite 300, Addison, Texas.  CCG provides infusion therapy, high tech nursing services, respiratory therapy and durable medical equipment for home care patients out of the states of New Jersey, Ohio and Illinois.  CCG offers its patients all the benefits of top quality infusion and respiratory solution to patient care management.  CCG has contracts with local and national managed care organizations and other third party providers.

4.             Resource Pharmacy

Resource Pharmacy is a corporation organized under the laws of the State of Nevada, with its principal place of business located at 5 Cactus Garden Drive, Henderson, Nevada.  Founded in 1997, Resource Pharmacy is the largest institutional pharmacy provider for skilled nursing and assisted living facilities in Nevada.  Resource Pharmacy provides pharmacy dispensing, infusion therapy, pharmacy consulting, regulatory compliance, training and education.  Through its utilization of compliance packaging, formulatory management, generic substitution, therapeutic interchange and customized consultant pharmacist programs, Resource Pharmacy provides a cost containment solution to its customers.  Resource Pharmacy services 45 long-term care/assisted living facilities in the States of Nevada and California.

5.             Trestle

Trestle is a corporation organized under the laws of the State of Delaware, with its principal place of business located at 151 Shipyard Way, Newport Beach, California.  Trestle was a leading medical solutions company that produces a suite of integrated telemedicine products, including an Internet-enabled microscope.  Trestle’s end-to-end digital solutions enabled health care service providers to collaborate online and on-screen when remotely examining, diagnosing and treating patients.

6.             TLC Debtors

TLC and 19 affiliated entities filed chapter 11 petitions with this Court on November 8, 2003.  The TLC Debtors, through their subsidiaries, affiliates and franchisees, are collectively the second largest provider of Medicare-reimbursed home health care services in the United States, with annual revenues of over $200 million.  The TLC Debtors and their franchisees employ approximately 6,300 people.

7.             Chartwell Home Therapies, LP and the National Centers of Excellence

Through its partnership interest in Chartwell Home Therapies, LP (“CHT”)(2), CDSI holds an indirect interest in eight separate joint ventures, each with a regional, market leading hospital.  These joint ventures, known collectively as the National Centers of Excellence (“NCOEs”), provide post-acute health care services including home infusion and related specialty pharmacy services, clinical respiratory care, and durable medical equipment.  Serving patients in western Pennsylvania, Michigan, Connecticut, Indiana, Colorado, Oregon, California and Wisconsin, the NCOEs are reimbursed for their services under the Medicare and Medicaid programs as well as contracts with private insurers and other third party payors.

(2)  CDSI is the general partner holding a 99.5% partnership interest in CHT, a Massachusetts limited partnership.  Community Practice Program, Inc., is a limited partner holding the remaining 0.5% partnership interests in CHT and does not receive distributions from or participate in the management of CHT’s business.  CHT maintains an office at 1500 Ardmore Boulevard, Suite 403, Pittsburgh, Pennsylvania.

The hospital partners in these joint ventures include University of Pittsburgh Medical Center (Chartwell Pennsylvania), Yale New Haven Medical Center (Chartwell Southern New England), Oregon Health Sciences University (Northwest Home Care), and University of California, Davis Medical Center (Chartwell UC Davis).  CHT owns a 50% direct interest in six ventures, a 45% direct interest in one venture (Chartwell Pennsylvania) and an 80% direct interest in one venture (Chartwell Southern New England).

Collectively, the eight NCOEs generated net patient revenue of $84.0 million and $82.6 million for the twelve months ended December 31, 2003 and December 31, 2002, respectively.  For the twelve months ended December 31, 2003, the NCOEs generated $12.8 million of EBITDA, of which $6.1 million was allocable to CHT’s interests.  For the twelve months ended December 31, 2002, the NCOEs generated $10.1 million of EBITDA, of which $4.7 million was allocable to CHT’s interests.

8.             Chartwell Management Company, Inc.

CDSI also owns 100% of Chartwell Management Company, Inc. (“CMC”), a Pennsylvania corporation maintaining its principal office at 1500 Ardmore Boulevard, Suite 403, Pittsburgh, Pennsylvania.  CMC manages CHT’s portfolio of joint venture interests and also provides management and consulting services to the NCOEs pursuant to various Administrative Services Agreements.  These services include quality assurance, risk management, information technology, inventory management, marketing and sales, and compliance, regulatory and reimbursement support.  For the twelve months ended December 31, 2003, the NCOEs paid $556,000 to CMC for these services.

B.            Events Preceding the Debtors’ Chapter 11 Filings

1.             Historical Overview

Med’s Technology Businesses

As described in more detail in its public filings with the Securities and Exchange Commission (the “SEC”), prior to its acquisition of CDSI and its subsidiaries in a 2001 merger, Med was engaged in a variety of healthcare technology businesses.  Among other things, these businesses used the internet to facilitate the exchange of information among physicians, payors, suppliers, providers and patients.  These companies operating these businesses included (i) VidiMedix, which developed technologies for remotely examining, diagnosing and treating patients, (ii) VirTx, Inc., a provider of secure collaborative medical networks, and (iii) Illumea Corporation, which developed technologies for viewing and sharing microscopic images over the internet.  Med funded the acquisition and operation of these businesses through a variety of debt and equity financings including debt financing from National Century Financial Enterprises, Inc. (“National Century”) which, at that time, was already an established provider of financing to healthcare providers.

In February 2001, in an effort to grow its technology businesses, Med entered into a Preferred Provider Agreement with National Century (the “February 2000 Preferred Provider Agreement”) pursuant to which Med would have exclusive marketing access to National Century’s healthcare provider clients.  Among other things, this agreement provided for fee sharing between Med and National Century.  In addition, in connection with a February 2002 Preferred Provider Agreement, Med issued 9.5 million shares of its capital stock to National Century and National Century agreed, among other things, to cancel approximately $4.8 million of Med debt, to provide $1.0 million of equity financing to Med and to provide an additional $4.0 million of financing to Med.

Med’s various technology ventures struggled to achieve profitability and Med sought to enter into a series of capital raising transactions, some of which failed to close, to fund its losses as well as further growth and development.  During this time, Med became engaged in disputes and litigation relating to its acquisition of various technologies and businesses and its capital raising transactions.  These disputes, related litigation and consequential settlements, which include disputes relating to VidiMedix and Illumea, are described in Med’s public filings with the SEC.  The adverse parties in several of these matters have filed proofs of claim against Med in this bankruptcy.  To the extent that those matters remain unresolved, they will be compromised pursuant to the Plan.

At the end of this period, faced with continuing losses, multiple litigation matters, and doubts about its ability to continue as a going concern, Med began to transition away from its technology strategy.

The Chartwell Transactions

CDSI was organized in February 2000 to purchase, manage and operate certain businesses then owned by Home Medical of America (“HMA”).  On September 1, 2000, CDSI acquired certain of the assets of HMA for $27.5 million.  The acquired businesses included the businesses now operated as Debtors CCS and CCG, as well as non-Debtor CHT and Chartwell Management Company.  CDSI, CCS and CCG paid the purchase price for the acquired assets by issuing promissory notes to HMA and HMA’s seller affiliates.  The holders of these notes subsequently assigned them to NPF X, Inc., an affiliate of National Century and now one of the NCFE Debtors (described below).  At the time of these transactions, the principals of National Century, Lance Poulsen, Barbara Poulsen, Donald Ayers and Rebecca Parrett, directly or indirectly owned approximately 88% of CDSI’s equity.

In May 2001, Med announced it had entered into a merger agreement whereby it would acquire CDSI.  In August 2001, Med closed the merger transaction whereby CDSI became a wholly-owned subsidiary of Med.  Through this merger, Med acquired CDSI and its operating businesses, CCS and CCG, as well as CDSI’s interest in CHT.  As a consequence of this merger transaction, however, the principal shareholders of CDSI became very significant shareholders in Med.  Following the merger transaction, National Century and its principals (including Donald Ayers, then and now a director of Med), owned directly or indirectly approximately 40% of Med.

Tender Loving Care Health Care Services, Inc.

In October 2001, to further develop its traditional healthcare businesses, Med entered into a merger agreement whereby it would acquire TLC.  TLC, which provided a range of professional and paraprofessional home health care services, had become an independent public company in 1999 through a spin-off from Staff Builders, Inc.  Under the terms of the merger agreement, Med offered to purchase the outstanding shares of TLC for $1.00 per share.  In addition, in connection with the merger agreement, TLC entered into agreements to make certain payments aggregating approximately $11.5 million to Stephen Savitsky, Dale Clift and David Savitsky, senior executives of TLC at that time.  Those payments are the subject of an adversary proceeding, described in more detail below, Med and TLC filed against Messrs. Savitsky and Mr. Clift in the bankruptcy cases of the Debtors and the TLC Debtors.

Med’s offer to purchase TLC was successful.  The merger was later consummated and TLC became a wholly-owned subsidiary of Med.  Through its acquisition of TLC, Med increased its consolidated annual revenues by approximately $240 million.

The National Century Financing Relationship

National Century and its affiliates NPF Capital, Inc., NPF X, Inc., NPF VI, Inc., NPF XII, Inc., National Premier Financial Services, Inc. and NPF-LL, Inc. (together with National Century, collectively, “NCFE”) financed the Debtors’ operations and other activities through accounts receivable financing and other debt financing described below.  NCFE has filed proofs of claim against Med, CDSI, CCS, CCG and Resource aggregating approximately $219,346,554.  Excluding duplicate claims filed against multiple Debtors, NCFE’s claims total approximately $99.57 million.  These claims are described in more detail below.

The NCFE Sales and Subservicing Agreements

Prior to, and continuing after, CDSI became a Med subsidiary in the 2001 merger transaction with Med, CDSI, CCS and CCG financed their operations primarily through the sale of their accounts receivable to NCFE pursuant to the terms of a various Sales and Subservicing Agreements (collectively, the “SSAs”).  The amounts that NCFE asserts are due under the terms of the SSAs represent a substantial amount of the claims that NCFE asserts against the Debtors.

The SSAs are detailed documents containing defined terms and establishing detailed procedures for the financing of various Debtors’ accounts receivable.  Subject to the specific terms of the SSAs, briefly, the SSAs generally contemplate that NCFE would “purchase” qualifying accounts receivable from various of the Debtors on a weekly basis.  The “purchase price” for the qualifying accounts receivable was equal to the net amount of such account receivables less certain interest charges, fees, and reserves.  NCFE collected payments due on both “purchased” and “non-purchased” accounts receivable in lockbox accounts established at Huntington Bank in Ohio, and under the control of NCFE.  The Debtors, however, retained ultimate liability for collections of “purchased” accounts receivable.  As payments were received in the lockbox accounts, NCFE would sweep the cash and, at least in theory, NCFE would:

•                                          retain and use the proceeds from “purchased” accounts receivable to fund “purchases” of additional accounts receivable,

•                                          use the proceeds from “non-purchased” accounts receivable to replenish reserves and fund the selling Debtor’s repurchase of defaulted accounts receivable, and

•                                          wire any excess proceeds from the accounts receivable back to the “selling” Debtor.

On the Debtors’ best information and belief, however, NCFE did not, in actual practice, administer the SSAs in accordance with their terms.  Among other things, as the Debtors’ needs exceeded their ability to generate and collect upon their accounts receivable, NCFE began providing funding beyond the scope of the financing program described in the SSAs.  The Debtors believe that this deviation from the terms of the SSAs adversely impacted the accounting of the “purchases” and collections of their accounts receivable, the calculation of their true obligations under the SSAs (including the reserve balances), and made the Debtors increasingly dependent upon NCFE for financial support.

NCFE disputes these and certain of the Debtors’ other assertions with regard to the SSAs and NCFE’s funding of the Debtors.  These disputes, which led to the commencement of adversary proceeding in these Bankruptcy Cases that the Debtors filed against NCFE in May 2003 (and which is summarized below), would be compromised and settled under the Plan.

The chart below summarizes the amount of claims that NCFE asserts relating to the SSAs:

	NPF VI	NPF XII
Med, CDSI, CCG, CCS	$38,068,724	0
Med, Resource		$4,168,450
Med, PrimeMed		$3,195,117
TOTALS	$38,068,724	$7,363,567

NCFE asserts that these claims are secured by accounts receivable, setoff and/or recoupment rights.

NCFE Debt Financing

In addition to providing accounts receivable financing under or in connection with the SSAs, NCFE from time-to-time also extended various loans to the Debtors.  The chart below summarizes the amount of claims that NCFE asserts relating to various documents, including promissory notes, security agreements and guaranty agreements, that the Debtors allegedly executed in favor of NCFE:

	NPF Capital	National Century	NPF X	NPF -LL
Med	$2,558,854	$3,733,748	$7,013,468
Med, Resource				$125,952
CDSI			$7,508,939
CDSI, CCG			$1,271,875
CCG			$19,513,670
CCS			$12,415,308
TOTALS	$2,558,854	$3,733,748	$47,723,260	$125,952

NCFE contends that the Debtors’ alleged obligations to pay these notes are secured by substantially all of the Debtors’ respective assets pursuant to (i) the terms of the underlying documents, (ii) cross-collateralization provisions related to the SSAs, which provide that any collateral pledged to NCFE to secure existing and future indebtedness covers all of the Debtors’ indebtedness to NCFE, and (iii) a Payment Allocation Agreement dated March 2001 executed by CDSI, CCG and CCS in favor of NCFE.

The NCFE Collapse

As noted above, the Debtors had grown dependent on NCFE to fund their operations.  Beginning the week of October 21, 2002, and continuing for several weeks, NCFE issued oral commitments to the Debtors, pursuant to which NCFE promised to continue funding the Debtors.  Despite the assurances received from NCFE that funding would be received, NCFE breached its obligations under the SSAs and failed to fund the Debtors with sums necessary to finance their ongoing operations. On October 31, 2002, the Debtors received letters from NCFE advising them that NCFE did not know when or whether it would be in a position to continue funding and/or purchasing accounts receivable. As a result, the Debtors and numerous other health care providers financed by NCFE (collectively, the “Providers”) could not ascertain whether they would be in a position to provide continued health care to the hundreds of thousands of patients in need of their health care services throughout the United States.

On or about November 4, 2002, litigation ensued on both the state and federal levels between NCFE, on the one hand, and various of the Providers (including the Debtors), on the other hand, relating to those Providers’ accounts receivable financing arrangements with NCFE.  Reciprocal restraining orders were issued in both the state and federal courts, having the effect of freezing the Debtors’ cash flow.  On or about November 14, 2002, Med, on behalf of all of the Debtors, sought, but did not receive, an order from the federal court in Columbus, Ohio, which would have released liens of NCFE on future accounts receivable in order to obtain short-term financing in an attempt to forestall bankruptcy.  On November 18, 2002, NCFE and certain other National Century affiliates (collectively, the “NCFE Debtors”) filed their own chapter 11 cases in the United States Bankruptcy Court for the Southern District of Ohio (Eastern Division) in Columbus, Ohio, thereby imposing an automatic stay of the Debtors’ efforts to secure access to proceeds of their accounts receivable.  Meanwhile, NCFE continued to collect the proceeds of the Debtors’ accounts receivables, including a substantial amount of “Non Purchased Receivables” and including much of the Debtors’ accounts receivables generated on or after October 21, 2002.

As a consequence of the Debtors’ inability to obtain an order releasing the NCFE liens, and as a consequence of the automatic stay imposed by the NCFE’s bankruptcy filing, the Debtors were both unable to collect their own accounts receivable and unable to obtain any alternative financing to replace NCFE.  Facing crippling cash shortages as a result, risking a possibly devastating missed payroll, and unable to continue funding their businesses, the Debtors had no alternative but to file their own bankruptcy cases on November 27, 2002.

2.             The Bank’s Secured Claims Against the Debtors

On April 21, 2003, the Bank filed a proof of claim in the amount of $150 million in each of the Debtors’ chapter 11 cases.  The Bank’s claims against the Debtors are filed as secured claims.

The Debenture Transactions between the Bank and the Debtors

As described in more detail below, the Bank’s claims against the Debtors arise from a series of financings between the Bank and the Debtors beginning in September 2001, including the issuance of certain secured debentures in two phases, in September and December 2001 (collectively, the “Original Debentures”), and culminating in a litigation settlement on August 14, 2002.  As discussed below, as part of that settlement, Med issued to the Bank five amended debentures dated as of June 28, 2002  (the “Amended Debentures”), in an aggregate principal amount of $57.5 million, which are secured by various assets of Med and the other Debtors.

The purchase, issuance, and enforcement of the Amended Debentures that gave rise to the Bank’s claims against the Debtors all occurred in business transactions between unrelated parties.  On the Debtors’ best information and belief, none of the Bank, the Bank’s parent, Banque de Patrimoines Privés Genève BPG SA (“BPPG”), or Societe Financiere du Seujet, Ltd. (“SFSL”) is now, or ever has been, affiliated with or otherwise related in any way to any of the Debtors, NCFE, TEGCO Investments, LLC (“TEGCO”) or any of their respective present or former directors, officers or controlling shareholders.

The Bank, the source of the funds advanced in connection with all of the Original Debentures (as well as the source of the extension of that original credit evidenced by the Amended Debentures), is a regulated and highly reputable international financial institution.  On the Debtors’ best information and belief, the Bank is now, and has been at all times since its first transactions with the Debtors, in good standing with its home country regulators as well as with relevant U.S. authorities.  The Bank is a licensed and regulated Bahamian bank and trust company subject to regulation and supervision by Bahamian bank regulatory authorities.  The Bank is a wholly owned-subsidiary of BPPG, a private bank organized and based in Geneva, Switzerland that is subject to regulation and supervision by the Swiss Federal Banking Commission.  Each of the Bank and BPPG is a qualified intermediary registered with United States Internal Revenue Service and compliant with the Patriot Act of 2001.

All of the principal documents relating to the Amended Debentures and the Original Debentures have been put into evidence in these Bankruptcy Cases.  These documents and the related transactions have been reviewed by the Committees, the Debtors and various other parties with an interest in these matters.  For the convenience of holders of Claims considering the Plan, however, the following provides an overview of the history and transactions giving rise to the Amended Debentures and the Bank’s claims against the Debtors.

The September 2001 Debentures

In September 2001, Med secured $40 million in convertible debenture financing through SFSL, an investment bank based in Geneva, Switzerland.  Acting as an intermediary between Med and the Bank, SFSL arranged for the funds advanced in consideration of the debentures issued by Med in this financing (the “September 2001 Debentures”) to come from the Bank.  Accordingly, SFSL transferred the September 2001 Debentures to the Bank in connection with their issuance.

The September 2001 Debenture transaction between Med and SFSL/the Bank was a business transaction between those unrelated parties.  At the time that SFSL presented the Bank with the opportunity to invest in the September 2001 Debentures, the Bank believed that they represented an adequately-secured and very short term investment, offering an attractive rate of return.

Among other things, the September 2001 Debentures bore interest at LIBOR plus two percentage points.  At the time of their issuance, this amounted to an interest rate of approximately 5.5% per annum.  The September 2001 Debentures were due on December 20, 2001.  By their express terms, the September 2001 Debentures were also secured by shares of Med’s Common Stock (“Med Shares”), then publicly traded on the American Stock Exchange (“AMEX”).  Based on the trading price of Med Shares on AMEX at the time the September 2001 Debentures were issued, the value of the Med Shares securing those debentures was substantially in excess of the indebtedness secured.

Med and the other Debtors used the net proceeds of the September 2001 Debentures to purchase TLC, to restructure corporate and service offices and to settle certain litigation.

The December 2001 Debentures

As the September 2001 Debentures were coming due in late December 2001, Med arranged with the Bank to extend the term of that existing $40 million in indebtedness (rather than repay it when then due), and to sell an additional $30 million of new debentures to the Bank.  This extension of Med’s existing debt, together with an additional $30 million advanced by the Bank, resulted in an aggregate principal amount of $70 million owed to the Bank by Med.  This was evidenced by new debentures in that amount issued by Med to the Bank (the “December 2001 Debentures”).  Med paid the Bank the accrued and unpaid interest on the September 2001 Debentures in connection with the December 2001 Debenture transactions.

Like the September 2001 Debenture transaction, the December 2001 Debenture transaction between Med and the Bank was a business transaction between unrelated parties.  At the time that Med negotiated with the Bank concerning the December 2001 Debentures, the Bank believed that they represented an adequately-secured short term investment, offering an attractive rate of return.

Among other things, the December 2001 Debentures bore interest at seven percent (7.0%) per annum.  The December 2001 Debentures were due on June 28, 2002.  By their express terms, the December 2001 Debentures were to be secured by certain accounts receivable of Med and its subsidiaries with a gross value equal to at least 1.4 times their $70 million principal amount.  The Bank insisted on having this accounts receivable collateral for the December 2001 Debentures because, among other things, those debentures represented a larger and somewhat longer-term investment than the September 2001 Debentures, and because Med’s stock price – and, hence, the value of the Med Shares securing the September 2001 Debentures – had declined, leaving the Bank dissatisfied with only Med equity as collateral for the debt.

By reason of NCFE’s failure to honor its undertakings to Med in connection with accounts receivable collateral for the December 2001 Debentures, Med was unable to furnish such collateral to PIBL.  At the time of the December 2001 Debenture transaction, the accounts receivable collateral securing the December 2001 Debentures was pledged to certain of the NCFE Debtors and the associated lockbox accounts (into which the proceeds of those accounts receivable were directed) were under the control of NCFE and other NCFE Debtors.  But, as the Debtors allege in their adversary proceedings against the NCFE Debtors in these Bankruptcy Cases (discussed below in Section [II.D.6(b)] of this Disclosure Statement), NCFE had agreed to cause the release of that pledge and to have the collateral assigned to the Bank in connection with the new $70 million financing arrangement.  As the Debtors also allege in those adversary proceedings, Med’s failure to provide the promised collateral for the December 2001 Debentures resulted from NCFE’s own breaches of its obligations in connection with the December 2001 Debenture transactions.

The Bank was unaware of these breaches at the time of the December 2001 Debenture transactions.  On December 28, 2001, believing that Med had complied with the collateral arrangements, the Bank agreed to surrender the September 2001 Debentures and approved release of the additional Bank funds held in escrow in consideration of the issuance of the December 2001 Debentures.  Unbeknownst to the Bank at the time, however, this occurred prior to NCFE’s release and reassignment of the accounts receivable and associated lockbox accounts.  As a result, that collateral, promised to the Bank under the terms of the December 2001 Debentures, remained under the control of NCFE and subject to the claims of the NCFE Debtors.

Med and the other Debtors used the extended credit and other proceeds of the December 2001 Debentures to attempt to purchase Addus Healthcare, Inc., for further restructuring of their corporate and service offices, and for general working capital.

The Litigation and Settlement relating to the December 2001 Debentures

Following the issuance of the December 2001 Debentures, when the Bank learned of the inadequacy of the accounts receivable collateral pledged to secure the December 2001 Debentures, the Bank demanded that Med cure those breaches.  Notwithstanding repeated demands by the Bank, Med never did so.  As the Debtors allege in their adversary proceedings against NCFE, this continued failure was the result of breaches by NCFE.  After months of demands, disputes and discussions, the situation eventually led to litigation beginning in May and June 2002 among the Bank, Med, NCFE and certain of their respective affiliates.

After two months of litigation, on August 14, 2002, the Bank, Med and NCFE agreed to a settlement involving the partial payment and restructuring of the indebtedness owed to the Bank in connection with the December 2001 Debentures, all effective as of June 28, 2002 (the “August 2002 Settlement”).

The August 2002 Settlement and the Amended Debentures

In connection with the August 2002 Settlement, the Bank, NCFE, Med, the other Debtors and certain other Med affiliates entered into various agreements, including, without limitation, the Amendment Agreement dated as of June 28, 2002 (the “Amendment Agreement”).  Pursuant to the Amendment Agreement and related documents, Med issued the Amended Debentures to the Bank in an aggregate principal amount of $57.5 million.  Among other things, these Amended Debentures extended the maturity date of the December 2001 Debentures for two years, to June 28, 2004.  In connection with the August 2002 Settlement, Med paid the Bank the accrued and unpaid interest on the December 2001 Debentures (including the debenture purchased by TEGCO).

As part of the August 2002 Settlement, TEGCO also agreed to purchase from the Bank one of the December 2001 Debentures (the “TEGCO Debenture”) for a purchase price of $12,500,000, the principal amount of that debenture.  TEGCO is a company indirectly owned and controlled by Frank Magliochetti (Med’s Chairman and CEO) or members of Mr. Magliochetti’s family.  As provided in the Amendment Agreement and related documents, the TEGCO Debenture is expressly subordinated to payment in full of the amounts owed to the Bank in connection with the Amended Debentures.  Certain of the NCFE Debtors provided some of the funds TEGCO used to acquire the TEGCO Debenture from the Bank.  In connection with that funding, those NCFE Debtors acquired certain rights against TEGCO, liens on certain assets of the Debtors and other claims against the Debtors.  As discussed in Section [II.D.6(e)] of this Disclosure Statement,(3) pursuant to the Bank/NCFE Settlement, the Bank will acquire those rights, interests and claims of the NCFE Debtors.

(3)  This section reference is for the Med Disclosure Statement; the appropriate reference to the Bank/NCFE settlement may differ in the other Debtors’ disclosures.

In connection with the execution of the Amendment Agreement, Med executed a Security Agreement dated as of June 28, 2002 (the “Med Security Agreement”), in which Med granted the Bank a security interest in, among other things, certain of Med’s accounts receivable and related contract rights and a pledge of stock in certain of its subsidiaries, including the Debtors, Resource Pharmacy, and Trestle (collectively, the “Med Subs”).

As part of the same transaction, certain of Med’s subsidiaries, including the Med Subs, executed a Med Subsidiaries Pledge and Security Agreement dated as of June 28, 2002 (the “Med Sub Security Agreement”), in which the Med Subs and certain other affiliated entities granted the Bank a security interest in, among other things, certain accounts receivable of such entities and a pledge of stock in certain of their subsidiaries.

The security interests the Bank received under the Med Security Agreement and the Med Sub Security Agreement were also evidenced by UCC-1 Financing Statements, which were filed on or about August 14, 2002.  The Bank, through Citibank acting as its collateral agent, also took possession of the certificates evidencing the Med Subsidiaries’ stock pledged to secure the Amended Debentures.

The Amended Debentures, the Amendment Agreement, the Med Security Agreement, the Med Sub Security Agreement and the related documents provide the principal basis for the Bank’s claims against the Debtors in the Bankruptcy Cases.

Events between the August 2002 Settlement and the Bankruptcy Filings by TLC and the Debtors; the Absence of Bank Influence over those Bankruptcy Filings

For about the first two months after the issuance of the Amended Debentures in the August 2002 Settlement, the Bank received timely payments of interest on and principal under the Amended Debentures as required under the Amendment Agreement.

By mid-October 2002, however, potentially serious issues had begun to develop between the Bank and the Debtors.  Through its counsel, the Bank questioned whether Med and the other Debtors were in full compliance with their commitments the Amendment Agreement and related documents. Through its counsel, Med made proposals to the Bank to substantially restructure the Debtors’ ownership structure and to modify certain of the Debtors’ obligations under the Amendment Agreement.  Through its counsel, Med also informed the Bank that Med’s compliance with the Amendment Agreement was, in certain possibly material respects, frustrated by NCFE’s failure to comply fully with their commitments to the Debtors, including commitments relating to certain of the collateral securing the Amended Debentures.

Beginning in early November 2002, there were several discussions among the Bank, Med and their respective counsel during which the subject of possible bankruptcy filings by Med and its subsidiaries was raised.  At no time, however, did the Bank ever attempt to influence the timing or any other aspect of the subsequent bankruptcies of any of Med, the other Debtors, TLC or any other Med subsidiary.  In particular, the Bank never requested or in any way suggested that any of those entities avoid or delay a bankruptcy filing.  Quite to the contrary.  In their discussions prior to the bankruptcy filings by the Debtors, the Bank and its counsel made clear to Med and its counsel that, in the Bank’s view, Med and all of its subsidiaries were free, as they believed appropriate in the circumstances, to pursue any legally available course of action, including those available through bankruptcy.

The TLC Bankruptcy Cases were filed on November 8, 2002, the NCFE Bankruptcy Cases were filed on November 18, 2002, and the Debtors’ Bankruptcy Cases were filed on November 27, 2002.  The Bank timely filed proofs of claim against the debtors in all of those bankruptcy cases.  The bankruptcies of the Debtors and the TLC Debtors were precipitated by NCFE’s failure to honor its financing obligations to the Debtors and the TLC Debtors.

The Bank’s NCOE Liens, the Proceeds Distribution Agreement and the CHT Loan Agreement

Both the Med Sub Security Agreement and the Amendment Agreement identify the NCOEs as Med Subsidiaries subject to those agreements.  Both agreements contain signature blocks for the NCOEs to sign, as well as representations to the Bank that the signatories are authorized the bind the parties for whom they sign.  An officer of Med signed both agreements under the names of the NCOEs, as agent for the NCOEs.  In connection with the Amendment Agreement, the Med Sub Security Agreement and the Amended Debentures, the Bank caused to be filed UCC-1 Financing Statements (the “NCOE UCC1s”) encumbering the assets of the NCOEs (the “NCOE Liens”).

Pursuant to the Amendment Agreement and the Med Sub Security Agreement, the Bank also holds liens with respect to the assets of CHT and CMC, two non-Debtor Med Subsidiaries, securing the Amended Debentures.  CHT holds equity ownership interests in the NCOEs.  Among other things, CHT is entitled to receive certain distributions of cash from the NCOEs.  CMC is a party to certain management agreements with the NCOEs.  Among other things, CMC is entitled to receive certain payments from the NCOEs in connection with those agreements.

A few weeks after the bankruptcy filings by the Debtors and several months after the filing of the NCOE UCC1s, Med and some of the Med Subsidiaries raised disputes with the Bank about the NCOE Liens.  In particular, Med, CMC, CHT and certain of the NCOEs questioned the scope of the liens reflected in the NCOE UCC1s, and further questioned the propriety of whether such liens should have been filed.  Based on, among other things, the express provisions of the Amendment Agreement and the Med Sub Security Agreement and the signatures by Med’s officer on those agreements, as agent for the NCOEs, the Bank disputed any assertion that the NCOE Liens were improperly granted or filed, and further asserted that the Bank could have attempted to exercise its remedies against the NCOEs in connection with the NCOE Liens.

The Debtors believe that such an exercise of remedies by the Bank could have resulted in the cash flow from the NCOEs being entirely unavailable to the Debtors.  Based on the Debtors’ best information and belief, at the time of these disputes with the Bank, certain of the NCOEs had begun to delay or withhold distributions and other payments to CHT or CMC as a result of the disputes.

To resolve those disputes, the Bank agreed to remove its liens on the NCOEs themselves in exchange for expanded liens on CHT and CMC and receipt of certain of the NCOE payments to CHT or CMC (the “NCOE Distribution Proceeds”).  Before the resolution of those disputes, the NCOE Distribution Proceeds ordinarily would be paid to CHT or CMC (non-Debtors) and, then, shared by CHT and CMC with Med and the other Debtors.  The Bank’s removal of its liens on the NCOEs and the related settlement secured the Bank’s right to certain of economic entitlements available to CHT and CMC, without directly encumbering the assets of the NCOEs.

Accordingly, on June 9, 2003, the Bank, CHT and CMC entered into a Proceeds Distribution Agreement relating to the NCOEs (the “Proceeds Distribution Agreement”).  Under the terms of the Proceeds Agreement, CHT agreed to split the NCOE Distribution Proceeds with the Bank.  Pursuant to the Proceeds Distribution Agreement, CHT and CMC caused the NCOEs to receive notices of irrevocable instruction that all distributions payable to or for the benefit of CHT or CMC be wired into accounts under the direction and control of the Bank.  In turn, within five business days of the Bank’s receipt of any such funds from the NCOEs, the Proceeds Distribution Agreement requires that the Bank, after collection of a certain amount of the NCOE Proceeds Distributions, must remit the remaining balance to CHT.  In addition, pursuant to the Proceeds Distribution Agreement, each of CHT and CMC granted the Bank a first priority, perfected lien on all of the NCOE Distribution Proceeds and all of the other assets of CHT and CMC, including any monies CHT distributes to Med or the other Debtors.

While the Debtors could have sought to challenge the Bank’s liens on the NCOEs by having CHT file a bankruptcy petition, they determined that the consensual resolution of the disputes presented a more attractive alternative to the Debtors.  Among other things, had CHT filed a bankruptcy petition, the NCOEs’ hospital partners could have argued that, under the applicable NCOE partnership and LLC documents, it constituted an event of dissolution or otherwise entitled the NCOEs’ hospital partners to terminate CHT’s rights with respect to the NCOEs.  The law is not settled on this point.  As a result, the Debtors believed that a bankruptcy filing by CHT would have presented a substantial risk of material adverse consequences to CHT and the Debtors.

Under the Proceeds Distribution Agreement, the obligation to split the NCOE Distribution Proceeds with the Bank terminates at the time when a reorganization plan is confirmed in the Bankruptcy Cases.  Upon execution of the Proceeds Distribution Agreement, the Bank promptly caused the NCOE UCC1s to be terminated.  The Bank has also honored its other obligations under the Proceeds Distribution Agreement, including timely remittances of NCOE Distribution Proceeds to CHT as required.  As of April 14, 2004, a total of $6,761,880 in NCOE Distribution Proceeds have been distributed under the Proceeds Distribution Agreement.  Of this amount, CHT or the Debtors have received $3,754,606.64 and the Bank has retained $3,007,273.36.

CHT, in turn, has made its share of the NCOE Distribution Proceeds available to the Debtors during their bankruptcy pursuant to a Loan Agreement between CHT and the Debtors (the “CHT Loan Agreement”) approved by the Court in September 2003.  This source of financing has allowed the Debtors to continue to operate their businesses, to pay professional fees in connection with their bankruptcy proceedings and to preserve the ongoing value of their businesses for a successful reorganization.  Moreover, the Debtors believe that this source of financing has been significantly less costly to the Debtors than potential alternative post-petition financing arrangements.  The Bank’s right, title and interest in CHT and CHT’s interest in the proceeds stemming from the CHT Loan Agreement have been documented and protected pursuant to the CHT Loan Agreement and the Proceeds Distribution Agreement.

In order to facilitate the reorganization of certain of the Debtors and the orderly liquidation of Med, the Bank has agreed that, upon consummation of the Plan, the Bank will forego its lien on the priority administrative claim with respect to amounts advanced by CHT to the Debtors pursuant to the CHT Loan Agreement, and that CHT will not seek recovery on that administrative claim from the Debtors.

C.            Commencement of this Chapter 11 Case

On November 27, 2002 (the “Petition Date”), the Debtors commenced their chapter 11 Cases in order to gain access to their accounts receivable, and the proceeds thereof, and to reestablish a cash flow that would enable the Debtors to continue in business and provide essential health care related services to their patients.

D.            Significant Events During the Chapter 11 Case

1.             First Day Orders Entered by the Bankruptcy Court

Shortly after the Petition Date, on December 2, 2002, the Bankruptcy Court conducted a “First Day Hearing.” At the First Day Hearing, the Bankruptcy Court entered orders approving several motions including:

a)             Motion for an Order Directing Joint Administration of Cases Pursuant to Fed. R. Bankr. P. 1015(b);

b)            Emergency Motion for Order Authorizing Debtors to Pay Certain Pre-Petition Wages, Payroll Taxes, Employee Benefits, Reimbursable Expenses and Insurance;

c)             Motion for Order Authorizing (1) Maintenance of Pre-Petition Bank Accounts; and (2) Continued Use of Business Forms; and

d)            Debtors’ Emergency Motion for Interim and Final Orders Authorizing Use of Cash Collateral.

2.             The Appointment of the Committees

The Office of the United States Trustee (the “U.S. Trustee”) thereafter appointed a committee to represent the interests of the unsecured creditors in the Med Case.  The Official Committee of Unsecured Creditors of Med (the “Committee”) was appointed on December 24, 2002 and includes the following members:

a)             Network Pharmaceuticals;

b)            Dr. Murray Firestone;(4)

c)             Mr. George Kuselias(5)

d)            The Moncrief Settlement & Trust; and

e)             Mr. Thomas Campbell

(4)  The Debtor has been advised by counsel for the Committee that Dr. Murray Firestone has been an inactive member of the Committee since June 2003.

(5)  Mr. Kuselias at one time served as the Chief Financial Officer of the Debtor.

The Bankruptcy Court thereafter authorized the Committee to retain Thelen Reid & Priest LLP as its counsel and Executive Sounding Board Associates, Inc. as its financial advisor.

3.             The Debtors’ Use of Cash Collateral

As noted above, one of the Debtors’ “first day” motions was their Emergency Motion for Interim and Final Orders Authorizing Use of Cash Collateral, pursuant to which the Debtors sought authority from the Bankruptcy Court to use the proceeds of their accounts receivable, in which NCFE and the Bank each asserted rights and security interests, to fund the Debtors’ necessary day-to-day costs and expenses of operating their businesses under the protection of chapter 11 while pursuing their efforts to secure financing to replace that previously provided by NCFE.  Through its Order Authorizing (1) Emergency Use of Disputed Cash Under Bankruptcy Code Sections 105(a), 363(c) and 364 and Federal Rule of Bankruptcy Procedure 4001(b); and (2) Scheduling Interim and Final Hearings on Motion for Use of Disputed Cash, dated December 4, 2002, and its Order Authorizing (1) Emergency Interim Use of Disputed Cash Under Bankruptcy Code Sections 105(a), Section 363(c) and Federal Rule of Bankruptcy Procedure 4001(b); and (2) Scheduling Final Hearings on Motion for Disputed Cash, dated December 13, 2002, the Bankruptcy Court authorized the Debtors’ use of up to $3.3 million and $4.5 million, respectively, of such proceeds.  NCFE also “advanced” to Med $1 million it previously had collected on account of the Debtors’ accounts receivable.

To the extent that the “Disputed Cash” was owned by NCFE, NCFE was granted a first priority replacement lien on the Debtors’ assets in the amount of such Disputed Cash used by the Debtors.  If, on the other hand, it was thereafter determined that the Disputed Cash was not owned by NCFE, but rather only its “cash collateral”, NCFE was granted a replacement lien in such assets to secure any diminution in NCFE’s cash collateral resulting from the Debtors’ use.  In the event either such lien proved insufficient to protect NCFE’s interests, NCFE was granted so-called “super-priority” administrative claims senior in priority to the rights of other holders of administrative expense claims.  The Bank also was granted similar liens and super-priority administrative expense claims to the extent its interests were diminished by the Debtors’ use of cash collateral.  The liens and claims of NCFE and the Bank were granted the same priority, validity and perfection as existed prior to the commencement of the Debtors’ cases.  NCFE also was granted post-petition liens and super-priority administrative claim rights on account of its $1 million advance.

4.             The Debtors’ Post-Petition Factoring Arrangement With Sun Capital Health Care, Inc.

The Debtors thereafter proceeded to negotiate and finalize with Sun Capital HealthCare, Inc. (“Sun Capital”) a post-petition accounts receivable factoring arrangement to replace the financing provided by NCFE prior to the commencement of the Debtors’ chapter 11 cases.  Pursuant to the Bankruptcy Court’s Final Order (I) (A) Authorizing Entry Into Postpetition Factoring Agreement; (B) Granting Security Interests and Super Priority Administrative Expense Treatment:  and (C) Approving Factor’s Fees and Expenses; (II) (A) Authorizing Turnover of Funds to NPF Entities, (B) Authorizing Use of Cash Collateral; and (C) Granting Adequate Protection, dated December 23, 2002, the Bankruptcy Court:

a)             Authorized the Debtors to enter into a Master Purchase and Sale Agreement with Sun Capital, pursuant to which the Debtors were authorized to sell to Sun Capital to obtain necessary financing certain of their accounts receivable not previously factored to NCFE.

b)            As security for the Debtors’ obligations thereunder, granted Sun Capital first priority liens on all of the Debtors’ postpetition receivables and all of their “post-cutoff date” prepetition receivables and a super-priority administrative expense claim, other than with respect to certain “Carve-Out Expenses”; and

c)             Granted junior liens and superpriority expense claims to NCFE and the Bank as adequate protection for any further use of their cash collateral or diminution in its value, subject to the liens and superpriority administrative expense claims granted to Sun Capital.

5.             CDSI’s Post-Petition Financing Agreement With Chartwell Home Therapies, L.P. and the Bank; Proceeds Distribution Agreement

As of the commencement of the Debtors’ chapter 11 Cases, the Bank asserted liens on, among other things, the assets of various of the eight joint partnership ventures known as the “National Centers of Excellence” or “NCOE’s”, for which CHT, an indirect subsidiary of Med, serves as general partner.  Med and CHT questioned the scope of the liens asserted by the Bank directly on the assets of the NCOE’s and further questioned the propriety of the filing of such liens.  Meanwhile, various of the NCOE’s withheld further distributions to the Debtors and threatened to terminate or otherwise discontinue their relationships with the Debtors if the issue was not promptly resolved.

In order to resolve those disputes, the Bank agreed to remove its liens on the NCOE’s in exchange for expanded liens on CHT and CMC, another indirect subsidiary of Med which manages the NCOE’s, and receipt of certain funds distributed by the NCOE’s, which ordinarily would be distributed to CHT and then to Med.  The Bank’s removal of the liens on the NCOE’s and the related settlement secured the Bank’s right to the economic entitlements available to CHT, CMC and Med, without directly encumbering the assets of the NCOE’s.

Accordingly, on June 6, 2003, CHT, CMC, and the Bank entered into a Proceeds Distribution Agreement (“PDA”) which, among other things, required that distributions payable to or for the benefit of CHT and CMC be wired into accounts under the direction and control of the Bank.  After collection of designated amounts of such funds to be applied to the Debtors’ obligations to the Bank, the Bank in turn remits the remaining balance to CHT, subject to the Bank’s lien on such funds and all other assets of CHT and CMC.  The PDA terminates by its terms upon confirmation of any plan or plans of reorganization.

Pursuant to the Emergency Motion of Debtor and Debtor in Possession for an Interim Order (A) Authorizing Post Petition Financing From Chartwell Home Therapies, L.P., (B) Scheduling A Final Hearing, and (C) Granting Certain Related Relief, dated September 2, 2003, and approved by an interim order of the Bankruptcy Court dated September 26, 2003 and a final order, dated October 10, 2003, CHT and Med entered into a Loan Agreement pursuant to which CHT agreed to advance to Med on an as-needed basis the balance of the NCOE funds remitted to CHT by the Bank, which funds were to be used by Med for its business operations.  The loans are evidenced by Notes, bear interest at 10% per annum and are due and payable 540 days from the date of any such Notes.  The loans are unsecured, entitling CHT only to assert an administrative expense claim against CDSI for any amounts due.  At present, the principal balance due on account of such Notes is $2,310,000.

6.             The United States Trustee’s Motion to Convert or Dismiss the Debtors’ Cases & the Court’s Sua Sponte Orders For Hearings on Whether an Independent Trustee Should Be Appointed

On September 19, 2003, the Office of the United States Trustee filed a motion seeking to convert the Debtor’s case to a case under Chapter 7 of the Bankruptcy Code or dismiss the Debtor’s case, citing, among other things, the Debtor’s continuing post-petition losses and the failure to promulgate a plan (the “Trustee’s Motion”).  The Trustee’s Motion was initially scheduled to be heard on September 29, 2003, but the hearing was then rescheduled for October 31, 2003.  On October 31, 2003, the hearing on the Trustee’s Motion was rescheduled for December 19, 2003.  On December 19, 2003, the Trustee’s Motion was further rescheduled to January 5, 2004.

On November 5, 2003, the Court, sua sponte, entered an Order scheduling an evidentiary hearing for November 12, 2003 to consider, among other things, appointment of an independent trustee for the Debtor.  On December 22, 2003, the Court renewed its concerns and entered an order, sua sponte, scheduling an evidentiary hearing for January 12, 2004 to consider, among other things, whether the Facilitator should be relieved and a trustee appointed for the Debtor.  The January 5 hearing on the Trustee’s Motion was adjourned to January 12, 2004 as well.  On January 12, 2004, the Trustee’s Motion and the Court’s second sua sponte hearing were further adjourned to January 26, 2004.

At a hearing on January 26, 2004 the Court, among other things, denied appointment of a trustee at that time but further adjourned the Trustee’s Motion to March 15, 2004.  The Trustee’s Motion has been further adjourned from time to time and is presently scheduled to be heard on June 28, 2004.

7.             Motion to Appoint an Examiner

On March 4, 2004, Stephen Savitsky and David Savitsky, alleged creditors and parties in interest in the Debtor’s case, moved for appointment of an examiner to investigate, among other things, the relationship among the Debtor and its prepetition financiers, including the Bank.  The Savitskys believe that appointment of an examiner in this case is mandatory under 11 U.S.C. §1104 of the Bankruptcy Code and that, alternatively, the appointment of an independent party to examine the Debtor’s transactions and investigate good faith and arms-length dealing issues is warranted for cause.  A hearing on this motion is scheduled for June 28, 2004.

8.             Significant Litigation Matters

As of the commencement of the chapter 11 Cases, the Debtors were parties to a variety of suits, many of which involved claims against the Debtors which will be resolved as part of the claims resolution process without the need for further litigation.  Certain of the suits pending as of the filing of the chapter 11 Cases, as well as others commenced by the Debtors since then, involve claims by the Debtors against third parties which may yield recoveries available to fund the Plan and the distributions thereunder.  Following is a brief summary of those matters:

(a)           The Savitsky Litigation

Med is a plaintiff in the adversary proceeding styled Med Diversified, Inc. and Tender Loving Care Health Care Services, Inc. v. Stephen Savitsky, et al., Adversary No. 03-08243 and pending in the Med chapter 11 proceeding (the “Savitsky Litigation).  In the Savitsky Litigation, Med seeks to avoid and recover certain avoidable transfers and obligations (collectively, the “Transfers”) which Med made to or for the benefit of the defendants Stephen Savitsky, David Savitsky and Dale R.  Clift (collectively, the “Defendants”).  Med seeks to avoid and recover certain of the Transfers as preferential payments under section 547 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”).  Med also seeks to avoid and recover certain of the Transfers as fraudulent transfers and/or conveyances under sections 544 and/or 548 of the Bankruptcy Code; sections 270 through 276 of the New York State Debtor and Creditor Law; and Section 5 of the Massachusetts Uniform Fraudulent Transfer Act (“MUFTA”).  At trial, Med will seek a judgment of not less than $6,573,637.99 from Stephen Savitsky; $3,121,864.47 from David Savitsky; and $3,039,422.92 from Dale R. Clift, all together with attorneys’ fees, plus interest.  By Order dated October 24, 2003, the Court granted partial summary judgment to the Savitskys and Clift as against TLC, finding that TLC was a mere conduit for the payments made by the Debtor as alleged in the complaint and TLC was dismissed as a plaintiff in the action.

The Savitskys have each denied all of the material allegations of the complaint, have asserted several counterclaims and stated their belief that the Savitsky Litigation is not meritorious against them.  Among other reasons, they assert that the payments to the Savitskys were a condition to the Merger Agreement transaction whereby Med acquired TLC.  The Savitskys contend that the alleged Transfers were not fraudulent, and rather, that Med received fair consideration, evidenced by, among other things, Med’s own alleged admissions that its net revenues subsequently increased by $240 million and the ultimate acceptance of a recent offer to sell TLC for nearly $200 million including assumption of certain liabilities.  Moreover, the Savitskys contend that the alleged Transfers cannot be considered preferential payments because, inter alia, the Transfer payments were not made on account of an antecedent debt, the Transfers were made more than ninety days before the bankruptcy filing and the Savitskys were not insiders of Med.

The Savitskys have also asserted rights of setoff or recoupment and claims relating to Med’s obligations to indemnify the Savitskys, along with Med’s express guaranty of the payments that Med seeks to recover from the Savitskys in the Savitsky Litigation.  The Savitskys further assert that some part or all of their claims may be entitled to treatment as administrative expenses.

The Debtors have filed amended objections with respect to the various claims and counterclaims of the Savitskys.  The Court has scheduled hearings on June 11, 2004 to consider those objections, as well as the Savitskys’ remaining motions for dismissal or summary judgment as to the claims asserted by the Debtor.

(b)           National Century Financial Enterprises, Inc., National Premier Financial Services, Inc., NPF VI, Inc., NPF X, Inc., NPF XII, Inc., NPF Capital, Inc.

On May 20, 2003, Med, CDSI, CCG, CCS and Resource Pharmacy filed an adversary proceeding against NCFE and five legal affiliates of NCFE in the Bankruptcy Court.  This adversary proceeding is captioned Med Diversified, Inc.; Chartwell Diversified Services, Inc.; Chartwell Care Givers, Inc.; Chartwell Community Services, Inc.; and Resource Pharmacy, Inc. v. National Century Financial Enterprises, Inc.; National Premier Financial Services, Inc.; NPF, VI, Inc.; NPF X, Inc.; NPF XII, Inc.; NPF Capital, Inc.; United States Bankruptcy Court for the Eastern District of New York, Adversary Proceeding No. 1-03-01320 (the “NCFE Adversary Proceeding”).

In the NCFE Adversary Proceeding, the Debtors assert 24 counts against NCFE, among other things seeking (i) equitable and declaratory relief against NCFE, including an accounting, a recharacterization of NCFE’s claims against the Debtors, the equitable subordination of NCFE, and relief for unjust enrichment of NCFE, (ii) relief for bankruptcy causes of action under Sections 510, 542, 547, 548, 549 and 550 of the Code, including turnover of assets, avoidance of pre- and post-petition transfers, and (iii) monetary damages for NCFE’s breaches of the SSAs, NCFE’s breaches of the February 2000 Preferred Provider Agreement, for conversion and fraud by NCFE, and for breaches of NCFE’s commitments to release collateral in connection with the issuance of the December 2001 Debentures to the Bank.

To support their counts, the Debtors contend that the defendants in the NCFE Adversary Proceeding (the “NCFE Defendants”) engaged in a course of conduct whereby they fraudulently promised attractive returns to investors.  The Debtors believe that the NCFE Defendants diverted investments and concealed their schemes by fraudulently manipulating the use of new investments.  The Debtors’ believe that the NCFE Defendants, directly or indirectly own approximately 40% of Med’s outstanding common stock, that they exercised financial control over the Debtors, and that they used the Debtors as an instrumentality to further this fraudulent conduct, thereby harming the Debtors’ estates.

Further, the Debtors allege that NCFE’s breaches of the SSAs and deviation from their terms caused the Debtors to pay excessive fees and charges, led to improper manipulation of the reserve accounts and to the miscalculation of subservicing fees, excess accounts receivable proceeds payments and other amounts due and owing to the Debtors.  Through the NCFE Adversary Proceedings, the Debtors sought to recover these excessive fees, the overfunded reserves and unpaid subservicing fees and other amounts.

Among other things, the Debtors allege in the NCFE Adversary Proceedings that, by virtue of the NCFE Defendants’ direct and indirect Med stock ownership and their dominion and control over the Debtors’ cash flow through the SSAs, NCFE exercised financial and economic control over the Debtors.  Accordingly, in the NCFE Adversary Proceeding, the Debtors sought (i) to recharacterize as equity interests certain claims asserted by NCFE against the Debtors, including the Debtors’ alleged obligations to pay purported secured and unsecured loans, “purchases” of receivables and other advances outside of the program established under the SSAs, and (ii) to the extent that such NCFE claims are so recharacterized as equity interests, to subordinate those interests to those of the other equity holders.

Further, in addition to any damages that the Bank incurred, the Debtors also sought recovery for damages the Debtors incurred as a result of NCFE’s breach of its commitments to release certain collateral in connection with the December 2001 Debentures issued to the Bank.

On August 8, 2003, NCFE answered the complaint in the NCFE Adversary Proceeding.  In that answer, NCFE admitted that it overfunded certain healthcare providers causing them to pay additional fees, that the reserve accounts were underfunded and that it could not account for up to $2.5 billion of NCFE funds.  Notwithstanding those admissions, however, NCFE denied all material allegations by the Debtors in the NCFE Adversary Proceedings, including any allegation that NCFE (i) was an insider, (ii) exercised financial or economic control over the Debtors, or (iii) breached any obligations to the Debtors under the SSAs or any other agreement.  Further, NCFE asserted various affirmative defenses including, among other things, an assertion that the Debtors’ claims were barred by their own conduct and restating their proofs of claim.

(c)           Med Diversified, Inc. v. Addus Healthcare, Inc.

This litigation stems from a failed acquisition by Med Diversified, Inc. (“Med”) of Addus Healthcare, Inc. (“Addus”).  In August, 2001, after negotiations over a period of months, the parties signed confidentiality agreements, a letter of intent, and a term sheet, and proceeded to engage in due diligence.  At that point, the parties were contemplating a closing on October 31, 2001.  Addus’ financial status was among the key issues.

On January 8, 2002, the parties executed a Stock Purchase Agreement which contemplated a closing on January 24, 2002.  As part of the contemplated transaction, the parties deposited $15 million in an account at Donaldson, Lufkin & Jenrette.  Those funds could be withdrawn only upon the joint instructions of Andrew Wright of Addus and Frank Magliochetti, Med’s President.

The sale did not close on January 24, 2002.  Instead, the parties entered into the First Amendment to the Stock Purchase Agreement.  The First Amendment altered the contemplated terms of the deal somewhat, in order to protect Med should it happen that Addus’s financial status was not as it had been represented.  The closing was extended to not later than February 14, 2002, but it could take place earlier upon notice by Addus.  Throughout the parties’ negotiations, Addus continued to represent that it was financially sound and that its finances were as it had represented to Med.  In Med’s estimation, Addus misrepresented its financial status in order to encourage Med to consummate the transaction.

In February, 2002, Frank Magliochetti and Andrew Wright negotiated an option agreement, which was subject to the approval of Med’s Board of Directors and which contemplated the transfer to Addus of $7.5 million from the joint escrow account.  Med’s Board refused to approve the option agreement and it was never signed.  Ultimately, the Addus transaction did not close, but Addus refused to return the $7.5 million remaining in the escrow account.

Med brought suit against Addus in state court in California.  Addus removed the case to the United States District Court for the Central District of California, which then transferred the case to the Northern District of Illinois, where it is currently docketed as C.A. NO. 02-CV-6249 (U.S.D.C. N.D. Ill.).  Med’s Second Amended Complaint, which was filed in the Northern District of Illinois, includes claims for fraud, breach of contract, breach of the covenant of good faith and fair dealing, conversion and money had and received.  Med claims it is owed approximately $7.5 million, plus additional damages in an unliquidated amount.  Addus has filed counterclaims for “lost opportunities”, but has not advanced a definitive monetary amount as to their damages.  Presently, it is premature to predict what amounts may be recovered by Med resulting from this litigation.

(d)           CCG Committee Objection to the Bank’s Claims

On July 3, 2003, the CCG Committee filed a lawsuit and objection to claims against the Bank in the Bankruptcy Court (Official Committee of Unsecured Creditors of Chartwell Care Givers, Inc. v. Private Investment Bank Limited, United States Bankruptcy Court for the Eastern District of New York, Adversary Proceeding No. 03-8296).  The lawsuit contains four counts against the Bank as follows:  1) avoidance of claims and transfers pursuant to 11 U.S.C. § 548; 2) avoidance of claims and transfers pursuant to 11 U.S.C. § 544 and New York debtor and creditor law; 3) declaratory judgment that the Bank’s claims against CCG are non-recourse; and 4) objection to claims.  Through the lawsuit and objection to claims, the CCG Committee alleges that CCG and other subsidiaries of Med, did not receive anything of value in exchange for the grant of collateral to the Bank, and did not receive reasonably equivalent value in exchange for the liens and claims asserted by the Bank.

The Bank answer was scheduled, by the Bankruptcy Court, to be due on August 6, 2003.  On or about October 6, 2003, the Bankruptcy Court entered the Stipulated Order Allowing the Debtors Request for an Extension of the Exclusivity Periods and Allowing the Motion by Official Committee of Unsecured Creditors for Chartwell Care Givers, Inc. to Commence and Prosecute Litigation Against Private Investment Bank Limited and Others.  In accordance with the foregoing stipulation, the Bank timely filed an answer to the complaint on November 5, 2003.  Discovery was proceeding in this matter and a pretrial conference was scheduled for April 14, 2004, with a trial scheduled to commence no later than July 1, 2004.  On February 27, 2004, the CCG Committee filed the Motion for Extension of Discovery Deadlines and Continuance of Dates for Pretrial Conference and Trial.  Through the foregoing motion, the CCG Committee requested a continuance of the discovery, pretrial and trial dates due to a settlement reached by and between the CCG Committee and the Bank, and the CCG Committee’s desire to avoid potentially incurring unnecessary costs to complete discovery and prepare for litigation in the event the Bank successfully sponsors a plan of reorganization.

(e)           The Settlements by and among the Bank, NCFE and the CCG Committee

The settlements described below are subject to Bankruptcy Court approval, which approval hearing is scheduled for June 25, 2004.  The standards of Fed. R. Bankr. P. 9019 shall be applied in connection with consideration of the approval of the settlements.

In February, 2004, the Bank and NCFE, with its jointly administered debtor affiliates (the “NCFE Debtors”), entered into a Settlement Agreement and Release (the “Bank/NCFE Settlement Agreement”).

In the Bank/NCFE Settlement Agreement, the NCFE Debtors assign to the Bank all of their rights and interests in and to its claims against and interests in, among others, the Debtors and certain of Med’s non-debtor subsidiaries; provided, however, that the NCFE Debtors do not transfer their interests in and claims to a certain escrow account maintained by Sun Capital (the “Sun Capital Escrow Account”).  A condition precedent to this assignment is that the Debtors and the Med Committee release:  (1) all claims that the Debtors may have against TLC; (2) all claims that the Debtors may have against the NCFE Debtors and (3) all claims that the Debtors may have against a certain escrow account maintained by Sun Capital Escrow Account.  To the extent that these conditions precedent are not satisfied and are waived by the NCFE Debtors then the Bank agrees to pay to the NCFE Debtors any proceeds of any recovery by the Bank on claims which the NCFE Debtors have assigned to the Bank in an amount equal to the amount by which the NCFE Debtors’ claims against the TLC estate are diminished by the failure of these conditions precedent.

In the Bank/NCFE Settlement Agreement, the Bank assigns to the NCFE Debtors all of its rights and interests in and to its claims against and interests in the TLC Debtors.  A condition precedent to this assignment is that TLC Debtors and the official committee of unsecured creditors in the TLC Debtors bankruptcy cases release all claims that TLC may have against, among others:  (1) the Debtors and certain of Med’s non-debtor subsidiaries; and (2) the Bank.  To the extent that these conditions precedent are not satisfied and are waived by the Bank, then the NCFE Debtors agree to pay to the Bank any proceeds of any recovery by the NCFE Debtors on claims which the Bank has assigned to the NCFE Debtors in an amount equal to the amount by which the Bank’s claims against the Debtors’ estates are diminished by the failure of these conditions precedent.

With respect to the Sun Capital Escrow Account:  (1) the cash amount of $400,000 is to be paid to the Bank; and (2) the remainder of the Sun Escrow Account is to be transferred to the NCFE Debtors.

In February, 2004, the Bank and the CCG Committee entered into a term sheet (the “Bank/CCG Committee Settlement Agreement”) which documented a separate settlement between those parties.  Under the Bank/CCG Settlement Agreement, the Bank agreed to the terms of a plan of reorganization.  Under the Bank/CCG Settlement Agreement, general unsecured creditors of CCG were to be the beneficiaries of a note in the face amount of $1.8 million, payable over one year at a rate of six per cent (6%), on a two year amortization schedule.  This note was to be secured by a first priority blanket lien on all of the assets, subject to certain working capital financing.  Further, if the Med general unsecured creditors collectively received more than $1.8 million on account of their claims, then CCG’s general unsecured creditors would receive a like amount in excess of $ 1.8 million, with a cap of $550,000 on such excess.  As a result of the Med Settlement (defined below) the general unsecured creditors of CCG were to receive a note for $2,350,000.  This settlement has since been modified such that on the Effective Date, the CCG Creditors’ Trust, established for the benefit of general unsecured creditors of CCG, will receive a cash payment of $2,350,000.

The settlement has not been approved and is subject to approval by the Bankruptcy Court, which will hold a hearing on June 25, 2004.  Creditors and interested parties are entitled to object to the settlement within ten (10) days prior to the hearing and may seek discovery relating to such objections.

(f)            The Settlement by and among the Bank, NCFE and the Committee

The settlements described below are subject to Bankruptcy Court approval, which approval hearing is scheduled for June 25, 2004.  The standards of Fed. R. Bankr. P. 9019 shall be applied in connection with consideration of the approval of the settlements.

(i)            The Objection to Bank’s Claim

In February, 2004, the Committee filed an objection to the Bank’s Claims (the “Committee Claim Objection”), wherein, among other things, the Committee challenged the perfection of the Bank’s security interest in the Debtors’ equity interest in non-debtor affiliates and sought to equitably subordinate the Bank’s Claims.

(ii)           The Motion to Substantively Consolidate

In March 2004, the Committee filed a motion seeking to substantively consolidate the estates of Med, CDSI, CCG, CCG, Trestle, and Resource Pharmacy (the “Committee’s Motion for Substantive Consolidation”).

(iii)          The Settlement

In March, 2004, the Bank, the Committee and NCFE, with its jointly administered debtor affiliates (the “NCFE Debtors”), agreed to settle, among other things, the Committee Claim Objection and the Committee’s Motion for Substantive Consolidation (the “Med Settlement”).  The terms of the Med Settlement are incorporated in the Plan.

Pursuant to the Med Settlement, the Med Creditors’ Trust, for the benefit of the holders of Allowed Claims in Class 10A (i.e. the holders of general unsecured claims against the Debtor excluding the holders of Magliochetti Related Claims), shall receive $5,250,000 on the Effective Date of the Plan (the “Med Settlement Payment”).  The Committee’s Motion for Substantive Consolidation will be withdrawn, and the claims of the Bank and NCFE will be allowed in the manner described as Class 1 and Class 2 creditors.

(iv)          Analysis of the Settlement

The following is the Debtor’s analysis of the Med Settlement:

(i)            The Objections to Bank’s Claim

On February 20, 2004, the Committee filed an objection to the Bank’s claim (the “Committee Claim Objection”).  The Bank filed a proof of claim for $150 million, of which approximately $57 million was for principal, with the balance consisting of interest, costs, and punitive and other damages.

The Committee alleged a number of theories in support of its objections to the Bank’s claim.  First, it argued that the Bank did not have a properly perfected security interest in CDSI’s partnership interest in a non-debtor subsidiary, CHT.  It argued that the partnership interest was a general intangible, and that the Bank’s liens referred to an equity security interest, a term not defined by the Uniform Commercial Code.  Second, it argued that the Bank’s liens against the Med Subsidiaries’ equity interests in the NCOEs were invalid since they were mis-described as capital stock or an equity security of a Med Subsidiary, and Med did not hold a controlling interest in most of the NCOEs.  Third, the Committee argued that the grant of the liens in the NCOEs was unauthorized since the holder of a 0.5% partnership interest in CHT did not approve the grant.

Fourth, the Committee argued that the Bank’s claim should be equitably subordinated.  The Committee’s equitable subordination argument was premised on an allegations that the Bank was improperly granted liens on the NCOEs, that the Bank knew or should have known that the liens were unauthorized, that the Bank refused to terminate its liens, that the NCOEs stopped making distributions after learning of the allegedly improper liens, that the Bank only agreed to terminate its liens after entering into the Proceeds Distribution Agreement (which ultimately resulted in the Bank receiving approximately $3 million after the petition was filed), and that the Proceeds Distribution Agreement was disclosed to the Bankruptcy Court close to the time the preference period would have expired.  The Committee’s fifth argument was that the Bank aided and abetted a breach by officers of the Debtors of their fiduciary duty to unsecured creditors, since the Debtors allegedly should never have pledged the assets of the NCOEs to the Bank.  The Committee’s final argument is that the Bank is or was an insider, and that transfers to it are subject to a one-year avoidance period because the liens obtained by the Bank allegedly allowed it to control the Debtors.

The Bank disputed all of these arguments and related allegations by the Committee.

(ii)           The Motion to Substantively Consolidate

On or about March 5, 2004, the Committee filed a motion to substantively consolidate (the “Substantive Consolidation Motion”) the estate of the Debtors (Med, CDSI, CCS, CCG, Trestle and Resource Pharmacy).  In the Substantive Consolidation Motion, the Committee argued that after Med acquired CDSI in August 2001, even though the transaction was structured as an acquisition of CDSI as a wholly-owned subsidiary of Med, it was in fact treated as a merger with Med.

In support of this argument, among other things, the Committee cited to (1) press releases which refer to the CDSI acquisition as a merger; (2) CDSI management’s assumption of management positions at both the Med and CDSI levels; (3) CDSI’s functioning as the cash concentration vehicle for Med and the Chartwell Debtors; (4) Med’s failure to allocate overhead operating costs between the Debtors; (5) CDSI’s payment of bills and expenses owed by other debtor entities; (6) the merger of Med’s accounts into CDSI’s accounts for a three-month time period; (7) published references to Med’s subsidiaries as “divisions”; (8) consolidated financial statements; (9) assertions that certain creditors purportedly looked to the combined assets of the Debtors to satisfy obligations of individual Debtors; (10) an alleged lack of documented action by the boards of the Debtors; (11) the fact that the Debtors had some common officers and directors; and (12) the fact that Med’s subsidiaries benefited from Med’s borrowings.

The Bank disputed all of these arguments and related allegations by the Committee.

(iii)          The Med Settlement

In March 2004, the Bank, the Committee and NCFE, with NCFE’s jointly administered debtor affiliates, agreed to settle, among other things, the Committee Claim Objection, the NCFE Adversary Proceeding, and the Committee’s Motion for Substantive Consolidation (the “Med Settlement”).  The terms of the Med Settlement are incorporated in the Plan.

Pursuant to the Med Settlement, the Med Creditors’ Trust, for the benefit of the holders of Allowed Claims in Class 10A (i.e., the holders of general unsecured claims against the Debtor excluding the holders of Magliochetti Related Claims), shall receive $5,250,000 on the Effective Date of the Plan (the “Med Settlement Payment”).  The Committee’s Motion for Substantive Consolidation will be withdrawn, the Committee Claim Objection will be dismissed, as will the NCFE Adversary Proceeding.  The claims of the Bank and NCFE will be allowed in the manner described as Class 1 and Class 2 Creditors.  The Magliochetti Related Claims are separately classified with the consent of, and pursuant to the settlement with the Committee, in order to avoid diluting the substantial $5.25 million fund available to satisfy the holders of allowed Class 10A Claims.  The percentage recovery on account of the allowed Class 10B Magliochetti Related Claims shall not exceed the percentage recovery on account of the allowed Class 10A Claims.

In connection with the Med Settlement, upon the Effective Date of the Plan, the Bank would indirectly acquire the equity interests of Med’s debtor and non-debtor subsidiaries and affiliates, with the exception of Med’s equity interests in TLC.  Attached hereto as Exhibit C is a feasibility analysis prepared by the Bank which sets forth the projected values of these interests, both now and in the future, which analysis presupposes that the Plan will be confirmed.

In addition, as contemplated by the Med Settlement, the Bank will be the beneficiary of monies that are recovered by the Litigation Trust and the Litigation Trust will have assigned to it all litigation claims, including avoiding action claims, that are held by Med, CDSI, CCS, Trestle and Resource Pharmacy.  The Bank will also receive the litigation claims held by CCG, save for the avoiding action claims, which will be prosecuted for the benefit of the unsecured creditors of CCG, with the Bank entitled to 25 percent of net recoveries from those claims, if any.  It is difficult to place a value on the litigation claims described in Section II.D(6) of this Disclosure Statement, because the liability issues are hotly contested and there may also be issues of collectability in the event that affirmative judgments are obtained.

To the extent that judgments are obtained, the proceeds will go to the Bank, but the judgment debtors may be allowed to seek repayment of such amounts from the Debtor.  Such Claims may dilute the distribution to unsecured creditors of Med below the 40%-50% presently estimated.

As further contemplated by the Med Settlement, NCFE would receive Med’s equity interests in TLC.  Subject to consummation of the sale of the TLC businesses now contemplated in the TLC Bankruptcy (as described in Section II.D(8) of this Disclosure Statement), it is estimated that the value of this equity interest may be in the range of $10 to $15 million.  Med’s equity interests in TLC are pledged to the Bank and, as part of the Bank’s settlement with NCFE, the Bank is releasing that lien in conjunction with the Debtor’s transfer of the stock to NCFE.

The Med Settlement has not been approved and is subject to approval by the Bankruptcy Court, which will hold a hearing on June 25, 2004.  Creditors and interested parties are entitled to object to the settlement within ten (10) days prior to the hearing and may seek discovery relating to such objections.  In this regard, the Savitskys have asserted their intent to object to the proposed settlement and will be seeking discovery in connection with their objections.  Among other reasons, as set forth in the Savitskys’ objections to the Disclosure Statements dated April 1, 2004, May 4, 2004 and May 11, 2004, the Savitskys assert that there has been insufficient investigation or disclosure concerning the identity of the individuals and entities who financed the Debtor in the first place and who negotiated this settlement or the relationship among the Debtor, PIBL, NCFE, SFSL and their respective principals.  The Savitskys also assert that the financing and the settlement may not meet the requirements of having been negotiated in good faith as an arms-length transaction.

(iv)          Analysis of the Med Settlement

This Plan effectuates settlements between the Debtors and the Bank, between the Debtors and NCFE, between the Bank and NCFE, as well as the Committee’s claims against those entities and its request for substantive consolidation.

In considering whether to approve settlements under Fed. R. Bankr. P. 9019, courts have analyzed several factors when determining whether the proposed settlement meets the requisite standards of fairness, equity and reasonableness.  The first factor is the probability of success in the litigation.  It is highly uncertain whether the Committee Claim Objection would be granted.  No issues were raised to rebut the Bank’s claim that its $70 million loan to the Debtors was a business transaction between unrelated parties, nor was there any suggestion that the Bank was affiliated with NCFE or insiders of NCFE or the Debtors.  The Bank is audited by a major international accounting firm and has withstood regulatory scrutiny by agencies of the United States, and there has been no suggestion of any improprieties.

The Committee argued that the Bank did not have a properly perfected security interest in CHT, a subsidiary of CDSI, which itself was a subsidiary of Med.  The Committee did not, however, argue that the Bank did not have a properly perfected security interest in Med’s equity interest in CDSI.  Accordingly, unless the Committee was successful in equitably subordinating the Bank’s claim and/or the Substantive Consolidation Motion were granted, avoidance of the Bank’s liens on the equity interests of CHT would not have benefited Med’s unsecured creditors, because any value in CHT and the NCOEs would have flowed to CDSI and the Bank’s claim against CDSI is sufficiently large such that there would have been little if any value remaining for Med and its creditors if the Bank foreclosed its lien on Med’s equity interest in CDSI.  There are also substantial questions as to whether the Committee’s argument that the Bank did not have a perfected security interest in CHT was correct.  Among other things, the Bank argued that under Section 9-108(B) of the Uniform Commercial Code, the description of the collateral was sufficient to perfect its lien.  The Committee’s argument that the Bank did not have a lien on the NCOEs was similarly contested, with the Bank contending that the consent of the holder of a .5 percent interest was not required from either a practical or a legal standpoint, that there were express representations concerning authorization in the underlying documents, and that the signatories had apparent if not actual authority to execute the documents.

With respect to the equitable subordination arguments raised by the Committee, the Bank disputed that it knew or should have known that the liens were not authorized since, among other things, there were representations in the underlying agreements recounting that there was express authorization, there were issues concerning apparent authority to have granted the liens, and there was detrimental reliance by the Bank in connection therewith.  The notion that the Bank was an insider would be exceedingly difficult to prove, since it had no role in selecting management for any of the Debtors, did not have special access to any of the Debtors’ premises or personnel, was not the Debtors’ sole (or even principal) source of financial support, and did not influence management decisions by any of the Debtors or otherwise exert any control over the Debtors.

Further, there is a strong argument that nothing relating to the Bank’s dealings with the NCOEs or the Proceeds Distribution Agreement is relevant to the Committee’s equitable subordination arguments against the Bank.  Equitable subordination in favor of pre-petition creditors such as the Committee must be based upon the subordinated creditor’s pre-petition behavior.  The disputes over the Bank’s NCOE liens, the NCOEs withholding or threatened withholding of distribution payments, and the Bank’s dealings with respect to the Proceeds Distribution Agreement all occurred after the Debtors’ filed their bankruptcy petitions.  Accordingly, those things can have had no effect on any of the Debtors’ pre-petition creditors’ decisions to extend credit to the Debtors, nor can those things otherwise have directly harmed anyone whose claims arose prior to the Debtors’ bankruptcy filings.  The fact that the Bank ultimately received approximately $3 million in proceeds as a consequence of entering into the Proceeds Distribution Agreement also would not, even if somehow found to be improper or voidable, appear to support subordination of the entirety of the Bank’s claim.  The notion that the Bank could be liable for aiding and abetting a breach of fiduciary duties by officers of the Debtors is problematic, because the officers who authorized the granting of liens on the NCOE-related interests were acting in their capacity as officers of non-debtor subsidiaries.

The outcome of the Debtor’s adversary proceeding against NCFE is also uncertain.  There is no question that NCFE advanced many millions of dollars to the Debtors.  NCFE argued that much of the money advanced to the Debtors came from special purpose entities whose monies were raised in the public markets and that, as a result, it would be improper to exact redress against these debtor entities since to do so would harm innocent creditors.  NCFE contended that, under the SSAs, it had the absolute right to terminate its financing with the Debtors and that the Debtors were in breach of the SSAs for, among other things, having failed to pay monies and, in any event, did not have sufficient collateral in light of over-advances that had been made to the Debtors.  NCFE further argued that that recharacterization of the alleged loans would be improper because the Debtors characterized these advances as loans in Med’s public filings with the SEC.  NCFE further contended that NCFE, as opposed to the Debtors, suffered damages since the monies advanced by it to the Debtors were not repaid.  Further, several millions of dollars of accounts receivable that NCFE had allegedly “purchased” from the Debtors were collected by the Debtors after they were cut off from funding, which NCFE alleges was done in violation of the terms of the SSAs.  On the other hand, the Debtors contended their actions in that regard were proper in the light of NCFE’s breaches.

Whether the Committee’s Substantive Consolidation Motion would have been granted is also uncertain.  To prevail on that motion, the Committee would have to demonstrate that creditors dealt with the separate Debtor entities as a single economic unit and did not rely on their separate identity in extending credit, or that the affairs of the Debtors were so entangled that consolidation would benefit all creditors.  The creditors of the other Debtors had a significant interest in disputing that they did not rely on the separate identity of the Debtors in extending credit since the Debtor, as a holding company, had limited assets with which to share with a combined creditor pool.  In fact, creditors in several of the different Debtor estates have voiced their view that the Debtors were not viewed as a single economic unit.  The second part of the test, whether consolidation would benefit all creditors of the Debtors, would be hotly contested because substantive consolidation would have significantly reduced the dividend that creditors in other Debtor estates would have received, particularly had no settlements with the Bank and NCFE been reached.  The Debtors and those creditors opposing substantive consolidation could rely upon the fact that Med, the parent of the other Debtors, was a public company and, as such, detailed the separate existence the various Debtors and other Med subsidiaries in numerous public filings with the SEC; that consolidated financial statements for a parent and subsidiaries are the norm, indeed required, for public companies like Med; that common officers and directors are also typical in these types of public companies; that subsidiaries frequently benefit from their parents’ borrowings; that the Debtors’ records were sufficiently detailed such that it was possible to allocate expenses as between the separate Debtors; and that substantive consolidation could have substantially prejudiced creditors in certain Debtor estates because it would have impaired their ability to attack the amount and liability of the claims asserted by the Bank and NCFE.

A second factor in support of the fairness and reasonableness of the Med Settlement is the complexity and cost of the litigation that would follow absent such a settlement. The expense, inconvenience and delay necessarily attending to such litigation, involving numerous parties asserting numerous competing arguments and claims, would be substantial.  These proceedings raised issues involving hundreds of millions of dollars in transactions, complex accounting, and would have involved numerous witnesses.  Litigating to conclusion the Committee Claim Objection, the Substantive Consolidation Motion, and the NCFE Adversary Proceeding would have involved extensive discovery on, and the trial of, complex issues at significant expense to the Debtor’s estate, the Bank and NCFE.  Indeed, such litigation might have imperiled the survival of the Debtors’ operating businesses.

An additional concern was how Med, which is administratively insolvent, could pursue such litigation to a conclusion.  A third factor, difficulties in collection, is not germane with respect to the Bank.  Any affirmative recoveries against NCFE, however, would likely be characterized as unsecured claims, and would have had to share in a very small asset pool with over a billion dollars of other claim holders in the NCFE bankruptcy cases.  It is also worth noting that unless the Debtors and Committee prevailed on their litigation claims against both the Bank and NCFE, the prospects of unsecured creditors receiving a meaningful dividend was unlikely.

A final factor to be considered is the paramount interest of creditors and a proper deference to their reasonable views.  The Committee aggressively represented the interests of general unsecured creditors and is a proponent of the settlement and supports the plan.  The settlement also frees other Debtors from being embroiled in time-consuming and expensive litigation, paves the way for creditors to receive a significant dividend, and allows the operating businesses of the Debtors to be reorganized.  The Med Settlement also obviates the need for the Debtors’ estates to continue with the litigation pending in the NCFE bankruptcy cases, and resolves intercompany disputes with TLC (with the Debtors and TLC exchanging mutual releases), although the settlement with TLC remains to be finalized.

Accordingly, in the light of the foregoing, the Debtors believe that the Med Settlement has far-reaching benefits for Debtors and their creditors in a number of cases.  The Committee fully supports the Med Settlement, but does not agree with the Debtor’s analysis of the Med Settlement.

(g)           Additional Litigation, Objections to Claims, and Counterclaims which may be Brought by the Reorganized Debtors, the Med Creditors’ Trust, the Liquidation Trust, or the Litigation Trust After the Effective Date

References in this Disclosure Statement to the amounts of Claims are based upon the amounts of those Claims as reflected in the Debtor’s schedules of liabilities or in filed proofs of claim and are not intended to be admissions regarding the allowed amount of the Claims and shall not constitute a waiver of the Debtor’s, the Committee’s, the Litigation Trust’s, the Liquidating Trust’s, and/or the Med Creditors’ Trust’s rights to assert any otherwise available affirmative claim, defense, recoupment, setoff, or counterclaim against any party, including the holder of a Claim.  The Litigation Trust, the Liquidating Trust and/or the Creditors’ Trust, as applicable, shall be entitled to assert such affirmative claims, defenses, recoupments, setoffs, and counterclaims after the Effective Date.  The Debtor has not completed its audit and analysis of the filed proofs of claim and reserves the right to object to such Claims prior to the Effective Date.  Pursuant to the Plan, any objections to Claims that are not resolved prior to the Effective Date of the Plan may be commenced or continued by the Med Creditors’ Trust or the Liquidating Trust, as applicable, after the Effective Date.

Pursuant to section V.F. of the Plan, the right to prosecute the Recovery Rights will be assigned to the Litigation Trust.  The Litigation Trust Claims, which include claims and causes of action transferred pursuant to the terms of the Trestle Plan, the Resource Plan, the CDSI Plan, and the Plan (including claims against Insiders and causes of action to subordinate Claims under section 510 of the Code, and causes of action brought under sections 544 through 551 of the Code (except for the CCG Recovery Rights)), shall be transferred to the Litigation Trust for the benefit of the Bank on the Effective Date.

The Debtor’s Statements of Financial Affairs on file with the Court disclosed: (i) all payments to creditors made within ninety (90) days of the Petition Date; (ii) all payments to insiders made within one (1) year of the Petition Date; and (iii) all distributions to an insider of the Debtors, including compensation in any form, bonuses, loans, stock redemptions, and options exercised within one (1) year of the Petition Date.  A list of all presently-known potential preference and fraudulent transfer actions and the possible recoveries is attached hereto as Exhibit “D.”  Pursuant to section 546 of the Code, avoidance actions under sections 544 through 551 of the Code must be commenced prior to November 27, 2004.  To date, the Debtor has not commenced any recovery actions in this case.  However, the Debtor has reviewed the potential preference and fraudulent transfer actions identified in Exhibit “D.”  Although the nominal amounts of the transfers are listed in Exhibit “D,” the Debtor cannot accurately estimate the likely recoveries by the Litigation Trust because each claim must be analyzed to determine if any defenses exist, and to be sure that any potential recovery is sufficient to justify the expense of prosecution of the recovery action.

9.             Appointment of the Facilitator

Throughout these chapter 11 Cases, the Debtors have endeavored to reach an amicable resolution through a consensual plan of reorganization that is in the best interests of the Debtors’ various creditor constituencies and that maximized their recoveries under any such plan.  Such a resolution proved difficult, however, because of the nature and extent of the competing claims of those creditor constituencies and the difficulties in achieving any consensual resolution.  The Bank and NCFE both asserted secured claims encumbering all of the Debtors’ assets.  The CCG Committee and the Med Committee threatened or asserted a variety of challenges to the claims of the Bank and, as discussed above, the Debtors commenced an adversary proceeding against NCFE asserting a wide range of claims and defenses to NCFE’s claims and seeking to subordinate such claims to the claims of other creditors of the Debtors and/or to recharacterize such claims, in whole or in part, as equity.  Meanwhile, the chapter 11 Cases languished, with the possibility that resolution of the chapter 11 Cases would have to await the resolution of extensive and protracted litigation.  In the meantime, certain of the Debtors’ creditor constituencies advocated the sale of all or substantially all of the Debtors’ assets in lieu of a plan of reorganization.

Pursuant to Section 1121 of the Bankruptcy Code, the Debtors held the exclusive right to file a plan or plans of reorganization for a period 120 days following the commencement of the chapter 11 Cases and, upon filing any such plan or plans, an additional 60 days exclusive period to solicit acceptances of any such plan or plans (the “Exclusivity Periods”).  The Bankruptcy Court, however, has the right for cause shown to extend the Debtors’ Exclusivity Periods.  Throughout these cases, the Bankruptcy Court has granted the Debtors a variety of extensions of the Exclusivity Periods, the most recent of which expires on May 5, 2004.

In connection with the Debtors’ third motion to extend the Exclusivity Periods, certain of the Debtors’ creditor constituencies opposed any such extension and sought instead to initiate a process for the sale of all or substantially all of the Debtors’ assets.  As a result, the Bankruptcy Court, on October 3, 2003, entered its Order Appointing Facilitator Under 11 U.S.C. § 105.  Pursuant to that order, the Court appointed James L. Garrity, Jr. as a Facilitator in the cases of TLC and the Debtors “to facilitate the process of obtaining proposals for the purchase of the businesses and assets of the Med Debtors and the TLC Debtors under 11 U.S.C. § 363 or under a chapter 11 plan.” Among other things, the order also granted the Facilitator authority to direct the process of providing due diligence information to prospective purchasers and plan proponents, determine what due diligence information the Debtors should provide and ensure access to such due diligence information.

10.          The Sale Process

After his appointment, the Facilitator engaged in numerous communications with representatives of the Debtors, the TLC Debtors, the CCG Committee, the Med Committee, the Official Committee of Unsecured Creditors of TLC (the “TLC Committee”), the Bank and NCFE with respect to the process for soliciting proposals for the purchase and sale of the Debtors’ and the TLC Debtors’ businesses and/or assets and/or the funding of a plan or plans of reorganization.  The same parties likewise appeared at a telephonic hearing before the Bankruptcy Court on October 22, 2003, which resulted in the parties’ submission of an Order Establishing Deadlines Regarding Sale and Plan Process and Extending Exclusivity Periods Pursuant to 11 U.S.C. § 1121 (the “Procedures Order”).  The Procedures Order was entered by the Bankruptcy Court on November 7, 2003 and provided, among other things, as follows:

a)             Due diligence by parties interested in submitting an offer to purchase any or all of the TLC Debtors’ or Med Debtors’ assets or businesses and/or fund a plan or plans of reorganization for any of the Debtors and wishing to be considered as a so-called “Stalking Horse Bid” was to be completed by 5:00 p.m. on November 21, 2003.

b)            Written offers were to be submitted by 5:00 p.m. on November 25, 2003, which offers were to be shared with the legal and financial advisors of the Bank, NCFE, the CCG Committee, the Med Committee and the TLC Committee (collectively, the “Oversight Committee”).

c)             Two in-person meetings and weekly conference calls were to take place among the Facilitator, the Med and TLC Debtors and the Oversight Committee to discuss the sale process and to discuss any and all bids and the selection of one or more Stalking Horse Bids.

d)            Subject to the input and agreement of the Oversight Committee, the Debtors, on or before December 10, 2003 could select one or more parties submitting an offer to finalize one or more Staking Horse Bids.  In the event the Debtors and the Oversight Committee could not reach agreement, the Facilitator could make the selection.  However the Procedures Order also provided that the Debtors, the Oversight Committee and the

Facilitator also could agree not to select a Stalking Horse Bid from the offers submitted.

Pursuant to the Procedures Order, in tandem with the Facilitator and under the oversight of the Oversight Committee, the Debtors actively solicited offers to purchase any or all of their assets or to fund a plan or plans of reorganization.  In addition to any person or entity who had previously expressed an interest, the Debtors identified others that they thought might have an interest and solicited additional suggestions from the Oversight Committee.  As a result, the Debtors sent written solicitations of offers to more than 30 entities.

As a result of the foregoing, the Debtors received various expressions of interest and, after further due diligence by some of those interested parties, offers of Stalking Horse Bids for various of the Debtors’ assets and equity interests.  Upon reviewing those bids and consultation with the Oversight Committee, however, the Debtors and the Oversight Committee concluded that all of the bids were insufficient and, therefore, elected not to select any stalking horse bidder or bidders pursuant to the Procedures Order.  In connection with the proposed sales of the Debtors’ assets, the Bank moved for authorization to credit bid for the assets of the Debtor at the aborted sale.  That motion was opposed by, among others, the Savitskys who, by motion dated March 4, 2004, opposed the Bank’s credit bid request and moved for appointment of an examiner in the Debtor’s case.  The Med Committee and the CCG Committee withdraw similar objections after they negotiated the Settlements that remain subject to the Bankruptcy Court’s approval.

Nevertheless, the Debtors, the Oversight Committee and the Facilitator elected to continue their efforts to secure higher bids in an amount sufficient to serve as stalking horse bids in an auction sale process.  At the conclusion of those efforts, with the support of members of the Oversight Committee other than the Bank, the Debtors executed non-binding letters of intent with U.S. Health Services Corporation (“US Health”) and Chartwell Acquisition, LLC (“Chartwell Acquisition”).

The terms of the proposed sales to US Health are described in detail in the Motion of Chartwell Diversified Services, Inc. for Entry of Order (A) Authorizing and Approving Equity Purchase Agreements With U.S. Health Services Corporation, and (B) Authorizing And Approving (1) Sale Of Equity Interests Free and Clear Of Liens, Claims and Encumbrances, (2) Assumption and Assignment of a Certain Limited Partnership Agreement, and (3) Consummation of Transactions and the purchase agreements attached thereto, which were filed with the Bankruptcy Court on February 19, 2004.  By way of brief summary, US Health proposes to purchase the Debtors’ equity interests in the NCOE’s for a purchase price of up to $13 million, $12 million of which is payable in cash on the closing date and the balance payable pursuant to a note payable in 18 months without interest.  The note, however, is subject to setoff or recoupment by US Health in an amount not to exceed $800,000 on account of any valid indemnification claims which might arise during that 18 month period.

The terms of the proposed sale to Chartwell Acquisition are described in detail in the Motion of Med Diversified, Inc., Chartwell Care Givers, Inc. and Chartwell Community Services, Inc. for Entry of Orders (A) Authorizing and Approving Purchase Agreement With

Chartwell Home Services Acquisition LLC, and (B) Authorizing and Approving (1) Sale of the Equity Interest of Chartwell Diversified Services, Inc. Free and Clear of All Liens, Claims and Encumbrances, (2) Assumption of Certain Executory Contracts and Unexpired Leases by Seller, (3) Retention by Seller of All Liabilities Except for Certain Scheduled Liabilities, and (4) Consummation Of Transactions and the purchase agreement attached thereto, which were filed with the Bankruptcy Court on February 19, 2004.  By way of brief summary, Chartwell Acquisition proposes to purchase CDSI’s equity interest in CCG and CCS, excluding any interest in the NCOE’s, and to purchase all of the outstanding common stock and specified assets of CCG and CCS for an aggregate purchase price of $11,200,001, while assuming only specified “continuing liabilities”, consisting of up to $2.1 due and owing to Sun Capital, and Normal Business Liabilities (“NBL”), Employee Benefit Liabilities (“EBL”) and Insurance Overpayments (“IOP”) in an amount not to exceed $7,500,000.  Allocated as between CCG and CCS, Chartwell Acquisition proposes to pay $3,200,000 and assume up to $3,100,000 of NBL, EBL and IOP with respect to CCG and to pay $8,000,000 and assume up to $4,400,000 of NBL, EBL and IOP with respect to CCS.

On March 8, 2004, an auction sale of the TLC Debtors was conducted at which time the proposed purchasers, TLC Holdings I Corp., agreed to make a cash payment of $148,500,000 and assume certain liabilities.  The sale is contingent upon certain events taking place, and it is not anticipated that the transaction will close for several months.  The Bank has a lien on the Debtor’s equity interest in the TLC Debtors.  The perfection of this lien was not challenged by the Committee or any other party in interest, although the Committee did seek to have all of the Bank’s secured claims equitably subordinated to the claims of Med’s unsecured creditors.  If the sale closes, after creditors of the TLC Debtors are paid, remaining monies, if any, will be insufficient to satisfy the claims of the Bank.  Absent subordination, avoidance, or disallowance of the Bank’s Claims, the Debtor’s estate would not realize any monies as a consequence of the sale of the TLC Debtors.

11.          The Competing Plan Process

Meanwhile, after the Debtors had undertaken to proceed to finalize the sale agreements and seek approval of those sales, the Bank, NCFE and the CCG Committee all reached agreements for a consensual reorganization of the Debtors upon the terms embodied in the Plan.  On February 4, 2004, the Bankruptcy Court entered its Order Scheduling Hearings and Fixing Deadlines.  In that order, among other things, the Bankruptcy Court:

a)             Ordered the Debtors or the Med Committee to submit the agreement for the sale of the NCOE’s to US Health and notice it for hearing at 10:00 a.m. on March 12, 2004;

b)            Ordered the Debtors to file this Disclosure Statement and Plan by 4:00 p.m. on March 5, 2004;

c)             Scheduled the initial hearing on the adequacy of such Disclosure Statement for April 2, 2004 at 10:00 a.m.

The chapter 11 Cases thus have proceeded on a “dual track” while competing higher and better counter offers are solicited.  The Plan, however, does not contemplate any such sale.  To the contrary, it is premised upon the reorganization of the Debtors’ businesses, without any such sale, and can only be consummated if the proposed sales are not approved.  The Court continued the hearing on the proposed sales to a date subsequent to the hearing on the adequacy of this Disclosure Statement.

12.          Supplemental Information

The Savitskys filed an objection to the First Amended Disclosure Statements of Med Diversified et al. expressing their concerns about the adequacy of the disclosures concerning, among other things:  (i) the settlement among the NCFE Debtors and the Bank, (ii) relationships among the Bank, the NCFE Debtors, and the Debtors, (iii) the treatment of claims asserted by Med’s president, Frank Magliochetti, Jr.; and (iv) potential avoidance actions assertable against the Bank and the NCFE Debtors.

Although the Debtor disagrees with the Savitskys’ contention that the various disclosure statements do not already provide adequate disclosure, the Debtor offers the following response to the Savitskys’ specific objections:

a)             Contrary to the Savitskys’ contention, the Debtors have tested the reasonableness of the settlement agreement between the Bank and the NCFE Debtors.  That settlement agreement, described in Article II, §D(6)(e) of this Disclosure Statement, has been reviewed and approved by creditors committees in the Debtors’ bankruptcy cases as well as in the NCFE Debtors’ bankruptcy cases.  The Med Committee and the CCG Committee both have reviewed that settlement agreement, made investigations into the background facts, and decided to support it.  Similarly, in the bankruptcy cases of NCFE Debtors, the Official Subcommittee of NPF VI Noteholders and the Official Subcommittee of NPF XII Noteholders both have reviewed, investigated and negotiated the terms of that settlement, and have approved it.  Moreover, the settlement agreement among the NCFE Debtors and the Bank was presented to the U.S. Bankruptcy Court for the Southern District of Ohio (the “Ohio Bankruptcy Court”), presiding over the NCFE Debtors’ bankruptcy case, for approval upon notice to creditors and parties-in-interest in both the NCFE Debtors’ and the Debtors’ bankruptcy cases.  After notice and a hearing before the Ohio Bankruptcy Court, the Bank/NCFE Settlement Agreement was approved by order of that court entered on March 4, 2004.  The Ohio Bankruptcy Court’s approval of the Bank/NCFE Settlement Agreement evidences the Debtors’ efforts to demonstrate the reasonableness of that agreement.  The settlements among the Debtors, the TLC Debtors, the NCFE Entities and the Bank, are described in the Disclosure Statements and the Plans and represent the result of extensive negotiations among the parties.  The reasonableness of these settlements will be further tested through the plan voting process.

b)            The purchase, issuance, and enforcement of the Debentures and related transactions that gave rise to the Bank’s claims against the Debtors all occurred in business transactions between unrelated parties. The Bank is a licensed and regulated Bahamian bank and trust company subject to regulation and supervision by Bahamian bank regulatory authorities.  The Bank is a wholly owned-subsidiary of Banque de Patrimoines Privés Genève BPG SA (“BPPG”), a private bank organized and based in Geneva, Switzerland that is subject to regulation and supervision by the Swiss Federal Banking Commission.  Each of the Bank and BPPG is a qualified intermediary registered with United States Internal Revenue Service and compliant with the Patriot Act of 2001.  The Bank has represented to the Debtors that none of Societe Financiere du Seujet, Ltd. (“SFSL”), the Bank or BPPG is, or ever has been, affiliated with or otherwise related in any way to the Med Debtors, the NCFE Entities or any of their respective present or former directors, officers or controlling shareholders.  The Debtor has no information to suggest that this is untrue.

c)             As more specifically described in this Disclosure Statement, the Debtor has separately classified the claims asserted directly or indirectly by or on behalf of Frank Magliochetti, Jr.  In their objection, the Savitskys imply that the treatment of the Magliochetti Claims has been elevated to a preferred status, rather than “relegated to the limited distribution pool of other unsecured creditors.”  The Debtor has not elevated the treatment of the Magliochetti Claims.  Rather, the Debtor has separately classified the Magliochetti Claims with the consent of, and pursuant to the settlement with the Med Creditors’ Committee in order to avoid diluting the substantial $5.25 million fund available to satisfy the holders of allowed Class 10-A Claims.  Further, it is expressly provided that the percentage recovery on account of the allowed Class 10-B Magliochetti Claims shall not exceed the percentage recovery on account of the allowed Class 10-A Claims.

d)            The Med Debtors have examined the potential avoidance actions against the Bank and SFSL.(6)  The Plans provide for substantial cash payments to trusts established for the benefit of holders of allowed unsecured claims against each of the Debtors.  Further, the Plans represent the result of extensive negotiations and discussions among the Debtors, the Bank, the NCFE Debtors and the various creditor constituencies.  The Debtors have determined that the Plans provide a more substantial recovery than creditors would otherwise receive under mutually exclusive alternatives, which could include sales of the Chartwell Debtors’ assets, and prosecution of avoidance actions against the Bank and the NCFE Debtors.  As more specifically described in the Disclosure Statement, the Debtors have concluded that should they pursue avoidance actions against the Bank, SFSL, and the NCFE Debtors they risk embroiling the Debtors’ estates in protracted, costly litigation with an uncertain outcome that depletes their estates, jeopardizes the sustainability of the Chartwell Debtors’ businesses, risks significant loss of jobs, and offers no assurance that the holders of allowed unsecured Claims would receive a greater recovery than those provided for in the Plans.  With respect to SFSL in particular, because SFSL arranged for the funds advanced in consideration of the September 2001 debentures to come from the Bank (and, accordingly, SFSL transferred the September 2001 debentures to the Bank in connection with their issuance), and because the indebtedness to the Bank evidenced by the September 2001 debentures was extended (not repaid) as part of the December 2001 debenture transaction, the Debtor sees no merit in the Savitskys’ contention that SFSL received a preference in connection with the December 2001 transactions.  For all of these reasons, the Debtors believe that the Plans represent the greatest opportunity for holders of allowed unsecured Claims to receive a meaningful recovery and the opportunity to continue business relationships with the Reorganized Debtors.

(6)  In their objection, the Savitskys incorrectly refer to SFSL, an investment bank based in Geneva, Switzerland, as Societe Generale, a global financial services company that offers asset management and investment services.

III.           ASSETS AND LIABILITIES OF THE DEBTOR’S ESTATE

The Debtor’s assets and liabilities are identified on the Liquidation Analysis attached hereto as Exhibit E.  Since Med is a holding company, its assets consist principally of its interests in its various direct and indirect subsidiaries, together with the various claims and causes of action, all as more particularly described in this Disclosure Statement.  By reason of the direct claims against those subsidiaries, as well as the Bank’s liens against Med’s equity interests in those subsidiaries, Med’s interests in those subsidiaries have no realizable value for its creditors.  A liquidation value is applied since the Debtor is not being reorganized.

IV.           SUMMARY OF THE PLAN OF LIQUIDATION

THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE, CLASSIFICATION, TREATMENT, AND IMPLEMENTATION OF THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH ACCOMPANIES THIS DISCLOSURE STATEMENT AS EXHIBIT A.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO IN THE PLAN.  THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO IN THE PLAN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO IN THE PLAN, WHICH ARE OR WILL HAVE BEEN FILED WITH THE CLERK OF THE BANKRUPTCY COURT, WILL CONTROL THE TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE, BE BINDING UPON HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, THE DEBTORS, AND OTHER PARTIES IN INTEREST.

A.            Classification and Treatment of Claims and Interests

Under the Plan, Claims against, and Interests in, the Debtor are divided into “Classes of Claims” or “Classes” according to their relative priority and other criteria.  Though the Plan is divided into Classes, the Plan does not seek to allow any Claim, any particular holder of a Claim’s entitlement to distributions under the Plan, or, other than for voting purposes, a holder of a Claim’s entitlement to qualify for a particular Class.

Section 1123 of the Bankruptcy Code requires that a plan of reorganization classify the claims of a debtor’s creditors (other than certain claims, including expenses of administration and taxes) and the interests of its equity holders.  The Bankruptcy Code also provides that, except for certain claims classified for administrative convenience, a plan of reorganization may place a claim of a creditor or an interest of an equity holder in a particular class only if such a claim or interest is substantially similar to the other claims or interests of such class.  The Plan does not classify expenses of administration and priority taxes.

The Debtor believes that it has classified or not classified all Claims and Interests in compliance with the requirements of Section 1123 of the Bankruptcy Code.  If a holder of a Claim or Interest challenges such classification of Claims or Interests and the Bankruptcy Court finds that a different classification is required for the Plan to be confirmed, then the Debtor, to the extent permitted by the Bankruptcy Court, intends to make such reasonable modifications to the classifications of Claims or Interests under the Plan to provide for whatever classification might be required by the Bankruptcy Court for confirmation.  EXCEPT TO THE EXTENT THAT SUCH MODIFICATION OR CLASSIFICATION ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM OR INTEREST AND REQUIRES RESOLICITATION, ACCEPTANCE OF THE PLAN BY ANY HOLDER OF A CLAIM PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE PLAN’S TREATMENT OF SUCH HOLDER REGARDLESS OF THE CLASS TO WHICH SUCH HOLDER IS ULTIMATELY DEEMED TO BE A MEMBER.

The Bankruptcy Code also requires that a plan of reorganization provide the same treatment for each Claim or Interest in a Class unless the holder of a particular Claim or Interest agrees to less favorable treatment of its Claim or Interest.  The Debtor believes that it has complied with such standard.  If the Bankruptcy Court finds otherwise, then it could deny confirmation of the Plan if the holders of affected Claims do not consent to the treatment afforded them under the Plan.

The Plan divides Claims and Interests into 14 Classes.  Administrative Expense Claims and Priority Tax Claims have not been classified and are excluded from the Plan’s Classes in accordance with Section 1123(a)(1) of the Bankruptcy Code.  A Claim or Interest is included in a particular Class only to the extent that such Claim or Interest fits within the description of that Class and, unless otherwise set forth in the Plan, is included in a different Class to the extent that any remainder of such Claim or Interest fits within the description of such different Class.  A Claim or Interest is included in a particular Class only to the extent that such Claim is Allowed in that Class and has not and will not be paid prior to the Effective Date.

The staff of the U.S. Securities and Exchange Commission (the “SEC”) has informed the Debtor that it disagrees with the Plan’s treatment of penalty claims as Subordinated Claims, as defined in Article I.A.  of the Plan, because the SEC contends that the categorical subordination of claims is impermissible.  See United States v. Noland, 517 U.S. 535 (1996) and United States v. Reorganized CF&I Fabricators of Utah, Inc., 518 U.S. 213 (1996).  The SEC reserves the right to object to the Plan’s treatment of penalty claims at the confirmation hearing.

B.            Treatment of Unclassified Administrative Expense Claims and Priority Tax Claims

1.             Administrative Expense Claims

Subject to the bar date provisions of section II.B of the Plan, on the later of the Effective Date or the date on which the Administrative Claim is allowed, the Debtor or the Liquidating Trust, as applicable, will pay to each Creditor holding an Allowed Administrative Claim, unless that Creditor agrees to different treatment, Cash equal to the unpaid portion of such Allowed Administrative Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business of the Debtor shall be paid in full and performed by the Debtor in accordance with the terms and conditions of the particular transactions and any applicable agreements.  To the extent that Sun Capital has an Allowed super-priority Administrative Claim, on the Effective Date, unless Sun Capital agrees to different treatment, Cash equal to the unpaid portion of such super-priority Administrative Claim.  The source of funds for payment of Allowed Administrative Claims and super-priority Administrative Claims shall be the Debtor’s Cash and the Administrative Claims Fund.  United States Trustee quarterly fees will be paid in accordance with 28 U.S.C. § 1930(a)(6).

The Debtor has paid, and will continue to pay until the Effective Date, most, if not all, of the Debtor’s obligations incurred in the normal course of business since commencement of the Chapter 11 Cases as such obligations became due in the ordinary course of business, other than for Professional fees.  Thus, the only material unpaid administrative expenses as of the Effective Date likely will be on account of professional fees and related expenses.  As of February 29, 2004, accrued but unpaid Professional fees and expenses since the Petition Date in connection with the Debtors other than Trestle aggregated approximately $2.6 million.  The following is a summary of such Professional fees and expenses as of February 29, 2004:

Professional	Fees Billed	Expenses Billed	Total Paid	Total Unpaid
Duane Morris LLP Counsel to the Debtor	$1,985,543.00	$125,658.75	$1,118,087.09	$993,114.66

Partridge Snow & Hahn LLP Special Counsel to Debtors	$14,203.80	$17.20	$10,683.70	$3,537.30

Gadsby Hannah LLP Special Counsel to Debtors	$61,788.50	$3,527.93	$65,311.43

Eichen & Dimeglio, P.C. Special Counsel to Debtors	$24,527.00	$576.00	$25,103.00

Chadbourne & Parke LLP Special Counsel to Debtors	$173,693.50	$10,399.96	$59,223.42	$124,870.04

Hiscock & Barclay LLP Special Counsel to Debtors	$2,643.34	$25.74	$2,273.58	$365.50

Carrington, Coleman, Sloman & Blumenthal LLP Special Counsel to Debtors	$24,651.00	$680.79	$21,330.53	$4,001.26

Manatt, Phelps & Phillips, LLP Special Counsel to Debtors	$213,663.50	$18,215.76	$106,727.25	$125,152.01

The Navarro Group Debtors’ Financial Advisors	$242,930.95		$112,317.56	$130,613.39

Brown & Brown LLP Debtors’ Accountants	$784,543.11	$124,352.82	$641,772.06	$267,123.87

Thelen Reid & Priest LLP Counsel to Med Committee	$691,810.50	$22,543.81	$290,255.49	$424,098.82

Executive Sounding Board Associates, Inc. Med Committee Financial Advisors	$536,195.25	$20,162.51	$247,265.63	309,122.13

Hanify & King PC Counsel for CCG Committee	$424,521.00	$12,982.16	$212,673.09	216,613.47

The Debtors estimate that an additional $300,000 to $500,000 of fees and expenses will accrue through the Effective Date.  Such fees and expenses may vary from the Debtors’ estimates and, in any event, are subject to final allowance by the Bankruptcy Court, after notice to parties in interest and an opportunity to be heard.  The Debtor contemplates that the Bank will agree to loan sufficient funds to the Debtor or the Reorganized Debtors, as administrators of the Administrative Claims Fund, to make all payments of Allowed Administrative Claims required to be made on the Effective Date.

2.             Bar Date for Administrative Claims

All applications for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date, and any other request for compensation by any Entity for making a substantial contribution in the Cases, and all other requests for payment of Administrative Claims incurred before the Effective Date under sections 507(a)(1) or 503(b) of the Code (except only for Claims under 28 U.S.C. § 1930) shall be filed no later than thirty (30) days after the Effective Date.  Any such Claim not filed within this deadline shall be forever barred and the Debtor, the Estate, the Liquidating Trust, the Litigation Trust and Med Creditors’ Trust shall be discharged of any obligation on such Claim; and any Creditor who is required to file a request for payment of such Claim and who does not file such request by the applicable bar date shall be forever barred from asserting such Claim against the Debtor, the Estate, the Liquidating Trust, the Litigation Trust and the Med Creditors’ Trust, or any of their respective properties.  The Allowed Administrative Claims of Professionals incurred through the Effective Date shall be paid in accordance with section 1129(a)(9)(A) of the Code by the Debtors, prior to the Effective Date, or the Liquidating Trust, after the Effective Date.  Any objections to Administrative Claims must be filed by the later of (i) sixty (60) days after the Effective Date, or (ii) twenty (20) days following a request for allowance of such Administrative Claim pursuant to this paragraph.

Any Claim arising on or after the Effective Date shall be asserted against the Med Creditors’ Trust, the Litigation Trust, or the Liquidating Trust, as applicable, and shall not be dealt with under this Plan.

3.             Allowed Tax Claims

Unless the holder of an Allowed Tax Claim agrees otherwise, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Tax Claim the principal amount of such Allowed Claim, without post-petition interest.

In the Schedules and Statements filed by the Debtors with the Bankruptcy Court, the Debtor scheduled aggregate priority claims against Med of $1,218.  On or before the April 21, 2003 deadline for filing such claims fixed by the Bankruptcy Court (the “Bar Date”), an aggregate of $59,200 of claims were filed against the Debtor.  While the Debtor has not yet undertaken a detailed review of such claims, the Debtor believes that Allowed Tax Claims will not exceed $59,200.

C.            Classification of Claims and Equity Interests

Under the Plan, Allowed Claims and Interests are divided into the following Classes:

Class 1	Secured Claims of the Bank	Impaired

Class 2	Secured Claims of the NCFE Released Parties	Impaired

Class 3	Secured Claim of AIG	Unimpaired

Class 4	Secured Claim of CIT	Unimpaired

Class 5	Secured Claim of Sunrise	Unimpaired

Class 6	Secured Claim of Sun Capital	Unimpaired

Class 7	All Other Secured Claims	Unimpaired

Class 8	Priority Claims	Unimpaired

Class 9	Intentionally Omitted

Class 10A	General Unsecured Claims	Impaired

Class 10B	Magliochetti Related Claims	Impaired

Class 11	Subordinated Claims	Impaired

Class 12	Inter-Debtor Claims	Impaired

Class 13	Interests in Med	Impaired

Unless otherwise specifically provided for in the Plan, the Confirmation Order, other Bankruptcy Court orders or required by applicable bankruptcy law, interest shall not accrue on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on account of any Claim.  Interest also shall not accrue or be paid on any Claim for the period from the Petition Date to the date a Disputed Claim becomes an Allowed Claim.

The treatment of Claims and Interests under the Plan depends on the Class of such Claim or Interest and whether and to what extent such Claims or Interests are Allowed.  The Claims and Interests in each Class and the treatment of such Allowed Claims and Allowed Interests are described below.

1.             Class 1 Claims of the Bank

Class 1 is impaired.  The Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.  On the Effective Date, CDSA shall receive the CDSI Shares; and the Bank, as further consideration for its Class 1 Claims, shall receive all of the senior notes,

Class A preferred stock and Class A common stock of CDSA, representing substantially all of the value of CDSA on the Effective Date.

To the extent that a Claim in Class 1 is not an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

2.             Class 2 Claims of the NCFE Released Parties

Class 2 is impaired.  The Claims of the NCFE Entities have been assigned to the Bank pursuant to the NCFE/Bank Settlement.  As a result, the Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.

To the extent that a creditor in Class 2 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

The NCFE Released Parties shall receive all of the Debtor’s ownership interest in the TLC Debtors.

3.             Class 3 Claim of AIG

Class 3 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class 3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 3 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments:  (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the surrender to the holder of the Allowed Secured Claim of such property of the Estate as may be security and collateral therefor; or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

To the extent that a Creditor in Class 3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

4.             Class 4 Claim of CIT

Class 4 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class 4 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 4 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments:  (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the surrender to the holder of the Allowed Secured Claim of such property of the Estate as may be security and collateral therefor; or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

To the extent that a Claim in Class 4 is not an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

5.             Class 5 Claim of Sunrise

Class 5 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class 5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 5 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments:  (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the surrender to the holder of the Allowed Secured Claim of such property of the Estate as may be security and collateral therefor; or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

To the extent that a Creditor in Class 5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

6.             Class 6 Claim of Sun Capital

Class 6 is unimpaired.  To the extent that the Allowed Class 6 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class 6 shall receive payment in Cash on the Effective Date of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtor.  The approximate amount of the Sun Capital claim is $2.6 million.  Notwithstanding anything to the contrary contained in the Plan, all of Sun Capital’s rights and its first priority security interest and liens (including with respect to the separate escrow account constituting the Resource Proceeds), under the factoring documents, all orders of this Court effective as of this date and any subsequent order of the Court, will be preserved until Sun Capital receives payment in Cash in full satisfaction of its Claims.  In the event that the Debtors and Sun Capital cannot agree to the amount of Sun Capital’s Allowed Claim prior to the Effective Date, the Debtors will establish a separate reserve escrow on account thereof into which will be deposited Cash in an amount equal to the amount of Sun Capital’s Claim as asserted by Sun Capital (or such other amount as may be determined by Order of the Bankruptcy Court), and Sun Capital’s liens will attach to such escrowed funds.  Until Sun Capital receives Cash payment in full satisfaction of its Allowed Claim, fees and charges provided for in the factoring documents shall continue to accrue and will be added to the amount of Sun Capital’s Claim.

7.             Class 7 Claims of Other Secured Creditors

Class 7 is unimpaired.  On the Effective Date of the Plan, the Liquidating Agent shall surrender to the holders of an Allowed Secured Claim in Class 7 such property of the Estate as may be security and collateral therefor.

To the extent that a Creditor in Class 7 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

8.             Class 8 Priority Claims

Class 8 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class 8 the principal amount of such Allowed Claim, without interest.

9.             Class 9 - Intentionally Omitted

10.          Class 10A General Unsecured Claims

Class 10A is impaired.  The amount of Disputed Claims in Class 10A that become Allowed Claims shall be determined by the Court.  The Med Creditors’ Trust, on behalf of the holders of Allowed Claims in Class 10A, shall receive $5,250,000 from the Med Creditors’ Trust on the Effective Date in full satisfaction of the Allowed Class 10A Claims (the “Class 10A Distribution”).  Each holder of an Allowed Claim in Class 10A shall receive the lesser of:  (a) an amount equal to such Creditor’s Allowed Claim in Class 10A, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class 10A by the Med Creditors’ Trust after payment of the fees and expenses of the Med Creditors’ Trust.  Without taking into account reductions which may result on account of claims asserted by creditors under 11 U.S.C. § 502(h) as a result of recoveries received by the Bank on account of avoidance actions, the Debtor estimates that holders of these allowed claims will receive a recovery of approximately 50% of their claims; the Committee estimates that these holders will receive a recovery of approximately 40% of their claims.  Exclusive of duplicate and late filed claims, claims filed by the Bank, NCFE, the Magliochetti Related Claims, claims filed against the wrong entity, and intercompany claims, the total amount of general unsecured claims is approximately $33 million.  However, in the event Allowed Claims in Class 10A exceed $14 million but are less than $15 million, and if a portion of those Allowed Claims arose under 11 U.S.C. section 502(h) on account of recoveries received by the Bank, then the Bank shall contribute an additional 25% for those portions of Allowed Claims arising under section 502(h) that result in total Allowed Claims exceeding $14 million.  In the event Allowed Claims in Class 10A exceed $15 million and if a portion of those Allowed Claims arose under 11 U.S.C. section 502(h) on account of recoveries received by the Bank, then the Bank shall contribute an additional 35% for those portions of Allowed Claims arising under section 502(h) that result in total Allowed Claims exceeding $15 million.  By way of example, if total Allowed Claims are $17 million, and $1 million of those claims arose under section 502(h), then the Bank shall contribute $350,000; if total Allowed Claims are $17 million and no portion of those claims arose under section 502(h), then the Bank shall contribute no additional monies; if total Allowed Claims equal $14 million, and $3 million of those claims arose under section 502(h), the Bank shall likewise not contribute any additional monies.  Any recoveries against Stephen Savitsky, David Savitsky and Dale Clift in the pending litigation between the Debtor and the Savitskys could result in the filing of claims by the Savitskys under 502(h) of the Bankruptcy Code or otherwise for indemnification or contribution by the Debtor for all or part of any such recoveries.  The Debtor, however, disputes that any such rights exist.

Except as provided above, the payment of the Class 10A Distribution to the Med Creditors’ Trust shall be the sole source of distributions to holders of Allowed Claims in Class 10A.  The Med Creditors’ Trust Trustee shall serve as a disbursing agent for the Class 10A Distribution, which shall be collected by the Med Creditors’ Trust Trustee and distributed to holders of Allowed Claims in Class 10A Pro Rata as set forth in this section.

To the extent that the Bank has an Allowed Class 10A Claim (because insufficient collateral exists to secure the Secured Claims of the Bank and/or NCFE or the liens, security interests, or other encumbrances that are senior in priority to the Secured Claims of the Bank and/or NCFE exceed the fair market value of the collateral securing the Secured Claims), such Claim shall be subordinated to other Allowed Claims in Class 10A and shall receive nothing on account of the Class 10A Distribution.

11.          Class 10B Magliochetti Related Claims

Class 10B is impaired.  The amount of Disputed Claims in Class 10B that become Allowed Claims shall be determined by the Court.  The Magliochetti Related Claims are separately classified because the settlement agreement entered into with the Committee provides that these claimants shall not share in the monies paid to Med Creditors’ Trust.  To the extent that the Magliochetti Related Claims are not withdrawn or otherwise disallowed or subordinated, holders of Allowed Claims in Class 10B shall receive the same percentage recovery as holders of Allowed Claims in Class 10A, but the source of such recovery shall not be from the Class 10A Distribution.  Any amounts to be paid to holders of Allowed Claims in Class 10B shall come from the Liquidating Trust.

12.          Class 11 Subordinated Claims

Class 11 is impaired.  Holders of Allowed Subordinated Claims in Class 11 will receive no distribution under the Plan on account of such Claims.

13.          Class 12 Inter-Debtor Claims

Class 12 is impaired.  Holders of Allowed Claims in Class 12 will receive no distribution under the Plan on account of such Claims.

14.          Class 13 Interests

Class 13 is impaired.  The Class 13 Interests in Med Diversified, Inc. shall be deemed canceled on the Effective Date without the payment of any monies or other consideration.  Holders of Class 13 Interests will not receive any distribution on account of such Interests under the Plan.

V.            MEANS OF IMPLEMENTING THE PLAN AND EXECUTION OF ITS TERMS

A.            Implementation of the Plan

The Debtor proposes to implement and consummate the Plan through the means contemplated by sections 1123(a)(5) (B), (D), and (E), 1123(b)(2), (b)(3)(A) and (B), and (b)(5) of the Code.

B.            Transfer of Stock of the TLC Debtors

On the Effective Date, Med shall irrevocably assign, transfer and convey to the NCFE Released Parties all of Med’s ownership interest in the TLC Debtors.

C.            Transfer of Sun Capital Escrow Account

On the Effective Date, all Cash and other rights and interests in the Sun Capital Escrow Account shall be transferred, free and clear of any claims, including without limitation any and all claims of the Related Debtors, the TLC Debtors, and their respective creditors and equity security holders as follows:  (i) $400,000 to the Bank, and (ii) the remainder to the NCFE Released Parties.  Thereafter, Sun Capital shall have no further liability or obligation to collect prepetition accounts receivable.

D.            The Liquidating Trust

1.             Purpose of the Liquidating Trust.

The Liquidating Trust shall be deemed established on the Effective Date pursuant to the terms of the Liquidating Trust Agreement.  The purpose of the Liquidating Trust is to liquidate the unliquidated assets of the Debtor’s Estate (except for the Recovery Rights), make payment of all Allowed Claims except for Class 10A Claims pursuant to the terms of the Plan, and distribute the Residual Proceeds, if any, to the Bank.  The Liquidating Trust shall also be responsible for objecting to all Claims except for Class 10A Claims, if appropriate.

2.             Transfers of Property.

On the Effective Date, all of the assets of the Debtor’s Estate except for the Recovery Rights, the Class 10A Distribution, any ownership interest in the TLC Debtors and the CDSI Shares shall be irrevocably assigned, transferred and conveyed to the Liquidating Trust including, without limitation, all shares of stock, securities, and other equity interests held by the Debtor as of the Effective Date and all Cash received from the Administrative Claims Fund.

3.             Management and Powers of the Liquidating Trust.

After the Effective Date, the affairs of the Liquidating Trust and all assets held or controlled by the Liquidating Trust shall be managed under the direction of the Liquidating Agent in accordance with the terms of the Liquidating Trust Agreement.  The Liquidating Agent shall be selected by the Bank.  The Liquidating Trust shall be deemed to be a representative of the Estate as provided by section 1123 of the Code, to the extent of and in accordance with the terms of the Liquidating Trust, shall have the rights, powers and standing of debtors-in-possession under section 1107 of the Code, and such other rights, powers and duties incident to causing performance of the Debtor’s obligations under the Plan or otherwise, all as may be reasonably necessary to the administration of the Liquidating Trust.  Subject to the terms of the Liquidating Trust Agreement, the powers of the Liquidating Agent shall include, without limitation:  (a) the ability and authority to object to all Claims except for Class 1, 2 and 10A Claims, and the ability to prosecute or settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (b) the ability and authority to prosecute all objections to Claims except for Class 1, 2 and 10A Claims that were filed by the Debtor and that were not resolved by a Final Order as of the

Effective Date, and the ability to settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (c) effecting distributions under the Plan to the holders of Allowed Claims pursuant to the terms of the Plan; (d) the sale, lease, license, abandonment or other disposition of any or all of the property of the Liquidating Trust; (e) participation in any post-Confirmation Date motions to amend or modify the Plan or the Liquidating Trust Agreement, or appeals from the Confirmation Order; and (f) participation in actions to enforce or interpret the Plan.

If the holder of a Disputed Claim (other than a Disputed Class 10A Claim) and the Liquidating Agent agree to a settlement of such holder’s Disputed Claim for an amount not in excess of the face amount of such Disputed Claim, such Claim shall be deemed to be an Allowed Claim as of the Effective Date in an amount equal to the agreed settlement amount without need for further review or approval of the Court.  To the extent that any such settlement will provide for reclassification of all or a portion of the Disputed Claim as a Class 10A Claim, the Liquidating Agent shall provide notice of the proposed settlement (with a 15-day period to object) to the Med Creditors’ Trust Trustee.  If no objection is received by the Med Creditors’ Trust Trustee within the 15-day period and the proposed settlement amount is not in excess of the face amount of such Disputed Claim, the settled Claim shall be deemed to be an Allowed Claim as of the Effective Date without the need for further review or approval of the Court.

If an objection to a proposed settlement is received within the 15-day period or the proposed settlement amount in excess of the face amount of such Disputed Claim, the Liquidating Agent shall schedule a Court hearing to resolve the objection, or approve the proposed settlement, as the case may be.

4.             Establishment of Reserve.

Pursuant to the terms of the Liquidating Trust Agreement, the Liquidating Agent shall maintain a reserve in trust for the payment of any administrative expenses of the Liquidating Trust, any applicable taxes, any Tax Claims, any Administrative Claims, and any Disputed Claims which may later become Allowed Claims.

5.             Employment of Professionals.

The Liquidating Agent is authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from assets transferred to, or payments received by, the Liquidating Trust as provided in the Plan.  Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Liquidating Trust without further notice, hearing or approval of the Court except as set forth in the Liquidating Trust Agreement.

6.             Objections to Claims by the Liquidating Trust.

All objections to Disputed Claims to be filed by the Liquidating Agent shall be filed with the Court and served upon the holders of such Claims by the later of (a) 120 days after the Effective Date, or (b) 120 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the Liquidating Trust, or by order of the Court upon a motion filed by the Liquidating Trust, with notice of such motion to be served upon the Office of the United States Trustee.  If an objection has not been filed to a proof of claim that relates to a Disputed Claim by the objection bar dates established in this paragraph, the Claim to which the proof of claim relates shall be treated as an Allowed Claim for purposes of distribution under the Plan.

7.             Distributions.

Distributions shall be made in accordance with the Plan, the Confirmation Order, and the Liquidating Trust Agreement.

(a)           Reserve for Disputed Claims.

For purposes of calculating Pro Rata distributions or any other distributions to be made under the Plan to holders of Allowed Claims, the calculation of the total Allowed Claims shall be computed as if all Disputed Claims then pending were allowed in the full amount thereof.

(b)           Initial Distribution Date.

Except for payments required to be made on the Effective Date in accordance with other sections of the Plan, the Liquidating Agent shall make the initial distribution from the Liquidating Trust at such time as the Liquidating Agent, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Liquidating Agent, there shall be in the Liquidating Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, or in objecting to Claims), debts, charges, liabilities, and obligations of the Liquidating Trust.

(c)           Allowance of Claims.

Distributions shall be made with respect to any Disputed Claim which becomes an Allowed Claim after the Effective Date on or as soon as practicable after the date on which each Disputed Claim becomes an Allowed Claim.  The amount of any distribution shall be calculated, on a Pro Rata basis, so that each Disputed Claim that becomes an Allowed Claim receives an initial distribution equal to the total percentage distributions made prior to the date of such allowance on account of other Allowed Claims under the Plan and the Liquidating Trust Agreement.

(d)           Subsequent Distribution Dates.

After the Initial Distribution Date, unless otherwise directed in the Plan or a post-Confirmation Date Final Order, the Liquidating Agent shall make additional annual distributions at such time as the Liquidating Agent, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Liquidating Agent, there shall be in the Liquidating Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses

(including, but not limited to, federal income taxes and withholding taxes, if any, and all expenses and fees incurred in objecting to Claims), debts, charges, liabilities, and obligations of the Liquidating Trust.

(e)           Unclaimed Property.

Unclaimed Property that shall remain unclaimed at the end of 180 days following the date of an attempted distribution shall be reallocated to other Creditors and redistributed by the Liquidating Trust.  After the expiration of 180 days following the date of an attempted distribution, each Claim with respect to Unclaimed Property shall be treated as if it had been disallowed in its entirety and all right, title and interest therein shall vest in the Liquidating Trust for redistribution in the order and priority established in the Plan and the Liquidating Trust Agreement.  Until the expiration of 180 days following the date on which the distribution of the Unclaimed Property has been attempted, Unclaimed Property shall be delivered upon presentation of proper proof by a holder of its entitlement thereto.

(f)            Surrender.

Notwithstanding any other provision of the Plan, no holder of an Allowed Claim shall receive any distribution under the Plan in respect of such Allowed Claim until such holder has surrendered to the Liquidating Trust any promissory note or other document(s) evidencing such Allowed Claim, or until evidence of loss and indemnity satisfactory to the Liquidating Agent, in his/her/its sole and absolute discretion, shall have been delivered to the Liquidating Trust in the case of any note or other document(s) alleged to be lost, stolen or destroyed.

(g)           Final Distribution.

Pursuant to the Plan, the Residual Proceeds from the Liquidating Trust shall be paid to the Bank as soon as practical after (a) the liquidation of all of the assets of the Estate, (b) the payment of all of the expenses and other obligations of the Liquidating Trust including, without limitation, the fees and expenses of the Liquidating Agent and the fees and expenses of attorneys and other professionals retained by the Liquidating Agent, and (c) the payment of all Allowed Claims pursuant to the terms of the Plan.

(h)           Exemption From Certain Transfer Taxes.

Pursuant to section 1146(c) of the Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Code, may not be taxed under any law imposing a stamp tax, transfer tax or similar tax.  Pursuant to section 1146(c) of the Code, no transfer to or from the Liquidating Trust under the Plan, shall be subject to any stamp tax, transfer tax or similar tax.

(i)            Estimation of Unliquidated Disputed Claims.

As to any unliquidated Disputed Claim, including Claims based upon rejection of executory contracts or leases, or other Disputed Claims, the Court, upon motion by the Liquidating Trust, may estimate the amount of the Disputed Claim and may determine an amount sufficient to reserve for any such Claim.  Any Entity whose Disputed Claim is so estimated shall have recourse only against the Liquidating Trust and against no other assets or person (including the Liquidating Agent), and in any case only in an amount not to exceed the estimated amount of such Entity’s Claim, even if such Entity’s Claim, as finally allowed, exceeds the maximum estimated amount thereof.

(j)            Certain Tax Matters.

For all federal and state income tax purposes, the Debtors shall report and treat the transfer of property conveyed to the Liquidating Trust as a sale of such assets at a selling price equal to the fair market value of such assets on the date of the transfer.  For all such purposes, the transferred assets shall be deemed to have the fair market values determined by the Liquidating Agent in his/her/its absolute and sole discretion, and such valuations shall be used by Debtors and the Liquidating Trust for all federal and state income tax purposes.  The Liquidating Trust shall be deemed to be a “disputed ownership fund” within the meaning of Proposed Treasury Regulation section 1.468B-9.  The Debtor shall irrevocably make and constitute the Liquidating Agent as its attorney-in-fact to prepare, make, and file any statement referenced in Proposed Treasury Regulation section 1.468B-9, or, at the election of the Liquidating Agent, shall prepare, make, and file such statement(s) pursuant to instructions issued by the Liquidating Agent.  Any such statement shall be consistent with the provisions of the Plan and the Liquidating Agent’s determination of the fair market values of the property conveyed to the Liquidating Trust.

(k)           The Disbursing Agent.

The Liquidating Agent shall serve as the disbursing agent, without bond, for purposes of making transfers and payments under the Plan.

E.             The Med Creditors’ Trust

1.             Purpose of the Med Creditors’ Trust.

The Med Creditors’ Trust shall be deemed established on the Effective Date pursuant to the terms of the Med Creditors’ Trust Agreement.  The purpose of the Med Creditors’ Trust is to receive and disburse the Class 10A Distribution to holders of Allowed Claims in Class 10A pursuant to the Plan.  The Med Creditors’ Trust shall also be responsible for objecting to Claims in Class 10A, if appropriate.

2.             Management and Powers of the Med Creditors’ Trust.

After the Effective Date, the affairs of the Med Creditors’ Trust and all assets held or controlled by the Med Creditors’ Trust shall be managed under the direction of the Med Creditors’ Trust Trustee in accordance with the terms of the Med Creditors’ Trust Agreement.  The Committee shall select the Med Creditors’ Trust Trustee.  The Med Creditors’ Trust Trustee shall be compensated at his or her standard hourly rate.  The powers of the Med Creditors’ Trust Trustee shall include, without limitation:  (a) the ability and authority to object to Claims in Class 10A, and the ability to prosecute or settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (b) the ability and authority to prosecute all objections to Class 10A Claims that were filed by the Debtor and that were not resolved by a Final Order as of the Effective Date, and the ability to settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (c) effecting distributions under the Plan to the holders of Allowed Claims in Class 10A; (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Med Creditors’ Trust Agreement, or appeals from the Confirmation Order as it relates to Class 10A; and (e) participation in actions to enforce or interpret the Plan as it relates to Class 10A.  It is estimated that professional fees incurred for performing these tasks will be in the range of $200,000 to $250,000.

3.             Removal and Substitution of Med Creditors’ Trust Trustee.

The Committee may, in its discretion, remove the Med Creditors’ Trust Trustee.  The Committee has the authority to designate a successor to the Med Creditors’ Trust Trustee.

4.             Establishment of Reserve.

Pursuant to the terms of the Med Creditors’ Trust Agreement, the Med Creditors’ Trust Trustee shall maintain a reserve in trust for the payment of any administrative expenses of the Med Creditors’ Trust, including taxes, and any Disputed Claims which may later become Allowed Claims.  No distributions shall be made on account of any Disputed Claims unless and until such Claims become Allowed Claims as provided in the Med Creditors’ Trust Agreement.

5.             Employment of Professionals.

The Med Creditors’ Trust Trustee is authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from the Class 10A Distribution as provided in the Plan.  Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Med Creditors’ Trust without further notice, hearing or approval of the Court except as set forth in the Med Creditors’ Trust Agreement.

6.             Objections to Claims by the Med Creditors’ Trust.

All objections to Disputed Claims in Class 10A to be filed by the Med Creditors’ Trust Trustee shall be filed with the Court and served upon the holders of such Claims by the later of (a) 120 days after the Effective Date, or (b) 120 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the Med Creditors’ Trust Trustee, or by order of the Court upon a motion filed by the Med Creditors’ Trust Trustee, with notice of such motion to be served upon the Office of the United States Trustee.  If an objection has not been filed to a proof of claim that relates to a Disputed Claim by the objection bar dates established in this paragraph, the Claim to which the proof of claim relates shall be treated as an Allowed Claim for purposes of distribution under the Plan.

7.             Distributions.

Distributions to holders of Allowed Claims in Class 10A shall be made in accordance with the Plan, the Confirmation Order, and the Med Creditors’ Trust Agreement.

(a)           Reserve for Disputed Claims.

For purposes of calculating Pro Rata distributions or any other distributions to be made under the Plan to holders of Allowed Claims, the calculation of the total Allowed Claims shall be computed as if all Disputed Claims then pending were allowed in the full amount thereof.

(b)           Initial Distribution Date.

Except for payments required to be made on the Effective Date in accordance with other sections of the Plan, the Med Creditors’ Trust Trustee shall make the initial distribution from the Med Creditors’ Trust at such time as the Med Creditors’ Trust Trustee, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Med Creditors’ Trust Trustee, there shall be in the Med Creditors’ Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, or in objecting to Claims), debts, charges, liabilities, and obligations of the Med Creditors’ Trust.

(c)           Allowance of Claims.

Distributions shall be made with respect to any Disputed Claim which becomes an Allowed Claim after the Effective Date on or as soon as practicable after the date on which each Disputed Claim becomes an Allowed Claim.  The amount of any distribution shall be calculated, on a Pro Rata basis, so that each Disputed Claim that becomes an Allowed Claim receives an initial distribution equal to the total percentage distributions made prior to the date of such allowance on account of other Allowed Claims under the Plan and the Med Creditors’ Trust Agreement.

(d)           Subsequent Distribution Dates.

After the Initial Distribution Date, unless otherwise directed in a post-Confirmation Date Final Order, the Med Creditors’ Trust Trustee shall make additional distributions at such time as the Liquidating Agent, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Med Creditors’ Trust Trustee, there shall be in the Med Creditors’ Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, or in objecting to Claims), debts, charges, liabilities, and obligations of the Med Creditors’ Trust.

(e)           Unclaimed Property.

Unclaimed Property that shall remain unclaimed at the end of 180 days following the date of an attempted distribution shall be reallocated to other Creditors and redistributed by the Med Creditors’ Trust.  After the expiration of 180 days following the date of an attempted distribution, each Claim with respect to Unclaimed Property shall be treated as if it had been disallowed in its entirety and all right, title and interest therein shall vest in the Med Creditors’ Trust for redistribution in the order and priority established in the Plan and the Med Creditors’ Trust Agreement.  Until the expiration of 180 days following the date on which the distribution of the Unclaimed Property has been attempted, Unclaimed Property shall be delivered upon presentation of proper proof by a holder of its entitlement thereto.

(f)            Surrender.

Notwithstanding any other provision of the Plan, no holder of an Allowed Claim shall receive any distribution under the Plan in respect of such Allowed Claim until such holder has surrendered to the Med Creditors’ Trust Trustee any promissory note or other document(s) evidencing such Allowed Claim, or until evidence of loss and indemnity satisfactory to the Med Creditors’ Trust Trustee, in his/her/its sole and absolute discretion, shall have been delivered to the Med Creditors’ Trust Trustee in the case of any note or other document(s) alleged to be lost, stolen or destroyed.

(g)           Final Distribution.

Upon resolution of all outstanding objections to Disputed Claims in Class 10A and after the payment of all expenses and other obligations of the Med Creditors’ Trust, the Med Creditors’ Trust shall cause the Pro Rata distribution of all remaining available assets of the Med Creditors’ Trust to holders of Allowed Claims in Class 10A in accordance with the Plan.

(h)           Exemption From Certain Transfer Taxes.

Pursuant to section 1146(c) of the Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Code, may not be taxed under any law imposing a stamp tax, transfer tax or similar tax.  Pursuant to section 1146(c) of the Code, no transfer to or from the Med Creditors’ Trust under the Plan, shall be subject to any stamp tax, transfer tax or similar tax.

(i)            Estimation of Unliquidated Disputed Claims.

As to any unliquidated Disputed Claim, including Claims based upon rejection of executory contracts or leases, or other Disputed Claims, the Court, upon motion by the Med Creditors’ Trust Trustee, may estimate the amount of the Disputed Claim and may determine an amount sufficient to reserve for any such Claim.  Any Entity whose Disputed Claim is so estimated shall have recourse only against the Med Creditors’ Trust and against no other assets or person (including the Med Creditors’ Trust Trustee), and in any case only in an amount not to exceed the estimated amount of such Entity’s Claim, even if such Entity’s Claim, as finally allowed, exceeds the maximum estimated amount thereof.

(j)            Certain Tax Matters.

The Med Creditors’ Trust shall be deemed to be a “disputed ownership fund” within the meaning of Proposed Treasury Regulation section 1.468B-9.  The Debtor shall prepare,

make, and file the statement required by Proposed Treasury Regulation Section 1.468B-9.  Any such statement shall be consistent with the provisions of the Plan and the Med Creditors’ Trust Trustee’s determination of the fair market values of the property conveyed to the Med Creditors’ Trust.

F.             The Litigation Trust

1.             Purpose of the Litigation Trust.

The Litigation Trust shall be deemed established on the Effective Date of the CDSI Plan pursuant to the terms of the Litigation Trust Agreement.  The purpose of the Litigation Trust is, among other things, to prosecute the Recovery Rights and distribute any Net Recoveries to the Bank (after payment of the claims and expenses of the Litigation Trust Trustee).  No other Creditors or Entities shall receive any proceeds from the Recovery Rights.

2.             Transfers of the Recovery Rights to the Litigation Trust.

On the Effective Date, or as soon thereafter as practicable, the Recovery Rights shall be irrevocably assigned, transferred and conveyed to the Litigation Trust.

3.             Transfer of Sun Accounts Receivable.

On the Effective Date, immediately following the payment in full of the Allowed Claim of Sun Capital or, if there is a disagreement about the amount of the Allowed Claim, upon the establishment of a separate reserve escrow account into which will be deposited an amount equal to the amount of Sun Capital’s Claim as asserted by Sun Capital (or such other amount as may be determined by Order of the Bankruptcy Court) to which Sun Capital’s lien will attach, all purchased accounts receivable shall be transferred by Sun Capital to the Litigation Trust.

4.             Management and Powers of the Litigation Trust.

After the Effective Date, the affairs of the Litigation Trust and all assets held or controlled by the Litigation Trust shall be managed under the direction of the Litigation Trust Trustee in accordance with the terms of the Litigation Trust Agreement.  The Bank shall select the Litigation Trust Trustee.  The powers of the Litigation Trust Trustee shall include, without limitation:  (a) the initiation and prosecution in every capacity, including as representative of the Estates under section 1123(b)(3)(B) of the Code, of the Recovery Rights assigned to the Litigation Trust; (b) the compromise and settlement of any of the Recovery Rights assigned to the Litigation Trust; (c) effecting distributions of Net Recoveries on the Recovery Rights to the Bank; (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Litigation Trust Agreement, or appeals from the Confirmation Order as it relates to the Litigation Trust; and (e) participation in actions to enforce or interpret the Plan as it relates to the Litigation Trust.

The Litigation Trust Trustee may compromise or settle any Litigation Trust Claim (as defined in the CDSI Plan) without the need for further review or approval of the Court.  However, in the event that any proposed settlement of a Litigation Trust Claim would result in a Class 10A Claim against the Debtor under the terms of the Plan, the Litigation Trust Trustee shall provide the Med Creditors’ Trust Trustee notice of the proposed settlement and a 15-day period to object to the proposed settlement.  If the Med Creditors’ Trust Trustee objects to a proposed settlement within the 15-day objection period, the Litigation Trust Trustee shall seek Court approval of the proposed settlement, and the objection shall be resolved by the Court.

The management and other powers of the Litigation Trust and the rights of all parties with respect to the Litigation Trust and the Litigation Trust Trustee are as more fully described in the CDSI Plan and the Litigation Trust Agreement.

G.            Provisions Regarding Voting Upon and Confirmation of the Plan

1.             Voting of Claims

(a)           Voting Requirements under the Bankruptcy Code

As noted above, pursuant to the Bankruptcy Code, a plan groups various claims and equity interests into classes, each consisting of parties having similar legal rights in relation to a debtor.  Each class may then be treated as either “impaired” or “unimpaired” under a plan.  There are three ways in which a plan may leave a claim or interest “unimpaired.” First, a plan may not propose to alter the legal, equitable or contractual rights of the holder of the claim or interest.  Second, all defaults may be cured and the original terms of the obligation reinstated.  Third, a plan may provide for the payment in full of the obligation to the holder of the claim or interest.  If a class is unimpaired, then it is presumed to vote in favor of a plan.

An impaired class that would receive nothing under a plan (such as Classes 11, 12 and 13 under the Plan) is presumed to have rejected such a plan.  An impaired class that is proposed to receive any distribution (whether in Cash, securities or other property) has the right to vote, as a class, to accept or reject the plan.  A class of creditors accepts a plan if more than one-half (1/2) of the ballots that are timely received from members of such class, representing at least two thirds (2/3) of the dollar amount of claims for which ballots are timely received, vote in favor of such plan.  Section 1126(e) of the Bankruptcy Code provides that a creditor’s vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that the creditor’s vote either to accept or reject a plan was not solicited or cast in good faith, or in compliance with the Bankruptcy Code.  A plan under which any class of claims is impaired may be confirmed by the Bankruptcy Court only if it has been accepted by at least one such class.

Each holder of an Allowed Claim in an impaired Class which retains or receives property under the Plan shall be entitled to vote separately to accept or reject the Plan and shall indicate such vote on a duly executed and delivered Ballot as provided in such order as is entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

(b)           Procedure for Voting

Creditors in an impaired Class will receive, together with this Disclosure Statement, a form of Ballot to be used in voting to accept or reject the Plan.

Each creditor should first carefully review this Disclosure Statement and the Plan.  The creditor should then complete the portions of the Ballot indicating the Class or Classes in which the creditor’s Claim falls and the total dollar amount of the Claim.  If the creditor’s Claim falls into more than one Class, then the creditor should list each Class and state the dollar amount of the Claim which belongs in each Class.  It is critical that the Class(es) and amounts(s) of the Claim be correctly stated on the Ballot, so that the creditor’s vote can be properly counted.

Next, the creditor should mark in the space provided on the Ballot whether the creditor wishes to accept or to reject the Plan.  Please be sure to fill in the name of the creditor for whom the Ballot is being filed.  Finally, the Ballot must be signed by the creditor, or by an officer, partner, or other authorized agent of the creditor.  Please note that the Debtor reserves the right to object to the allowance, designation of Class and/or allowable amount of any Claim set forth in a Ballot for purposes of voting and/or distribution under the Plan.

(c)           Mailing of Ballots

Completed and signed Ballots should be returned to:

If by Mail:

Donlin Recano & Company, Inc.
Re: Med Diversified, Inc. et al.
P.O. Box 2034, Murray Hill Station
New York, New York, 10156-0701
Attn: Voting Department

If by Hand or Overnight Courier:

Donlin Recano & Company, Inc.
Re: Med Diversified, Inc. et al.
419 Park Avenue South, Suite 1206
New York, NY 10016
Attn: Voting Department

in the enclosed self addressed return envelopes.  Completed Ballots should be returned as soon as possible, and in any event so that they are RECEIVED NO LATER THAN JUNE 15, 2004 AT 4:00 P.M.  ANY BALLOTS WHICH ARE RECEIVED BY DONLIN RECANO AFTER JUNE 15, 2004 AT 4:00 P.M.  SHALL NOT BE COUNTED IN DETERMINING ACCEPTANCE OF THE PLAN.

(d)           Separate Votes by Each Impaired Class

Claims in Classes 3, 4, 5, 6, 7 and 8 are unimpaired under the Plan.  Holders of Claims and Interests in Classes 11, 12 and 13 are deemed under applicable law to have rejected the Plan and, therefore, are not entitled to vote to accept or reject the Plan.  Acceptance of the Plan by holders of Claims in the remaining Classes is being solicited.  Holders of unclassified Administrative Claims and Priority Tax Claims also are not entitled to vote to accept or reject the Plan.  The votes of holders of Allowed Claims in all Classes entitled to vote will be counted separately, by Class, to determine whether the Plan is accepted.

Only written Ballots, which must be substantially in the form of those being distributed with this Disclosure Statement, completed according to the instructions in this Disclosure Statement, will be counted in determining acceptance or rejection of the Plan.

(e)           Unimpaired Classes and Classes Which Receive Nothing Need Not Vote On the Plan

Section 1126(f) of the Bankruptcy Code provides that the Debtor need not solicit acceptance of the Plan by any Class of Claims or Interests which are not impaired under the Plan.  This is because, as previously noted, unimpaired Classes (and each individual holder of a Claim or Interest in such unimpaired Class) are conclusively presumed to have accepted the Plan.  Further, Section 1126(g) of the Bankruptcy Code provides that a Class is deemed not to have accepted the Plan if the holders of Claims or Interests in the Class will receive nothing under the Plan with respect to such Claims or Interests.  Therefore, holders of Claims in Classes 3, 4, 5, 6, 7, 8, 11, and 12 will not vote to accept or reject the Plan, and no Ballots have been sent to the holders of Claims in such Classes.

2.             Confirmation of Plan - Requirements

In order for the Plan to be confirmed, the Bankruptcy Code requires, among other things, that the Plan be proposed in good faith, that the Debtor discloses specified information concerning payments made or promised to insiders, and that the Plan comply with the applicable provisions of chapter 11 of the Bankruptcy Code.  Section 1129(a) of the Bankruptcy Code also requires that at least one Class of Claims has accepted the Plan (“Minimum Voting Threshold”), that confirmation of the Plan is not likely to be followed by the need for further financial reorganization, and that the Plan be fair and equitable with respect to each Class of Claims or Interests which is impaired under the Plan.  The Bankruptcy Court can confirm the Plan if it finds that all of the requirements of section 1129(a) have been met.  The Proponents believe the Plan meets all of these required elements.  With respect to the so-called “feasibility” test (i.e., that the Plan is not likely to be followed by the need for further financial reorganization), the Plan provides for an orderly liquidation of the Debtor’s assets and the Debtor believes that it will be able to consummate the Plan fully.

The obligations to be funded under the Plan on the Effective Date are administrative claims estimated to total approximately $3.2 million; priority claims estimated at $59,200; and general unsecured claims of $5,250,000.  These obligations will be satisfied from the

Administrative Claims Fund, monies obtained from Merrill Lynch Capital, the exit lender for the Reorganized Debtors, and by a loan from the Bank.  The feasibility analysis attached hereto as Exhibit C also demonstrates the ability of the Reorganized Debtors to contribute monies to fund outstanding obligations.

3.             Nonconsensual Confirmation, Cramdown

Classes 11 and 12 are deemed to have rejected the Plan.  Therefore, the Plan does not satisfy all of the requirements of Section 1129(a) of the Bankruptcy Code.  Although the Minimum Voting Threshold is not met, the Bankruptcy Court nevertheless may confirm the Plan under the “cram down” provisions of Section 1129(b) of the Bankruptcy Code if all of the other provisions of Section 1129(a) of the Bankruptcy Code are met.  Thus, the Proponents presently intend (i) to undertake to have the Bankruptcy Court confirm the Plan under the “cram down” provisions of Section 1129(b) of the Bankruptcy Code, and (ii) to amend the Plan to the extent necessary to obtain entry of the Confirmation Order.

In order to confirm a Plan over the dissenting vote of an impaired Class under Section 1129(b) of the Bankruptcy Code that satisfies the remaining provisions of Section 1129(a) of the Bankruptcy Code, the Bankruptcy Court, on request of the Debtor, “shall” confirm the Plan if the Plan does not discriminate unfairly, and is fair and equitable with respect to each Class of Claims or interests that is impaired under, and has not accepted, the Plan.  For purposes of Section 1129(b) of the Bankruptcy Code, a Plan is “fair and equitable” with respect to a class of unsecured creditors if, at a minimum, it satisfies the “absolute “priority rule” and the “best interests of creditors test.”

(a)           Absolute Priority Rule

To satisfy the absolute priority rule, the Plan must provide that the holder of any Claim or Interest that is junior to the Claims of the dissenting Class will not receive or retain under the Plan on account of such junior Claim or interest any property unless the claims of the dissenting Class are paid in full.

The Debtor believes that the Plan satisfies the absolute priority rule.  The Debtor further believes that all non-accepting impaired Classes will receive or retain payment or distribution, as the case may be, on account of their Claims or Interests, sufficient to permit full satisfaction of such Claims before junior Classes receive or retain any property on account of such junior Claims.

(b)           Best Interest of Creditors Test; Liquidation Analysis

Under the best interest of creditors test, the Plan is confirmable if, with respect to each impaired Class of Claims or Interests, each holder of an Allowed Claim or Allowed Interest in such Class has either (i) accepted the Plan, or (ii) receives or retains under the Plan, on account of its Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtor was to be liquidated under chapter 7 of the Bankruptcy Code.

To determine what the holders of each Class of Claims or Interests would receive if the Debtor was to be liquidated, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtor’s assets in a chapter 7 liquidation case.  The amount that would be available for satisfaction of the Allowed Claims and Allowed Interests of the Debtor would consist of the proceeds resulting from the disposition of the assets of the Debtor augmented by the cash held by the Debtor at the time of the commencement of the chapter 7 case.  Such amounts would be reduced by the costs and expenses of the liquidation and by such additional Administrative Priority Claims and other priority Claims that might result from the termination of the Debtor’s businesses and the chapter 7 case.

The costs of liquidation under chapter 7 would include the fees and expenses payable to the chapter 7 trustee appointed in the chapter 7 case, as well as those fees and expenses that might be payable to other professional persons employed by the trustee.  Costs of administration in the liquidation case would also include any unpaid expenses incurred by the Debtor during the chapter 11 Case, such as compensation for attorneys, financial advisors and accountants, as well as costs and expenses of members of any official committee appointed in the chapter 11 Case.  Additionally, Priority Claims may arise by reason of the breach or rejection of obligations incurred and executory contracts entered into by the Debtor during the pendency of the chapter 11 Case.

To determine if the Plan, as proposed, is in the best interests of creditors and equity interest holders, the present value of the distribution likely to be made to each class in a liquidating case are compared with the present value of the distribution to each impaired Class provided for by the Plan.

In applying the best interest test, it is possible that Claims in a chapter 7 case may not be classified in the same manner as provided for by the Plan.  Priorities and order of distribution of estate assets are established by the applicable provisions of chapter 7.  Under those provisions, each class of Claims is paid in a descending order of priority.  No junior classes of Claims are paid until all senior classes have received payment in full.  In the event that available assets are insufficient to pay all members of such class in full, then each member of the class shares on a pro rata basis.

The Debtor believes that the primary advantage of the Plan over a chapter 7 liquidation is that Creditors will likely receive more under the Plan than they would in a chapter 7 case, at least by the amount of the additional administrative expenses likely to be incurred in such chapter 7 case.  Because the Plan contemplates that (i) the Bankruptcy Court’s involvement will diminish substantially after the Effective Date, and (ii) the process of Claims resolution will proceed without the necessity for additional investigation by a chapter 7 trustee and its separate and new professionals, the Plan offers the opportunity to avoid additional administrative costs and the resulting delay which would result from a chapter 7 liquidation.  The Debtor believes that the Plan will result in lower total administrative costs, and thus higher recoveries for creditors than would the liquidation of the Debtor’s assets under chapter 7 of the Bankruptcy Code.

Moreover, the Debtor believes that in the event of liquidation under chapter 7, the holders of Priority Claims and Unsecured Claims would receive no distribution or an extremely small distribution with respect to their Claims by virtue of (i) the Bank’s and the NCFE Entities’ senior security interests which encumber all, or almost all, of the Debtors’

assets, (ii) the Allowed Administrative Claims and (iii) the Bank’s and the NCFE Entities’ substantial Unsecured Claims.(7)  In contrast, under the Plan, all Allowed Priority Claims and Allowed Tax Claims, as well as Claims in Classes 6 and 8 will be paid in full, and the holders of Unsecured Claims in Class 10A and 10B will receive a greater distribution than would otherwise be available in a chapter 7 case.  As set forth in the liquidation analysis attached hereto as Exhibit E, each member of a Class of Claims and Interests established under the Plan will receive money or property of a value which is greater or equal to that which it would receive in a chapter 7 liquidation.

(7)  The Bank’s agreement to subordinate its General Unsecured Claims is conditioned on the entry of a Final Order confirming the Plan.  If the Plan is not confirmed, the Bank will hold a substantial majority in amount of the General Unsecured Claims.

Thus, the Proponents believe the Plan satisfies the best interests of creditors test, and, indeed, that the Plan is in the “best interests of creditors.”

4.             Objections to Plan; Confirmation Hearing; Implementation of Plan

As noted above, the Debtor will seek to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code, which provides that the Plan may be confirmed even though it has not been accepted by each Class of impaired Claims or Interests if the Bankruptcy Court finds, among other things, that the Plan does not discriminate unfairly and is fair and equitable to each impaired Class of Claims or Interests which did not vote to accept the Plan.  In addition, to confirm the Plan, the Bankruptcy Code requires that the Court make a series of determinations concerning the Plan, including that:  (i) the Plan has classified Claims and Interests in a permissible manner; (ii) the Plan complies with the technical requirements of chapter 11 of the Bankruptcy Code; (iii) the Debtor has proposed the Plan in good faith; and (iv) the disclosures concerning the Plan have been adequate and have included information concerning all payments made or promised in connection with the Plan and the chapter 11 Cases, as well as the identity and affiliations of, and compensation to be paid to all officers, directors and other insiders.  Also, as noted above, the Bankruptcy Code also requires that the Plan be accepted by the requisite votes of holders of Claims, that the Plan be feasible, and that confirmation of the Plan be in the “the interest” (absent unanimity) of the holders of each impaired Class of Claims or Interests.  The Debtor believes that all of these conditions necessary to confirm the Plan have been met or will be met and will seek a ruling of the Court to this effect at the Confirmation Hearing.

The CONFIRMATION HEARING will be held by the Honorable Stan Bernstein, United States Bankruptcy Judge, commencing on June 25, 2004, at 10:00 a.m. and continuing, if necessary, on June 28, 2004 at 9:00 a.m. and June 29, 2004 at 9:00 a.m., in the United States Bankruptcy Court, Eastern District Of New York, Long Island Federal Courthouse, 290 Federal Plaza, Central Islip, NY 11722-4437.  At that hearing on June 25, 2004, the Court will first determine whether the Settlements will be approved and, if they are approved, the Bankruptcy Court will then decide whether the Plan should be confirmed, and will hear and decide any and all OBJECTIONS TO THE PLAN.  Any creditor, or other party in interest who wishes to object to confirmation of the Plan, OR TO THE CLASSIFICATION OF CLAIMS AND INTERESTS provided in the Plan, must, not later than 4:00 p.m. on June 15, 2004, file an objection with the Clerk’s Office, United States Bankruptcy Court, Eastern District Of New York, Long Island Federal Courthouse, 290 Federal Plaza, Central Islip, NY 11722-4437, and serve a copy of the objection on counsel to the Debtors, Paul D.  Moore, Esq., Duane Morris LLP, 470 Atlantic Avenue, Suite 500, Boston, MA 02210.

Any objections to the Plan which are not filed and served by the above date may not be considered by the Bankruptcy Court.  Any person or entity who files an objection to confirmation of the Plan or to the classification of Claims and Interests provided in the Plan must also attend the Confirmation Hearing, either in person or through counsel.

If the Plan is confirmed, its provisions will bind the Estates and any and all entities, including all of the Debtor’s creditors and shareholders, whether or not the Claim or Interest of such creditor or shareholder is impaired under the Plan and whether or not the creditor or shareholder has, either individually or by a Class, voted to accept the Plan.

H.            Certain Tax Consequences of the Plan

The following is a general summary of certain significant federal income tax consequences of the Plan for the Debtors’ creditors. The following summary may assist the creditors in evaluating the effect U.S. federal income taxes may have and the financial condition of CDSA and its subsidiaries if the Plan and the joint plan of reorganization of CDSI, CCG and CCS are consummated. This summary does not address the federal income tax consequences to (i) creditors whose Claims are entitled to reinstatement or payment in full in Cash, or are otherwise unimpaired under the Plan and (ii) holders of Equity Interests or Claims which are extinguished without a distribution in exchange thereof.

This summary does not discuss all aspects of federal income taxation that may be relevant to creditors, particularly to creditors subject to special treatment under the federal income tax laws, such as tax-exempt entities, broker-dealers, mutual funds, insurance companies, small business investment companies, regulated investment companies, foreign corporations or individuals who are not citizens or residents of the United States. This summary also does not address the tax consequences to the Bank or NCFE due to their unique positions with respect to the Debtors. Except as expressly stated below, this discussion does not address any state, local or foreign tax matters.

This discussion is based upon information received from various sources and has not been audited or verified. Any material inaccuracies in the information may affect the stated conclusions regarding the tax consequences of the Plan. This summary is based upon the Internal Revenue Code of 1986, as amended (the “IRC”), the Treasury regulations (including temporary regulations) promulgated thereunder, judicial authorities and current administrative rulings, all as in effect on the date hereof and all of which are subject to change (possibly with retroactive effect) by legislation, administrative action or judicial decision.

This discussion is only an overview of significant tax issues that may be expected to apply. There are additional rules and special circumstances that may change their application and results (e.g., we are not discussing the tax consequences from the distribution or liquidation of certain non-core assets). Moreover, the tax consequences of certain aspects of the Plan are uncertain because of the lack of applicable legal precedent. FOR THE FOREGOING REASONS, CREDITORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES (FEDERAL, STATE, LOCAL AND FOREIGN) TO THEM OF THE PLAN. THE DEBTOR IS NOT MAKING ANY REPRESENTATIONS REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE CONFIRMATION AND CONSUMMATION OF THE PLAN AS TO ANY CREDITOR, NOR IS THE DEBTOR OR ITS COUNSEL RENDERING ANY FORM OF LEGAL OPINION AS TO SUCH TAX CONSEQUENCES.

Because of the complexity of the transactions contemplated by the Plan, the differences in the nature of the Claims of the various creditors, their taxpayer status and methods of accounting and prior actions taken by creditors with respect to their Claims, the described tax consequences are subject to significant uncertainties and variations in their application. The Debtor has not received an opinion of counsel or a ruling from the IRS as to the consequences of the Plan and does not intend to seek a ruling from the IRS or opinion of counsel with respect thereto. There can be no assurance the treatment discussed below may be accepted by the IRS.

1.             Federal Income Tax Consequences to Holders of Claims.

The federal income tax consequences of the implementation of the Plan to a creditor may depend upon a number of factors, including whether the creditor is deemed to have participated in an exchange for federal income tax purposes, the type of consideration received by the creditor in exchange for its Allowed Claim, and whether the creditor reports the income on the accrual basis.

In general, holders of Claims who receive Cash should recognize gain or loss in an amount equal to the difference between (i) the Cash received and (ii) its adjusted tax basis in the Claim.

Where gain or loss is recognized by a holder of a Claim, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the Claim was acquired at a market discount or for the sale of inventory, and whether and to what extent the holder had previously claimed a bad debt deduction.

To the extent that any amount received by a holder of a Claim under the Plan is attributable to accrued interest not previously included in the holder’s gross income, such amount should be taxable to the holder as interest income. Conversely, a holder of a Claim may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for bad debts) to the extent that any accrued interest on such holder’s Claim was previously included in the holder’s gross income but was not paid in full by Debtors. Such loss may be ordinary, but the tax law is unclear on this point. The extent to which the consideration received by a holder of a Claim will be attributable to accrued interest on the obligations constituting such Claim is unclear.

2.             The Med Creditors’ Trust and the Liquidating Trust.

(a)           Classification of the Trusts.

On February 1, 1999, proposed Treasury Regulation section 1.468B-9 (the “Proposed Regulation”) was promulgated which set forth rules relating to the tax treatment of certain escrow funds which constitute “disputed ownership funds.” In general, a disputed ownership fund is an escrow account, trust, or fund that is not a “qualified settlement fund” (as such term is defined in Treasury Regulation section 1.468B-1(c)) and is established to hold money or property subject to conflicting claims, is subject to continuing jurisdiction of a court, and the money or property of which cannot be paid or distributed to the claimants or transferor without approval of the court. The Proposed Regulation is proposed to be effective for disputed ownership funds established after the date the Proposed Regulation is published as final in the Federal Register. However, under the Proposed Regulation, with respect to a disputed ownership fund established after August 16, 1986, but on or before the date of final publication in the Federal Register, the IRS will not challenge a reasonable, consistently applied method of taxation for income earned by the fund, transfers to the fund, and distributions made by the fund.

According to the Plan, the Med Creditors’ Trust and the Liquidating Trust will be subject to the continuing jurisdiction of the Bankruptcy Court and the property transferred to each such trust can be distributed only with the approval of the Bankruptcy Court. Moreover, according to the Plan, each trust is established for the benefit of the holders of particular Claims. The holders of such Claims have asserted conflicting claims of ownership of, or a legal or equitable interest in, certain assets of the Debtor, and thus, such assets should be considered “disputed property” within the meaning of the Proposed Regulation. Although not free from doubt, the Debtor believes that the Med Creditors’ Trust and the Liquidating Trust constitute disputed ownership funds under the Proposed Regulation. The Plan and related documents will authorize and obligate the respective Trustees to file appropriate tax returns and pay any tax due as a result of any taxable income earned in the respective trust out of the trust estate.

For federal income tax purposes, a disputed ownership fund generally is treated as the owner of the assets it holds. It is treated as a qualified settlement fund if all of the assets transferred to the disputed ownership fund by or on behalf of the transferors are passive assets, such as cash, cash equivalents or debt obligations. Under section 1.468B-2 of the final regulations, a qualified settlement fund is taxable on its modified gross income at the maximum federal income tax rate for trusts. In general, the modified income of a qualified settlement fund should not include amounts transferred by a debtor to the qualified settlement fund to resolve or satisfy a liability for which the trust was established and takes into account deductions for costs of administration of the trust. In all other cases the disputed ownership fund is treated as a C corporation, except to the extent that the provisions of the Proposed Regulation directs otherwise, including, in general: (i) property transferred to a disputed ownership fund by, or on behalf of, the transferors should be excluded from the gross income of the fund; (ii) distributions to claimants by the fund will not be taxable events to the fund; and (iii) the fund will not be allowed a deduction for distributions to, or on behalf of, a claimant.

Pursuant to the Plan, the Med Creditors’ Trust will receive only cash and the Liquidating Trust will receive only cash and property to be liquidated. Such assets should be treated as passive assets and, thus, both trusts should be taxable as qualified settlement funds. Although the Med Creditors’ Trust and the Liquidating Trust have been structured with the intention of qualifying as “disputed ownership funds” under the Proposed Regulation, it is possible that the IRS could require a different characterization of the trusts, which could result in different and possibly greater tax liability to the trusts and/or the holders of Claims that will become beneficiaries of the respective trusts. No ruling has been or will be requested from the IRS concerning the tax status of the Med Creditors’ Trust or the Liquidating Trust and there can be no assurance the IRS will not require an alternative characterization of the trusts. If the trusts were determined by the IRS to be taxable not as a disputed ownership funds, the taxation of the trusts and the treatment of the holders of Claims that will become beneficiaries of the respective trusts could be materially different than is described herein (including requiring holders of such Claims to report their allocable share of net income or gain realized by the respective trust in each taxable year whether or not they received any distributions from the trust) and could have a material adverse effect on the holders of such Claims.

(b)           Tax Reporting.

The Med Creditors’ Trust Trustee and the Liquidating Agent shall file (or cause to be filed) any statements, returns or disclosures relating to the Med Creditors’ Trust and the Liquidating Trust, respectively, that are required by any governmental unit or applicable law.

The Med Creditors’ Trust Trustee and the Liquidating Agent, respectively, shall each be authorized to collect tax and fiscal information from the trust claimants (including, without limitation, social security numbers and/or other tax identification numbers) as it in its sole discretion deems necessary to effectuate the Plan, and the Confirmation Order expressly shall provide this authority. Failure by any such trust claimant to furnish such information in a timely fashion will cause a waiver of some or all of such trust claimant’s rights (if any) under the Plan and the Confirmation Order.

3.             Federal Income Tax Consequences to The Debtor, CDSA and Their Subsidiaries.

(a)           Tax Reorganizations.

Section 368 defines certain tax reorganizations under the IRC, including reorganizations under the Bankruptcy Code.  Tax reorganizations usually involve exchanges of stock and tax securities in which a corporation and holders of such stock and tax securities participate, as the result of which gain or loss would not be recognized in whole or in part, to holders of stock and tax securities of the parties to the tax reorganization.  Claims of the Bank will be satisfied, in part, by stock and securities of CDSA, which will acquire all of the stock of CDSI (the only asset of the Debtor not being liquidated to pay creditor claims).  CDSA and the Debtor intend to take the position that such exchanges under the Plan constitute a tax reorganization under section 368(a)(1)(G) (a “G-Reorganization”) of the IRC.  As a result of the G-Reorganization, CDSA will succeed to most of the tax attributes of the Debtor, as described further below, and will become the parent company of the Debtor consolidated group for federal income tax purposes after the effective date of the Plan.

(b)           Reduction of the Debtor’s Indebtedness.

Because CDSA intends to continue the business operations of CDSI, CCG and CCS following the Confirmation of the Plan and the confirmation of the CDSI Plan, CDSI, CCG and CCS will receive a discharge with respect to their outstanding indebtedness (and CDSA will effectively be discharged for tax purposes of the Debtor’s indebtedness).  Actual debt cancellation in excess of the fair market value of the consideration — stock, cash or other property — paid in respect of such debt will hereinafter be referred to as a “Debt Discharge Amount.”

In general, the IRC provides that a taxpayer who realizes a cancellation or discharge of indebtedness must include the Debt Discharge Amount in its gross income in the taxable year of discharge.  The Debt Discharge Amounts may arise with respect to Creditors who will receive, in partial satisfaction of their Claims, including any accrued interest, consideration consisting of or including Cash and/or property.  The Debtor’s Debt Discharge Amount may be increased to the extent that unsecured Creditors holding unscheduled claims fail to timely file a Proof of Claim and have their Claims discharged on the Confirmation Date pursuant to section 1141 of the Bankruptcy Code.  No income from the discharge of indebtedness is realized to the extent that payment of the liability being discharged would have given rise to a deduction.

If a taxpayer is in a case under the Bankruptcy Code and a cancellation of indebtedness occurs (actually or effectively) pursuant to a confirmed plan, however, such Debt Discharge Amount is specifically excluded from gross income (the “Bankruptcy Exception”).  The Debtor intends to take the position that the Bankruptcy Exception applies to it and its subsidiaries.  Accordingly, the Debtor believes it and its subsidiaries will not be required to include in income any Debt Discharge Amount as a result of Plan transactions.

Section 108(b) of the IRC, however, requires certain tax attributes of the Debtor and its subsidiaries to be reduced by the Debt Discharge Amount excluded from income.  Tax attributes are reduced in the following order of priority:  net operating losses and net operating loss carryovers; general business credits; minimum tax credits; capital loss carryovers; basis of property of the taxpayer; passive activity loss or credit carryovers; and foreign tax credit carryovers.  Tax attributes are generally reduced by one dollar for each dollar excluded from gross income, except that general tax credits, minimum tax credits, and foreign tax credits are reduced by 33.3 cents for each dollar excluded from gross income.  An election can be made to alter the order of priority of attribute reduction by first applying the reduction against depreciable property held by the taxpayer in an amount not to exceed the aggregate adjusted basis of such property.  The Debtor and CDSA do not presently intend to make such election.  If this decision were to change, the deadline for making such election is the due date (including extensions) of CDSA’s consolidated federal income tax return for the taxable year in which such debt is discharged (or effectively discharged for tax purposes) pursuant to the Plan or the joint plan of reorganization of CDSI, CCG and CCS.

(c)           Carryover and Availability of the Debtor and Its Subsidiaries’ Net Operating Losses.

(i)            Generally

Based on the federal income tax returns of the Debtor and its subsidiaries filed for the taxable years ending in or prior to 2003, the Debtor and its subsidiaries (excluding TLC) had approximately $200 million of consolidated net operating losses (“CNOLs”) carrying forward from the tax year ended March 31, 2003 into the tax year ended March 31, 2004.  The Debtor anticipates that it had consolidated taxable income in the tax year ended March 31, 2004, which will absorb some of the CNOLs.

The utilization of a large portion of such CNOLs is likely already restricted under section 382 of the IRC because of one or more ownership changes with respect to the Debtor and its subsidiaries occurring in the tax years ending prior to the Effective Date of the Plan.  The utilization of such CNOLs might be further restricted because another ownership change may occur in connection with the implementation of the Plan, as discussed below.

Such CNOL amounts are subject to review and significant adjustment upon audit by the IRS.  In addition, estimates of the CNOLs of the Debtor and its subsidiaries are subject to legal and factual uncertainty, including the allocation of the CNOLs among the Debtor and its subsidiaries (including TLC, which will no longer be part of the CDSA consolidated group upon the Effective Date of the Plan).  The tax attribute reduction rules of section 108(b) of the IRC likely will severely reduce the CNOLs of the Debtor and its subsidiaries as a result of debt cancellation attributable to the implementation of the Plan and the joint plan of reorganization of CDSI, CCG and CCS.

(ii)           Section 382

Section 382 of the IRC places potentially severe limitations upon the use of a corporation’s NOLs and certain other tax attributes if an “ownership change” occurs with respect to such corporation’s stock.  In general, an ownership change occurs if, on any testing date, certain shareholders have increased their ownership of the loss corporation by more than fifty percentage points over their ownership at the beginning of the testing period, which is the lesser of three years or the date of the most recent ownership change.  Based upon the transfer of the CDSI stock to CDSA and the issuance of CDSA stock to the Bank pursuant to the Plan, the Debtor believes that an ownership change will occur with respect to the Debtor and its subsidiaries on the effective date of the Plan.  Accordingly, the limitations and restrictions of section 382 should apply.  Moreover, in the consolidated group context, section 382 of the IRC generally applies on a single entity basis with respect to an affiliated group filing a consolidated return for the year in which the ownership change occurs.  Therefore, in general, although ownership changes are determined at the Debtor level, the section 382 limitation, if any is triggered, would apply on a single entity basis to the Debtor and its subsidiaries.

Under section 382, following an ownership change, the amount of a loss corporation’s taxable income that can be offset by pre-ownership change CNOLs during any post-ownership change year generally cannot exceed an amount equal to the loss corporation’s value immediately before the ownership change (excluding proscribed contributions to capital) multiplied by the long-term tax-exempt rate.  The long-term tax-exempt rate changes from month to month based on changes in prevailing interest rates.  For ownership changes occurring in April 2004, the long-term tax-exempt rate is 4.31 percent.

In addition, the section 382 limitation during the five years following the Effective Date is increased (and thus, a loss corporation may utilize a greater percentage of its pre-change losses in the post-change period) by the amount of any gain recognized in such years from the sale of an asset to the extent that such asset has unrealized built-in gain at the time of the ownership change.  The built-in gain rule applies only if at the time of the ownership change the loss corporation has an overall net unrealized built-in gain that exceeds the lesser of (a) $10 million and (b) fifteen percent of the fair market value of its assets (excluding cash and cash equivalents).  Similarly, if the loss corporation at the time of the ownership change has an overall net unrealized built-in loss that exceeds the lesser of (a) $10 million and (b) fifteen percent of the fair market value of its assets (excluding cash and cash equivalents) use of such recognized build-in losses will be subject to the section 382 limitation as if they were pre-change CNOLs.

The section 382 provisions discussed above, however, may be ameliorated by certain provisions of section 382 of the IRC that provide a more liberal rule for a corporation that is in a bankruptcy case when the ownership change occurs.  These provisions — sections 382(l)(5) and 382(l)(6) — are discussed below.

Section 382(l)(5) of the IRC generally provides that the limitations of section 382 shall not apply to any ownership change occurring in a case under the jurisdiction of a bankruptcy court if “qualifying creditors” and holders of equity interests own fifty percent or more of the loss corporation’s stock after such ownership change as a result of owning qualifying debt or stock of a loss corporation before the ownership change.

The Treasury regulations issued pursuant to section 382(l)(5) of the IRC provide that a qualifying creditor is a beneficial owner, immediately before the ownership change, of “qualifying indebtedness.”  The indebtedness of the Debtor is qualifying indebtedness if it either (i) has been owned by the same Creditor for at least 18 months before the date of the filing of the Chapter 11 Case or (ii) arose in the ordinary course of the Debtor’s trade or business and has been owned at all times by such Creditor.  CDSA and the Debtors intend to take the position that the indebtedness the Debtor issued to the Bank is qualifying indebtedness for purposes of section 382(l)(5) of the IRC and that the remaining CNOLs of its consolidated group are covered by the exception of section 382(l)(5).

Finally, under section 382(l)(5) of the IRC, the loss corporation’s CNOLs and specified credits must be recomputed to eliminate deductions for interest paid or accrued by the loss corporation on that portion of the debt which was exchanged for stock, and for which the loss corporation (or its predecessor) had previously claimed deductions for federal income tax purposes during (a) the three taxable years prior to the taxable year in which the ownership change occurs, and (b) the portion of the taxable year of the ownership change up to, but not including, the ownership change date.  If section 382(1)(5) of the IRC applies to the ownership change on the Effective Date of the Plan and, within the two-year period immediately following such ownership change, a second ownership change occurs as a result of the issuance of equity interests in CDSA, section 382(1)(5) will not apply to the second ownership change and the section 382 limitation with respect to the second ownership change will be zero.

A tax election exists which permits a loss corporation to which section 382(l)(5) of the IRC applies to elect to have section 382(l)(5) not apply.  If such election is made by an eligible loss corporation, (or, alternatively, if the loss corporation’s ownership change does not qualify under section 382(l)(5)) and if new stock is exchanged for old debt under a plan of reorganization, the section 382 limitation is determined under section 382(l)(6) of the IRC, which allows the value of the loss corporation (immediately before the ownership change) to be increased by the added value that results from the elimination of Creditors’ claims pursuant to the Plan and the joint plan of reorganization of CDSI, CCG and CCS.

Although not free from doubt, CDSA and the Debtor intend to take the position that the ownership change with respect to the Debtor and its subsidiaries that is likely to occur on the Effective Date qualifies under section 382(l)(5) of the IRC and are reviewing the extent to which such election would be beneficial.  CDSA and the Debtor also intend to take the position that section 382(l)(6) will apply to such ownership change in the event section 382(l)(5) does not apply.

Any shift (deemed or actual) in the ownership of stock of the Debtor (or CDSA), directly or by attribution, outside the scope of the Plan may trigger or already may have triggered the application of section 382 and other provisions of the IRC that may affect the availability of the CNOLs of the Debtor and its subsidiaries to CDSA and its subsidiaries after the Effective Date.  Because the federal income tax consequences of any such shift would depend on the particular facts and circumstances at such time and the application of complex legislation and regulations, the Debtor expresses no view as to the effect of any transactions outside the scope of the Plan or the survival of any CNOLs or other carryovers.

4.             Backup Withholding and Reporting.

The Debtor will withhold all amounts required by law to be withheld from payments made pursuant to the Plan. The Debtor will comply with all applicable reporting requirements of the IRC.

THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

I.              Executory Contracts And Unexpired Leases

All executory contracts and unexpired leases of the Debtor, not previously rejected or assumed and assigned pursuant to an order of the Court, are rejected pursuant to the Plan and the Confirmation Order effective as of the Confirmation Date, subject to the occurrence of the Effective Date.

Pursuant to the terms of the Confirmation Order and Bankruptcy Rule 3002(c)(4), and except as otherwise ordered by the Court, a proof of claim for each Claim arising from the rejection of an executory contract or unexpired lease shall be filed with the Court no later than thirty (30) days after the later of (i) the date of the entry of a Final Order approving such rejection, and (ii) the Confirmation Date, or such Claim shall be forever barred.  All Claims for damages arising from the rejection of an executory contract or unexpired lease shall be included in Class 10A and any Allowed Claim arising therefrom shall be treated in accordance with Article IV of the Plan.

J.             Dissolution

Pursuant to the Plan, the Confirmation Order, and Nevada Law, the Debtor shall cease to exist as a corporate entity and shall be deemed, as a matter of law, dissolved, as of the Effective Date.

K.            Termination of SEC Registration and Reporting

Pursuant to the Plan and Confirmation Order, all of the Class 13 Interests shall be deemed, as a matter of law, cancelled, as of the Effective Date.  On or immediately after the Effective Date, the Debtor will file an SEC Form 15 (and/or other appropriate filings) with the Securities and Exchange Commission to effect a termination of registration of any class of Debtor’s securities under the Securities and Exchange Act of 1934 and the Debtor’s obligation to file any reports, forms, schedules or other disclosure under the Securities and Exchange Act of 1934.

L.            Risk Factors Which May Affect Reorganization

At present, the Debtor has insufficient funds with which to make the payments required under this Plan.  It is anticipated that the funds necessary to comply with these obligations will be derived from those monies otherwise payable to the Bank and NCFE in the Trestle and Resource Pharmacy cases, where the businesses have been sold and the debtors hold the sales proceeds; from exit financing with Merrill Lynch Capital, with whom a term sheet has been signed; and with a loan from the Bank.  These resources should prove to be sufficient.

This Plan is contingent upon confirmation of the CDSI Plan, and consummation of the terms of the settlement between the Bank and NCFE.  If these conditions precedent do not occur, the Plan will not go forward.

M.           Provisions Regarding Releases

The treatment of the Claims of the Bank and the NCFE Released Parties under the Plan represents the product of extensive negotiations between the Debtor, the Bank and the NCFE Released Parties and embodies an agreement reached between the parties.  In exchange for the treatment of the Bank’s and the NCFE Released Parties’ Claims as set forth in the Plan, the Debtor, the Estate and the Committee hereby release the Bank, the NCFE Released Parties and the TLC Debtors (subject to and conditioned upon the Debtor’s receipt of a reciprocal release from the TLC Debtors), together with their respective predecessors, successors and assigns of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, including, without limitation, the Med Adversary Proceeding, which the Debtor, the Estate and/or the Committee ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Bank, the NCFE Released Parties and the TLC Debtors.

In exchange for the treatment of the Debtor’s claims asserted in the bankruptcy cases of the NCFE Released Parties and the TLC Debtors, and the foregoing releases, and with the exception of (i) the Bank’s claims against, and equity interests in, the TLC Debtors assigned by the Bank to the NCFE Released Parties under the settlement agreement between the Bank and the NCFE Released Parties referred to below and (ii) the obligations of the Bank under that settlement agreement, the NCFE Released Parties and the TLC Debtors release the Bank, the Debtor, the Estate, and the Committee, together with their respective predecessors, successors and assigns (collectively the “Released Parties”) of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the NCFE Released Parties or the TLC Debtors ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Released Parties.

In exchange for the treatment of the Claims of the NCFE Released Parties and the TLC Debtors under the Plan, the treatment of the Debtor’s claims asserted in the bankruptcy cases of the NCFE Released Parties and the TLC Debtors, and the foregoing releases, and with the exception of (i) the Bank’s claims against, and equity interests in, the TLC Debtors assigned by the Bank to the NCFE Released Parties under the settlement agreement between the Bank and the NCFE Released Parties referred to below, and (ii) the obligations of the NCFE Released Parties under that settlement agreement, the Bank releases the NCFE Released Parties and the TLC Debtors, together with their respective predecessors, successors and assigns, of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the Bank ever had or now has, claim to have had, or hereafter can, shall or may claim to have against the NCFE Released Parties, the TLC Debtors, and their respective predecessors, successors and assigns; provided however that the release by the Bank of the TLC Debtors and their predecessors, successors and assigns shall not be effective until confirmation of a chapter 11 plan in the cases of the TLC Debtors that is consistent with the Settlement Agreement and Release between the Bank and the NCFE debtors that was previously approved by the Bankruptcy Court in the NCFE debtors’ cases.

The foregoing releases are a part of the settlements contained in the Plan.  The settlements are subject to Bankruptcy Court approval, which approval hearing is scheduled for June 25, 2004.  The standards of Fed. R. Bankr. P. 9019 shall be applied in connection with consideration of the approval of the settlements.

Confirmation of the Plan shall constitute Court approval of the compromises reflected herein.  The releases contained in the Plan shall become effective on the Effective Date.

N.            Injunctions and Stays

Unless otherwise provided, all injunctions or stays provided for in the Case pursuant to section 105 or 362 of the Code, or otherwise, in existence at the Confirmation Date prior to the entry of the Confirmation Order, shall remain in full force and effect until the closing of the Case.

Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Entities that have held, currently hold or may hold a Claim or other debt or liability or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently enjoined from taking any of the following actions on account of any such Claims, debts or liabilities or terminated Interests or rights:  (a) commencing or continuing in any manner any action or other proceeding against the Debtor, the Liquidating Trust, the Med Creditors’ Trust or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor, the Liquidating Trust, the Med Creditors’ Trust or their respective property, other than as permitted pursuant to clause (a) above; (c) creating, perfecting or enforcing any lien or encumbrance against the Debtor, the Liquidating Trust, the Med Creditors’ Trust or their respective property; (d) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to the Debtor, the Liquidating Trust or the Med Creditors’ Trust; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein or elsewhere in the Plan shall be deemed to affect the right of any entity to exercise, on or after the Effective Date, any right left unaffected by section 553(a) of the Code to set off a debt owing by such entity against the Debtor that arose prior to the Petition Date.

As of the Effective Date, all Entities that have held, currently hold or may hold any claims, obligations, suits, judgment, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan will be permanently enjoined from taking any of the following actions against any Entity released pursuant to the Plan or its property on account of such released claim, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities:  (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein or elsewhere in the Plan shall be deemed to affect the right of any entity to exercise, on or after the Effective Date, any right left unaffected by section 553(a) of the Bankruptcy Code to set off a debt owing by such entity to the Debtor (or its assignee under the Plan) that arose prior to the Petition Date against an Allowed Claim of such entity against the Debtor that arose prior to the Petition Date.

By accepting distribution pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this section.

O.            Limitation of Liability

Neither (a) the Debtor, nor any of its employees, officers, or directors employed as of the date of the Plan, (b) the Committee or its members, acting solely in such capacity, (c) the Med Creditors’ Trust Trustee, (d) the Litigation Trust Trustee, (e) the Liquidating Agent, (f) the Facilitator, (g) the NCFE Released Parties, or (h) the Bank, nor any professional persons employed by any of the foregoing during the pendency of this case, shall have or incur any liability to any person or entity for any act taken or omission made in good faith in connection with, or relating to, the Chapter 11 Case, any possible post-petition disposition of the Debtor’s assets, or to negotiating, formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract instrument, security, release, or other agreement, instrument, or document created in connection with the foregoing, except for willful misconduct or gross negligence.

P.            Termination of the Committee

After the Effective Date, the Committee shall remain in existence solely for the purpose of exercising its discretion to remove the Med Creditors’ Trust Trustee and to appoint a successor.  The fees and expenses (including, without limitation, the fees and expenses of professionals retained by the Committee) incurred by the Committee after the Effective Date, if any, shall be paid by the Med Creditors’ Trust Trustee solely from the Med Creditors’ Trust.  Except as set forth in this paragraph, the members of the Committee shall be relieved of all of their responsibilities and duties in the Case, and the Committee shall have no further participation in the Case.  The Committee shall be dissolved on the first day after the Med Creditors’ Trust Trustee makes the final distribution provided for under the Plan and the Med Creditors’ Trust Agreement.

Q.            Retention of Jurisdiction

The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the chapter 11 Case and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

1.             Allowance of Claims.

To hear and determine the allowance of all Claims and Interests upon objections to any such Claims or Interests;

2.             Executory Contract Proceedings.

To act with respect to proceedings regarding the rejection of any executory contract or unexpired lease of the Debtor pursuant to sections 365 of the Code and Article VI of the Plan, and to determine the allowance of any Claims arising from the resolution of any such proceedings;

3.             Plan Interpretation.

To resolve controversies and disputes regarding the interpretation of the Plan, the Confirmation Order, the Med Creditors’ Trust Agreement, the Litigation Trust Agreement, and the Liquidating Trust Agreement;

4.             Plan Implementation.

To implement and enforce the provisions of the Plan, the Confirmation Order, the Med Creditors’ Trust Agreement, the Litigation Trust Agreement, and the Liquidating Trust Agreement, and otherwise to enter orders in aid of confirmation and implementation of the Plan, including, without limitation, appropriate orders to protect the Liquidating Trust from any action or other proceeding that may be initiated by any Creditor or Interest Holder.  Upon the request of an interested party, the Court may resolve an objection to the payment of professional fees or other administrative costs paid from the Liquidating Trust on the ground that they are unreasonable or inconsistent with the requirements of the Code.  All requests for payment of fees by professionals employed by the Liquidating Trust shall be served (with a 15-day period to object) on the Reorganized Debtors and the Office of the United States Trustee.  If no objection is received by the Liquidating Agent within the 15-day period, the Liquidating Agent may pay the fees without the need for further review or approval of the Court.  If an objection to professional fees incurred by the Liquidating Trust is received within the 15-day period, the Liquidating Agent shall schedule a Court hearing to resolve the objection.  All fees and expenses of administration and representation of the Liquidating Trust shall be paid from the assets of the Liquidating Trust after approval as specified above;

5.             Plan Modification.

To modify the Plan pursuant to section 1127 of the Code and the applicable Bankruptcy Rules;

6.             Adjudication of Controversies.

To adjudicate such contested matters and adversary proceedings as may be pending or subsequently initiated in the Court including, but not limited to, actions relating to any Recovery Rights, pending litigation matters, objections to Claims, or actions relating to taxes brought by the Liquidating Trust, the Med Creditors’ Trust or the Litigation Trust;

7.             Injunctive Relief.

To issue any injunction or other relief appropriate to implement the intent of the Plan, and to enter such further orders enforcing any injunctions or other relief issued under the Plan or pursuant to the Confirmation Order;

8.             Correct Minor Defects.

To correct any defect, cure any omission or reconcile any inconsistency or ambiguity in the Plan, the Confirmation Order or any document executed or to be executed in connection therewith, including, without limitation, the Liquidating Trust Agreement, as may be necessary to carry out the purposes and intent of the Plan, provided that the rights of any holder of an Allowed Claim or Allowed Interest are not materially and adversely affected thereby;

9.             Post Confirmation Orders Regarding Confirmation.

To enter and implement such orders as may be appropriate in the event the Confirmation Order is, for any reason, stayed, reversed, revoked, modified or vacated; and

10.          Final Decree.

To enter a final decree closing the Case.

VI.           RECOMMENDATION

The Debtor believes that the Plan provides for the fair and equitable treatment of the Debtor’s creditors and therefore recommends that creditors vote to accept the Plan

Dated: May 18, 2004	MED DIVERSIFIED, INC.

	By:	/s/ Alexander H. Bromley
	Its:	Vice President and General Counsel

DUANE MORRIS LLP

Paul D. Moore

470 Atlantic Avenue, Suite 500

Boston, MA 02210

Tel:  (617) 289-9200

Fax:  (617) 289-9201

E-mail:  pdmoore@duanemorris.com

and

Toni Marie Vaccarino (TV-8340)

744 Broad Street, Suite 1200

Newark, NJ 07102

Tel:  (973) 424-2000

Fax:  (973) 424-2001

E-mail:  tmvaccarino@duanemorris.com

Counsel for Debtor and Debtor in Possession

DISCLOSURE EXHIBIT LIST

1 -	Exhibit A	Plan

2 -	Exhibit B	Chart Reflecting the Organizational Structure of the Debtors and Non-Debtor Affiliates

3 -	Exhibit C	Feasibility Analysis for Joint Plan of Reorganization of Chartwell Diversified Services, Inc., Chartwell Care Givers, Inc. and Chartwell Community Services, Inc.

4 -	Exhibit D	List of All Presently-Known Potential Preference and Fraudulent Transfer Actions

5 -	Exhibit E	Liquidation Analysis

EXHIBIT A

HEARING DATES:  June 25, 2004 at 10:00 a.m.

June 28, 2004 at 9:00 a.m.

June 29, 2004 at 9:00 a.m.

OBJECTION/BALLOTING DEADLINE:  June 15, 2004 at 4:00 p.m.

UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF NEW YORK

In re:	)	Chapter 11
)
	)	Jointly Administered
)
MED DIVERSIFIED, INC., et al.,	)	Case No.:	02-88564
	)		02-88568
Debtors.	)		02-88570
	)		02-88572
	)		02-88573
)

SECOND AMENDED PLAN OF LIQUIDATION OF DEBTOR
MED DIVERSIFIED, INC. DATED MAY 10, 2004

Pursuant to section 1121 of the Bankruptcy Code, Med Diversified, Inc., a Nevada corporation (the “Debtor”), proposes this Second Amended Plan of Liquidation.

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

A.            Specific Definitions.  In addition to such other terms as are defined in other sections hereof, the following terms shall have the following meanings:

1.              “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Code and referred to in section 507(a)(1) of the Code, including, without limitation, compensation of and reimbursement of costs to Professionals, and all fees and charges assessed against the Debtor and the Estate under 28 U.S.C. § 1930.

2.              “Administrative Claims Fund” means a fund established by the Debtor, Trestle, Resource Pharmacy and the Reorganized Debtors on the Effective Date for the purpose of making distributions to (a) holders of Allowed Administrative Claims against the Debtor, CDSI, CCG and CCS, and (b) Sun Capital on account of their Allowed Claims.  To the extent that funds remain after the payment of Allowed Administrative Claims against the Debtor, CDSI, CCG and CCS and the Allowed Claims of Sun Capital, amounts remaining in the Administrative Claims Fund may be used to fund the Class 10A Distribution.  The source of funds for the Administrative Claims Fund shall be transfers pursuant to the Resource Plan and the Trestle Plan on the Effective Date.  The Administrative Claims Fund shall utilize a bank account to be opened and administered by the Reorganized Debtors for the purpose of receiving and disbursing funds in accordance with the Plan.

3.              “AIG” means American Home Assurance Company, National Union Fire Insurance Company of Pittsburgh, PA., Insurance Company of the State of Pennsylvania, American International Specialty Lines Insurance Company, and other entities related to American International Group, Inc.

4.              “Allowed Administrative Claim” means all or that portion of an Administrative Claim which is an Allowed Claim.

5.              “Allowed Claim” means that portion of a Claim: (a) which was scheduled by the Debtor pursuant to section 521 of the Code, other than a Claim scheduled as disputed, contingent or unliquidated; (b) proof of which was timely filed with the Court, and as to which no objection has been filed on or prior to the deadlines established by sections II.B., V.B.6., V.C.6. and/or VI. of the Plan; or (c) which has otherwise been allowed by a Final Order.

6.              “Allowed Priority Claim” means all or that portion of a Priority Claim which is an Allowed Claim.

7.              “Allowed Secured Claim” means all or that portion of a Secured Claim which is an Allowed Claim.

8.              “Allowed Subordinated Claim” means all or that portion of a Subordinated Claim which is an Allowed Claim.

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9.              “Allowed Tax Claim” means all or that portion of a Tax Claim which is an Allowed Claim.

10.            “Allowed Unsecured Claim” means all or that portion of an Unsecured Claim which is an Allowed Claim.

11.            “Bank” means Private Investment Bank Limited.

12.            “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.

13.            “Business Day” means any day other than a Saturday, a Sunday or a “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

14.            “Case” means the chapter 11 case under the Code commenced by the Debtor on the Petition Date.

15.            “Cash” means lawful currency of the United States and equivalents thereof, including, but not limited to: bank deposits, wire transfers, checks, and other similar items.

16.            “CCG” means Chartwell Care Givers, Inc., a Delaware corporation.

17.            “CCG Creditors’ Trust” means that trust established in accordance with the CDSI Plan which, after the effective date of the CDSI Plan, will hold and distribute certain assets and funds for the benefit of certain holders of Claims against CCG in accordance with the terms of the CDSI Plan.

18.            “CCS” means Chartwell Community Services, Inc., a Texas corporation.

19.            “CCS Creditors’ Trust” means that trust established in accordance with the CDSI Plan which, after the effective date of the CDSI Plan, will hold and distribute certain assets and funds for the benefit of certain holders of Claims against CCS in accordance with the terms of the CDSI Plan.

20.            “CDSA” means CDS Acquisition, Inc., a Delaware corporation.

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21.            “CDSI” means Chartwell Diversified Services, Inc., a Delaware corporation.

22.            “CDSI Confirmation Date” means the date of entry of the CDSI Confirmation Order.

23.            “CDSI Confirmation Order” means the order of the Court confirming the CDSI Plan pursuant to section 1129 of the Code.

24.            “CDSI Creditors’ Trust” means that trust established in accordance with the CDSI Plan which, after the effective date of the CDSI Plan, will hold and distribute certain assets and funds for the benefit of certain holders of Claims against CDSI in accordance with the terms of the CDSI Plan.

25.            “CDSI Plan” means the Second Amended Joint Plan of Reorganization of Debtors CDSI, CCG and CCS (including all exhibits and attachments), as modified or amended from time to time.

26.            “CDSI Shares” means all shares of common stock of CDSI on or after the effective date of the CDSI Plan.

27.            “CIT” means CIT Technology Financing Services, Inc.

28.            “Claim” or “Claims” as defined in the Code, section 101(5)(A) and (B) means (a) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

29.            “Class” means a group of Claims or Interests classified together in a class designated in Article III of the Plan.

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30.            “Class 10A Distribution” means the $5,250,000 in Cash to be paid on the Effective Date to the Med Creditors’ Trust for the benefit of the holders of Allowed Claims in Class 10A.

31.            “Code” means the Bankruptcy Code, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., including all amendments thereto.

32.            “Committee” means the Official Committee of Unsecured Creditors appointed by the Office of the United States Trustee in the Case, as it may be constituted from time to time.

33.            “Confirmation Date” means the date of entry of the Confirmation Order.

34.            “Confirmation Order” means the order of the Court confirming the Plan pursuant to section 1129 of the Code.

35.            “Court” means the United States Bankruptcy Court for the Eastern District of New York.

36.            “Creditor” means any holder of a Claim, as defined in the Code, section 101(10).

37.            “Debtor” means Med Diversified, Inc., whether as debtor or as debtor-in-possession.

38.            “Disclosure Statement” means the “Disclosure Statement Regarding the Second Amended Plan of Liquidation of Med Diversified, Inc. Dated May 18, 2004” (and all exhibits and attachments thereto or referenced therein) that relates to the Plan and is approved pursuant to section 1125 of the Code in an order entered by the Court, as such Disclosure Statement may be amended, modified or supplemented.

39.            “Disputed Claim” means any Claim which is not an Allowed Claim, or a Claim which has been disallowed by the Court under section 502 of the Code.

40.            “Effective Date” means, unless an earlier date is otherwise agreed to by the Debtor and the Bank, the later of:  (i) the eleventh (11th) day after the Confirmation

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Date if it is a Business Day (or, if it is not a Business Day, the first Business Day thereafter); or (ii) the first Business Day on which the Confirmation Order becomes a Final Order; or (iii) the eleventh (11th) day after the CDSI Confirmation Date if it is a Business Day (or, if it is not a Business Day, the first Business Day thereafter); or (iv) the first Business Day on which the CDSI Confirmation Order becomes a Final Order; or (v) the first day after all of the conditions precedent specified in the NCFE/Bank Settlement Agreement have been satisfied or waived in accordance with the NCFE/Bank Settlement Agreement and the NCFE/Bank Settlement Agreement has become effective.

41.            “Entity” means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any subdivision thereof, or any other entity.

42.            “Estate” means the estate created by section 541(a) of the Code upon the Petition Date.

43.            “Final Order” means an order or judgment of the Court, the operation or effect of which has not been stayed, and as to which the time to appeal or to seek reargument or rehearing has expired, and as to which no appeal, reargument, or petition for rehearing or certiorari has been taken or is pending.

44.            “Initial Distribution Date” means the first Business Day on which a distribution is made under the Plan to holders of Allowed Claims.

45.            “Interest” means (a) the common or preferred stock or any ownership rights in the common or preferred stock of the Debtor, and (b) any right, warrant or option, however arising, to acquire the common stock or any other equity interest, or any rights therein, of the Debtor.

46.            “Interest Holder” means the holder of an Interest.

47.            “Liquidating Trust” means that trust established in accordance with section V.B. hereof, and which, after the Effective Date, will hold and distribute certain

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assets and funds for the benefit of holders of Allowed Claims in accordance with the terms of the Plan, and will have such powers, duties and obligations as are set forth therein, in the Liquidating Trust Agreement, in the Confirmation Order, in other Final Orders, and by applicable law.

48.            “Liquidating Trust Agreement” means that certain “Liquidating Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “1.”

49.            “Liquidating Agent” shall mean the Liquidating Agent of the Liquidating Trust consisting of one (1) Entity to be designated by the Bank on or before the Effective Date.

50.            “Litigation Trust” means that trust established in accordance with the CDSI Plan which, after the Effective Date, will hold and prosecute the Recovery Rights and certain other claims for the benefit of the Reorganized Debtors and the Bank in accordance with the terms of the Plan and the CDSI Plan, and will have such powers, duties and obligations as are set forth therein, in the Litigation Trust Agreement, in the Confirmation Order, in the CDSI Confirmation Order, in other Final Orders, and by applicable law.

51.            “Litigation Trust Agreement” means that certain “Litigation Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “2.”

52.            “Litigation Trust Trustee” shall mean the Trustee of the Litigation Trust consisting of one (1) Entity to be designated by the Bank on or before the Effective Date.

53.            “Magliochetti Related Claims” means all Claims filed by, or on behalf of, Frank Magliochetti or any of his family members, including, but not limited to, TegCo Investments LLC and TEGRx, Inc.

54.            “Med Adversary Proceeding” means the adversary proceeding captioned Med Diversified, Inc. et al. v. National Century Financial Enterprises, Inc. et al., Case No. 03-8262 (Bankr. E.D.N.Y.).

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55.            “Med Creditors’ Trust” means that trust established in accordance with section V.E. hereof which, after the Effective Date, will hold and distribute certain assets and funds for the benefit of holders of Allowed Claims in Class 10A in accordance with the terms of the Plan, and will have such powers, duties and obligations as are set forth therein, in the Med Creditors’ Trust Agreement, in the Confirmation Order, in other Final Orders, and by applicable law.

56.            “Med Creditors’ Trust Agreement” means that certain “Med Diversified, Inc. Creditors’ Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “3.”

57.            “Med Creditors’ Trust Trustee” shall mean the Trustee of the Med Creditors’ Trust consisting of one (1) Entity to be designated by the Committee on or before the Effective Date.

58.            “NCFE/Bank Settlement” means that certain settlement agreement between the NCFE Released Parties and the Bank, which was approved by Order of the United States Bankruptcy Court for the Southern District of Ohio, Eastern Division, dated March 2, 2004.

59.            “NCFE Released Parties” or “NCFE” means National Century Financial Enterprises, Inc., National Premier Financial Services, Inc., NPF VI, Inc., NPF XII, Inc., NPF X, Inc., NPF-LL, and NPF Capital.

60.            “Net Recoveries” means the Cash actually received by the Litigation Trust on account of the Recovery Rights, less the cost of recovering such Cash, including, without limitation, all attorneys’ fees and costs of litigation associated with such Recovery Rights.

61.            “Petition Date” means November 27, 2002.

62.            “Plan” means this “Second Amended Plan of Liquidation of Debtor Med Diversified, Inc. Dated May 10, 2004” (including all exhibits and attachments, each of

8

which is hereby incorporated and made part of the Plan), as modified or amended from time to time.

63.            “Priority Claim” means a Claim other than an Administrative Claim or a Tax Claim which, if allowed, would be entitled to priority under section 507(a) of the Code.

64.            “Pro Rata” means proportionately, so that with respect to a particular Allowed Claim, the ratio of (a)(i) the amount of property distributed on account of such Claim to (ii) the amount of such Claim, is the same as the ratio of (b)(i) the amount of property distributed on account of all Allowed Claims of the Class in which such Claim is included to (ii) the amount of all Allowed Claims in that Class.

65.            “Professionals” means those Entities (a) employed in the Case under sections 327 or 1103 of the Code, and (b) entitled, under sections 328, 330, 331, 503(b), 506(b), and/or 507(a)(1) of the Code, to seek compensation for legal, accounting or other professional services and the costs and expenses related to such services from the Debtor or the Estate.

66.            “Recovery Rights” means any and all causes of action, claims and legal entitlements including, without limitation, actions to subordinate Claims under section 510 of the Code, and avoidance power actions set forth in sections 544 through 551, inclusive, of the Code.

67.            “Related Debtors” means, collectively, the Debtor, CDSI, CCG, CCS, Trestle and Resource Pharmacy.

68.            “Reorganized Debtors” means, collectively, CDSI, CCG and CCS from and after the Effective Date.

69.            “Residual Proceeds” means the Cash remaining in the Liquidating Trust after (a) the liquidation of all of the assets of the Estate, and (b) the payment of all expenses and other obligations of the Liquidating Trust including, without limitation, the

9

fees and expenses of the Liquidating Agent and the fees and expenses of attorneys and other professionals retained by the Liquidating Agent.

70.            “Resource Pharmacy” means Resource Pharmacy, Inc., a Nevada corporation.

71.            “Resource Plan” means the Second Amended Plan of Liquidation of Debtor Resource Pharmacy, Inc. (including all exhibits and attachments), as modified or amended from time to time.

72.            “Secured Claim” means a Claim secured by a lien on any property of any of the Estate, but only to the extent of the value of the secured interest that the holder of such Claim has in such property as of the Petition Date (or, with respect to Court approved post-petition financing, the Confirmation Date), with such value calculated after deducting the amount of all liens, security interests, encumbrances, interests, or other claims, that are senior in priority to such Claim with respect to such property.

73.            “Subordinated Claims” means: (a) any Claim, or a portion of a Claim, that is subject to subordination under section 510 of the Code, and (b) any Claim, or portion of a Claim, for any fine, penalty, or forfeiture, or for multiple, exemplary, or punitive damages to the extent that such fine, penalty, forfeiture, or damages are not compensation for actual pecuniary loss suffered by the holder of such Claim.  In the event that the Court determines that the Subordination of a Claim is inappropriate, such Claim shall be treated as a Class 10A Claim, except that no Magliochetti Related Claim shall be classified as a Class 10A Claim or be paid out of the Class 10A Distribution.

74.            “Sun Capital” means Sun Capital HealthCare, Inc.

75.            “Sun Capital Escrow Account” means an account established by Sun Capital for the proceeds of the pre October 18, 2002 receivables collected in the approximate amount of $3,600,000.

76.            “Sunrise” means Sunrise International Leasing.

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77.            “Tax Claim” means a Claim entitled to priority under section 507(a)(8) of the Code.

78.            “TLC Debtors” means Tender Loving Care Health Services, Inc., a Delaware corporation, T.L.C. Home Health Care, Inc., a Florida corporation, Albert Gallatin Home Care, Inc., a Delaware corporation, Staff Builders, Inc., a New York corporation, Staff Builders International, Inc., a New York corporation, Careco, Inc., a Massachusetts corporation, Tender Loving Care Home Care Services, Inc., a New York corporation, T.L.C. Midwest, Inc., a Delaware corporation, U.S. Ethicare Corp., a Delaware corporation, T.L.C. Medicare Services of Dade, Inc., a Florida corporation, T.L.C. Medicare Services of Broward, Inc., a Florida corporation, U.S. Ethicare Chautauqua Corp., a New York corporation, Ethicare Certified Services, Inc., a New York corporation, U.S. Ethicare Erie Corp., a New York corporation, U.S. Ethicare Niagara Corp., a New York corporation, S.B.H.F., Inc., a New York corporation, Staff Builders Services, Inc., a New York corporation, Staff Builders Home Health Care, Inc., a Delaware corporation, St. Lucie Home Health Agency, Inc., a Florida corporation, and a Reliable Homemaker of Martin St. Lucie County, Inc., a Florida corporation, each of which is a debtor in a chapter 11 bankruptcy case pending in this Court.

79.            “Trestle” means Trestle Corporation, a Delaware corporation.

80.            “Trestle Plan” means the Second Amended Plan of Liquidation of Debtor Trestle Corporation (including all exhibits and attachments), as modified or amended from time to time.

81.            “Unclaimed Property” means any funds or other property to be distributed to Creditors pursuant to the Plan, the Med Creditors’ Trust Agreement and the Liquidating Trust Agreement which, after an attempted distribution, has not been received by the rightful Creditor.  Unclaimed property shall include checks and any other property which have been returned as undeliverable without a proper forwarding address, or which

11

were not mailed or delivered because of the absence of a proper address to which to mail or deliver such property.

82.            “Unsecured Claim” means a Claim which is not a Priority Claim, Secured Claim, Subordinated Claim, or Administrative Claim.

B.             Interpretation, Rules of Construction, and Computation of Time

1.              Any term used in the Plan that is not defined herein, whether in this Article I or elsewhere, or other Exhibits hereto, but that is defined in the Code or the Bankruptcy Rules has the meaning ascribed to that term in (and shall be construed in accordance with the rules of construction under) the Code or the Bankruptcy Rules.

2.              Any capitalized term used in the Plan that is not defined herein, or other Exhibits hereto, but that is defined and used in the Disclosure Statement has the meaning ascribed to that term in the Disclosure Statement.

3.              The words “herein,” “hereof,” “hereto,” “hereunder” and others of similar import refer to the Plan as a whole and not to any particular article, section, subsection or clause contained in the Plan.

4.              Unless specified otherwise in a particular reference, a reference in the Plan to an article or a section is a reference to that article or section of the Plan.

5.              Any reference in the Plan to a document being in a particular form or on particular terms and conditions means that the document shall be substantially in such form or substantially on such terms and conditions.

6.              Any reference in the Plan to an existing document means such document, as it may have been amended, modified or supplemented from time to time as of the Effective Date.

7.              Whenever from the context it is appropriate, each term stated in either the singular or the plural shall include both the singular and the plural.

8.              The rules of construction set forth in section 102 of the Code shall apply to the Plan.

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9.              In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

10.            All Exhibits to the Plan are incorporated into the Plan, and shall be deemed to be part of the Plan.

11.            The provisions of the Plan shall control over the contents of the Disclosure Statement.  The provisions of the Confirmation Order shall control over the contents of the Plan.

12.            Whenever any action is required to be taken, or a distribution of property is required to be made, on a particular date, the action or distribution shall be taken or made on such date, or as soon as practicable thereafter.

ARTICLE II

PAYMENT OF ADMINISTRATIVE EXPENSES
AND TREATMENT OF CERTAIN UNCLASSIFIED CLAIMS

A.            Administrative Claims.  Subject to the bar date provisions of section II.B of the Plan, on the later of the Effective Date or the date on which the Administrative Claim is allowed, the Debtor or the Liquidating Trust, as applicable, will pay to each Creditor holding an Allowed Administrative Claim, unless that Creditor agrees to different treatment, Cash equal to the unpaid portion of such Allowed Administrative Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business of the Debtor shall be paid in full and performed by the Debtor in accordance with the terms and conditions of the particular transactions and any applicable agreements.  United States Trustee quarterly fees will be paid in accordance with 28 U.S.C. § 1930(a)(6).  Sun Capital has an Allowed super-priority Administrative Claim, and on the Effective Date, the Liquidating Trust shall pay Sun Capital, unless Sun Capital agrees to different treatment, Cash equal to the unpaid portion of such super-priority Administrative Claim.  The source of funds for payment of Allowed Administrative Claims and super-priority Administrative Claims shall be the Debtor’s Cash and the Administrative Claims Fund, which shall be

13

funded, on or before the Effective Date, with an amount sufficient to pay all Allowed Administrative Claims.

B.             Bar Date For Administrative Claims.  All applications for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date, and any other request for compensation by any Entity for making a substantial contribution in the Case, and all other requests for payment of Administrative Claims incurred before the Effective Date under sections 507(a)(1) or 503(b) of the Code (except only for Claims under 28 U.S.C. § 1930) shall be filed no later than thirty (30) days after the Effective Date.  Any such Claim not filed within this deadline shall be forever barred and the Debtor shall be discharged of any obligation on such Claim; and any Creditor who is required to file a request for payment of such Claim and who does not file such request by the applicable bar date shall be forever barred from asserting such Claim against the Estate, the Debtor, the Liquidating Trust, or any of their respective properties.  The Allowed Administrative Claims of Professionals incurred through the Effective Date shall be paid in accordance with section 1129(a)(9)(A) of the Code by the Debtor, prior to the Effective Date, or the Liquidating Trust, after the Effective Date.  The source of funds for payment of Allowed Administrative Claims of Professionals shall be the Debtor’s Cash and the Administrative Claims Fund, which shall be funded, on or before the Effective Date, with an amount sufficient to pay all Allowed Administrative Claims, including Allowed Administrative Claims of Professionals.  Any objections to Administrative Claims must be filed by the later of (i) sixty (60) days after the Effective Date, or (ii) twenty (20) days following a request for allowance of such Administrative Claim pursuant to this paragraph.

Any Claim arising on or after the Effective Date shall be asserted against the Med Creditors’ Trust, the Litigation Trust, or the Liquidating Trust, as applicable, and shall not be dealt with under this Plan.

C.             Allowed Tax Claims.  Unless the holder of an Allowed Tax Claim agrees otherwise, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an

14

Allowed Tax Claim the principal amount of such Allowed Claim, without post-petition interest.

ARTICLE III

CLASSIFICATION OF CLAIMS AND INTERESTS

A.            Manner of Classification of Claims and Interests.  Except for Claims of a kind specified in sections 507(a)(1) or 507(a)(8) of the Code, all Claims against, and Interests in, the Debtor and with respect to all property of the Debtor and the Estate, are defined and hereinafter designated in respective Classes.  The Plan is intended to deal with all Claims against and Interests in the Debtor, of whatever character, whether known or unknown, whether or not with recourse, whether or not contingent or unliquidated, and whether or not previously allowed by the Court pursuant to section 502 of the Code.  However, only holders of Allowed Claims will receive any distribution under the Plan.  For purposes of determining Pro Rata distributions under the Plan, Disputed Claims shall be included in the Class in which such Claims would be included if Allowed.  Nothing in the Plan or in the Confirmation Order shall affect or alter any subordination agreement or inter-creditor agreement between Creditors that existed prior to the Confirmation Date.

B.             Classification.  Allowed Claims and Interests are divided into the following Classes:

Class 1 Claims (Secured Claims of the Bank).  Class 1 consists of the Allowed Secured Claims of the Bank.

Class 2 Claims (Secured Claims of the NCFE Released Parties).  Class 2 consists of the Allowed Secured Claim of the NCFE Released Parties.

Class 3 Claim (Secured Claim of AIG).  Class 3 consists of the Allowed Secured Claim of AIG.

Class 4 Claim (Secured Claim of CIT).  Class 4 consists of the Allowed Secured Claim of CIT.

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Class 5 Claim (Secured Claim of Sunrise).  Class 5 consists of the Allowed Secured Claim of Sunrise.

Class 6 Claim (Secured Claim of Sun Capital).  Class 6 consists of the Allowed Secured Claim of Sun Capital.

Class 7 Claims (All Other Secured Claims).  Class 7 consists of all Secured Claims against the Debtor, other than Allowed Claims in Classes 1, 2, 3, 4, 5 and 6.  Each holder of an Allowed Secured Claim in Class 7 shall be deemed to be a separate sub-class of Class 7.

Class 8 Claims (Priority Claims).  Class 8 consists of all Allowed Priority Claims.  Class 8 does not include any Tax Claims, all of which shall be treated in accordance with section II.C of the Plan.

Class 9 Claims  (Intentionally Omitted).

Class 10A Claims (General Unsecured Claims).  Class 10A consists of all Allowed Claims (including Claims arising from the rejection of executory contracts) other than (a) Administrative Claims, (b) Tax Claims (c) Magliochetti Related Claims, and (d) Claims included within any other Class designated in the Plan.  Class 10A shall be deemed to include Allowed Claims of those Creditor(s) holding an alleged Secured Claim for which: (i) no collateral exists to secure the alleged Secured Claim; and/or (ii) liens, security interests, or other encumbrances that are senior in priority to the alleged Secured Claim exceed the fair market value of the collateral securing such alleged Secured Claim as of the Petition Date.

Class 10B Claims (Magliochetti Related Claims).  Class 10B consists of all Allowed Magliochetti Related Claims.

Class 11 Claims (Subordinated Claims).  Class 11 consists of all Allowed Subordinated Claims.

Class 12 Claims (Inter-Debtor Claims).  Class 12 consists of all Allowed Claims of CDSI, CCS, CCG, Resource or Trestle against the Debtor.

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Class 13 Interests.  Class 13 consists of all Interests in Med Diversified, Inc.

ARTICLE IV

TREATMENT OF CLAIMS AND INTERESTS

A.            Class 1 Claims of the Bank

Class 1 is impaired.  The Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.  On the Effective Date, CDSA shall receive the CDSI Shares; and the Bank shall receive all of the senior notes, Class A preferred stock and Class A common stock of CDSA, representing substantially all of the value of CDSA on the Effective Date as further consideration for its Class 1 Claims.

To the extent that a creditor in Class 1 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

B.             Class 2 Claims of the NCFE Released Parties

Class 2 is impaired.  The Claims of the NCFE Released Parties have been assigned to the Bank pursuant to the NCFE/Bank Settlement.  As a result, the Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.

To the extent that a creditor in Class 2 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

The NCFE Released Parties shall receive all of the Debtor’s ownership interest in the TLC Debtors.

C.             Class 3 Claim of AIG

Class 3 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class 5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 3 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments: (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the

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surrender to the holder of the Allowed Secured Claim of such property of the Estate as may be security and collateral therefor; or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

To the extent that a Creditor in Class 3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

D.            Class 4 Claim of CIT

Class 4 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class 4 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 4 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments: (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the surrender to the holder of the Allowed Secured Claim of such property of the Estate as may be security and collateral therefor; or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

To the extent that a Creditor in Class 4 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

E.             Class 5 Claim of Sunrise

Class 5 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class 5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 5 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments: (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the surrender to the holder of the Allowed Secured Claim of such property of the Estate as may be security and collateral therefor; or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

To the extent that a Creditor in Class 5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

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F.             Class 6 Claims of Sun Capital

Class 6 is unimpaired.  To the extent that the Allowed Class 6 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class 6 shall receive payment in Cash on the Effective Date of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtor.  The approximate amount of the Sun Capital claim is $2.6 million.  Notwithstanding anything to the contrary contained in this Plan, all of Sun Capital’s rights and its first priority security interest and liens (including with respect to the separate escrow account constituting the Resource Proceeds), under the factoring documents, all orders of this Court effective as of this date and any subsequent order of the Court, will be preserved until Sun Capital receives payment in Cash in full satisfaction of its Claims.  In the event, that the Debtors and Sun Capital cannot agree to the amount of Sun Capital’s Allowed Claim prior to the Effective Date, the Debtors will establish a separate reserve escrow on account thereof into which will be deposited Cash in an amount equal to the amount of Sun Capital’s Claim as asserted by Sun Capital (or such other amount as may be determined by Order of the Bankruptcy Court), and Sun Capital’s liens will attach to such escrow funds.  Until Sun Capital receives Cash payment in full satisfaction of its Allowed Claim, fees and charges provided for in the factoring documents shall continue to accrue and will be added to the amount of Sun Capital’s Claim.

G.             Class 7 Claims of Other Secured Creditors

Class 7 is unimpaired.  On the Effective Date of the Plan, the Liquidating Agent shall surrender to the holders of an Allowed Secured Claim in Class 7 such property of the Estate as may be security and collateral therefor.

To the extent that a Creditor in Class 7 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

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H.            Class 8 Priority Claims

Class 8 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class 8 the principal amount of such Allowed Claim, without interest.

I.              Class 9 (Intentionally Omitted)

J.              Class 10A General Unsecured Claims

Class 10A is impaired.  The Med Creditors’ Trust, for the benefit of the holders of Allowed Claims in Class 10A, shall receive the Class 10A Distribution in full satisfaction of the Allowed Claims in Class 10A.  However, in the event Allowed Claims in Class 10A exceed $14 million but are less than $15 million, and if a portion of those Allowed Claims arose under 11 U.S.C. section 502(h) on account of recoveries received by the Bank, then the Bank shall contribute an additional 25% for those portions of Allowed Claims arising under section 502(h) that result in total Allowed Claims exceeding $14 million.  In the event Allowed Claims in Class 10A exceed $15 million and if a portion of those Allowed Claims arose under 11 U.S.C. section 502(h) on account of recoveries received by the Bank, then the Bank shall contribute an additional 35% for those portions of Allowed Claims arising under section 502(h) that result in total Allowed Claims exceeding $15 million.  By way of example, if total Allowed Claims are $17 million, and $1 million of those claims arose under section 502(h), then the Bank shall contribute $350,000; if total Allowed Claims are $17 million and no portion of those claims arose under section 502(h), then the Bank shall contribute no additional monies; if total Allowed Claims equal $14 million, and $3 million of those claims arose under section 502(h), the Bank shall likewise not contribute any additional monies.  Each holder of an Allowed Claim in Class 10A shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class 10A, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of

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Allowed Claims in Class 10A by the Med Creditors’ Trust after payment of the fees and expenses of the Med Creditors’ Trust.

Except as provided above, the payment of the Class 10A Distribution to the Med Creditors’ Trust shall be the sole source of distributions to holders of Allowed Claims in Class 10A.  The Med Creditors’ Trust Trustee shall serve as a disbursing agent for the Class 10A Distribution, which shall be collected by the Med Creditors’ Trust Trustee and distributed to holders of Allowed Claims in Class 10A Pro Rata as set forth in this Section J of this Article IV.

To the extent that the Bank has an Allowed Class 10A Claim, including the Claims of the NCFE Released Parties assigned to the Bank (because insufficient collateral exists to secure the Secured Claims of the Bank and/or NCFE or the liens, security interests, or other encumbrances that are senior in priority to the Secured Claims of the Bank and/or NCFE exceed the fair market value of the collateral securing the Secured Claims), such Claim shall be subordinated to other Allowed Claims in Class 10A and shall receive nothing from the Class 10A Distribution. (1)

(1)  The Bank’s agreement to subordinate its Unsecured Claim as provided for herein is only effective if the Plan is confirmed by a Final Order.  Nothing in the Plan or the Disclosure Statement shall be construed as acknowledging or authorizing the subordination of the Bank’s Unsecured Claims in the event the Plan is not confirmed.

K.            Class 10B Magliochetti Related Claims

Class 10B is impaired.  The amount of Disputed Claims in Class 10B that become Allowed Claims shall be determined by the Court.  To the extent that the Magliochetti Related Claims are not withdrawn or otherwise disallowed or subordinated, holders of Allowed Claims in Class 10B shall receive the same percentage recovery as holders of Allowed Claims in Class 10A, but the source of such recovery shall not be from the Class 10A Distribution.  Any amounts to be paid to holders of Allowed Claims in Class 10B shall come from the Liquidating Trust.

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L.             Class 11 Subordinated Claims

Class 11 is impaired.  Holders of Allowed Subordinated Claims in Class 11 will receive no distribution under the Plan on account of such Claims.

M.           Class 12 Inter-Debtor Claims

Class 12 is impaired.  Holders of Allowed Claims in Class 12 will receive no distribution under the Plan on account of such Claims.

N.            Class 13 Interests

Class 13 is impaired.  The Class 13 Interests in Med Diversified, Inc. shall be deemed canceled on the Effective Date without the payment of any monies or other consideration.  Holders of Class 13 Interests will not receive any distribution on account of such Interests under the Plan.

ARTICLE V

IMPLEMENTATION OF THE PLAN AND
EXECUTION OF ITS TERMS

A.            Implementation of the Plan

The Debtor proposes to implement and consummate the Plan through the means contemplated by sections 1123(a)(5) (B), (D), and (E), 1123(b)(2), (b)(3)(A) and (B), and (b)(5) of the Code.

B.             Transfer of Stock of the TLC Debtors and the CDSI Shares

On the Effective Date, Med shall irrevocably assign, transfer and convey (a) to the NCFE Released Parties all of Med’s ownership interest in the TLC Debtors and (b) to CDSA the CDSI Shares.

C.             Transfer of Sun Capital Escrow Account

On the Effective Date, all Cash and other rights and interests in the Sun Capital Escrow Account shall be transferred, free and clear of any claims, including without limitation any and all claims of the Related Debtors, the TLC Debtors, and their respective creditors and equity security holders as follows: (i) $400,000 to the Bank, and (ii) the

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remainder to the NCFE Released Parties.  Thereafter, Sun Capital shall have no further liability or obligation to collect prepetition accounts receivable.

D.            The Liquidating Trust

1.              Purpose of the Liquidating Trust.  The Liquidating Trust shall be deemed established on the Effective Date pursuant to the terms of the Liquidating Trust Agreement.  The purpose of the Liquidating Trust is to liquidate the unliquidated assets of the Debtor’s Estate, make payment of all Allowed Claims except for Class 10A Claims pursuant to the terms of the Plan, and distribute the Residual Proceeds, if any, to the Bank.  The Liquidating Trust shall also be responsible for objecting to all Claims except for Class 10A Claims, if appropriate.

2.              Transfers of Property.  On the Effective Date, all of the assets of the Debtor’s Estate except for the Recovery Rights, the Class 10A Distribution, any ownership interest in the TLC Debtors and the CDSI Shares shall be irrevocably assigned, transferred and conveyed to the Liquidating Trust including, without limitation, all shares of stock, securities, and other equity interests held by the Debtor as of the Effective Date and all Cash received from the Administrative Claims Fund.

3.              Management and Powers of the Liquidating Trust.  After the Effective Date, the affairs of the Liquidating Trust and all assets held or controlled by the Liquidating Trust shall be managed under the direction of the Liquidating Agent in accordance with the terms of the Liquidating Trust Agreement.  The Bank shall select the Liquidating Agent.  The Liquidating Trust shall be deemed to be a representative of the Estate as provided by section 1123 of the Code, to the extent of and in accordance with the terms of the Liquidating Trust, shall have the rights, powers and standing of debtors-in-possession under section 1107 of the Code, and such other rights, powers and duties incident to causing performance of the Debtor’s obligations under the Plan or otherwise, all as may be reasonably necessary to the administration of the Liquidating Trust.  Subject to the terms of the Liquidating Trust Agreement, the powers of the Liquidating Agent shall include, without

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limitation: (a) the ability and authority to object to all Claims except for Class 1, 2 and 10A Claims, and the ability to prosecute or settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (b) the ability and authority to prosecute all objections to Claims except for Class 1, 2 and 10A Claims that were filed by the Debtor and that were not resolved by a Final Order as of the Effective Date, and the ability to settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (c) effecting distributions under the Plan to the holders of Allowed Claims pursuant to the terms of the Plan; (d) the sale, lease, license, abandonment or other disposition of any or all of the property of the Liquidating Trust; (e) participation in any post-Confirmation Date motions to amend or modify the Plan or the Liquidating Trust Agreement, or appeals from the Confirmation Order; and (f) participation in actions to enforce or interpret the Plan.

If the holder of a Disputed Claim (other than a Disputed Class 10A Claim) and the Liquidating Agent agree to a settlement of such holder’s Disputed Claim for an amount not in excess of the face amount of such Disputed Claim, such Claim shall be deemed to be an Allowed Claim as of the Effective Date in an amount equal to the agreed settlement amount without need for further review or approval of the Court.  To the extent that any such settlement will provide for reclassification of all or a portion of the Disputed Claim as a Class 10A Claim, the Liquidating Agent shall provide notice of the proposed settlement (with a 15-day period to object) to the Med Creditors’ Trust Trustee.  If no objection is received by the Med Creditors’ Trust Trustee within the 15-day period and the proposed settlement amount is not in excess of the face amount of such Disputed Claim, the settled Claim shall be deemed to be an Allowed Claim as of the Effective Date without the need for further review or approval of the Court.

If an objection to a proposed settlement is received within the 15-day period or the proposed settlement amount in excess of the face amount of such Disputed Claim, the

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Liquidating Agent shall schedule a Court hearing to resolve the objection, or approve the proposed settlement, as the case may be.

4.              Establishment of Reserve.  Pursuant to the terms of the Liquidating Trust Agreement, the Liquidating Agent shall maintain a reserve in trust for the payment of any administrative expenses of the Liquidating Trust, any applicable taxes, any Tax Claims, any Administrative Claims, and any Disputed Claims which may later become Allowed Claims.

5.              Employment of Professionals.  The Liquidating Agent is authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from assets transferred to, or payments received by, the Liquidating Trust as provided in the Plan.  Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Liquidating Trust without further notice, hearing or approval of the Court except as set forth in the Liquidating Trust Agreement.

6.              Objections to Claims by the Liquidating Trust.  All objections to Disputed Claims to be filed by the Liquidating Agent shall be filed with the Court and served upon the holders of such Claims by the later of (a) 120 days after the Effective Date, or (b) 120 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the Liquidating Trust, or by order of the Court upon a motion filed by the Liquidating Trust, with notice of such motion to be served upon the Office of the United States Trustee.  If an objection has not been filed to a proof of claim that relates to a Disputed Claim by the objection bar dates established in this paragraph, the Claim to which the proof of claim relates shall be treated as an Allowed Claim for purposes of distribution under the Plan.

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7.              Distributions.  Distributions shall be made in accordance with the Plan, the Confirmation Order, and the Liquidating Trust Agreement.

(a)           Reserve for Disputed Claims.  For purposes of calculating Pro Rata distributions or any other distributions to be made under the Plan to holders of Allowed Claims, the calculation of the total Allowed Claims shall be computed as if all Disputed Claims then pending were allowed in the full amount thereof.

(b)          Initial Distribution Date.  Except for payments required to be made on the Effective Date in accordance with other sections of the Plan, the Liquidating Agent shall make the initial distribution from the Liquidating Trust at such time as the Liquidating Agent, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Liquidating Agent, there shall be in the Liquidating Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, or in objecting to Claims), debts, charges, liabilities, and obligations of the Liquidating Trust.

(c)           Allowance of Claims.  Distributions shall be made with respect to any Disputed Claim which becomes an Allowed Claim after the Effective Date on or as soon as practicable after the date on which each Disputed Claim becomes an Allowed Claim.  The amount of any distribution shall be calculated, on a Pro Rata basis, so that each Disputed Claim that becomes an Allowed Claim receives an initial distribution equal to the total percentage distributions made prior to the date of such allowance on account of other Allowed Claims under the Plan and the Liquidating Trust Agreement.

(d)          Subsequent Distribution Dates.  After the Initial Distribution Date, unless otherwise directed in the Plan or a post-Confirmation Date Final Order, the Liquidating Agent shall make additional distributions at such time as the Liquidating Agent, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Liquidating Agent, there shall be in the Liquidating Trust

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Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, and all expenses and fees incurred in objecting to Claims), debts, charges, liabilities, and obligations of the Liquidating Trust.

(e)           Unclaimed Property.  Unclaimed Property that shall remain unclaimed at the end of 180 days following the date of an attempted distribution shall be reallocated to other Creditors and redistributed by the Liquidating Trust.  After the expiration of 180 days following the date of an attempted distribution, each Claim with respect to Unclaimed Property shall be treated as if it had been disallowed in its entirety and all right, title and interest therein shall vest in the Liquidating Trust for redistribution in the order and priority established in the Plan and the Liquidating Trust Agreement.  Until the expiration of 180 days following the date on which the distribution of the Unclaimed Property has been attempted, Unclaimed Property shall be delivered upon presentation of proper proof by a holder of its entitlement thereto.

(f)           Surrender.  Notwithstanding any other provision of the Plan, no holder of an Allowed Claim shall receive any distribution under the Plan in respect of such Allowed Claim until such holder has surrendered to the Liquidating Trust any promissory note or other document(s) evidencing such Allowed Claim, or until evidence of loss and indemnity satisfactory to the Liquidating Agent, in his/her/its sole and absolute discretion, shall have been delivered to the Liquidating Trust in the case of any note or other document(s) alleged to be lost, stolen or destroyed.

(g)          Final Distribution.  Pursuant to the Plan, the Residual Proceeds from the Liquidating Trust shall be paid to the Bank as soon as practical after (a) the liquidation of all of the assets of the Estate, (b) the payment of all of the expenses and other obligations of the Liquidating Trust including, without limitation, the fees and expenses of the Liquidating Agent and the fees and expenses of attorneys and other

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professionals retained by the Liquidating Agent, and (c) the payment of all Allowed Claims pursuant to the terms of the Plan.

(h)          Exemption From Certain Transfer Taxes.  Pursuant to section 1146(c) of the Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Code, may not be taxed under any law imposing a stamp tax, transfer tax or similar tax.  Pursuant to section 1146(c) of the Code, no transfer to or from the Liquidating Trust under the Plan, shall be subject to any stamp tax, transfer tax or similar tax.

(i)            Estimation of Unliquidated Disputed Claims.  As to any unliquidated Disputed Claim, including Claims based upon rejection of executory contracts or leases, or other Disputed Claims, the Court, upon motion by the Liquidating Trust, may estimate the amount of the Disputed Claim and may determine an amount sufficient to reserve for any such Claim.  Any Entity whose Disputed Claim is so estimated shall have recourse only against the Liquidating Trust and against no other assets or person (including the Liquidating Agent), and in any case only in an amount not to exceed the estimated amount of such Entity’s Claim, even if such Entity’s Claim, as finally allowed, exceeds the maximum estimated amount thereof.

(j)            Certain Tax Matters.  For all federal and state income tax purposes, the Debtors shall report and treat the transfer of property conveyed to the Liquidating Trust as a sale of such assets at a selling price equal to the fair market value of such assets on the date of the transfer.  For all such purposes, the transferred assets shall be deemed to have the fair market values determined by the Liquidating Agent in his/her/its absolute and sole discretion, and such valuations shall be used by Debtors and the Liquidating Trust for all federal and state income tax purposes.  The Liquidating Trust shall be deemed to be a “disputed ownership fund” within the meaning of Proposed Treasury Regulation section 1.468B-9.  The Debtor shall irrevocably make and constitute the Liquidating Agent as its attorney-in-fact to prepare, make, and file any statement referenced

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in Proposed Treasury Regulation section 1.468B-9, or, at the election of the Liquidating Agent, shall prepare, make, and file such statement(s) pursuant to instructions issued by the Liquidating Agent.  Any such statement shall be consistent with the provisions of the Plan and the Liquidating Agent’s determination of the fair market values of the property conveyed to the Liquidating Trust.

(k)           The Disbursing Agent.  The Liquidating Agent shall serve as the disbursing agent, without bond, for purposes of making transfers and payments under the Plan.

E.             The Med Creditors’ Trust

1.              Purpose of the Med Creditors’ Trust.  The Med Creditors’ Trust shall be deemed established on the Effective Date pursuant to the terms of the Med Creditors’ Trust Agreement.  The purpose of the Med Creditors’ Trust is to receive and disburse the Class 10A Distribution to holders of Allowed Claims in Class 10A pursuant to the Plan.  The Med Creditors’ Trust shall also be responsible for objecting to Claims in Class 10A, if appropriate.

2.              Management and Powers of the Med Creditors’ Trust.  After the Effective Date, the affairs of the Med Creditors’ Trust and all assets held or controlled by the Med Creditors’ Trust shall be managed under the direction of the Med Creditors’ Trust Trustee in accordance with the terms of the Med Creditors’ Trust Agreement.  The Committee shall select the Med Creditors’ Trust Trustee.  The Med Creditors’ Trust Trustee shall be compensated at his or her standard hourly rate from the Class 10A Distribution without Court approval.  The powers of the Med Creditors’ Trust Trustee shall include: (a) the ability and authority to object to Claims in Class 10A, and the ability to prosecute or settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (b) the ability and authority to prosecute all objections to Class 10A Claims that were filed by the Debtor and that were not resolved by a Final Order as of the Effective Date, and the

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ability to settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (c) effecting distributions under the Plan to the holders of Allowed Claims in Class 10A; (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Med Creditors’ Trust Agreement, or appeals from the Confirmation Order as it relates to Class 10A; and (e) participation in actions to enforce or interpret the Plan as it relates to Class 10A.

3.              Removal and Substitution of the Med Creditors’ Trust Trustee.  The Committee may, in its discretion, remove the Med Creditors’ Trust Trustee.  The Committee has the authority to designate a successor to the Med Creditors’ Trust Trustee.

4.              Establishment of Reserve.  Pursuant to the terms of the Med Creditors’ Trust Agreement, the Med Creditors’ Trust Trustee shall maintain a reserve in trust for the payment of any administrative expenses of the Med Creditors’ Trust, taxes, and any Disputed Claims which may later become Allowed Claims.  No distributions shall be made on account of any Disputed Claims unless and until such Claims become Allowed Claims as provided in the Med Creditors’ Trust Agreement.

5.              Employment of Professionals.  The Med Creditors’ Trust Trustee is authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from the Class 10A Distribution.  Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Med Creditors’ Trust without further notice, hearing or approval of the Court except as set forth in the Med Creditors’ Trust Agreement.

6.              Objections to Claims by the Med Creditors’ Trust.  All objections to Disputed Claims in Class 10A to be filed by the Med Creditors’ Trust Trustee shall be filed with the Court and served upon the holders of such Claims by the later of (a) 120 days after

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the Effective Date, or (b) 120 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the Med Creditors’ Trust Trustee, or by order of the Court upon a motion filed by the Med Creditors’ Trust Trustee, with notice of such motion to be served upon the Office of the United States Trustee.  If an objection has not been filed to a proof of claim that relates to a Disputed Claim by the objection bar dates established in this paragraph, the Claim to which the proof of claim relates shall be treated as an Allowed Claim for purposes of distribution under the Plan.

7.              Distributions.  Distributions to holders of Allowed Claims in Class 10A shall be made in accordance with the Plan, the Confirmation Order, and the Med Creditors’ Trust Agreement.

(a)           Reserve for Disputed Claims.  For purposes of calculating Pro Rata distributions or any other distributions to be made under the Plan to holders of Allowed Claims, the calculation of the total Allowed Claims shall be computed as if all Disputed Claims then pending were allowed in the full amount thereof.

(b)          Initial Distribution Date.  Except for payments required to be made on the Effective Date in accordance with other sections of the Plan, the Med Creditors’ Trust Trustee shall make the initial distribution from the Med Creditors’ Trust at such time as the Med Creditors’ Trust Trustee, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Med Creditors’ Trust Trustee, there shall be in the Med Creditors’ Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, or in objecting to Claims), debts, charges, liabilities, and obligations of the Med Creditors’ Trust.

(c)           Allowance of Claims.  Distributions shall be made with respect to any Disputed Claim which becomes an Allowed Claim after the Effective Date on or as soon as practicable after the date on which each Disputed Claim becomes an Allowed Claim.  The amount of any distribution shall be calculated, on a Pro Rata basis, so that each

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Disputed Claim that becomes an Allowed Claim receives an initial distribution equal to the total percentage distributions made prior to the date of such allowance on account of other Allowed Claims under the Plan and the Med Creditors’ Trust Agreement.

(d)          Subsequent Distribution Dates.  After the Initial Distribution Date, unless otherwise directed in a post-Confirmation Date Final Order, the Med Creditors’ Trust Trustee shall make additional distributions at such time as the Med Creditors’ Trust Trustee, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Med Creditors’ Trust Trustee, there shall be in the Med Creditors’ Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, or in objecting to Claims), debts, charges, liabilities, and obligations of the Med Creditors’ Trust.

(e)           Unclaimed Property.  Unclaimed Property that shall remain unclaimed at the end of 180 days following the date of an attempted distribution shall be reallocated to other Creditors and redistributed by the Med Creditors’ Trust.  After the expiration of 180 days following the date of an attempted distribution, each Claim with respect to Unclaimed Property shall be treated as if it had been disallowed in its entirety and all right, title and interest therein shall vest in the Med Creditors’ Trust for redistribution in the order and priority established in the Plan and the Med Creditors’ Trust Agreement.  Until the expiration of 180 days following the date on which the distribution of the Unclaimed Property has been attempted, Unclaimed Property shall be delivered upon presentation of proper proof by a holder of its entitlement thereto.

(f)           Surrender.  Notwithstanding any other provision of the Plan, no holder of an Allowed Claim shall receive any distribution under the Plan in respect of such Allowed Claim until such holder has surrendered to the Med Creditors’ Trust Trustee any promissory note or other document(s) evidencing such Allowed Claim, or until evidence of loss and indemnity satisfactory to the Med Creditors’ Trust Trustee, in his/her/its sole and

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absolute discretion, shall have been delivered to the Med Creditors’ Trust Trustee in the case of any note or other document(s) alleged to be lost, stolen or destroyed.

(g)          Final Distribution.  Upon resolution of all outstanding objections to Disputed Claims in Class 10A, and after the payment of all expenses and other obligations of the Med Creditors’ Trust, the Med Creditors’ Trust shall cause the Pro Rata distribution of all remaining available assets of the Med Creditors’ Trust to holders of Allowed Claims in Class 10A in accordance with the Plan.

(h)          Exemption From Certain Transfer Taxes.  Pursuant to section 1146(c) of the Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Code, may not be taxed under any law imposing a stamp tax, transfer tax or similar tax.  Pursuant to section 1146(c) of the Code, no transfer to or from the Med Creditors’ Trust under the Plan, shall be subject to any stamp tax, transfer tax or similar tax.

(i)            Estimation of Unliquidated Disputed Claims.  As to any unliquidated Disputed Claim, including Claims based upon rejection of executory contracts or leases, or other Disputed Claims, the Court, upon motion by the Med Creditors’ Trust Trustee, may estimate the amount of the Disputed Claim and may determine an amount sufficient to reserve for any such Claim.  Any Entity whose Disputed Claim is so estimated shall have recourse only against the Med Creditors’ Trust and against no other assets or person (including the Med Creditors’ Trust Trustee), and in any case only in an amount not to exceed the estimated amount of such Entity’s Claim, even if such Entity’s Claim, as finally allowed, exceeds the maximum estimated amount thereof.

(j)            Certain Tax Matters.  The Med Creditors’ Trust shall be deemed to be a “disputed ownership fund” within the meaning of Proposed Treasury Regulation section 1.468B-9.  The Debtor shall irrevocably make and constitute the Med Creditors’ Trust Trustee as its attorney-in-fact to prepare, make, and file any statement referenced in Proposed Treasury Regulation section 1.468B-9, or, at the election of the Med

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Creditors’ Trust Trustee, shall prepare, make, and file such statement(s) pursuant to instructions issued by the Med Creditors’ Trust Trustee.  Any such statement shall be consistent with the provisions of the Plan and the Med Creditors’ Trust Trustee’s determination of the fair market values of the property conveyed to the Med Creditors’ Trust.

F.             The Litigation Trust

1.              Purpose of the Litigation Trust.  The Litigation Trust shall be deemed established on the effective date of the CDSI Plan pursuant to the terms of the Litigation Trust Agreement.  The purpose of the Litigation Trust is, among other things, to prosecute the Recovery Rights and distribute any Net Recoveries to the Bank (after payment of the claims and expenses of the Litigation Trust Trustee).  No other Creditors or Entities shall receive any proceeds from the Recovery Rights.

2.              Transfers of the Recovery Rights to the Litigation Trust.  On the Effective Date, or as soon thereafter as practicable, the Recovery Rights shall be irrevocably assigned, transferred and conveyed to the Litigation Trust.

3.              Transfer of Sun Accounts Receivable.  On the Effective Date, immediately following the payment in full of the Allowed Claim of Sun Capital or, if there is a disagreement about the amount of the Allowed Claim, upon the establishment of a separate reserve escrow account into which will be deposited an amount equal to the amount of Sun Capital’s Claim as asserted by Sun Capital (or such other amount as may be determined by Order of the Bankruptcy Court) on which Sun Capital’s lien will attach, all purchased accounts receivable shall be transferred by Sun Capital to the Litigation Trust.

4.              Management and Powers of the Litigation Trust.  After the Effective Date, the affairs of the Litigation Trust and all assets held or controlled by the Litigation Trust shall be managed under the direction of the Litigation Trust Trustee in accordance with the terms of the Litigation Trust Agreement.  The Bank shall select the Litigation Trust Trustee.  The powers of the Litigation Trust Trustee shall include, without limitation: (a) the

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initiation and prosecution in every capacity, including as representative of the Estates under section 1123(b)(3)(B) of the Code, of the Recovery Rights assigned to the Litigation Trust; (b) the compromise and settlement of any of the Recovery Rights assigned to the Litigation Trust; (c) effecting distributions of Net Recoveries on the Recovery Rights to the Bank; (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Litigation Trust Agreement, or appeals from the Confirmation Order as it relates to the Litigation Trust; and (e) participation in actions to enforce or interpret the Plan as it relates to the Litigation Trust.

The Litigation Trust Trustee may compromise or settle any Litigation Trust Claim (as defined in the CDSI Plan) without the need for further review or approval of the Court.  However, in the event that any proposed settlement of a Litigation Trust Claim would result in a Class 10A Claim against the Debtor under the terms of the Plan, the Litigation Trust Trustee shall provide the Med Creditors’ Trust Trustee notice of the proposed settlement and a 15-day period to object to the proposed settlement.  If the Med Creditors’ Trust Trustee objects to a proposed settlement within the 15-day objection period, the Litigation Trust Trustee shall seek Court approval of the proposed settlement, and the objection shall be resolved by the Court.

The management and other powers of the Litigation Trust and the rights of all parties with respect to the Litigation Trust and the Litigation Trust Trustee are as more fully described in the CDSI Plan and the Litigation Trust Agreement, which are incorporated herein by this reference.

G.             Dissolution

Pursuant to the Plan, the Confirmation Order and Nevada law, the Debtor shall cease to exist as a corporate entity and shall be deemed, as a matter of law, dissolved, as of the Effective Date.

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H.            Termination of SEC Registration and Reporting

Pursuant to the Plan and Confirmation Order, all of the Class 13 Interests shall be deemed, as a matter of law, cancelled, as of the Effective Date.  On or immediately after the Effective Date, the Debtor will file an SEC Form 15 (and/or other appropriate filings) with the Securities and Exchange Commission to effect a termination of registration of any class of Debtor’s securities under the Securities and Exchange Act of 1934 and the Debtor’s obligation to file any reports, forms, schedules or other disclosure under the Securities and Exchange Act of 1934.

ARTICLE VI

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

All executory contracts and unexpired leases of the Debtor, not previously rejected or assumed and assigned pursuant to an order of the Court, are rejected pursuant to the Plan and the Confirmation Order effective as of the Confirmation Date, subject to the occurrence of the Effective Date.

Pursuant to the terms of the Confirmation Order and Bankruptcy Rule 3002(c)(4), and except as otherwise ordered by the Court, a proof of claim for each Claim arising from the rejection of an executory contract or unexpired lease shall be filed with the Court no later than thirty (30) days after the later of (i) the date of the entry of a Final Order approving such rejection, and (ii) the Confirmation Date, or such Claim shall be forever barred.  All Claims for damages arising from the rejection of an executory contract or unexpired lease shall be included in Class 10A and any Allowed Claim arising therefrom shall be treated in accordance with Article IV of the Plan.

ARTICLE VII

RETENTION OF JURISDICTION

Notwithstanding Confirmation or the Effective Date having occurred, the Court shall retain jurisdiction for the following purposes:

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A.            Allowance of Claims.  To hear and determine the allowance of all Claims and Interests upon objections to any such Claims or Interests;

B.             Executory Contract Proceedings.  To act with respect to proceedings regarding the rejection of any executory contract or unexpired lease of the Debtor pursuant to sections 365 of the Code and Article VI of the Plan, and to determine the allowance of any Claims arising from the resolution of any such proceedings;

C.             Plan Interpretation.  To resolve controversies and disputes regarding the interpretation of the Plan, the Confirmation Order, the Med Creditors’ Trust Agreement, the Litigation Trust Agreement and the Liquidating Trust Agreement;

D.            Plan Implementation.  To implement and enforce the provisions of the Plan, the Confirmation Order, the Med Creditors’ Trust Agreement, the Litigation Trust Agreement, and the Liquidating Trust Agreement, and otherwise to enter orders in aid of confirmation and implementation of the Plan, including, without limitation, appropriate orders to protect the Debtor Liquidating Trust from any action or other proceeding that may be initiated by any Creditor or Interest Holder.  Upon the request of an interested party, the Court may resolve an objection to the payment of professional fees or other administrative costs paid from the Liquidating Trust on the ground that they are unreasonable or inconsistent with the requirements of the Code.  All requests for payment of fees by professionals employed by the Liquidating Trust shall be served (with a 15-day period to object) on the Office of the United States Trustee.  If no objection is received by the Liquidating Agent within the 15-day period, the Liquidating Agent may pay the fees without the need for further review or approval of the Court.  If an objection to professional fees incurred by the Liquidating Trust is received within the 15-day period, the Liquidating Agent shall schedule a Court hearing to resolve the objection.  All fees and expenses of administration and representation of the Liquidating Trust shall be paid from the assets of the Liquidating Trust after approval as specified above;

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E.             Plan Modification.  To modify the Plan pursuant to section 1127 of the Code and the applicable Bankruptcy Rules;

F.             Adjudication of Controversies.  To adjudicate such contested matters and adversary proceedings as may be pending or subsequently initiated in the Court including, but not limited to, actions relating to any Recovery Rights, pending litigation matters, objections to Claims, or actions relating to taxes brought by the Liquidating Trust;

G.             Injunctive Relief.  To issue any injunction or other relief appropriate to implement the intent of the Plan, and to enter such further orders enforcing any injunctions or other relief issued under the Plan or pursuant to the Confirmation Order;

H.            Correct Minor Defects.  To correct any defect, cure any omission or reconcile any inconsistency or ambiguity in the Plan, the Confirmation Order or any document executed or to be executed in connection therewith, including, without limitation, the Liquidating Trust Agreement, as may be necessary to carry out the purposes and intent of the Plan, provided that the rights of any holder of an Allowed Claim or Allowed Interest are not materially and adversely affected thereby;

I.              Post-Confirmation Orders Regarding Confirmation.  To enter and implement such orders as may be appropriate in the event the Confirmation Order is, for any reason, stayed, reversed, revoked, modified or vacated; and

J.              Final Decree.  To enter a final decree closing the Case.

ARTICLE VIII

RELEASE OF CLAIMS; INJUNCTIONS; MODIFICATION; MISCELLANEOUS

A.            Releases of Claims.  The treatment of the Claims of the Bank and the NCFE Released Parties under the Plan represents the product of extensive negotiations between the Debtor, the Bank and the NCFE Released Parties and embodies an agreement reached between the parties.  In exchange for the treatment of the NCFE Released Parties’ Claims as set forth in the Plan, the Debtor, the Estate and the Committee hereby release the Bank, the

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NCFE Released Parties and the TLC Debtors (subject to and conditioned upon the Debtor’s receipt of a reciprocal release from the TLC Debtors), together with their respective predecessors, successors and assigns, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, including, without limitation, the Med Adversary Proceeding, which the Debtor, the Estate and/or the Committee ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Bank, the NCFE Released Parties and the TLC Debtors, including but not limited to the NCFE Claims.  Additionally, the Debtor shall cause its Debtor and non-debtor subsidiaries to issue releases to the NCFE Released Parties and the TLC Debtors in accordance with this provision.

In exchange for the treatment of the Debtor’s claims asserted in the bankruptcy cases of the NCFE Released Parties and the TLC Debtors, and the foregoing releases, and with the exception of (i) the Bank’s claims against, and equity interests in, the TLC Debtors assigned by the Bank to the NCFE Released Parties under the settlement agreement between the Bank and the NCFE Released Parties referred to below and (ii) the obligations of the Bank under that settlement agreement, the NCFE Released Parties and the TLC Debtors release the Bank, the Debtor, the Estate, and the Committee together with their respective predecessors, successors and assigns (collectively the “Released Parties”) of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected

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or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the NCFE Released Parties or the TLC Debtors ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Released Parties.

In exchange for the treatment of the Claims of the NCFE Released Parties and the TLC Debtors under the Plan, the treatment of the Debtor’s claims asserted in the bankruptcy cases of the NCFE Released Parties and the TLC Debtors, and the foregoing releases, and with the exception of (i) the Bank’s claims against, and equity interests in, the TLC Debtors assigned by the Bank to the NCFE Released Parties under the settlement agreement between the Bank and the NCFE Released Parties referred to below and (ii) the obligations of the NCFE Released Parties under that settlement agreement, the Bank releases the NCFE Released Parties and the TLC Debtors, together with their respective predecessors, successors and assigns, of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the Bank ever had or now has, claim to have had, or hereafter can, shall or may claim to have against the NCFE Released Parties, the TLC Debtors, and their respective predecessors, successors and assigns; provided however that the release by the Bank of the TLC Debtors and their predecessors, successors and assigns shall not be effective until confirmation of a chapter 11 plan in the cases of the TLC Debtors that is consistent with the Settlement Agreement and Release between the Bank and the

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NCFE debtors that was previously approved by the Bankruptcy Court in the NCFE debtors’ cases.

Confirmation of the Plan shall constitute Court approval of the compromises reflected herein.  The releases contained in this section shall become effective on the Effective Date.

B.             Limitation of Liability.  Neither (a) the Debtor, nor any of its employees, officers, or directors employed as of the date of the Plan, (b) the Committee or its members, acting solely in such capacity, (c) the Med Creditors’ Trust Trustee, (d) the Litigation Trust Trustee, (e) the Liquidating Agent, (f) the Facilitator, (g) the NCFE Released Parties, or (h) the Bank, nor any professional persons employed by any of the foregoing during the pendency of this case, shall have or incur any liability to any person or entity for any act taken or omission made in good faith in connection with, or relating to, the Chapter 11 Case, any possible post-petition disposition of the Debtor’s assets, or to negotiating, formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract instrument, security, release, or other agreement, instrument, or document created in connection with the foregoing, except for willful misconduct or gross negligence.

C.             Injunctions and Stays.  Unless otherwise provided, all injunctions or stays provided for in the Case pursuant to section 105 or 362 of the Code, or otherwise, in existence at the Confirmation Date prior to the entry of the Confirmation Order, shall remain in full force and effect until the closing of the Case.

Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Entities that have held, currently hold or may hold a Claim or other debt or liability or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently enjoined from taking any of the following actions on account of any such Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtor, the Liquidating

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Trust, the Litigation Trust, the Med Creditors’ Trust or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor, the Liquidating Trust, the Litigation Trust, the Med Creditors’ Trust or their respective property, other than as permitted pursuant to clause (a) above; (c) creating, perfecting or enforcing any lien or encumbrance against the Debtor, the Liquidating Trust, the Litigation Trust, the Med Creditors’ Trust or their respective property; (d) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to the Debtor, the Liquidating Trust, the Litigation Trust or the Med Creditors’ Trust; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein or elsewhere in the Plan shall be deemed to affect the right of any entity to exercise, on or after the Effective Date, any right left unaffected by section 553(a) of the Code to set off a debt owing by such entity against the Debtor that arose prior to the Petition Date.

As of the Effective Date, all Entities that have held, currently hold or may hold any claims, obligations, suits, judgment, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan will be permanently enjoined from taking any of the following actions against any Entity released pursuant to the Plan or its property on account of such released claim, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein or elsewhere in the Plan shall be deemed to affect the right of any entity to exercise, on or after the Effective

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Date, any right left unaffected by section 553(a) of the Bankruptcy Code to set off a debt owing by such entity to the Debtor (or its assignee under the Plan) that arose prior to the Petition Date against an Allowed Claim of such entity against the Debtor that arose prior to the Petition Date.

By accepting distribution pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this section.

D.            Modification.  The Debtor reserves the right to amend or modify the Plan prior to its confirmation, at all times consistent with and in accordance with section 1127 of the Code.

E.             Plan of Reorganization.  For income tax purposes, the Plan shall constitute a plan of reorganization.

F.             Provisions Severable.  Should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.

G.             Headings Do Not Control.  In interpreting the Plan, the headings of individual sections are provided for convenience only, and are not intended to control over the text of any section.

H.            Taking Action.  After the Effective Date, to the extent the Plan requires an action by the Debtor, the action may be taken by the Liquidating Trust on behalf of the Debtor.

I.              No Transfer Taxes.  Pursuant to section 1146(c) of the Code, no transfer or sale by the Debtor that has occurred during the Case shall be subject to any stamp tax, transfer tax or similar tax.

J.              Termination of Committee.  After the Effective Date, the Committee shall remain in existence solely for the purpose of exercising its discretion to remove the Med Creditors’ Trust Trustee and to appoint a successor.  The fees and expenses (including,

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without limitation, the fees and expenses of professionals retained by the Committee) incurred by the Committee after the Effective Date, if any, shall be paid by the Med Creditors’ Trust Trustee solely from the Med Creditors’ Trust.  Except as set forth in this paragraph, the Committee shall be relieved of all of their responsibilities and duties in the Case, and the Committee shall have no further participation in the Case.  The Committee shall be dissolved on the first day after the Med Creditors’ Trust Trustee makes the final distribution provided for under the Plan and the Med Creditors’ Trust Agreement.

ARTICLE IX

CONDITIONS PRECEDENT TO EFFECTIVENESS OF MED PLAN

The Plan will not become effective with respect to the Debtor, and no distributions to holders of Allowed Claims against the Debtor will be made, unless and until the CDSI, CCS, and CCG Plans become effective in accordance with their terms.

The Plan will not become effective with respect to the Debtor unless and until the NCFE/Bank Settlement has become effective in accordance with its terms.

ARTICLE X

WAIVER OF CONDITIONS PRECEDENT TO EFFECTIVENESS OF PLAN

The Debtor and the Bank may waive one or more of the conditions precedent to the effectiveness of this Plan set forth in Article IX above, provided that such waiver shall be in writing and signed by the Debtor and the Bank or their respective counsel.

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ARTICLE XI

CONFIRMATION REQUEST

The Debtor requests Confirmation of the Plan pursuant to sections 1129(a) and/or 1129(b) of the Code, as applicable.

Dated: May 10, 2004	MED DIVERSIFIED, INC.

	By:	/s/ Alexander H. Bromley
	Its:	Vice President and General Counsel

Present By:

DUANE MORRIS LLP

Paul D. Moore

470 Atlantic Avenue, Suite 500

Boston, MA 02210

Tel:  (617) 289-9200

Fax:  (617) 289-9201

E-mail:  pdmoore@duanemorris.com

and

Toni Marie Vaccarino (TV-8340)

744 Broad Street, Suite 1200

Newark, NJ 07102

Tel:  (973) 424-2000

Fax:  (973) 424-2001

E-mail:  tmvaccarino@duanemorris.com

Counsel for Debtor and Debtor in Possession

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PLAN EXHIBIT LIST

1 - Exhibit 1	Liquidating Trust Agreement

2 - Exhibit 2	Litigation Trust Agreement

3 - Exhibit 3	Med Creditors’ Trust Agreement

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EXHIBIT 1

Draft 4/09/04

MED DIVERSIFIED, INC. LIQUIDATING TRUST AGREEMENT

THIS LIQUIDATING TRUST AGREEMENT (this “Agreement”) is dated as of [EFFECTIVE DATE], by and between Med Diversified, Inc., a Nevada corporation, (“Debtor”); Chartwell Diversified Services, Inc., a Delaware corporation, as reorganized (the “Reorganized CDSI”), Chartwell Community Services, Inc., a Texas corporation, as reorganized, and Chartwell Community Services, Inc., as reorganized (collectively, the “Reorganized Debtors”); and [LIQUIDATING AGENT], [ENTITY TYPE], not in his/her/its individual or corporate capacity, but solely as liquidating agent hereunder (“Liquidating Agent”).

R E C I T A L S:

A.            WHEREAS, a voluntary petition was filed by the Debtor on November 27, 2002 in the United States Bankruptcy Court for the for the Eastern District of New York (“Bankruptcy Court”) under chapter 11 of Title 11 of the United States Code (“Bankruptcy Code”), which is being jointly administered with certain other cases under case numbers 02-88564, 02-88565, 02-88568, 02-88570, 02-88572 and 02-88573;

B.            WHEREAS, on April 9, 2004, the Debtor filed the “Second Amended Plan of Liquidation of Debtor Med Diversified, Inc.  Dated April 9, 2004” (the “Plan”);

C.            WHEREAS, the holders of Allowed and Disputed Administrative Claims, Tax Claims, and Claims in Class 1, Class 2, Class 3, Class 4, Class 5, Class 6, Class 7, Class 8and Class 10B (“Trust Claims”) have asserted conflicting claims of ownership of, or a legal or equitable interest in the assets, other than the Recovery Rights, the Class 10A Distribution and the CDSI Shares, of the Debtor (the “Med Assets”);

D.            WHEREAS, the Administrative Claims Fund desires to deposit certain funds in the Trust (as defined below) to pay Allowed Administrative Claims (such funds, together, with the Med Assets, the “Trust Estate”);

E.             WHEREAS, pending the resolution of the conflicting claims of the holders of Trust Claims (“Claimants”), the Plan contemplates that the Trust Estate will be transferred to a liquidating trust created under New York law (“Trust”) for the benefit of the holders of allowed Trust Claims (“Beneficiaries” and each individually a “Beneficiary”);

F.             WHEREAS, the Plan was confirmed by the Bankruptcy Court pursuant to that certain Order dated [order date] (“Confirmation Order”) and is subject to the continuing jurisdiction of the Bankruptcy Court;

G.            WHEREAS, the Debtor desires that the Trust be funded with the Trust Estate, in accordance with and as contemplated by the Plan;

H.            WHEREAS, the Beneficiaries desire to exchange their Trust Claims for their respective rights in and to the Trust Estate;

NOW THEREFORE, for and in consideration of the mutual promises and agreements contained herein and in the Plan, the receipt and sufficiency of which are hereby expressly acknowledged, the Debtor and the Liquidating Agent hereby agree as follows.

A G R E E M E N T S:

1.             Defined Terms; Rules of Interpretation.

1.1           Capitalized Terms.  Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings assigned to them in the Plan.  Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.  For purposes of this Agreement, Disputed Claims shall be included in the Class in which such Claims would be included if such claims were Allowed Claims.

1.2           Computation of Time.  In computing any period of time prescribed or allowed by this Agreement, the provisions of Bankruptcy Rule 9006(a) will apply.

1.3           Rules of Interpretation.  For purposes of this Agreement, unless otherwise provided herein:

1.3.1             any reference in this Agreement to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions;

1.3.2             any reference in this Agreement to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified, or supplemented pursuant to this Agreement;

1.3.3             any reference to any entity as a holder of a Claim includes that entity’s successors, assigns, and affiliates;

1.3.4             except as otherwise specified, all references in this Agreement to Sections, Articles, and Exhibits are references to sections, articles, and exhibits of or to this Agreement;

1.3.5             the words “herein,” “hereunder,” and “hereto” refer to this Agreement in its entirety rather than to a particular portion of this Agreement;

1.3.6             the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and

1.3.7             except where the context otherwise requires, words importing the masculine, feminine or neuter gender shall include the feminine, the masculine and the neuter, as appropriate; words importing the singular number shall include the plural number and vice versa; and words importing persons shall include partnerships, associations, and corporations.

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1.4           Headings.  The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

1.5           Construction with the Plan.  The Plan is hereby incorporated fully by reference and is made a part hereof for all purposes.  In the event of any inconsistency or conflict between the terms, conditions and provisions of this Agreement and the terms, conditions and provisions of the Plan, the terms, conditions and provisions of the Plan shall control.

2.             Declaration of Trust; Purpose.

2.1           Creation of Trust.  Pursuant to the Plan and the Order, and subject to the continuing jurisdiction of the Court, on the Effective Date the Trust shall be established for the benefit of the Beneficiaries.  The Trust is irrevocable.  Notwithstanding the creation of the Trust for the benefit of the Beneficiaries, the Beneficiaries shall not hold legal title to the Trust Estate, nor shall they have any right to direct or control the acquisition, management, or disposition of the Trust Estate and, except as otherwise expressly provided herein or as required by applicable law or the Plan, there shall be no requirement of the Liquidating Agent to provide information or any accounting to the Beneficiaries with respect to the Trust or the Trust Estate.

2.2           Conveyance of Trust Estate.

2.2.1             Effective Date Transfers.  On the Effective Date, the Debtor and the Administrative Claims Fund shall irrevocably transfer the Trust Estate to the Liquidating Agent for the benefit, of the Beneficiaries, free and clear of all claims, interests or liens, including, without limitation, those of the Debtor, Debtor’s affiliates and insiders, and all of their respective successors and assigns.  The Liquidating Agent shall accept the transfer of the Trust Estate, in trust, for the purposes set forth in the Plan and this Agreement.

2.3           Acceptance of Fiduciary Duty.  The Liquidating Agent hereby accepts the fiduciary duty imposed upon him by this Agreement, and agrees to act as a fiduciary of the Trust subject to the terms and conditions set forth herein and in the Plan.

2.4           Purpose of Trust.  This Trust is established for the purposes of (a) resolving the conflicting claims of ownership of the Trust Estate, including by objecting to Trust Claims, if appropriate, and (b) receiving and holding the Trust Estate and distributing the Cash of the Trust Estate to the Beneficiaries in accordance with the provisions of the Plan and this Agreement, with no objective to engage in the conduct of a trade or business.  The Liquidating Agent shall take all reasonable and necessary actions to make timely distributions of the Trust Estate and to otherwise not unduly prolong the duration of the Trust.

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3.             Beneficial Interests.

3.1           Beneficial Interests.  The Beneficiaries’ interests in the Trust (“Beneficial Interests”) will not be evidenced by any certificate or other instrument or document.

3.2           No Transfer or Exchange.  Beneficial Interests in the Trust are non-transferable and non-assignable other than to successors in interest, or by will, the laws of descent and distribution, or by operation of law (each a “Permitted Transfer”).  Unless the Liquidating Agent receives actual written notice of a Permitted Transfer from the transferor or the duly authorized transferee not less than thirty (30) days prior to a distribution made pursuant to the terms of this Agreement, the Liquidating Agent shall have no duty or obligation to make or direct any distributions or payments to such transferee.

4.             Administration of Trust Estate.

4.1           Powers of the Liquidating Agent.  During the Liquidating Agent’s administration of the Trust, and subject to any limitations in the Plan or this Agreement, the Liquidating Agent may exercise the following powers:

(a)           to receive and hold all the assets of the Trust Estate and to have exclusive possession and control thereof as permissible under applicable law and to make distributions under the Plan to the Beneficiaries of such assets;

(b)           to enter into, perform and exercise rights under contracts binding upon the Trust (but not upon the Liquidating Agent in the Liquidating Agent’s individual or corporate capacity) which are reasonably incident to the administration of the Trust and which the Liquidating Agent, in the exercise of the Liquidating Agent’s best business judgment, reasonably believes to be in the best interests of the Trust;

(c)           to establish and maintain accounts at banks and other financial institutions, in a clearly specified fiduciary capacity, into which the Cash of the Trust may be deposited, and to authorize and appoint one or more persons to perform transactions on such accounts, including, without limitation, drawing checks or making withdrawals from such accounts, and paying or distributing such amounts of the Trust Estate as permitted or required under the Plan and this Agreement;

(d)           to employ attorneys, accountants, appraisers, property managers, brokers, realtors, expert witnesses, insurance adjusters or other persons whose services may be necessary or advisable in the sole judgment of the Liquidating Agent to advise or assist it in the discharge of its duty as Liquidating Agent, or otherwise in the exercise of any powers vested in the Liquidating Agent and to pay from the Trust Estate reasonable compensation to such attorneys, accountants, appraisers, property managers, brokers, realtors, expert witnesses, insurance adjusters or other persons;

(e)           to hold, operate, market, and lease (for the purposes of holding for sale) the assets in the Trust Estate;

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(f)            to collect and receive any interest income, proceeds of sale, and other income or distributions derived from or relating to the Trust Estate (“Trust Income”) and to add the Trust Income to the Trust Estate or to make distributions of all or any part of the Trust Income to the Beneficiaries in accordance with the terms of this Agreement;

(g)           to borrow funds, but only to the extent such borrowing is necessary and consistent with the administration of the Trust in accordance with its purpose;

(h)           to object to and contest the allowance of any Administrative Claims, Tax Claims, Class 3 Claims, Class 4 Claims, Class 5 Claims, Class 6 Claims, Class 7 Claims, Class 8 Claims, Class 10B Claims (or any Claim that could result in such a Claim) asserted against the Debtor or the Estate, and to prosecute, settle and/or defend such Claims and any counterclaims asserted in connection therewith (including by way of asserting the Debtors’ rights of recoupment, setoff or otherwise) in accordance with the Plan and subject to Section 4,3;

(i)            to sue or be sued in connection with any matter arising from or related to the Plan or this Agreement that affects in any way the rights or obligations of the Trust, the Liquidating Agent or the Beneficiaries;

(j)            to represent the interests of the Beneficiaries with respect to any matters relating to the Plan or this Agreement affecting the rights of the Beneficiaries, including, without limitation, the right to participate in any post-Effective Date motions to amend or modify the Plan or the Agreement, any appeals from the Confirmation Order as they relate to the classes of Claims to be paid from the Trust, and any actions to enforce or interpret the Plan;

(k)           to request that the Bankruptcy Court estimate any Claim that is contingent or unliquidated and to treat any such estimation of a Claim’s amount as the Allowed amount of such Claim or the maximum limitation on such claim, as appropriate, in accordance with the Plan;

(1)           to give to any person a power of attorney to enable such person to implement the Liquidating Agent’s decisions or to perform a specific act or acts permitted by this Agreement;

(m)          to do any and all other things, not in violation of any other terms of this Agreement or the Plan which, in the reasonable business judgment of the Liquidating Agent, is necessary or appropriate for the proper liquidation, management, investment and distribution of the assets of the Trust Estate.

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4.2           Limitations on the Liquidating Agent; Investments.

4.2.1             No Trade or Business.  The Liquidating Agent shall carry out the purposes of the Trust and the directions contained herein and shall not at any time enter into or engage in any business on behalf of the Trust or the Beneficiaries.

4.2.2             Investments.  The Liquidating Agent shall invest any Cash held at any time as part of the Trust Estate, including, without limitation, in the Disputed Claim Reserve, only in interest-bearing deposits or certificates of deposit issued by any federally insured banking institution on the Office of the United States Trustee’s list of approved depository institutions or unconditionally guaranteed as to payment by, the United States of America and its agencies or instrumentalities, or as otherwise permitted pursuant to section 345 of the Bankruptcy Code, pending need for the disbursement thereof in accordance with this Agreement and the Plan.  The Liquidating Agent shall be restricted to the collection and holding of such Cash and to the payment and distribution thereof for the purposes set forth in this Agreement and the Plan and to the conservation and protection of the Trust Estate in accordance with the provisions hereof.

4.3           Objections to Trust Claims; Settlement.

4.3.1             Objections.  Pursuant to the Plan, the Liquidating Agent shall have the right and standing to object to and contest the allowance of any Trust Claims.  The Liquidating Agent must file all objections to Trust Claims with the Bankruptcy Court, and serve notice of such objection upon the holders of such Claims by the later of (a) one hundred twenty (120) days after the Effective Date and (b) one hundred twenty (120) days after the particular proof of claim for a Trust Claim has been filed.  Such deadline may be extended by an agreement between those holders of Trust Claims to whom the extension relates and the Liquidating Agent or by order of the Bankruptcy Court upon a motion Filed by the Liquidating Agent with notice of such motion to be served upon such holders and the Office of the United States Trustee.  If an objection is not Filed to a proof of Claim relating to a Trust Claim by the objection bar dates established in the Plan, such Claim shall be treated as an Allowed Claim for all purposes under the Plan and this Agreement; provided, however, that if the holder of the Claim is a debtor under any chapter of the Bankruptcy Code, the deadline shall be one hundred twenty (120) after the Liquidating Agent obtains relief from stay or other relief which will permit the Filing of an objection to such Claim.

4.3.2             Settlement.  If the holder of a disputed Trust Claim and the Liquidating Agent agree to a settlement of such holder’s Disputed Claim for an amount not in excess of the face amount of such Claim, such Claim shall be deemed to be an Allowed Claim as of the Effective Date in an amount equal to the agreed settlement amount without need for further review or approval of the Court, If the proposed settlement involves an amount in excess of the face amount of the disputed Trust Claim, then the Liquidating Agent shall provide notice of the proposed settlement to the Reorganized Debtors, the Office of the United States Trustee, and counsel for the Bank and shall schedule a Bankruptcy Court hearing to approve the settlement.  Notwithstanding the foregoing, if any proposed settlement results in the allowance or

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the provision of a Class 10A Claim, the Liquidating Agent shall provide the Med Creditors’ Trust 15 days’ notice of such settlement.  If the Med Creditors’ Trust does not object to such settlement within such 15-day period, the Class 10A Claim, as settled, shall be deemed Allowed.  If the Med Creditors’ Trust does object to such settlement within such 15-day period, the Liquidating Agent shall schedule a Bankruptcy Court hearing to approve the settlement.

4.4           Election of Treatment of Secured Claims.  On the Effective Date, or as soon thereafter as practicable, the Liquidating Agent, in his sole discretion, shall elect to satisfy the Allowed Secured Claims in Class 3, Class 4 and Class 5, in each case by either:

(a)           the surrender to the holder of the Allowed Secured Claim such property as may be security and collateral for such Claim, or

(b)           the payment in Cash of the amount of the Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

4.5           Trust Expenses.  All reasonable costs, expenses and obligations incurred by the Liquidating Agent in carrying out his duties under this Agreement or in any manner connected, incidental or related to the administration of the Trust including, without limitation, federal and state income taxes and withholding taxes, if any, and all expenses and fees incurred in the objection to Trust Claims, and any reasonable fees and expenses of the Liquidating Agent and any attorneys, accountants, investment advisors, expert witnesses, insurance adjustors, property managers, realtors, brokers, professionals or other persons whom the Liquidating Agent may reasonably deem advisable to employ in connection with the Trust (collectively, the “Trust Expenses”) shall be paid from the Administrative Expense Reserve (as defined in Section 4.7), and if the Administrative Expense Reserve shall be insufficient, the Trust Expenses may be paid from the balance of the Trust Estate.

4.6           Disputed Claims Reserve.

4.6.1             Creation of the Disputed Claims Reserve.  As soon as practicable after the initial transfer of the Trust Estate to the Liquidating Agent, the Liquidating Agent shall establish a reserve for the purpose of making payments to holders of Trust Claims that are disputed or subject to dispute that later become Allowed Claims (the “Disputed Claims Reserve”).  In accordance with the Plan and Section 5.5.3, on each Distribution Date, the Liquidating Agent shall transfer to the Disputed Claims Reserve sufficient Cash to make the distributions required by the Plan to the holders of Trust Claims not paid on such Distribution Date if such Trust Claims later become Allowed Claims.  Notwithstanding anything herein to the contrary, it is expressly understood that the establishment of the Disputed Claims Reserve by the Liquidating Agent, or its agents, is solely for administrative convenience, and that amounts allocable to such Disputed Claims Reserve need not be segregated and may be commingled for investment purposes.

4.6.2             Maintenance of the Disputed Claims Reserve.  As Cash is distributed on account of Claims that were previously reserved for, such distributed Cash amounts shall be deducted from and paid out of the Disputed Claims Reserve.

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4.6.3             Termination of the Disputed Claims Reserve.  After all Trust Claims have either been finally disallowed or become Allowed Claims and payments on account of those Claims which have become Allowed Claims have been made out of the Disputed Claims Reserve, any Cash remaining in the Disputed Claims Reserve shall become unreserved Cash of the Trust Estate to be distributed by the Liquidating Agent in accordance with the Plan and this Agreement.

4.7           Administrative Expense Reserve.  On the Effective Date or as soon as practicable thereafter, the Liquidating Agent shall establish a reserve for the purpose of paying the Trust Expenses (the “Administrative Expense Reserve”), including but not limited to costs and expenses of the Liquidating Agent, Trust’s counsel or other Professionals employed by the Liquidating Agent.  The Liquidating Agent shall periodically review the Administrative Expense Reserve, increasing or decreasing such reserve as necessary to assure that the cash held in the Administrative Expense Reserve is not in excess of an amount reasonably necessary to maintain the value of the property of the Trust Estate.  After the Trust Expenses have been paid in full from the Administrative Expense Reserve, all remaining funds in the Administrative Expense Reserve, if any, shall be released from reserve and shall be distributed to the Beneficiaries on the Final Distribution Date (as defined in Section 5.11) in accordance with the terms of the Plan and this Agreement.  Notwithstanding anything herein to the contrary, it is expressly understood that the establishment of the Administrative Expense Reserve by the Liquidating Agent, or its agents, is solely for administrative convenience, and that amounts allocable to such Administrative Expense Reserve need not be segregated and may be commingled for investment purposes.

4.8           Compensation of Liquidating Agent and Professionals.  From time to time after the Effective Date and without further order of the Bankruptcy Court, the Liquidating Agent may employ such persons or entities, including Professionals (which may, but need not, include Professionals previously or currently employed in the Cases), reasonably necessary to assist the Liquidating Agent in performing his duties under this Agreement and the Plan.  The Liquidating Agent and any person or entity retained by the Liquidating Agent shall be entitled to reasonable compensation and reimbursement of necessary fees and expenses reasonably incurred in performing their duties.  The Liquidating Agent shall provide notice (with a 15-day period in which to object) to the persons specifically identified in Section 8.33 of all requests for compensation by the Liquidating Agent or any person or entity retained by the Liquidating Agent hereunder.  If no objection is received by the Liquidating Agent within the 15-day period, the Liquidating Agent may pay the proposed compensation amount without the need for further review or approval of the Bankruptcy Court or any other party.  If an objection to the proposed compensation of the Liquidating Agent or any person or entity retained by the Liquidating Agent is received within the 15-day period, and such objection cannot otherwise be resolved, the Liquidating Agent shall schedule a Bankruptcy Court hearing to resolve the objection.

4.9           Transferee Liabilities.  If any liability shall be asserted against the Trust as transferee of the Trust Estate on account of any claimed liability of or through the Debtors, the Liquidating Agent may use such part of the Trust Estate as may be necessary in contesting any such claimed liability and in payment, compromise, settlement and discharge thereof on terms reasonably satisfactory to the Liquidating Agent.  In no event shall the

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Liquidating Agent be required or obligated to use the Liquidating Agent’s own property, funds or assets for any such purposes.

4.10         Tax Issues.

4.10.1           Taxation as Disputed Ownership Fund.  The Liquidating Agent shall report the Trust for federal and state income tax purposes as a “disputed ownership fund” as defined in Proposed Treasury Regulations section 1.46SB-9 to be taxed as a “qualified settlement fund” as described in Treasury Regulations section 1.468B-2.

4.10.2           Fiscal Year.  The Trust’s fiscal year shall end on December 31 of each year.

4.10.3           Accounting Method.  The Trust shall use an accrual method of accounting within the meaning of section 446(c) of the Internal Revenue Code of 1986, as amended (“IRC”).

4.10.4           Administrator; Returns.  The Liquidating Agent shall be the “administrator” of the Trust and shall fulfill the duties of an administrator of a disputed ownership fund as described in Proposed Treasury Regulations section 1.468B-9(b)(l).  In accordance with Proposed Treasury Regulations section l.468B-9(c)(l), the Trust shall be treated as the owner of all assets that it holds and the Liquidating Agent shall obtain an employer identification number for the Trust. Within the time required by applicable law, the Liquidating Agent shall prepare all required tax returns for the Trust (including requests for tax refunds and required information returns) and related reports and shall file them with the applicable taxing authorities and, if necessary or required, distribute copies to the Beneficiaries and shall otherwise comply with the requirements of proposed Treasury Regulations section 1.468B-9 and the IRC.  The Liquidating Agent shall pay from the Trust Estate any taxes owed by the Trust in connection with such returns.

4.10.5           Withholding Requirements.  The Liquidating Agent shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions from the Trust pursuant to the Plan shall be subject to such withholding and reporting requirements.  The Liquidating Agent may withhold all or part of a distribution amount due to any Beneficiary until such time as such Beneficiary provides the necessary information or Cash to comply with any withholding requirements of any Governmental Unit.  Any property so withheld shall be paid by the Liquidating Agent to the appropriate authority.  If a Beneficiary fails to provide (a) the information necessary to comply with the applicable withholding requirements of any Governmental Unit or (b) the Cash necessary to comply with any such applicable withholding requirements within ninety (90) days from the date of the request for such information from the Beneficiary, then such Beneficiary’s distribution amount shall be treated as Unclaimed Property and forfeited in accordance with Section 5.10.

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4.11         Reports.  The Liquidating Agent shall prepare and provide to the specified persons the following reports;

4.11.1           Quarterly Reports.  Within thirty (30) days following the Effective Date, and quarterly thereafter, the Liquidating Agent shall prepare a written report setting forth the activities and financial condition of the Trust and provide such report to those persons specifically listed in Section 8.33 (except the Beneficiaries, unless separately listed) and those requesting such a report in writing.  In addition, the Liquidating Agent shall cause such report to be filed with the Bankruptcy Court.

4.11.2           Unaudited Financial Reports.  The Liquidating Agent shall prepare unaudited interim financial reports as may be required by regulatory authorities, applicable laws, rules or regulations and shall file any such reports with the appropriate authorities.

4.11.3           Final Report.  The Liquidating Agent shall prepare a final report accounting of all receipts and disbursements and shall distribute the same to those persons specifically identified in Section 8.33 (except the Beneficiaries, unless separately listed) and cause such report to be filed with the Bankruptcy Court.

5.             Distributions from the Trust.

5.1           Payments from Trust Estate.  All payments to be made to the Beneficiaries shall be made only from the assets, income and proceeds of the Trust Estate and only to the extent that the Liquidating Agent shall have received sufficient assets, income or proceeds of the Trust Estate to make such payments in accordance with the terms of this Agreement and the Plan.  Each Beneficiary shall look solely to the assets, income and proceeds of the Trust Estate, and not to the Liquidating Agent in his individual capacity, for distributions to such Beneficiary as herein provided.  In no event shall any Beneficiary receive distributions exceeding the amount of such Beneficiary’s Allowed Claim (plus any allowed interest).  No distribution shall be made to a Beneficiary unless and until such Beneficiary has surrendered to the Liquidating Agent any promissory note or other document(s) evidencing such Beneficiary’s Allowed Claim, or, in the case of any note or other documents(s) alleged to have been lost, stolen or destroyed, until the Beneficiary has provided the Liquidating Agent with evidence of such loss and indemnity satisfactory to the Liquidating Agent, in his sole discretion.

5.2            Distribution Dates.  The Liquidating Agent shall make distributions to Beneficiaries (a) on the Effective Date and (b) thereafter, as often as in the reasonable discretion and judgment of the Liquidating Agent there shall be in the Trust Estate Cash in an amount sufficient to render feasible a distribution of Cash to Beneficiaries (a “Distribution Date”), the Liquidating Agent shall distribute to the Beneficiaries such aggregate amount of Cash, if any, as shall then be held in the Trust, excluding reasonable amounts of Cash held in the Disputed Claims Reserve, the Administrative Expense Reserve or otherwise needed to pay the expenses (including, but not limited to, the federal income taxes and withholding taxes, if any), debts, charges, liabilities and obligations of the Trust.

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5.3           Distribution Amount.  On each Distribution Date, the Liquidating Agent shall determine the amount to be distributed to Beneficiaries holding Allowed Trust Claims (the “Distribution Amount”), taking into account (a) the aggregate amount of Cash then held in the Trust Estate (b) the Cash held in the Disputed Claims Reserve, (c) the Cash held in the Administrative Expense Reserve, and (d) such other amounts which the Liquidating Agent, in the Liquidating Agent’s sole discretion, shall reasonably retain in the Trust.  Subject to Section 5.11, the aggregate amount to be distributed to the Beneficiaries holding Allowed Trust Claims in accordance with the provisions of this Agreement and the Plan shall be determined by the Liquidating Agent in the Liquidating Agent’s reasonable discretion and his determination shall be final and conclusive on all persons, in the absence of gross negligence or willful misconduct by the Liquidating Agent.

5.4           Establishment of the Claim Accounts.

5.4.1             Establishment, Revision of Claims List.  On the Effective Date or as soon as practicable thereafter, the Liquidating Agent shall establish a list of all holders of Trust Claims, including the full name and address of each holder of a Trust Claim as of the Effective Date, the amount of each Trust Claim, and the designation of each Trust Claim as Allowed, subject to dispute, disputed or finally disallowed (the “Claims List”)

5.4.2             Reliance; Revision of Claims List.  The Liquidating Agent shall be entitled to rely upon the Claims List in calculating and distributing the Trust Estate; provided, however, that the Claims List shall be adjusted by the Liquidating Agent as provided in Sections 5.7, 5.8 and 5.10.3.  The Liquidating Agent shall also revise the Claims List from time to time upon receipt of notice from the holder of a Trust Claim stating that such Trust Claim has been transferred pursuant to a Permitted Transfer to a new holder and setting forth the name and address of such new holder; provided, however, that the Liquidating Agent shall not be required to revise such Claims List during the ten (10) day period preceding the date of any distribution made hereunder.

5.4.3             Establishment of the Claim Accounts.  Upon receipt of the Claims List, the Liquidating Agent will establish on the books and records maintained by the Liquidating Agent, or its duly authorized agent, an account representing each Trust Claim that has not been finally disallowed as set forth on the Claims List (each, a “Claim Account”).  It is expressly understood that the establishment of the Claim Accounts by the Liquidating Agent, or its agents, is solely for administrative convenience, and that amounts allocable to such Claim Accounts need not be segregated and may be commingled for investment purposes.

5.5           Allocation of Distribution Amounts.

5.5.1             Generally.  On each Distribution Date, the Liquidating Agent shall allocate the Distribution Amount to the Claim Accounts in accordance with this Section 5.5 before distributing specified amounts to the Beneficiaries in accordance with Section 5.6.  Amounts allocated to Claim Accounts relating to Claims that are disputed or subject to dispute shall be transferred to the Disputed Claims Reserve and

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shall remain as part of the Trust Estate pending resolution of such Claims and further distributions as provided for herein.  Amounts allocated to Claim Accounts relating to Claims that have been Allowed shall be distributed to Beneficiaries pursuant to Section 5.8.

5.5.2             Allocation of Distribution Amount.  The Liquidating Agent will allocate the Distribution Amount to the Claim Accounts of holders of Trust Claims as follows:

(a)           To the Claim Account of each holder of an Allowed or Disputed Claim in Class 3, Class 4 or Class 5 that the Liquidating Agent has elected pursuant to Section 4.4 to pay in Cash, an amount equal to the unpaid portion of such holder’s Claim;

(b)           To the Claim Account of the holder of an Allowed or Disputed Claim in Class 6, an amount equal to the unpaid portion of such holder’s Claim (taking into account any recovery received by such Claim holder from the Resource estate pursuant to the Resource Plan);

(c)           To the Claim Account of each holder of an Allowed or Disputed Claim in Class 8, an amount equal to the unpaid portion of the principal amount of such Class 8 Claim, without interest; and

(d)           To the Claim Account of each holder of an Allowed or Disputed Claim in Class 10B, an amount equal to the amount such Claim holder would have received from the Med Creditor’s Trust had such Class 10B Claim been an Allowed Claim in Class 10A;

(e)           To the Claim Account, of the Bank, the balance of the Distribution Amount.

5.5.3             Transfer to the Disputed Claims Reserve.  After allocating the Distribution Amount to the Claim Accounts, the Liquidating Agent shall transfer to the Disputed Claims Reserve Cash in an amount equal to the aggregate amount allocated to Claim Accounts for Claims that are disputed or subject to dispute.  Such transferred amounts shall remain in the Disputed Claims Reserve as part of the Trust Estate pending resolution of such Claims.

5.6           Distributions to Beneficiaries.  Distributions from the Trust shall be made only in respect of Allowed Trust Claims.  Subject to the provisions of this Section 5, on each Distribution Date, the Liquidating Agent shall make distributions to Beneficiaries as follows;

5.6.1             To each holder of an Allowed Claim in Class 3, Class 4 or Class 5 that the Liquidating Agent has elected pursuant to Section 4.4 not to pay in Cash, the Liquidating Agent shall surrender such property as may be security and collateral for such Allowed Claim in Class 3, Class 4 or Class 5;

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5.6.2             To each holder of an Allowed Claim in Class 7, the Liquidating Agent shall surrender such property as may be security and collateral for such Allowed Claim in Class 7;

5.6.3             To all other Beneficiaries, the Liquidating Agent shall distribute Cash to the extent of the amounts allocated to each Beneficiary’s Claim Account which have not previously been distributed;

5.6.4             Distributions to each Beneficiary shall be allocated first to the original principal portion of such Beneficiary’s Allowed Trust Claim, as determined for federal income lax purposes, and then, to the extent the amount distributed exceeds such amount, to the remainder of such Trust Claim.

5.7           Setoffs.  Notwithstanding anything to the contrary herein, pursuant to the Plan, the Liquidating Agent may, in accordance with section 553 of the Bankruptcy Code and applicable non-bankruptcy law, set off against any Allowed Claim and the Distributions to be made pursuant the Plan and this Agreement to any Beneficiary on account of such Allowed Claim (before any Distribution is made on account of such Allowed Claim), the claims, rights and causes of action of any nature that the Trust may hold against such Beneficiary and, if such set off is made, the Liquidating Agent shall adjust such Beneficiary’s Claim Account accordingly; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim shall constitute a waiver or release by the Trust of any such claims, rights and causes of action that it may possess against such Beneficiary.

5.8           Allocations and Distributions of Cash Allocated to Disputed Claims.  At such time as the Liquidating Agent is informed that all or any portion of a Claim that has been disputed or subject to dispute has been Allowed or finally disallowed (“Resolved Claim”), the Liquidating Agent shall, on the next Distribution Date or on the Final Distribution Date, as the case may be, take the following actions with regard to the total Cash previously allocated to the Claim Account related to that Resolved Claim (“Disputed Claim Distribution Amount”):

5.8.1             Distribute from the Disputed Claims Reserve to the holder of the Resolved Claim the same portion of such Disputed Claim Distribution Amount as the portion, if any, of the Resolved Claim which is Allowed;

5.8.2             Retain for that Claim Account (and in the Disputed Claim Reserve) the same portion, if any, of such Disputed Claim Distribution Amount as the portion of the Resolved Claim which remains disputed; and

5.8.3             Reallocate to other Claim Accounts in the same manner set forth in Section 5.5 the same portion of such Disputed Claim Distribution Amount as the portion, if any, of the Resolved Claim which was disallowed and distribute such amounts to the appropriate Trust Claim holders on the next Distribution Date pursuant to Section 5.6.

5.8.4             Upon the final resolution of any disputed Claim and the subsequent reallocation or distribution of the Disputed Claim Distribution Amount as

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herein provided, the Liquidating Agent shall adjust the Claims List to reflect the actions taken pursuant to this Sections.8.

5.9           Fractional Distributions.  Notwithstanding anything to the contrary herein, no distributions in fractions of U.S.  Dollars shall be issued.  Whenever any payment of a fraction of a dollar would otherwise be called for, the actual payment shall be rounded down to the nearest whole dollar.

5.10         Unclaimed Property.

5.10.1           Allocation to Claim Accounts.  If, in connection with any distribution under this Section 5, any Beneficiary entitled to a distribution does not receive such attempted distribution for any reason, including, without limitation, (a) that the Beneficiary is not at the address set forth in the Claims List, (b) that the property is not mailed or delivered because of the absence of a proper address to which to mail or deliver such property, and (c) that a distribution by check is not cashed, the amount allocated to the Claim Account of such Beneficiary (“Unclaimed Property”) shall remain part of the Trust Estate and shall remain allocated to such Beneficiary’s Claim Account for one hundred eighty (180) days.  Nothing contained herein shall require the Liquidating Agent or the Trust to attempt to locate any Beneficiary.

5.10.2           No Further Distributions.  If any Beneficiary’s distribution is returned as undeliverable without a forwarding address, or is not mailed or delivered because of the absence of a proper address to which to mail or deliver such property, or is a check that is not cashed within for one hundred eighty (180) days after the Distribution Date, no further distributions shall be made to such Beneficiary until the Liquidating Agent is notified of such Beneficiary’s then-current address.

5.10.3           Distributions of Unclaimed Property.  Unclaimed Property that is allocated to a Beneficiary’s Claim Account shall be distributed as follows:

(a)           Beneficiary Located.  If a Beneficiary shall claim such Unclaimed Property within for one hundred eighty (180) days of the date distribution was attempted, then such property shall be delivered to such Beneficiary on the next Distribution Date or the Final Distribution Dale, as the case may be.  No interest shall be paid on account of Unclaimed Property held by the Trust.

(b)           Reallocation and Redistribution of Unclaimed Property.  If no claim is made for Unclaimed Property by the Beneficiary within for one hundred eighty (180) days of the date on which the distribution was attempted, then, in accordance with the Plan, such Beneficiary’s Trust Claim shall be discharged and the Beneficiary shall be forever barred from asserting such Claim for such Unclaimed Property against the Debtor, the Estate, or the Liquidating Agent, or any of their respective properties.  All amounts allocated to the Claim Account for such Beneficiary shall be reallocated in the same manner provided in Section 5.8 as if such amount had been allocated with respect to a disallowed Claim and such amount shall be redistributed on the next Distribution Date.  Each Trust Claim with respect

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to such Unclaimed Property shall be treated as if it had been disallowed in its entirety, and the Claims List shall be adjusted accordingly.

5.11         Final Distribution.  Upon resolution of all outstanding objections to disputed Trust Claims, and after all funds due to the Trust for the benefit of the Beneficiaries pursuant to the Plan have been received, and prior to the Termination Date (as defined in Section 5.13), the Liquidating Agent shall release from reserve any remaining cash in the Administrative Expense Reserve and shall prepare a final accounting of all distributions from the Trust and the proposed distribution of all Cash remaining in the Trust Estate, including any amounts forfeited to the Trust pursuant to the Plan and Section 5.10 (the “Final Cash”).  Once the amount of the Final Cash has been determined, the Liquidating Agent shall distribute the Final Cash as follows (and the date on which the following distributions are made shall be known as the “Final Distribution Date”):

5.11.1           Trust Expenses.  First, the Liquidating Agent shall pay from the Final Cash any and all Trust Expenses and any other obligations of the Trust that have not previously been paid.

5.11.2           Distribution of Amounts Allocated to Claim Accounts.  Second, the Liquidating Agent shall distribute to the holders of Claim Accounts all amounts allocated to such Claim Accounts on account of Allowed Trust Claims that have not previously been distributed.

5.12         Distribution to the Bank.  Finally, subject to Section 5.6, all Cash remaining in the Trust Estate after the distributions required by Sections 5.11.1 and 5.11.2 shall be distributed to the Bank on account of its Allowed Claims in Class 1 and Class 2.

5.13         Termination.  The Trust shall terminate upon the distribution of all of the assets of the Trust Estate to the Beneficiaries, which date shall not be more than two (2) years from and after the Effective Date (the “Termination Date”); provided, however, that if in the reasonable determination of the Liquidating Agent, in light of existing facts and circumstances, the distribution of the Trust Estate will not be completed prior to the Termination Date, the Liquidating Agent may extend the duration of the trust for an additional period of one (1) year with the prior approval of the Bankruptcy Court; and provided, further, that the duration of the Trust may be further extended by order of the Bankruptcy Court.

6.             Concerning the Liquidating Agent.

6.1           Acceptance by the Liquidating Agent.  The Liquidating Agent accepts the Trust hereby created for the benefit of the Beneficiaries and agrees to act as Liquidating Agent of the Trust pursuant to the terms of the Plan, the Order and this Agreement.  The Liquidating Agent shall have and exercise the rights and powers herein granted and shall be charged solely with the performance of the duties herein declared on the part of the Liquidating Agent.  The Liquidating Agent agrees to receive the Trust Estate and disburse the Cash of the Trust Estate pursuant to the terms of the Plan, the Order and this Agreement, and to not unduly prolong the duration of the Trust.

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6.2           Standard of Care; Exculpation.  The Liquidating Agent shall perform all duties and obligations imposed on him by this Agreement with reasonable diligence and care under the circumstances.  The Liquidating Agent shall not be personally liable to the Trust, the Debtor, the Beneficiaries or any other Person except for such of the Liquidating Agent’s own acts as shall constitute fraud, bad faith, willful misconduct, gross negligence or willful disregard of his duties.  Except as aforesaid, the Liquidating Agent shall be entitled to be indemnified as set forth in Section 6,7.

6.3           Limitation on Liability.  The Liquidating Agent shall not be liable for any action taken or omitted in good faith and believed to be authorized hereby or within the rights or powers conferred hereunder, or taken or omitted in accordance with advice of his Professionals (which Professionals may be of the Liquidating Agent’s own choosing), or by Court order, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence.

6.4           Discretion of the Liquidating Agent.  Except as otherwise provided herein, the Liquidating Agent, within the limitations and restrictions expressed and imposed herein, may act freely under all or any of the rights, powers and authority conferred hereby, in all matters concerning the Trust Estate, after forming his best reasonable business judgment based upon the circumstances of any particular question or situation as to the best course to pursue, without the necessity of obtaining the consent or permission or authorization of the Bankruptcy Court, the Beneficiaries or any official or officer; and the rights, powers and authority conferred on the Liquidating Agent by this Agreement are conferred in contemplation of such freedom of reasonable business judgment and action within the limitations and restrictions so expressed and imposed; provided, however, that the Liquidating Agent shall not be liable for any error or exercise of judgment, unless it shall be proved that the Liquidating Agent was grossly negligent or acted in a manner which constituted willful misconduct.

6.5           Reliance by the Liquidating Agent.

6.5.1             Genuineness of Documents.  The Liquidating Agent may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, objection, order, judgment, decree, or other paper or document reasonably believed by it to be genuine and to have been signed, made, entered or presented by the proper party, parties, official, officials, entity or entities.

6.5.2             Reliance on Certificates or Opinions.  In the absence of gross negligence or willful misconduct on the part of the Liquidating Agent, the Liquidating Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, on any certificates or opinions furnished to the Liquidating Agent and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions that are specifically required to be furnished to the Liquidating Agent by any provision hereof, the Liquidating Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

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6.5.3             Reliance on Professionals.  The Liquidating Agent may consult with Professionals, including legal counsel and with independent public accountants and other experts to be selected by him.  In the absence of gross negligence or willful misconduct on the part of the Liquidating Agent, the Liquidating Agent shall not be liable for any action taken or for any omission made in reliance on any opinion or certification of such Professionals or in accordance with the advice of such Professionals.

6.6           Reliance on the Liquidating Agent.  No person dealing with the Liquidating Agent shall be obligated to inquire into the expediency or propriety of any transaction or the right, power, or authority of the Liquidating Agent to enter into or consummate the same upon such terms as the Liquidating Agent may deem advisable.

6.7           Indemnification.

6.7.1             Indemnification of Liquidating Agent.  The Liquidating Agent shall be indemnified out of the Trust Estate and to the full extent of the Trust Estate against any and all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Liquidating Agent in connection with the defense or disposition of any threatened, pending, or completed action, suit or other proceeding whether civil, criminal, administrative, or investigative, by reason of his being or having been such a Liquidating Agent, employee or agent; provided, however that he shall not be entitled to such indemnification in respect of any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or gross negligence or in reckless disregard of his duties.  The rights accruing to any Liquidating Agent under these provisions shall not exclude any other right to which he may be lawfully entitled.

6.7.2             Payment of Expenses.  The Liquidating Agent may make advance payments for expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding referred to in Section 6.7.1, provided that the indemnified Liquidating Agent shall have given a written undertaking to repay any amount advanced to him by the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

6.8           Resignation and Removal.

6.8.1             Resignation.  The Liquidating Agent may resign and be discharged from any future obligations and liabilities hereunder by giving written notice thereof to the persons specifically identified in Section 8.33 (except the Beneficiaries, unless separately listed) and the Bankruptcy Court at least thirty (30) days prior to the effective date of such resignation.

6.8.2             Removal.  The Liquidating Agent may be removed at any time by Beneficiaries holding not less than two-thirds of the Beneficial Interests in the Trust. Upon any such removal, such removed Liquidating Agent shall be entitled to any and all reimbursement and indemnification set forth in this Agreement which remains due and owing to such Liquidating Agent at.  the time of such removal.

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6.8.3             Appointment of Successor Liquidating Agent.  If, at any time, the Liquidating Agent shall give notice of his intent to resign or be removed or shall for any reason become incapable of acting hereunder, the Court shall designate a successor Liquidating Agent.

6.8.4             Acceptance of Appointment by Successor Liquidating Agent.  Any successor Liquidating Agent appointed hereunder shall execute an instrument accepting such appointment consistent with the terms set forth herein.  Thereupon, such successor Liquidating Agent shall, without any further act, become vested with all of the estates, properties, rights, powers, trusts and duties of his or her predecessor in the Trust with like effect as if originally named herein.  Notwithstanding the foregoing, in the event of the resignation or removal of the Liquidating Agent, such retiring Liquidating Agent shall (a) promptly execute and deliver such documents, instruments and other writings as may be requested by the successor Liquidating Agent and (b) otherwise cooperate in effecting such successor Liquidating Agent’s assumption of his/her/its obligations and functions.

6.8.5             Trust Continuance.  The death, resignation, incompetency or removal of the Liquidating Agent shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Agreement or to invalidate any action theretofore taken by the retiring Liquidating Agent.  In the event of the resignation or removal of the Liquidating Agent, such retiring Liquidating Agent shall (a) promptly execute and deliver such documents, instruments and other writings as may be requested by the successor Liquidating Agent to effect the change in the retiring Liquidating Agent’s capacity under this Agreement and the conveyance of the Trust Estate then held by the retiring Liquidating Agent to its successor and (b) otherwise cooperate in effecting such successor Liquidating Agent’s assumption of its obligations and functions.

7.             Supplements and Amendments to this Agreement.

7.1           Supplements and Amendment.  At any time and from time to time, the Liquidating Agent may execute a supplement or amendment hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement, or amendments thereto; provided, however, that no such supplement or amendment shall (a) require any Beneficiaries to furnish or advance funds to the Liquidating Agent or shall entail any personal liability or the surrender of any individual right on the part of any Beneficiaries, except with their written consent, or (b) change or modify the provisions for distribution of the Trust Estate.  In no event, however, shall this Agreement be amended in any way that would change the purposes of the Trust as set forth in Section 2.4 or conflict with the provisions of the Plan or the Order.

7.2           Notice and Effect of Executed Amendment.  Upon the execution of any declaration of amendment or supplement and the approvals required herein, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the Liquidating Agent and the Beneficiaries shall thereafter be determined, exercised and enforced subject in all respects to such modification and amendment, and all

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the terms and conditions of any such amendment or supplement shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

8.             Miscellaneous.

8.1           Appointment of Representative.  Each of the Reorganized Debtors hereby appoints the Reorganized CDSI as their representative in connection with the Trust and this Agreement.  All distributions, notices or reports of any nature to be made or delivered to the Reorganized Debtors under this Agreement shall be made to the Reorganized CDSI for the benefit of the Reorganized Debtors.

8.2           Binding Agreement.  All agreements contained herein shall be binding upon, and inure to the benefit of, the Liquidating Agent, the Debtor and the Beneficiaries, and their respective successors, assigns, heirs or personal representatives, as the case may be.  Any request, notice, direction, consent, waiver or other instrument or action by any party hereto or any Beneficiary shall bind their respective heirs, personal representatives, successors and assigns.

8.3           Notices.  Unless otherwise expressly specified or permitted by the terms of this Agreement, all notices shall be in writing and shall be personally served or sent by facsimile (upon confirmation of receipt) and by United States mail, and shall be deemed given when sent or, if mailed, when deposited in the United States mail, so long as it is properly addressed, in any such case addressed as follows:

If to the Liquidating Agent:

[name]

[company/firm]

[address]

[address]

Telephone: [       ]

Fax: [      ]

If to the Bank:

Howard Steinberg, Esq.

Irell & Manella LLP

1800 Avenue of the Stars, Suite 900

Los Angeles, CA 90067

Telephone: 310-277-1010

Fax: 310-203-7199

If to the Reorganized Debtors:

Howard Steinberg, Esq.

Irell & Manella LLP

1800 Avenue of the Stars, Suite 900

Los Angeles, CA 90067

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Telephone: 310-277-1010

Fax: 310-203-7199

If to the Office of the United States Trustee:

[name]

Office of the United States Trustee

[address]

[address]

Telephone: [       ]

Fax: [       ]

and if to any Beneficiary, addressed to its latest mailing address reflected on the Claims List.

8.4           Severability.  In the event any provision of this Agreement or the application thereof to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

8.5           Counterparts.  This Agreement may be executed in multiple counterparts; each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

8.6           Governing Law.  This Agreement including all matters of construction, validity and performance hereof, shall in all respects be governed by, and construed and interpreted in accordance with the internal laws of the State of New York.

8.7           Retention of Jurisdiction.  In accordance with the Plan, the Trust and the Trust Estate shall remain subject to the jurisdiction of the Bankruptcy Court.  Such jurisdiction shall include, without limitation, the jurisdiction contemplated by section 1142 of the Code.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the parties have executed or have hereunto caused this Agreement to be duly executed, as of the day and year first above written.

DEBTOR:

MED DIVERSIFIED, INC.

By:
Name:
Title:

REORGANIZED DEBTORS:

CHARTWELL COMMUNITY SERVICES, INC.

By:
Name:
Title:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:

CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:

LIQUIDATING AGENT:

[ ], not in his/her/its individual capacity, but solely as Liquidating Agent of the Med Diversified, Inc. Liquidating Trust

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EXHIBIT 2

4-09-04 Draft

CHARTWELL LITIGATION TRUST AGREEMENT

THIS Litigation TRUST AGREEMENT (this “Agreement”) is dated as of [EFFECTIVE DATE], by and among Chartwell Diversified Services, Inc.  (“CDSI”), a Delaware corporation; Chartwell Community Services, Inc.  (“CCS”), a Texas corporation; Chartwell Cure Givers, Inc.  (“CCG”), a Delaware corporation (collectively, the “Chartwell Debtors”); Med Diversified, Inc., a Nevada Corporation (“Med”); Resource Pharmacy, Inc., a Nevada corporation (“Resource”); Trestle Corporation, a Delaware Corporation (“Trestle” and, collectively with the Chartwell Debtors, Med and Resource, the “Debtors”); CDSI, as reorganized (“Reorganized CDSI”); CCS, as reorganized; CCG, as reorganized; Private Investment Bank Limited, a Bahamian bank and trust company (“Bank”); Sun Capital Health Care, Inc., a [  ] (“Sun Capital”) and [TRUSTEE], [ENTITY TYPE], not in his/her/its individual or corporate capacity, but solely as trustee hereunder (the “Trustee”).

A.            WHEREAS, voluntary petitions were filed by the Debtors and certain other debtors on November 27, 2002 in the United States Bankruptcy Court for the Eastern District of New York (the “Court”) under chapter 11 of Title 11 of the United States Code (the “Code”) as Case Nos. 02-88568, 02-88564, 02-88565, 02-88570, 02-88572 and 02- 88573 and such cases are being jointly administered by the Court (such cases, collectively, the “Cases”);

B.            WHEREAS, the Chartwell Debtors have filed the “Second Amended Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc., Chartwell Care Givers, Inc., and Chartwell Community Services, Inc.  Dated April 9, 2004” (the “Plan”);

C.            WHEREAS, Resource filed the “Second Amended Plan of Liquidation of Debtor Resource Pharmacy, Inc.  Dated April 9, 2004” (the “Resource Plan”);

D.            WHEREAS, Trestle filed the “Second Amended Plan of Liquidation of Debtor Trestle Corporation Dated April 9, 2004” (the “Trestle Plan”)

E.             WHEREAS, Med has filed the “Second Amended Plan of Liquidation of Debtor Med Diversified, Inc.  Dated April 9, 2004” (the “Med Plan” and, collectively with the Plan, the Resource Plan and the Trestle Plan, the “Plans”);

F.             WHEREAS, the Debtors hold the Litigation Trust Claims and Sun Capital holds certain purchased accounts receivable;

G.            WHEREAS, the Plans contemplate that (i) the Litigation Trust Claims and the right to net recoveries associated with such Litigation Trust Claims and (ii) certain purchased accounts receivable to be transferred by Sun Capital to this trust ((i) and (ii), collectively, the “Trust Estate”), will be transferred to a trust created under New York law (the “Trust”) for the benefit of the Bank (the “Beneficiary”);

H.            WHEREAS, the Plans were confirmed by the Court pursuant to those certain Orders entered on [ENTRY DATE] (the “Orders”) and are subject to the continuing jurisdiction of the Court;

J.             WHEREAS, pursuant to the Plans and the Orders, the Trust will be established for the primary purpose of liquidating the Trust Estate, with no objective to engage in the conduct of a trade or business;

K.            WHEREAS, the Reorganized Debtors desire to appoint the Reorganized CDSI (as defined below) as their representative under the Trust;

L.             WHEREAS, the Debtors and the Bank desire to create and fund the Trust, as contemplated by the Plans and pursuant to this Agreement.

A G R E E M E N T S:

1.             Defined Terms; Rules of Interpretation.

1.1             Capitalized Terms.  Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings assigned to them in the Plan.  Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

1.2             Computation of Time.  In computing any period of time prescribed or allowed by this Agreement, the provisions of Bankruptcy Rule 9006(a) will apply.

1.3             Rules of Interpretation.  For purposes of this Agreement, unless otherwise provided herein:

1.3.1        any reference in this Agreement to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions;

1.3.2        any reference in this Agreement to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified, or supplemented pursuant to this Agreement;

1.3.3        any reference to any Beneficiary includes that entity’s successors, assigns, and affiliates;

1.3.4        except as otherwise specified, all references in this Agreement to Sections, Articles, and Exhibits are references to sections, articles, and exhibits of or to this Agreement;

1.3.5        the words “herein,” “hereunder,” and “hereto” refer to this Agreement in its entirety rather than to a particular portion of this Agreement;

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1.3.6        the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and

1.3.7        except where the context otherwise requires, words importing the masculine, feminine or neuter gender shall include the feminine, the masculine and the neuter, as appropriate; words importing the singular number shall include the plural number and vice versa; and words importing persons shall include partnerships, associations, and corporations.

1.4             Headings.  The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

1.5             Construction with the Plan.  The Plan is hereby incorporated fully by reference and is made a part hereof for all purposes.  In the event of any inconsistency or conflict between the terms, conditions and provisions of this Agreement and the terms, conditions and provisions of the Plan, the terms, conditions and provisions of the Plan shall control.

2.             Appointment of Representative.  Each of the Reorganized Debtors hereby appoints the reorganized CDSI (the “Reorganized CDSI”) as their representative in connection with the Trust and this Agreement.  All distributions, notices or reports of any nature to be made or delivered to the Reorganized Debtors under this Agreement shall be made to the Reorganized CDSI for the benefit of the Reorganized Debtors.

3.             Trust Established; Purpose.

3.1             Establishment of Trust.  Pursuant to the Plan and the Order, and subject to the continuing jurisdiction of the Court, on the Effective Date, the Trust shall be established for the benefit of the Bank (the “Beneficiary”).  The Trust is revocable by the Beneficiary.  Notwithstanding the creation of the Trust for the benefit of the Beneficiary, the Beneficiary shall not hold legal title to the Trust Estate, nor shall it have any right to direct or control the acquisition, management, or disposition of the Trust Estate and, except as otherwise expressly provided herein or as required by applicable law or the Plan, there shall be no requirement of the Trustee to provide information or any accounting to the Beneficiary with respect to the Trust or the Trust Estate.

3.2             Conveyance of the Trust Estate.  On the Effective Date, pursuant to the Plans and the Orders, the Debtors shall irrevocably assign the Trust Estate to the Trustee for the benefit of the Beneficiary, free and clear of all claims, interests or liens.  The Debtors shall deliver to the Trustee all instruments of title, transfer, conveyance, assignment and confirmation, if any, and shall cooperate with the Trustee and take such other actions as the Trustee may deem reasonably necessary or desirable in order to more effectively transfer, convey and assign all rights, title and interests in and to the Trust Estate to the Trust.

3.3             Acceptance by Trustee.  The Trustee shall accept the conveyance of the Trust Estate for the purposes set forth in the Plans and this Agreement.  The Trustee hereby agrees to make continuing efforts to dispose of the trust assets (including by means of prosecuting the Litigation Trust Claims) and make timely distributions to the Beneficiary and

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shall not unduly prolong the duration of the Trust.  The Trustee hereby accepts the fiduciary duty imposed upon him/her/it by this Agreement, and agrees to act as a fiduciary of the Trust subject to the terms and conditions set forth herein and in the Plan.

3.4             Purpose of Trust.  The Trust is organized for the sole purposes of collecting, holding, liquidating (including, without limitation, by prosecuting, compromising or settling the Litigation Trust Claims) and distributing the Trust Estate under the Plans, with no objective to engage in the conduct of a trade or business.

3.5             Reversion.  In the event that the Trustee is unable to prosecute any of the Litigation Trust Claims, and only in such event, the causes of action that the Trustee is unable to prosecute (the “Reversion Claims”) shall revert to Reorganized CDSI and be prosecuted by Reorganized CDSI at the direction of the Trustee and for the benefit of the Trust; provided, however, that the Trust shall retain all rights to any and all proceeds or recoveries from the Reversion Claims and any proceeds of or recoveries from the Reversion Claims shall be added to the Trust Estate, Any and all fees, costs and expenses incurred in respect of the investigation, initiation, prosecution, compromise or settlement of the Reversion Claims shall be paid by the Trustee from the Administrative Expense Reserve, and, to the extent that is insufficient, from the balance of the Trust Estate.

4.             Beneficial Interests.

4.1             Beneficial Interests.  The Beneficiary’s interests in the Trust (“Beneficial Interests”) will not be evidenced by any certificate or other instrument or document.

4.2             No Transfer or Exchange.  Beneficial Interests in the Trust are transferable and assignable.  Unless the Trustee receives actual written notice of a transfer or assignment from the transferor or the duly authorized transferee not less than thirty (30) days prior to a distribution made pursuant to the terms of this Agreement, the Trustee shall have no duty or obligation to make or direct any distributions or payments to such transferee.

5.             Administration of Trust Estate.

5.1             Powers of the Trustee.  During the Trustee’s administration of the Trust, and subject to any limitations in the Plan or this Agreement, the Trustee may exercise the following powers:

(a)           to receive and hold all the assets of the Trust Estate and to have exclusive possession and control thereof as permissible under applicable law;

(b)           to initiate and prosecute in every capacity, including as representative of the Estates under section 1123(b)(3)(B) of the Code, the Litigation Trust Claims assigned to the Trust;

(c)           subject to Section 5.9, to compromise and settle any Litigation Trust Claims assigned to the Trust without the need for further review or approval of the Court;

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(d)           to effect distributions of the Trust Estate to the Beneficiary in accordance with the terms of the Plan and this Agreement;

(e)           to collect and receive any interest income, proceeds of sale, and other income or distributions derived from or relating to the Trust Estate (“Trust Income”) and to add the Trust Income to the Trust Estate or to make distributions of all or any part of the Trust Income to the Beneficiary in accordance with the terms of this Agreement;

(f)            to participate in any post-Confirmation Date motions to amend or modify the Plans or this Agreement, or appeals from the Orders as they relate to the Trust;

(g)           to participate in actions to enforce or interpret the Plans as they relate to the Trust;

(h)           to enter into, perform and exercise rights under contracts binding upon the Trust (but not upon the Trustee in his/her/its respective individual or corporate capacities) which are reasonably incident to the administration of the Trust and which the Trustee, in the exercise of his/her/its best business judgment, reasonably believes to be in the best interests of the Trust;

(i)            to establish and maintain accounts at banks and other financial institutions, in a clearly specified fiduciary capacity, into which the cash of the Trust (including the Administrative Expense Reserve) may be deposited, and to authorize and appoint one or more persons to perform transactions on such accounts, including without limitation drawing checks or making withdrawals from such accounts, and paying or distributing such amounts of the Trust Estate as permitted or required under the Plan and this Agreement;

(j)            to employ attorneys, accountants, expert witnesses, or other persons whose services may be necessary or advisable in the sole judgment of the Trustee, to advise or assist him/her/it in the discharge of his/her/its duty as Trustee, or otherwise in the exercise of any powers vested in the Trustee and to pay from the Trust Estate reasonable compensation to such attorneys, accountants, expert witnesses, or other persons;

(k)           to transfer or otherwise dispose of the assets in the Trust Estate;

(1)           to pay any and all necessary expenses attributable or relating to the administration, management, maintenance, operation, preservation or liquidation of the Trust Estate, including, without limitation, the reasonable fees of the Trustee, and any and all fees, costs and expenses incurred in respect of the investigation, initiation and prosecution of the Litigation Trust Claims in accordance with the Plan;

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(m)          to represent the interests of the Bank and the Reorganized Debtors with respect to any matters relating to this Agreement or the Trust affecting the rights of the Beneficiary;

(n)           to give to any person a power of attorney to enable such person to implement the Trustee’s decisions or to perform a specific act or acts permitted by this Agreement; and

(o)           to do any and all other things, not in violation of any other terms of this Agreement, which, in the reasonable business judgment of the Trustee are necessary or appropriate for the proper liquidation, management, investment and distribution of the assets of the Trust Estate in accordance with the provisions of this Agreement and the Plan.

5.2             Limitations on the Trustee; Investments.

5.2.1        No Trade or Business.  The Trustee shall carry out the purposes of the Trust and the directions contained herein and shall not at any time enter into or engage in any business on behalf of the Trust or the Beneficiary.

5.2.2        Investments.  The Trustee shall invest any Cash held at any time as part of the Trust Estate, including, without limitation, in the Administrative Expense Reserve, only in interest-bearing deposits or certificates of deposit issued by any federally insured banking institution on the Office of the United States Trustee’s list of approved depository institutions or unconditionally guaranteed as to payment by, the United States of America and its agencies or instrumentalities, or as otherwise permitted pursuant to section 345 of the Bankruptcy Code, pending need for the disbursement thereof in accordance with this Agreement and the Plan, The Trustee shall be restricted to the collection and holding of such Cash and to the payment and distribution thereof for the purposes set forth in this Agreement and the Plan and to the conservation and protection of the Trust Estate in accordance with the provisions hereof; provided, however, that the Trustee shall not retain in the Trust Estate cash in excess of the Administrative Expense Reserve (as defined in Section 5.4).

5.3             Trust Expenses.  All reasonable costs, expenses and obligations incurred by the Trustee in carrying out his/her/its duties under this Agreement or in any manner connected, incidental or related to the administration of the Trust including, without limitation, federal and state income taxes and withholding taxes, if any; all fees, costs, and expenses incurred in initialing, prosecuting, compromising and settling the Litigation Trust Claims, and any reasonable fees and expenses of the Trustee and of any attorneys, accountants, investment advisors, expert witnesses, insurance adjusters, property managers, realtors, brokers, professionals or other persons whom the Trustee may reasonably deem advisable to employ in connection with the Trust (collectively, the “Trust Expenses”) shall be paid from the Administrative Expense Reserve, and if the Administrative Expense Reserve shall be insufficient, the Trust Expenses may be paid from the balance of the Trust Estate.

5.4             Administrative Expense Reserve.  On the Effective Date or as soon as practicable thereafter, the Trustee shall establish a reserve for the purpose of paying the Trust

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Expenses (the “Administrative Expense Reserve”), including but not limited to costs and expenses of the Trustee, the Trust’s counsel or other Professionals employed by the Trustee.  The Trustee shall periodically review the Administrative Expense Reserve, increasing or decreasing such reserve as necessary to assure that the cash held in the Administrative Expense Reserve is not in excess of an amount reasonably necessary to maintain the value of the property of the Trust Estate during liquidation (including by means of prosecuting the Litigation Trust Claims).  After the Trust Expenses have been paid in full from the Administrative Expense Reserve, all remaining funds in the Administrative Expense Reserve, if any, shall be released from reserve and shall be distributed to the Beneficiary on the Final Trust Distribution Date (as defined in Section 6.7) in accordance with the terms of the Plan and this Agreement.  Notwithstanding anything herein to the contrary, it is expressly understood that the establishment of the Administrative Expense Reserve by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Administrative Expense Reserve need not be segregated and may be commingled for investment purposes.

5.5             Compensation of Trustee and Professionals.  From time to time after the Effective Date and without further order of the Court, the Trustee may employ such persons or entities, including Professionals (which may, but need not, include Professionals previously or currently employed in the Cases), reasonably necessary to assist the Trustee in performing his/her/its duties under this Agreement and the Plan.  The Trustee and any person or entity retained by the Trustee shall be entitled to reasonable compensation and reimbursement of necessary fees and expenses reasonably incurred in performing their duties.  The Trustee shall provide notice (with a 15-day period in which to object) to the Beneficiary of all requests for compensation by the Trustee or any person or entity retained by the Trustee hereunder.  If no objection is received by the Trustee within the 15-day period, the Trustee may pay the proposed compensation amount without the need for further review or approval of the Court or any other party.  If an objection to the proposed compensation of the Trustee or any person or entity retained by the Trustee is received within the 15-day period, and such objection cannot otherwise be resolved, the Trustee shall schedule a Court hearing to resolve the objection.

5.6             Transferee Liabilities.  If any liability shall be asserted against the Trust as transferee of the Trust Estate on account of any claimed liability of or through the Debtors, the Trustee may use such part of the Trust Estate as may be necessary in contesting any such claimed liability and in payment, compromise, settlement and discharge thereof on terms reasonably satisfactory to the Trustee, In no event shall the Trustee be required or obligated to use the Trustee’s own property, funds or assets for any such purposes.

5.7             Tax Issues.

5.7.1        Taxed as a Grantor Trust, The Trustee shall report the Trust for federal income tax purposes as a “liquidating trust” as defined in Treasury Regulations Section 301.770l-4(d) and Rev. Proc. 94-45, 1994-28 I.R.B. 124, and as a “grantor trust,” with the Beneficiary treated as the grantors and the deemed owners of the Trust.  The transfer of the Trust Estate to the Trust will be treated, for all federal and state tax purposes, as a deemed transfer to the Beneficiary, followed by a deemed transfer by the Beneficiary to the Trust.  The Trustee shall, in his/her/its reasonable discretion, determine the value of all

7

property transferred to the Trust and shall promptly notify the Debtors and the Beneficiary of such property values and the Trustee, the Debtors, and the Beneficiary shall use such valuations for all federal and state tax purposes.

5.7.2        Current Taxation.  All of the Trust’s income shall be allocated to the Beneficiary and subject to federal income tax on a current basis.

5.7.3        Filing Requirements.  The Trustee shall prepare and provide to or file with the appropriate parties such notices, tax returns and other filings as may be required by the above-mentioned or any other provisions of the Internal Revenue Code of 1986, as amended, and any regulations or rulings promulgated thereunder, and as may be required by any other applicable federal or state law.  Without limiting the generality of the foregoing, the Trustee shall file returns for the trust as a “grantor trust” pursuant to Treasury Regulations section 1.671-4(a).

5.8             Reports.  The Trustee shall prepare and provide to the specified persons the following reports:

5.8.1        Quarterly Reports.  Within thirty (30) days following the Effective Date, and quarterly thereafter, the Trustee shall prepare a written report setting forth the activities and financial condition of the Trust and provide such report to the Beneficiary.  In addition, the Trustee shall cause such report to be filed with the Court.

5.8.2        Unaudited Financial Reports.  The Trustee shall prepare unaudited interim financial reports and such other reports as may be required by regulatory authorities, applicable laws, rules or regulations and shall file any such reports with the appropriate authorities.

5.8.3        Final Report.  The Trustee shall prepare a final report accounting of all receipts and disbursements and shall distribute the same to the Beneficiary and cause such report to be filed with the Court.

5.9             Settlement.  If the compromise or settlement of any Litigation Trust Claim assigned to the Trust would result in a payment from the Class 10A Distribution (as defined in the Med Plan), the Trustee shall provide the Med Creditors’ Trust (as defined in the Med Plan) 15 days’ notice of such compromise or settlement If the Med Creditors’ Trust does not object to such compromise or settlement within such 15-day period, the Litigation Trust Claim, as compromised or settled, shall be deemed approved by the Med Creditors’ Trust.  If the Med Creditors’ Trust does object to such settlement within such 15-day period, the Trustee shall schedule a Bankruptcy Court hearing to approve the settlement.

6.             Distributions from the Trust.

6.1             Payments from Trust Estate.  All payments to be made hereunder to the Beneficiary shall be made only from the assets, income and proceeds of the Trust Estate and only to the extent that the Trustee shall have received sufficient assets, income or proceeds of the Trust Estate to make such payments in accordance with this section 6 and the Plan.  The Beneficiary shall look solely to the assets, income and proceeds of the Trust Estate,

8

and not to the Trustee in his/her/its personal or corporate capacity for distribution to the Beneficiary, as herein provided.

6.2             Distribution Dates.  As often as in the reasonable discretion and judgment of the Trustee there shall be in the Trust Estate Cash in an amount sufficient to render feasible a distribution of Cash to Beneficiaries (a “Distribution Date”), the Trustee shall distribute to the Beneficiaries such aggregate amount of Cash, if any, as shall then be held in the Trust, excluding reasonable amounts of Cash held in the Disputed Claims Reserve, the Administrative Expense Reserve or otherwise needed to pay the expenses (including, but not limited to, the federal income taxes and withholding taxes, if any), debts, charges, liabilities and obligations of the Trust.

6.3             Distribution Amount.  On each Distribution Date, the Trustee shall determine the amount to be distributed to Beneficiary by subtracting the amount of cash held in the Administrative Expense Reserve from the total cash of the Trust Estate (the “Distribution Amount”).

6.4             [Intentionally omitted]

6.5             Distribution of Distribution Amount.  On each Distribution Date, the Trustee will distribute 100% of the Distribution Amount to the Beneficiary.

6.6             [Intentionally omitted]

6.7             Final Distribution.  After all of the property of the Trust Estate has been reduced to cash or abandoned, and after all funds due to the Trust for the benefit of the Beneficiary have been received, including, without limitation, all payments with respect to the Litigation Trust Claims, and prior to the Termination Date (as defined in Section 6.8), the Trustee shall release from reserve any remaining cash in the Administrative Expense Reserve and shall prepare a final accounting of all distributions from the Trust and of all Cash remaining in the Trust Estate (the “Final Cash”).  Once the amount of the Final Cash has been determined, the Trustee shall distribute the Final Cash as follows (and the date on which the following distributions are made shall be known as the “Final Trust Distribution Date”):

6.7.1        Trust Expenses.  First, the Trustee shall pay from the Final Cash any and all Trust Expenses and any other obligations of the Trust that have not previously been paid.

6.7.2        Distribution to Beneficiary.  Finally, all Cash remaining in the Trust Estate shall be distributed in accordance with Section 6.5.

6.8             Termination.  The Trust shall terminate upon the distribution of all of the assets of the Trust Estate to the Beneficiary, which date shall not be more than four (4) years from and after the Effective Date (the “Termination Date”); provided, however, that if in the reasonable determination of the Trustee, in light of existing facts and circumstances, the distribution of the Trust Estate will not be completed prior to the Termination Date, the Trustee may extend the duration of the trust for an additional period of one (1) year with the prior approval of the Court; and provided further that the duration of the Trust may be further extended by order of the Court.

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7.             Concerning the Trustee.

7.1             Acceptance by the Trustee.  The Trustee accepts the Trust hereby created for the benefit of the Beneficiary and agrees to act as Trustee of the Trust pursuant to the terms of the Plan, the Order and this Agreement.  The Trustee shall have and exercise the rights and powers herein granted and shall be charged solely with the performance of the duties herein declared on the part of the Trustee.  The Trustee agrees to receive the Trust Estate and disburse the Cash of the Trust Estate pursuant to the terms of the Plan, the Order and this Agreement, and to not unduly prolong the duration of the Trust.

7.2             Standard of Care; Exculpation.  The Trustee shall perform all duties and obligations imposed on him/her/it by this Agreement with reasonable diligence and care under the circumstances.  The Trustee shall not be personally liable to the Trust, the Reorganized Debtors, the Beneficiary or any other Person except for such of the Trustee’s own acts as shall constitute fraud, bad faith, willful misconduct, gross negligence or willful disregard of his/her/its duties.  Except as aforesaid, the Trustee shall be entitled to be indemnified as set forth in Section 7.7.

7.3             Limitation on Liability.  The Trustee shall not be liable for any action taken or omitted in good faith and believed to be authorized hereby or within the rights or powers conferred hereunder, or taken or omitted in accordance with advice of his/her/its Professionals (which Professionals may be of the Trustee’s own choosing), or by Court order, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence.

7.4             Discretion of the Trustee.  Except as otherwise provided herein, the Trustee, within the limitations and restrictions expressed and imposed herein, may act freely under all or any of the rights, powers and authority conferred hereby, in all matters concerning the Trust Estate, after forming his/her/its best reasonable business judgment based upon the circumstances of any particular question or situation as to the best course to pursue, without the necessity of obtaining the consent or permission or authorization of the Court, the Beneficiary, the Reorganized Debtors, or any official or officer; and the rights, powers and authority conferred on the Trustee by this Agreement are conferred in contemplation of such freedom of reasonable business judgment and action within the limitations and restrictions so expressed and imposed; provided, however, that the Trustee shall not be liable for any error or exercise of judgment, unless it shall be proved that the Trustee was grossly negligent or acted in a manner which constituted willful misconduct.

7.5             Reliance by the Trustee.

7.5.1        Genuineness of Documents.  The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, objection, order, judgment, decree, or other paper or document reasonably believed by it to be genuine and to have been signed, made, entered or presented by the proper party, parties, official, officials, entity or entities.

7.5.2        Reliance on Certificates or Opinions.  In the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively

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rely, as to the truth of the statements and the correctness of the opinions expressed therein, on any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions that are specifically required to be furnished to the Trustee by any provision hereof, the Trustee shall be under a duly to examine the same to determine whether or not they conform to the requirements of this Agreement.

7.6             Reliance on the Trustee.  No person dealing with the Trustee shall be obligated to inquire into the expediency or propriety of any transaction or the right, power, or authority of the Trustee to enter into or consummate the same upon such terms as the Trustee may deem advisable.

7.7             Indemnification.

7.7.1        Indemnification of Trustee.  The Trustee shall be indemnified out of the Trust Estate and to the full extent of the Trust Estate against any and all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Trustee in connection with the defense or disposition of any threatened, pending, or completed action, suit or other proceeding whether civil, criminal, administrative, or investigative, by reason of his/her/its being or having been such a Trustee, employee or agent; provided, however, that he shall not be entitled to such indemnification in respect of any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or gross negligence or in reckless disregard of his/her/its duties.  The rights accruing to any Trustee under these provisions shall not exclude any other right to which he may be lawfully entitled.

7.7.2        Payment of Expenses.  The Trustee may make advance payments for expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding referred to in section 7.7.1, provided that the indemnified Trustee shall have given a written undertaking to repay any amount advanced to him/her/it by the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

7.8             Resignation and Removal.

7.8.1        Resignation.  The Trustee may resign and be discharged from any future obligations and liabilities hereunder by giving written notice thereof to the Beneficiary and the Court at least thirty (30) days prior to the effective dale of such resignation.

7.8.2        Removal.  The Trustee may be removed at any time by Beneficiary holding not less than two-thirds of the Beneficial Interests in the Trust, Upon any such removal, such removed Trustee shall be entitled to any and all reimbursement and indemnification set forth in this Agreement which remains due and owing to such Trustee at the time of such removal.

7.8.3        Appointment of Successor Trustee.  If, at any time, the Trustee shall give notice of his/her/its intent to resign or be removed or shall for any reason become incapable of acting hereunder, the Court, shall designate a successor Trustee.

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7.8.4        Acceptance of Appointment by Successor Trustee.  Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment consistent with the terms set forth herein.  Thereupon, such successor Trustee shall, without any further act, become vested with all of the estates, properties, rights, powers, trusts and duties of his/her/its predecessor in the Trust with like effect as if originally named herein.  Notwithstanding the foregoing, in the event of the resignation or removal of the Trustee, such retiring Trustee shall (a) promptly execute and deliver such documents, instruments and other writings as may be requested by the successor Trustee and (b) otherwise cooperate in effecting such successor Trustee’s assumption of his/her/its obligations and functions.

7.8.5        Trust Continuance.  The death, resignation, incompetency or removal of the Trustee shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Agreement or to invalidate any action theretofore taken by the retiring Trustee.

8.             Supplements and Amendments to this Agreement.

8.1             Supplements and Amendment.  At any time and from time to time, the Trustee may execute a supplement or amendment hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement, or amendments thereto; provided, however, that no such supplement or amendment shall (a) require any Beneficiary to furnish or advance funds to the Trustee or shall entail any personal liability or the surrender of any individual right on the part of any Beneficiary, except with their written consent, or (b) change or modify the provisions for distribution of the Trust Estate, In no event, however, shall this Agreement be amended in any way that would change the purposes of the Trust as set forth in section 3.4 or conflict with the provisions of the Plan or the Order.

8.2             Notice and Effect of Executed Amendment.  Upon the execution of any declaration of amendment or supplement and the approvals required herein, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the Trustee and the Beneficiary shall thereafter be determined, exercised and enforced subject in all respects to such modification and amendment, and all the terms and conditions of any such amendment or supplement shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

9.             Miscellaneous.

9.1             Binding Agreement.  All agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee, the Debtor and the Beneficiary, and their respective successors, assigns, heirs or personal representatives, as the case may be.  Any request, notice, direction, consent, waiver or other instrument or action by any party hereto or any Beneficiary shall bind their respective heirs, personal representatives, successors and assigns.

9.2             Notices.  Unless otherwise expressly specified or permitted by the terms of this Agreement, all notices shall be in writing and shall be personally served or sent

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by facsimile (upon confirmation of receipt) and by United Stales mail, and shall be deemed given when sent or, if mailed, when deposited in the United States mail, so long as it is properly addressed, in any such case as follows:

If to the Trustee:

[TRUSTEE]
Attn: [NAME]
[ADDRESS]
Fax:  [#]

With a copy to:

[TRUSTEE COUNSEL]
Attn: [NAME]
[ADDRESS]
Fax: [#]

If to the Bank:

IRELL & MANELLA LLP
Attn: Howard Steinberg, Esq.
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067
Fax: (310) 203-7199

If to Reorganized CDSI in its capacity as the representative of the Reorganized Debtors:

IRELL & MANELLA LLP
Attn: Howard Steinberg, Esq.
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067
Fax: (310) 203-7199

9.3             Severability.  In the event any provision of this Agreement or the application thereof to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

9.4             Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

9.5             Governing Law.  This Agreement including all matters of construction, validity and performance hereof, shall in all respects be governed by, and construed and interpreted in accordance with the internal laws of the State of New York.

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9.6             Retention of Jurisdiction.  In accordance with the Plan, the Trustee and the Trust Estate shall remain subject to the jurisdiction of the Court. Such jurisdiction shall include, without limitation, the jurisdiction contemplated by section 1142 of the Code.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the parties have executed or have hereunto caused this Agreement to be duly executed, as of the day and year first above written.

DEBTORs:

CHARTWELL COMMUNITY SERVICES, INC.

By:
Name:
Title:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:

CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:

RESOURCE PHARMACY, INC.

By:
Name:
Title:

TRESTLE CORPORATION

By:
Name:
Title:

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REORGANIZED DEBTORs:

CHARTWELL COMMUNITY SERVICES, INC.

By:
Name:
Title:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:

CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:

SUN CAPITAL HEALTH CARE, INC.

By:
Name:
Title:

TRUSTEE:

[ ], not in his/her/its individual capacity, but solely as Trustee of the CCS Trust

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EXHIBIT 3

Draft 4/09/04

MED DIVERSIFIED, INC. CREDITORS’ TRUST AGREEMENT

THIS CREDITORS’ TRUST AGREEMENT (this “Agreement”) is dated as of [EFFECTIVE DATE], by and between Med Diversified, Inc., a Nevada corporation, (“Debtor”); and [TRUSTEE], [ENTITY TYPE], not in his/her/its individual or corporate capacity, but solely as trustee hereunder (“Trustee”).

R E C I T A L S:

A.            WHEREAS, a voluntary petition was filed by the Debtor on November 27, 2002 in the United States Bankruptcy Court for the for the Eastern District of New York (“Bankruptcy Court”) under chapter 11 of Title 11 of the United States Code (“Bankruptcy Code”), which is being jointly administered with certain other cases under case numbers 02-88568, 02-88564, 02-88565, 02-88570, 02-88572 and 02-88573;

B.            WHEREAS, on April 9, 2004, the Debtor filed the “Second Amended Plan of Liquidation of Debtor Med Diversified, Inc.  Dated April 9, 2004” (the “Plan”);

C.            WHEREAS, the holders of Allowed and Disputed Class 10-A Claims (“Trust Claims”) have asserted conflicting claims of ownership of, or a legal or equitable interest in five million two hundred fifty thousand dollars ($5,250,000.00) (the “Trust Estate”);

D.            WHEREAS, pending the resolution of the conflicting claims of the holders of Trust Claims (“Claimants”), the Plan contemplates that the Trust Estate will be transferred to a trust created under New York law (“Trust”) for the benefit of the holders of allowed Trust Claims (“Beneficiaries” and each individually a “Beneficiary”);

E.             WHEREAS, the Plan was confirmed by the Bankruptcy Court pursuant to that certain Order dated [order date] (“Confirmation Order”) and is subject to the continuing jurisdiction of the Bankruptcy Court;

F.             WHEREAS, the Debtor desires that the Trust be funded with the Trust Estate, in accordance with and as contemplated by the Plan;

G.            WHEREAS, the Beneficiaries desire to exchange their Trust Claims for their respective rights in and to the Trust Estate;

NOW THEREFORE, for and in consideration of the mutual promises and agreements contained herein and in the Plan, the receipt and sufficiency of which are hereby expressly acknowledged, the Debtor and the Trustee hereby agree as follows.

A G R E E M E N T S:

1.             Defined Terms; Rules of Interpretation.

1.1           Capitalized Terms.  Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings assigned to them in the Plan.  Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.  For purposes of this Agreement, Disputed Claims shall be included in the Class in which such Claims would be included if such Claims were Allowed Claims.

1.2           Computation of Time.  In computing any period of time prescribed or allowed by this Agreement, the provisions of Bankruptcy Rule 9006(a) will apply.

1.3           Rules of Interpretation.  For purposes of this Agreement, unless otherwise provided herein:

1.3.1            any reference in this Agreement to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions;

1.3.2            any reference in this Agreement to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified, or supplemented pursuant to this Agreement;

1.3.3            any reference to any entity as a holder of a Claim includes that entity’s successors, assigns, and affiliates;

1.3.4            except as otherwise specified, all references in this Agreement to Sections, Articles, and Exhibits are references to sections, articles, and exhibits of or to this Agreement;

1.3.5            the words “herein,” “hereunder,” and “hereto” refer to this Agreement in its entirety rather than to a particular portion of this Agreement;

1.3.6            the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and

1.3.7            except where the context otherwise requires, words importing the masculine, feminine or neuter gender shall include the feminine, the masculine and the neuter, as appropriate; words importing the singular number shall include the plural number and vice versa; and words importing persons shall include partnerships, associations, and corporations.

1.4           Headings.  The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

1.5           Construction with the Plan.  The Plan is hereby incorporated fully by reference and is made a part hereof for all purposes.  In the event of any inconsistency or conflict between the terms, conditions and provisions of this Agreement and the terms, conditions and provisions of the Plan, the terms, conditions and provisions of the Plan shall control.

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2.             Declaration of Trust; Purpose.

2.1           Creation of Trust.  Pursuant to the Plan and the Order, and subject to the continuing jurisdiction of the Court, on the Effective Date the Trust shall be established for the benefit of the Beneficiaries.  The Trust is irrevocable.  Notwithstanding the creation of the Trust for the benefit of the Beneficiaries, the Beneficiaries shall not hold legal title to the Trust Estate, nor shall they have any right to direct or control the acquisition, management, or disposition of the Trust Estate and, except as otherwise expressly provided herein or as required by applicable law or the Plan, there shall be no requirement of the Trustee to provide information or any accounting to the Beneficiaries with respect to the Trust or the Trust Estate.

2.2           Conveyance of Trust Estate.

2.2.1            Effective Dale Transfers.  On the Effective Date, the Reorganized Debtor shall irrevocably transfer the Trust Estate to the Trustee for the benefit of the Beneficiaries, free and clear of all claims, interests or liens, including, without limitation, those of the Debtor, Debtor’s affiliates and insiders, and all of their respective successors and assigns, The Debtor shall deliver to the Trustee all instruments of title, transfer, conveyance, assignment, and confirmation, if any, and shall cooperate with the Trustee and take such other actions as the Trustee may deem reasonably necessary or desirable in order to more effectively transfer, convey and assign all rights, title and interests in and to the Trust Estate to the Trust.  The Trustee shall accept the transfer of the Trust Estate, in trust, for the purposes set forth in the Plan and this Agreement.

2.3           Acceptance of Fiduciary Duty.  The Trustee hereby accepts the fiduciary duty imposed upon him by this Agreement, and agrees to act as a fiduciary of the Trust subject to the terms and conditions set forth herein and in the Plan.

2.4           Purpose of Trust.  This Trust is established for the purposes of (a) resolving the conflicting claims of ownership of the Trust Estate, including by objecting to Trust Claims, if appropriate, and (b) receiving and holding the Trust Estate and distributing the Cash of the Trust Estate to the Beneficiaries in accordance with the provisions of the Plan and this Agreement, with no objective to engage in the conduct of a trade or business.  The Trustee shall take all reasonable and necessary actions to make timely distributions of the Trust Estate and to otherwise not unduly prolong the duration of the Trust.

3.             Beneficial Interests.

3.1           Beneficial Interests.  The Beneficiaries’ interests in the Trust (“Beneficial Interests”) will not be evidenced by any certificate or other instrument or document.

3.2           No Transfer or Exchange.  Beneficial Interests in the Trust are non- transferable and non-assignable other than to successors in interest, or by will, the laws of descent and distribution, or by operation of law (each a “Permitted Transfer”).  Unless the Trustee receives actual written notice of a Permitted Transfer from the transferor or the duly authorized transferee not less than thirty (30) days prior to a distribution made pursuant to

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the terms of this Agreement, the Trustee shall have no duty or obligation to make or direct any distributions or payments to such transferee.

4.             Administration of Trust Estate.

4.1           Powers of the Trustee.  During the Trustee’s administration of the Trust, and subject to any limitations in the Plan or this Agreement, the Trustee may exercise the following powers:

(a)           to receive and hold all the assets of the Trust Estate and to have exclusive possession and control thereof as permissible under applicable law and to make distributions under the Plan to the Beneficiaries of such assets;

(b)           to enter into, perform and exercise rights under contracts binding upon the Trust (but not upon the Trustee in the Trustee’s individual or corporate capacity) which are reasonably incident to the administration of the Trust and which the Trustee, in the exercise of the Trustee’s best business judgment, reasonably believes to be in the best interests of the Trust;

(c)           to establish and maintain accounts at banks and other financial institutions, in a clearly specified fiduciary capacity, into which the Cash of the Trust may be deposited, and to authorize and appoint one or more persons to perform transactions on such accounts, including, without limitation, drawing checks or making withdrawals from such accounts, and paying or distributing such amounts of the Trust Estate as permitted or required under the Plan and this Agreement;

(d)           to employ attorneys, accountants, appraisers, property managers, brokers, realtors, expert witnesses, insurance adjusters or other persons whose services may be necessary or advisable in the sole judgment of the Trustee to advise or assist it in the discharge of its duty as Trustee, or otherwise in the exercise of any powers vested in the Trustee and to pay from the Trust Estate reasonable compensation to such attorneys, accountants, appraisers, property managers, brokers, realtors, expert witnesses, insurance adjusters or other persons;

(e)           to hold, operate, market, and lease (for the purposes of holding for sale) the assets in the Trust Estate;

(f)            to sell or otherwise liquidate the assets in the Trust Estate;

(g)           to collect and receive any interest income, proceeds of sale, and other income or distributions derived from or relating to the Trust Estate (“Trust Income”) and to add the Trust Income to the Trust Estate or to make distributions of all or any part of the Trust Income to the Beneficiaries in accordance with the terms of this Agreement;

(h)           to borrow funds, but only to the extent such borrowing is necessary and consistent with the administration of the Trust in accordance with its purpose;

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(i)            to object to and contest the allowance of any Trust Claim (or any Claim that could result in a Trust Claim) asserted against the Debtor or the Estate, and to prosecute, settle and/or defend such Claims and any counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise) in accordance with the Plan and subject to Section 4.3;

(j)            to sue or be sued in connection with any matter arising from or related to the Plan or this Agreement that affects in any way the rights or obligations of the Trust, the Trustee or the Beneficiaries;

(k)           to represent the interests of the Beneficiaries with respect to any matters relating to the Plan or this Agreement affecting the rights of the Beneficiaries, including, without limitation, the right to participate in any post-Effective Date motions to amend or modify the Plan or the Agreement, any appeals from the Confirmation Order as they relate to the classes of Claims to be paid from the Trust, and any actions to enforce or interpret the Plan;

(l)            to request that the Bankruptcy Court estimate any Claim that is contingent or unliquidated and to treat any such estimation of a Claim’s amount as the Allowed amount of such Claim or the maximum limitation on such claim, as appropriate, in accordance with the Plan;

(m)          to give to any person a power of attorney to enable such person to implement the Trustee’s decisions or to perform a specific act or acts permitted by this Agreement;

(n)           to do any and all other things, not in violation of any other terms of this Agreement or the Plan which, in the reasonable business judgment of the Trustee, is necessary or appropriate for the proper liquidation, management, investment and distribution of the assets of the Trust Estate.

4.2           Limitations on the Trustee; Investments.

4.2.1            No Trade or Business.  The Trustee shall carry out the purposes of the Trust and the directions contained herein and shall not at any time enter into or engage in any business on behalf of the Trust or the Beneficiaries.

4.2.2            Investments.  The Trustee shall invest any Cash held at any lime as part of the Trust Estate, including, without limitation, in the Disputed Claim Reserve, only in interest-bearing deposits or certificates of deposit issued by any federally insured banking institution on the Office of the United States Trustee’s list of approved depository institutions or unconditionally guaranteed as to payment by, the United Stales of America and its agencies or instrumentalities, or as otherwise permitted pursuant to section 345 of the Bankruptcy Code, pending need for the disbursement thereof in accordance with this Agreement and the Plan, The Trustee shall be restricted to the collection and holding of such Cash and to the payment and distribution thereof for the purposes set forth in this Agreement and the Plan and to the conservation and protection of the Trust Estate in accordance with the provisions

5

hereof.  Nothing herein shall limit the Trustee from opening a non-interest bearing checking account (if an interest bearing checking account is not available) for the purpose of making distributions provided for in this Agreement.

4.3           Objections to Trust Claims.

4.3.1            Objections.  Pursuant to the Plan, the Trustee shall have the right and standing to object to and contest the allowance of any Trust Claims.  The Trustee must file all objections to Trust Claims with the Bankruptcy Court and serve notice of such objection upon the holders of such Claims by the later of (a) one hundred twenty (120) days after the Effective Date and (b) one hundred twenty (120) days after the particular proof of claim for a Trust Claim has been filed.  Such deadline may be extended by an agreement between those holders of Trust Claims to whom the extension relates and the Trustee or by order of the Bankruptcy Court upon a motion Filed by the Trustee with notice of such motion to be served upon the Office of the United States Trustee.  If an objection is not filed to a proof of Claim relating to a Trust Claim by the objection bar dates established in the Plan, such Claim shall be treated as an Allowed Claim for all purposes under the Plan and this Agreement.

4.4           [Intentionally left blank]

4.5           Trust Expenses.  All reasonable costs, expenses and obligations incurred by the Trustee in carrying out his duties under this Agreement or in any manner connected, incidental or related to the administration of the Trust including, without limitation, federal and state income taxes and withholding taxes, if any, and all expenses and fees incurred in the objection to Trust Claims, and any reasonable fees and expenses of the Trustee and any attorneys, accountants, investment advisors, expert witnesses, insurance adjusters, property managers, realtors, brokers, professionals or other persons whom the Trustee may reasonably deem advisable to employ in connection with the Trust (collectively, the “Trust Expenses”) shall be paid from the Administrative Expense Reserve (as defined in Section 4.7), and if the Administrative Expense Reserve shall be insufficient, the Trust Expenses may be paid from the balance of the Trust Estate.

4.6           Disputed Claims Reserve.

4.6.1            Creation of the Disputed Claims Reserve.  As soon as practicable after the initial transfer of the Trust Estate to the Trustee, the Trustee shall establish a reserve for the purpose of making payments to holders of Trust Claims that are disputed or subject to dispute that later become Allowed Claims (the “Disputed Claims Reserve”).  In accordance with the Plan and Section 5.5.3, on each Distribution Date (as defined in Section 5.2), the Trustee shall transfer to the Disputed Claims Reserve sufficient Cash to make the distributions required by the Plan to the holders of Trust Claims not paid on such Distribution Date if such Trust Claims later become Allowed Claims.  Notwithstanding anything herein to the contrary, it is expressly understood that the establishment of the Disputed Claims Reserve by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Disputed Claims Reserve need not be segregated and may be commingled for investment purposes.

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4.6.2            Maintenance of the Disputed Claims Reserve.  As Cash is distributed on account of Claims that were previously reserved for, such distributed Cash amounts shall be deducted from and paid out of the Disputed Claims Reserve.

4.6.3            Termination of the Disputed Claims Reserve.  After all Trust Claims have either been finally disallowed or become Allowed Claims and payments on account of those Claims which have become Allowed Claims have been made out of the Disputed Claims Reserve, any Cash remaining in the Disputed Claims Reserve shall become unreserved Cash of the Trust Estate to be distributed by the Trustee in accordance with the Plan and this Agreement.

4.7           Administrative Expense Reserve.  On the Effective Date or as soon as practicable thereafter, the Trustee shall establish a reserve for the purpose of paying the Trust Expenses (the “Administrative Expense Reserve”), including but not limited to costs and expenses of the Trustee, the Trustee’s counsel or other professionals employed by the Trustee.  The Trustee shall periodically review the Administrative Expense Reserve, increasing or decreasing such reserve as necessary to assure that the cash held in the Administrative Expense Reserve is not in excess of an amount reasonably necessary to maintain the value of the property of the Trust Estate.  After the Trust Expenses have been paid in full from the Administrative Expense Reserve, all remaining funds in the Administrative Expense Reserve, if any, shall be released from reserve and shall be distributed to the Beneficiaries on the Final Trust Distribution Date (as defined in Section 5.11) in accordance with the terms of the Plan and this Agreement.  Notwithstanding anything herein to the contrary, it is expressly understood that the establishment of the Administrative Expense Reserve by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Administrative Expense Reserve need not be segregated and may be commingled for investment purposes.

4.8           Compensation of Trustee and Professionals.  From time to time after the Effective Date and without further order of the Bankruptcy Court, the Trustee may employ such persons or entities, including professionals (which may, but need not, include Professionals previously or currently employed in the Cases), reasonably necessary to assist the Trustee in performing his duties under this Agreement and the Plan.  The Trustee shall be entitled to reasonable compensation at his or her standard hourly rate and reimbursement of necessary expenses incurred in the exercise of his or her duties under this Agreement.  Any person or entity retained by the Trustee shall be entitled to reasonable compensation and reimbursement of necessary fees and expenses reasonably incurred on behalf of the Trustee.  The Trustee and any person or entity retained by the Trustee shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Med Creditors’ Trust without further notice, hearing or approval of the Court.

4.9           Transferee Liabilities.  If any liability shall be asserted against the Trust as transferee of the Trust Estate on account of any claimed liability of or through the Debtors, the Trustee may use such part of the Trust Estate as may be necessary in contesting any such claimed liability and in payment, compromise, settlement and discharge thereof on terms reasonably satisfactory to the Trustee.  In no event shall the Trustee be required or obligated to use the Trustee’s own property, funds or assets for any such purposes.

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4.10         Tax Issues.

4.10.1          Taxation as Disputed Ownership Fund.  The Trustee shall report the Trust for federal and state income tax purposes as a “disputed ownership fund” as defined in Proposed Treasury Regulations section 1.468B-9 to be taxed as a “qualified settlement fund” as described in Treasury Regulations section 1.468B-2.

4.10.2          Fiscal Year.  The Trust’s fiscal year shall end on December 31 of each year.

4.10.3          Accounting Method.  The Trust shall use an accrual method of accounting within the meaning of section 446(c) of the Internal Revenue Code of 1986, as amended (“IRC”).

4.10.4          Administrator; Returns.  The Trustee shall be the “administrator” of the Trust and shall fulfill the duties of an administrator of a disputed ownership fund as described in Proposed Treasury Regulations section 1.468B-9(b)(l).  In accordance with Proposed Treasury Regulations section 1.468B-9(c)(l), the Trust shall be treated as the owner of all assets that it holds and the Trustee shall obtain an employer identification number for the Trust.  Within the time required by applicable law, the Trustee shall prepare all required tax returns for the Trust (including requests for tax refunds and required information returns) and related reports and shall file them with the applicable taxing authorities and, if necessary or required, distribute copies to the Beneficiaries and shall otherwise comply with the requirements of proposed Treasury Regulations section 1.468B-9 and the IRC.  The Trustee shall pay from the Trust Estate any taxes owed by the Trust in connection with such returns.

4.10.5          Withholding Requirements.  The Trustee shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions from the Trust pursuant to the Plan shall be subject to such withholding and reporting requirements.  The Trustee may withhold all or part of a distribution amount due to any Beneficiary until such time as such Beneficiary provides the necessary information or Cash to comply with any withholding requirements of any Governmental Unit, Any property so withheld shall be paid by the Trustee to the appropriate authority.  If a Beneficiary fails to provide (a) the information necessary to comply with the applicable withholding requirements of any Governmental Unit or (b) the Cash necessary to comply with any such applicable withholding requirements within ninety (90) days from the date of the request for such information from the Beneficiary, then such Beneficiary’s distribution amount shall be treated as Unclaimed Properly and forfeited in accordance with Section 5.10.

4.11         Reports.  The Trustee shall prepare and file the following reports:

4.11.1          Quarterly Reports.  Within thirty (30) days following the Effective Date, and quarterly thereafter, the Trustee shall prepare a written report setting forth the activities and financial condition of the Trust and provide such report to the United States Trustee and those requesting such a report in writing.  In addition, the Trustee shall cause such report to be filed with the Bankruptcy Court.

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4.11.2          Unaudited Financial Reports.  The Trustee shall prepare unaudited interim financial reports as may be required by regulatory authorities, applicable laws, rules or regulations and shall file any such reports with the appropriate authorities.

4.11.3          Final Report.  The Trustee shall prepare a final report accounting of all receipts and disbursements and shall distribute the same to the United States Trustee and those requesting such a report in writing.  In addition, the Trustee shall cause such report to be filed with the Bankruptcy Court.

5.             Distributions from the Trust.

5.1           Payments from Trust Estate.  All payments to be made to the Beneficiaries shall be made only from the assets, income and proceeds of the Trust Estate and only to the extent that the Trustee shall have received sufficient assets, income or proceeds of the Trust Estate to make such payments in accordance with the terms of this Agreement and the Plan.  Each Beneficiary shall look solely to the assets, income and proceeds of the Trust Estate, and not to the Trustee in his individual capacity, for distributions to such Beneficiary as herein provided.  In no event shall any Beneficiary receive distributions exceeding the amount of such Beneficiary’s Allowed Claim (plus any allowed interest).  No distribution shall be made to a Beneficiary unless and until such Beneficiary has surrendered to the Trustee any promissory note or other document(s) evidencing such Beneficiary’s Allowed Claim, or, in the case of any note or other documents(s) alleged to have been lost, stolen or destroyed, until the Beneficiary has provided the Trustee with evidence of such loss and indemnity satisfactory to the Trustee, in his sole discretion.

5.2           Distribution Dates.  As often as in the reasonable discretion and judgment of the Trustee there shall be in the Trust Estate Cash in an amount sufficient to render feasible a distribution of Cash to Beneficiaries (a “Distribution Date”), the Trustee shall distribute to the Beneficiaries such aggregate amount of Cash, if any, as shall then be held in the Trust, excluding reasonable amounts of Cash held in the Disputed Claims Reserve, the Administrative Expense Reserve or otherwise needed to pay the expenses (including, but not limited to, the federal income taxes and withholding taxes, if any), debts, charges, liabilities and obligations of the Trust.

5.3           Distribution Amount.  On each Distribution Date, the Trustee shall determine the amount to be distributed to Beneficiaries holding Allowed Trust Claims (the “Distribution Amount”) by subtracting from the aggregate amount of Cash then held in the Trust Estate (a) the Cash held in the Disputed Claims Reserve, (b) the Cash held in the Administrative Expense Reserve, and (c) such other amounts which the Trustee, in the Trustee’s sole discretion, shall reasonably retain in the Trust.  Subject to Section 5,11, the aggregate amount to be distributed to the Beneficiaries holding Allowed Trust Claims in accordance with the provisions of this Agreement and the Plan shall be determined by the Trustee in the Trustee’s sole discretion and his determination shall be final and conclusive on all persons, in the absence of gross negligence or willful misconduct by the Trustee.

9

5.4           Establishment of the Claim Accounts.

5.4.1            Establishment, Revision of Claims List.  On the Effective Date or as soon as practicable thereafter, the Trustee shall establish a list of all holders of Trust Claims, including the full name and address of each holder of a Trust Claim as of the Effective Dale, the amount of each Trust Claim, and the designation of each Trust Claim as Allowed, subject to dispute, disputed or finally disallowed (the “Claims List”).

5.4.2            Reliance; Revision of Claims List.  The Trustee shall be entitled to rely upon the Claims List in calculating and distributing the Trust Estate; provided, however, that the Claims List shall be adjusted by the Trustee as provided in Sections 5.7, 5.8 and 5.10.3.  The Trustee shall also revise the Claims List from time to time upon receipt of notice from the holder of a Trust Claim slating that such Trust Claim has been transferred pursuant to a Permitted Transfer to a new holder and setting forth the name and address of such new holder; provided, however, that the Trustee shall not be required to revise such Claims List during the ten (10) day period preceding the date of any distribution made hereunder.

5.4.3            Establishment of the Claim Accounts.  Upon receipt of the Claims List, the Trustee will establish on the books and records maintained by the Trustee, or its duly authorized agent, an account representing each Trust Claim that has not been finally disallowed as set forth on the Claims List (each, a “Claim Account”), It is expressly understood that the establishment of the Claim Accounts by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Claim Accounts need not be segregated and may be commingled for investment purposes.

5.5           Allocation of Distribution Amounts.

5.5.1            Generally.  On each Distribution Date, the Trustee shall allocate the Distribution Amount to the Claim Accounts in accordance with this Section 5.5 before distributing specified amounts to the Beneficiaries in accordance with Section 5.6.  Amounts allocated to Claim Accounts relating to Claims that are disputed or subject to dispute shall be transferred to the Disputed Claims Reserve and shall remain as part of the Trust Estate pending resolution of such Claims and further distributions as provided for herein.  Amounts allocated to Claim Accounts relating to Claims that have been Allowed shall be distributed to Beneficiaries pursuant to Section 5.8.

5.5.2            Allocation of Distribution Amount.  The Trustee will make Pro Rata allocations of the Distribution Amount to the Claim Accounts of all holders of Trust Claims.

5.5.3            Transfer to the Disputed Claims Reserve.  After allocating the Distribution Amount to the Claim Accounts, the Trustee shall transfer to the Disputed Claims Reserve Cash in an amount equal to the aggregate amount allocated to Claim Accounts for Claims that are disputed or subject to dispute.  Such transferred amounts

10

shall remain in the Disputed Claims Reserve as part of the Trust Estate pending resolution of such Claims.

5.6           Distributions to Beneficiaries. Distributions from the Trust shall be made only in respect of Allowed Trust Claims. Subject to the provisions of this Section 5, on each Distribution Date, the Trustee shall make distributions of Cash to Beneficiaries to the extent of the amounts allocated to each Beneficiary’s Claim Account which have not previously been distributed. Distributions to each Beneficiary shall be allocated first to the original principal portion of such Beneficiary’s Allowed Trust Claim, as determined for federal income tax purposes, and then, to the extent the amount distributed exceeds such amount, to the remainder of such Trust Claim.

5.7           Setoffs. Notwithstanding anything to the contrary herein, pursuant to the Plan, the Trustee may, in accordance with section 553 of the Bankruptcy Code and applicable non-bankruptcy law, set off against any Allowed Claim and the Distributions to be made pursuant the Plan and this Agreement to any Beneficiary on account of such Allowed Claim (before any Distribution is made on account of such Allowed Claim), the claims, rights and causes of action of any nature that the Trust may hold against such Beneficiary and, if such set off is made, the Trustee shall adjust such Beneficiary’s Claim Account accordingly; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim shall constitute a waiver or release by the Trust of any such claims, rights and causes of action that it may possess against such Beneficiary.

5.8           Allocations and Distributions of Cash Allocated to Disputed Claims. At such time as the Trustee is informed that all or any portion of a Claim that has been disputed or subject to dispute has been Allowed or finally disallowed (“Resolved Claim”), the Trustee shall, on the next Distribution Date or on the Final Trust Distribution Date, as the case may be, take the following actions with regard to the total Cash previously allocated to the Claim Account related to that Resolved Claim (“Disputed Claim Distribution Amount”): (i) distribute from the Disputed Claims Reserve to the holder of the Resolved Claim the same portion of such Disputed Claim Distribution Amount as the portion, if any, of the Resolved Claim which is Allowed; (ii) retain for that Claim Account (and in the Disputed Claim Reserve) the same portion, if any, of such Disputed Claim Distribution Amount as the portion of the Resolved Claim which remains disputed; and (iii) reallocate to other Claim Accounts in the same manner set forth in Section 5.5 the same portion of such Disputed Claim Distribution Amount as the portion, if any, of the Resolved Claim which was disallowed and distribute such amounts to the appropriate Trust Claim holders on the next Distribution Date pursuant to Section 5.6. Upon the final resolution of any disputed Claim and the subsequent reallocation or distribution of the Disputed Claim Distribution Amount as herein provided, the Trustee shall adjust the Claims List to reflect the actions taken pursuant to this Section 5.8.

5.9           Fractional Distributions. Notwithstanding anything to the contrary herein, no distributions in fractions of U.S. Dollars shall be issued. Whenever any payment of a fraction of a dollar would otherwise be called for, the actual payment shall be rounded down to the nearest whole dollar.

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5.10         Unclaimed Property.

5.10.1           Allocation to Claim Accounts. If, in connection with any distribution under this Section 5, any Beneficiary entitled to a distribution does not receive such attempted distribution for any reason, including, without limitation, (a) that the Beneficiary is not at the address set forth in the Claims List, (b) that the property is not mailed or delivered because of the absence of a proper address to which to mail or deliver such properly, and (c) that a distribution by check is not cashed, the amount allocated to the Claim Account of such Beneficiary (“Unclaimed Property”) shall remain part of the Trust Estate and shall remain allocated to such Beneficiary’s Claim Account for one hundred eighty (180) days. Nothing contained herein shall require the Trustee or the Trust to attempt to locate any Beneficiary.

5.10.2           No Further Distributions. If any Beneficiary’s distribution is returned as undeliverable without a forwarding address, or is not mailed or delivered because of the absence of a proper address to which to mail or deliver such property, or is a check that is not cashed within one hundred eighty (180) days after the Distribution Date, no further distributions shall be made to such Beneficiary until the Trustee is notified of such Beneficiary’s then-current address.

5.10.3           Distributions of Unclaimed Properly. Unclaimed Property that is allocated to a Beneficiary’s Claim Account shall be distributed as follows:

(a)           Beneficiary Located. If a Beneficiary shall claim such Unclaimed Property within one hundred eighty (180) days of the date distribution was attempted, then such property shall be delivered to such Beneficiary on the next Interim Distribution Date or the Final Trust Distribution Date, as the case may be. No interest shall he paid on account of Unclaimed Property held by the Trust.

(b)           Reallocation and Redistribution of Unclaimed Property. If no claim is made for Unclaimed Property by the Beneficiary within one hundred eighty (180) days of the date on which the distribution was attempted, then, in accordance with the Plan, such Beneficiary’s Trust Claim shall be discharged and the Beneficiary shall be forever barred from asserting such Claim for such Unclaimed Property against the Debtor, the Estates, the Reorganized Debtor or the Trustee, or any of their respective properties. All amounts allocated to the Claim Account for such Beneficiary shall be reallocated in the same manner provided in Section 5.8 as if such amount had been allocated with respect to a disallowed Claim and such amount shall be redistributed on the next Distribution Date. Each Trust Claim with respect to such Unclaimed Property shall be treated as if it had been disallowed in its entirety, and the Claims List shall be adjusted accordingly.

5.11         Final Distribution. Upon resolution of all outstanding objections to disputed Trust Claims, and after all funds due to the Trust for the benefit of the Beneficiaries pursuant to the Plan have been received, including, without limitation, the Trust Estate, and prior to the Termination Date (as defined in Section 5.13), the Trustee shall release from reserve any remaining cash in the Administrative Expense Reserve and shall prepare a final accounting of all distributions from the Trust and the proposed distribution of all Cash remaining in the Trust Estate, including any amounts forfeited to the Trust pursuant to the Plan and Section 5.10 (the “Final Cash”). Once the amount of the Final Cash has been

12

determined, the Trustee shall distribute the Final Cash as follows (and the date on which the following distributions arc made shall be known as the “Final Trust Distribution Date”):

5.11.1           Trust Expenses. First, the Trustee shall pay from the Final Cash any and all Trust Expenses and any other obligations of the Trust that have not previously been paid.

5.11.2           Distribution to Beneficiaries. Finally, all Cash remaining in the Trust Estate after the distribution required by Section 5.11.1 shall be distributed Pro Rata to the Beneficiaries.

5.12         [Intentionally left blank]

5.13         Termination. The Trust shall terminate upon the distribution of all of the assets of the Trust Estate to the Beneficiaries, which date shall not be more than two (2) years from and after the Effective Date (the “Termination Date”); provided, however, that if in the reasonable determination of the Trustee, in light of existing facts and circumstances, the distribution of the Trust Estate will not be completed prior to the Termination Date, the Trustee may extend the duration of the trust for an additional period of one (1) year with the prior approval of the Bankruptcy Court; and provided further that the duration of the Trust may be further extended by order of the Bankruptcy Court.

6.             Concerning the Trustee.

6.1           Acceptance by the Trustee. The Trustee accepts the Trust hereby created for the benefit of the Beneficiaries and agrees to act as Trustee of the Trust pursuant to the terms of the Plan, the Order and this Agreement. The Trustee shall have and exercise the rights and powers herein granted and shall be charged solely with the performance of the duties herein declared on the part of the Trustee. The Trustee agrees to receive the Trust Estate and disburse the Cash of the Trust Estate pursuant to the terms of the Plan, the Order and this Agreement, and to not unduly prolong the duration of the Trust.

6.2           Standard of Care; Exculpation. The Trustee shall perform all duties and obligations imposed on him by this Agreement with reasonable diligence and care under the circumstances. The Trustee shall not be personally liable to the Trust, the Debtor, the Reorganized Debtors, the Beneficiaries or any other Person except for such of the Trustee’s own acts as shall constitute fraud, bad faith, willful misconduct, gross negligence or willful disregard of his duties. Except as aforesaid, the Trustee shall be entitled to be indemnified as set forth in Section 6.7.

6.3           Limitation on Liability. The Trustee shall not be liable for any action taken or omitted in good faith and believed to be authorized hereby or within the rights or powers conferred hereunder, or taken or omitted in accordance with advice of his professionals (which professionals may be of the Trustee’s own choosing), or by Court order, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence,

6.4           Discretion of the Trustee. Except as otherwise provided herein, the Trustee, within the limitations and restrictions expressed and imposed herein, may act freely

13

under all or any of the rights, powers and authority conferred hereby, in all matters concerning the Trust Estate, after forming his best reasonable business judgment based upon the circumstances of any particular question or situation as to the best course to pursue, without the necessity of obtaining the consent or permission or authorization of the Bankruptcy Court, the Beneficiaries, the Reorganized Debtors, or any official or officer; and the rights, powers and authority conferred on the Trustee by this Agreement are conferred in contemplation of such freedom of reasonable business judgment and action within the limitations and restrictions so expressed and imposed; provided, however, that the Trustee shall not be liable for any error or exercise of judgment, unless it shall be proved that the Trustee was grossly negligent or acted in a manner which constituted willful misconduct.

6.5           Reliance by the Trustee.

6.5.1             Genuineness of Documents. The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, objection, order, judgment, decree, or other paper or document reasonably believed by it to be genuine and to have been signed, made, entered or presented by the proper party, parties, official, officials, entity or entities.

6.5.2             Reliance on Certificates or Opinions. In the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, on any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions that are specifically required to he furnished to the Trustee by any provision hereof, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

6.5.3             Reliance on Professionals. The Trustee may consult with professionals, including legal counsel and with independent public accountants and other experts to be selected by him. In the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee shall not be liable for any action taken or for any omission made in reliance on any opinion or certification of such professionals or in accordance with the advice of such professionals.

6.6           Reliance on the Trustee. No person dealing with the Trustee shall be obligated to inquire into the expediency or propriety of any transaction or the right, power, or authority of the Trustee to enter into or consummate the same upon such terms as the Trustee may deem advisable.

6.7           Indemnification.

6.7.1             Indemnification of Trustee. The Trustee shall be indemnified out of the Trust Estate and to the full extent of the Trust Estate against any and all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Trustee in connection with the defense or disposition of any threatened, pending, or completed action, suit or other proceeding whether civil, criminal, administrative, or investigative, by reason of his

14

being or having been such a Trustee, employee or agent; provided, however that he shall not be entitled to such indemnification in respect of any matter as to which he shall have been adjudicated to have acted in bad Faith or with willful misconduct or gross negligence or in reckless disregard of his duties. The rights accruing to any Trustee under these provisions shall not exclude any other right to which he may be lawfully entitled.

6.7.2             Payment of Expenses. The Trustee may make advance payments for expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding referred to in Section 6.7.1, provided that the indemnified Trustee shall have given a written undertaking to repay any amount advanced to him by the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

6.8           Resignation and Removal.

6.8.1             Resignation. The Trustee may resign and be discharged from any future obligations and liabilities hereunder by giving written notice thereof to the Committee, the United States Trustee and the Bankruptcy Court at least thirty (30) days prior to the effective date of such resignation.

6.8.2             Removal. The Trustee may be removed at any time by the Committee. Upon any such removal, such removed Trustee shall be entitled to any and all reimbursement and indemnification set forth in this Agreement which remains due and owing to such Trustee at the time of such removal.

6.8.3             Appointment of Successor Trustee. If, at any time, (a) the Trustee shall give notice of his intent to resign or be removed or shall for any reason become incapable of acting hereunder or (b) the Committee removes the Trustee under section 6.8.2 of this Agreement, the Committee shall designate a successor Trustee,

6.8.4             Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment consistent with the terms set forth herein. Thereupon, such successor Trustee shall, without any further act, become vested with all of the estates, properties, rights, powers, trusts and duties of his or her predecessor in the Trust with like effect as if originally named herein. Notwithstanding the foregoing, in the event of the resignation or removal of the Trustee, such retiring Trustee shall (a) promptly execute and deliver such documents, instruments and other writings as may be requested by the successor Trustee and (b) otherwise cooperate in effecting such successor Trustee’s assumption of his/her/its obligations and functions.

6.8.5             Trust Continuance. The death, resignation, incompetency or removal of the Trustee shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Agreement or to invalidate any action theretofore taken by the retiring Trustee. In the event of the resignation or removal of the Trustee, such retiring Trustee shall (a) promptly execute and deliver such documents, instruments and other writings as may be requested by the successor Trustee to effect the change in the retiring Trustee’s capacity under this Agreement and

15

the conveyance of the Trust Estate then held by the retiring Trustee to its successor and (b) otherwise cooperate in effecting such successor Trustee’s assumption of its obligations and functions.

7.             Supplements and Amendments to this Agreement.

7.1           Supplements and Amendment. At any time and from time to time, the Trustee may execute a supplement or amendment hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement, or amendments thereto; provided, however, that no such supplement or amendment shall (a) require any Beneficiaries to furnish or advance funds to the Trustee or shall entail any personal liability or the surrender of any individual right on the part of any Beneficiaries, except with their written consent, or (b) change or modify the provisions for distribution of the Trust Estate, In no event, however, shall this Agreement be amended in any way that would change the purposes of the Trust as set forth in Section 2.4 or conflict with the provisions of the Plan or the Order, including, but not limited to, the Committee’s right to remove the Trustee as provided for in the Plan.

7.2           Notice and Effect of Executed Amendment. Upon the execution of any declaration of amendment or supplement and the approvals required herein, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the Trustee and the Beneficiaries shall thereafter be determined, exercised and enforced subject in all respects to such modification and amendment, and all the terms and conditions of any such amendment or supplement shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

8.             Miscellaneous.

8.1           Binding Agreement. All agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee, the Debtor, the Reorganized Debtors and the Beneficiaries, and their respective successors, assigns, heirs or personal representatives, as the case may be. Any request, notice, direction, consent, waiver or other instrument or action by any party hereto or any Beneficiary shall bind their respective heirs, personal representatives, successors and assigns.

8.2           Notices. Unless otherwise expressly specified or permitted by the terms of this Agreement, all notices shall be in writing and shall be personally served or sent by facsimile (upon confirmation of receipt) and by United States mail, and shall be deemed given when sent or, if mailed, when deposited in the United States mail, so long as it is properly addressed, in any such case addressed as follows:

If to the Committee:

[name]

[company/firm]

[address]

[address]

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Telephone: [         ]

Fax: [         ]

If to [insert members of the Committee]:

[name]

[company/firm]

[address]

[address]

Telephone: [         ]

Fax: [         ]

If to the Reorganized Debtors:

[name]

[company/firm]

[address]

[address]

Telephone: [         ]

Fax: [         ]

If to the counsel for the Reorganized Debtors:

Howard Steinberg

Irell & Manella LLP

[address]

[address]

Telephone: [         ]

Fax: [         ]

If to the Trustee:

[name]

[company/firm]

[address]

[address]

Telephone: [         ]

Fax: [         ]

If to the Office of the United States Trustee:

[name]

Office of the United States Trustee

[address]

[address]

Telephone: [         ]

Fax: [         ]

and if to any Beneficiary, addressed to its latest mailing address reflected on the Claims List.

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8.3           Severability. In the event any provision of this Agreement or the application thereof to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law,

8.4           Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

8.5           Governing Law. This Agreement including all matters of construction, validity and performance hereof, shall in all respects be governed by, and construed and interpreted in accordance with the internal laws of the State of New York.

8.6           Retention of Jurisdiction. In accordance with the Plan, the Trust and the Trust Estate shall remain subject to the jurisdiction of the Bankruptcy Court. Such jurisdiction shall include, without limitation, the jurisdiction contemplated by section 1142 of the Code.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the parties have executed or have hereunto caused this Agreement to be duly executed, as of the day and year first above written.

DEBTOR:

MED DIVERSIFIED, INC.

By:
Name:
Title:

TRUSTEE:

[ ], not in his/her/its individual capacity, but solely as Trustee of the Med Diversified, Inc. Trust

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EXHIBIT B

IED DIVERSIFIED
Legal Organizational Chart

EXHIBIT C

FEASIBILITY ANALYSIS

Reorganized Chartwell

Condensed Consolidated Income Statement

(UNAUDITED $ in 000’s)

	Actual 12 months 12/31/03	Pre-Confirmation Projected 6 months 06/30/04
			Projected Post-Confirmation
			Total
			Q1	Q2	Q3	Q4	Plan Yr 1	Plan Yr 2	Plan Yr 3	Plan Yr 4	Plan Yr 5
Total Revenue	$94,708	$46,436	$23,084	$23,126	$22,843	$23,068	$92,120	$93,340	$94,376	$95,530	$96,700
Revenue growth			0.2%	0.4%	-0.8%	0.2%	-2.8%	1.2%	1.2%	1.2%	1.2%

Cost of Goods Sold	69,000	33,304	16,749	16,647	16,483	16,517	66,396	67,177	67,969	68,772	69,587

Gross Profit	25,708	13,132	6,335	6,479	6,360	6,551	25,724	26,063	26,407	26,757	27,113
Gross profit margin	27.1%	28.3%	27.4%	28.0%	27.8%	28.4%	27.9%	28.0%	28.0%	28.0%	28.0%

SG&A Operating Expenses	22,753	11,565	5,575	5,701	5,699	5,769	22,745	23,023	23,307	23,595	23,888
SG&A% sales	24.0%	24.9%	24.2%	24.7%	24.9%	25.0%	24.7%	24.7%	24.7%	24.7%	24.7%

EBITDA	2,955	1,567	759	778	661	782	2,980	3,040	3,101	3,163	3,226
EBITDA margin	3.12%	3.18%	3.29%	3.36%	2.90%	3.39%	3.23%	3.26%	3.29%	3.31%	3.34%

Depreciation and Amortization	1,825	460	229	229	229	229	915	915	915	915	915

Med Overhead Allocation	1,112	—	—	—	—	—	—	—	—	—	—

Earnings from Operations	17	1,107	531	549	433	553	2,065	2,125	2,186	2,248	2,311

Equity in Earnings of Joint Ventures	5,278	2,067	1,033	1,033	1,033	1,033	4,133	4,133	4,133	4,133	4,133

Interest Expense:
DIP Financing	957	414	—	—	—	—	—	—	—	—	—
CCG Committee	—	—	35	31	27	23	116	—	—	—	—
CCS/CDSI	—	—	9	8	7	6	30	—	—	—	—
PIBL, Advance (terms to be determined)			—	—	—	—		—	—	—	—
Exit Financing`	—	—	38	38	38	38	150	150	150	150	150
Total Interest Expense	957	414	82	77	71	66	295	150	150	150	150

Other (Income) Expense:
Minority Interest	80	(4)	(2)	(2)	(2)	(2)	(8)	(8)	(8)	(8)	(8)
Impairment Charge	40,794
Other, net	58
Total Other (Income) Expense	40,932	(4)	(2)	(2)	(2)	(2)	(8)	(8)	(8)	(8)	(8)

Pretax Income	(36,593)	2,763	1,484	1,508	1,397	1,522	5,910	6,116	6,177	6,239	6,302

Taxes(1)			594	603	559	609	2,364	2,446	2,471	2,495	2,521

Net Income	$(36,593)	$2,763	$890	$905	$838	$913	$3,546	$3,669	$3,706	$3,743	$3,781

(1) taxes are calculated as a flat effective rate of 40% and do not reflect the anticipated tax situation of the reorganized company which is subject to further review.

Reorganized Chartwell

Condensed Consolidated Balance Sheet

(UNAUDITED $ in 000’s)

	Actual	Projected	Reorganization	Projected	Projected Post-Confirmation
	12/31/03	06/30/04	Adjustments	06/30/04	Q1	Q2	Q3	Q4	Total	Plan Yr 2	Plan Yr 3	Plan Yr 4	Plan Yr 5

Assets
Current assets
Cash and equivalents	$3,752	$51	$2,097	$2,148	$2,977	$1,675	$3,384	$2,185	$2,185	$5,024	$7,896	$10,802	$13,743
Accounts receivables, net	8,939	12,509		12,509	11,688	11,791	11,879	11,811	11,811	11,984	12,159	12,338	12,519
Inventory	913	897		897	897	947	947	947	947	961	975	990	1,004
Due from Med	8,338	11,272	(11,272)	—	—	—	—	—	—	—	—	—	—
Intracompany		(0)	0	—	—	—	—	—	—	—	—	—	—
Prepayments and other	3,114	3,090	(2,696)	394	394	394	394	394	394	394	394	394	394
Total current assets	25,055	27,819	(11,871)	15,948	15,958	14,807	16,604	15,338	15,338	18,363	21,424	24,523	27,660

Non-current assets
Property and equipment, net	1,858	1,999		1,999	1,985	1,971	1,958	1,944	1,944	1,890	1,836	1,782	1,728
Unallocated excess of historical book value over Reorganization Value		—	(32,604)	(32,604)	(32,604)	(32,604)	(32,604)	(32,604)	(32,604)	(32,604)	(32,604)	(32,604)	(32,604)
Intangible assets	49,389	49,389		49,389	49,389	49,389	49,389	49,389	49,389	49,388	49,389	49,389	49,389
Other assets	899	740		740	740	740	740	740	740	740	740	740	740
Investment in affiliates	10,357	12,424		12,424	12,601	12,778	12,955	13,132	13,132	13,840	14,548	15,256	15,965
Total non-current assets	62,503	64,551	(32,604)	31,948	32,111	32,274	32,438	32,601	32,601	33,255	33,909	34,563	35,217
Total Assets	$87,558	$92,370	$(44,475)	$47,896	$48,069	$47,081	$49,042	$47,939	$47,939	$51,618	$55,333	$59,086	$62,877

Liabilities & Stockholders Equity
Current Liabilities
Accounts payable and accrued liabilities	7,304	9,867	—	9,867	9,501	7,966	9,452	9,321	9,321	9,338	9,355	9,372	9,389
Liabilities subject to compensate	10,778	10,669	(10,669)	—	—	—	—	—	—	—	—	—	—
Other current liabilities	10	53		53	53	53	53	53	53	53	53	53	53
Debtor-in-possession financing	2,566	2,100	(2,100)	—	—	—	—	—	—	—	—	—	—
CCG Committee Plan Note			2,350	2,350	2,071	1,788	1,501	—	—	—	—	—	—
CCS/CDSI Committee Plan Note			600	600	529	457	383	—	—	—	—	—	—
Total current liabilities	20,658	22,689	(9,819)	12,870	12,154	10,264	11,389	9,374	9,374	9,391	9,408	9,425	9,443

Long-term liabilities
Exit Financing			2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500
PIBL Advance (debt service TBD)			5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000	5,000
Other long-term liabilities	12	32		32	32	32	32	32	32	32	32	32	32
Total long-term liabilities	12	32	7,500	7,532	7,532	7,532	7,532	7,532	7,532	7,532	7,532	7,532	7,532
Total liabilities	20,670	22,721	(2,319)	20,402	19,686	17,796	18,921	16,906	16,906	16,923	16,940	16,957	16,975

Minority interest	423	419		419	417	416	414	412	412	404	397	389	382
Preferred stock		—		—					—
Stockholders equity		—		—	—	—	—	—	—	—	—	—	—
Common stock		—		—	—	—	—	—	—	—	—	—	—
APIC	94,016	94,016	(94,016)	—	—	—	—	—	—	—	—
Retained earnings	(27,550)	(24,785)	24,785	—	890	1,795	2,633	3,546	3,546	7,216	10,922	14,665	18,446
Reorganization Value			27,075	27,075	27,075	27,075	27,075	27,075	27,075	27,075	27,075	27,075	27,075
Total stockholders equity	66,463	69,231	(42,156)	27,075	27,965	28,870	29,708	30,621	30,621	34,291	37,997	41,740	45,521
Total liabilities and stockholders equity	$87,558	$92,370	$(44,475)	$47,896	$48,069	$47,081	$49,042	$47,939	$47,939	$51,618	$55,333	$59,086	$62,877

Reorganized Chartwell

Condensed Consolidated Statement of Cash Flows

(UPDATED $ in 000's)

	Actual 12 months 12/31/03	Projected Pre-Confirmation 6 months 6/30/04
			Projected Post-Confirmation
			Total
			Q1	Q2	Q3	Q4	Plan Yr 1	Plan Yr 2	Plan Yr 3	Plan Yr 4	Plan Yr 5
Cash Flow From Operating Activities:
Net Income	$(36,593)	$2,763	$890	$905	$838	$913	$3,546	$3,669	$3,706	$3,743	$3,781
Minority Interest	80	(4)	(2)	(2)	(2)	(2)	(8)	(8)	(8)	(8)	(8)
Equity in earnings of joint ventures	(5,278)	(2,067)	(1,033)	(1,033)	(1,033)	(1,033)	(4,133)	(4,133)	(4,133)	(4,133)	(4,133)
Depreciation Amortization	1,825	460	229	229	229	229	915	915	915	915	915
Loss on disposal of assets	618
Impairment charge	40,794
Change in operating assets and liabilities:
(Increase) decrease in accounts receivable	5,361	(3,570)	821	(103)	(88)	68	698	(173)	(175)	(178)	(181)
(Increase) decrease in inventory	148	16	—	(50)	—	—	(50)	(14)	(14)	(14)	(15)
(Increase) decrease in other current and non-current assets		184	—	—	—	—	—	—	—	—	—
(Increase) decrease in Due from Med	(5,676)	(2,934)
(Increase) decrease in other assets	(3,873)
Increase (decrease) in accounts payable and accrued liabilities	989	2,635	(366)	(1,535)	1,485	(130)	(546)	17	17	17	18
Increase (decrease) in liabilities subject to compromise		(109)	—	—	—	—	—	—	—	—	—
Increase (decrease) in other liabilities	405		—	—	—	—	—	—	—	—	—
Total change in operating assets and liabilities	(2,646)	(3,779)	455	(1,688)	1,397	(62)	102	(170)	(173)	(176)	(179)
Total cash flow from operating activities	(1,200)	(2,626)	539	(1,590)	1,429	44	422	274	307	342	376

Cash Flow From Investing Activities:
Capital expenditure	(710)	(609)	(215)	(215)	(215)	(215)	(860)	(861)	(861)	(861)	(861)
Proceeds from the sale of NCOEs		—	—	—	—	—	—	—	—	—	—
Proceeds from the sale of operating assets		—		—	—	—	—	—	—	—	—
Distributions from NCOEs	5,960	—	856	856	856	856	3,425	3,425	3,425	3,425	3,425
Total cash flow from investing activities	5,250	(609)	641	641	641	641	2,565	2,565	2,565	2,565	2,565

Cash Flow From Financing Activities:
Repayment of liabilities subject to compromise:			(279)	(283)	(287)	(1,501)	(2,350)	—	—	—	—
CCG Note			(71)	(72)	(73)	(383)	(600)	—	—	—	—
CDSI/CCS Notes
Exit Financing							—
PIBL Advance (debt service TBD)		(466)	—	—	—	—	—	—	—	—	—
Net repayments under factoring facility	(3,191)
DIP Financing	2,566		—	—	—	—	—	—	—	—	—
Total cash flow from financing activities	(625)	(466)	(350)	(355)	(360)	(1,885)	(2,950)	—	—	—	—

Net cash increase (decrease)	3,425	(3,701)	830	(1,304)	1,710	(1,199)	37	2,838	2,872	2,906	2,941

Cash beginning	327	$3,752	$2,148	$2,978	$1,675	$3,384	$2,148	$2,185	$5,024	$7,896	$10,802
Cash end	$3,752	$51	$2,978	$1,675	$3,384	$2,185	$2,185	$5,024	$7,896	$10,802	$13,743

Supplemental information:
Interest expense	957	$414	$82	$77	$71	$66	$295	$150	$150	$150	$150

CHARTWELL DIVERSIFIED SERVICES, INC.

CHARTWELL COMMUNITY SERVICES, INC.

CHARTWELL CARE GIVERS, INC.

Assumptions and Notes to Feasibility Analysis

(references to $000s)

Introduction and Disclaimer:

Chartwell Diversified Services, Inc. (“CDSI”). Chartwell Community Services, Inc. (“CCS”) and Chartwell Care Givers, Inc. (“CCG,” and together with CDSI and CCS, a “Debtor” or collectively, the “Debtors”) have prepared these historical and pro forma financial statements (the “Projections”) in accordance with §1129(a)(11) of the Code to demonstrate that confirmation of the Plan will not lead to the need (“or further financial reorganization of the Reorganized Debtors (i.e., the Plan is feasible.) Terms used, but not otherwise defined, in these Assumptions and Notes shall have the meaning given to such terms in the Disclosure Statement and Plan. References to dollars are in thousands.

The Projections represent the Debtors’ management’s estimates of future performance based on a number of estimates and assumptions that it believes arc developed and reasonable, but are inherently subject to significant business, economic, regulatory and competitive uncertainties and contingencies beyond the control of the Debtors’ or their management. The Projections were not prepared to comply with the guidelines for prospective financial statements published by the American Institute of Certified Public Accountants. The historical financial results were condensed to allow for comparison to the Projections and may not be presented in accordance with generally accepted accounting principals.

Accordingly, none of the Debtors or their management make any representation or warranty, or offer any assurance, that the Reorganized Debtors will realize the projected results. The Reorganized Debtors’ actual results could vary materially and adversely from those set forth in the Projections. The Debtors do not, in the ordinary course, publish or distribute their business plans or financial projections. Accordingly, the Debtors disclaim any obligation to furnish updated business plans or financial projections to holders of allowed claims against or interests in the Debtors prior to, or after the Confirmation Date, or to otherwise make such information publicly available.

Basis of Presentation:

The Plan contemplates the reorganization of the Debtors, the sale of the assets of the TLC Debtors, Resource and Trestle, and the liquidation of the assets of Med. Accordingly, except as otherwise indicated with respect to the calculation of projected cash balances on the Effective Date, the Projections include only the assets, liabilities, income and expenses of the Reorganized Debtors, Chartwell Home Therapies, L.P. (“CHT”) and Chartwell Management Company, Inc. (“CMC”).

The Projections assume that the Court confirms the Plan in accordance with its terms and that the Effective Date of the Plan is June 30, 2004. The Projections include actual results for the 12 months ended December 31, 2003 and pro forma projected results for the six months ended June 30, 2004.  For purposes of comparison, the projected financial statements for the post confirmation periods are prepared assuming a fiscal year ending June 30.

1

The Plan contemplates that CDS Acquisition Corp., a new entity in which Private Investment Bank Limited (“PIBL”) holds substantially all of the value, will receive 100% of the equity of CDSI. Therefore, in accordance with Statement of Position 90-7 issued by the American Institute of Certified Public Accountants, CDSI will adopt fresh-start accounting.  Assets and liabilities of the reorganized Company will be recorded at their fair value upon completion of valuations and appraisals.  The excess of the fair value over the reorganization value will be allocated proportionately as a reduction of the tangible and identifiable intangible assets.  Because fair values have not been determined, reorganization value has not been allocated to individual assets and liabilities and the accompanying pro-forma projected balance sheets reflect the difference between total reorganization value and historical book value (after adjustments to reflect the Plan) on a separate line within non-current assets.

Balance Sheet Assumptions:

Balance sheet assumptions are discussed below.  These include pro-forma reorganization adjustments necessary to record the effects of the Plan, including cash disbursement, debt exchange and debt cancellation. Except where otherwise noted, the balance sheet items for the projected periods presented remain consistent with the balance sheet as of December 31, 2003. Other changes to assets liabilities during the pre-confirmation six month period ended June 30, 2004 and for each of the quarters in Plan Year 1 have been projected by management considering the timing of payments, receipts, revenues and expenses.  No such changes were assumed for projected Plan Years 2 through 5.

1.     Cash

The opening cash balance on the Effective Date will be equal to the sum of (A) (i) opening cash on the Effective Date, (ii) proceeds from the Resource and Trestle sales, (iii) cash on hand at Resource, including distributions from reserves at Sun Capital, (iv) distributions from an escrow account at Sun Capital pursuant to the settlement with NCFE, (v) draws against the exit financing and (vi) advances from PIBL, less (B) all payments required to be made on the Effective date as summarized in the table below:

[remainder of page intentionally left blank]

2

Consolidated Reorganized Chartwell

Sources and Uses of Cash

Beginning Cash on debtors balance sheet at effective date		$51

Exit Financing and PIBL advance		7,500

Residual Value of Administrative Claims Fund:
Proceeds of Resource sale	$5,000
Resource cash on hand	346
Resource administrative (non-professional) claims (1)	(509)
Total Resource	4,837
Net proceeds of Trestle sale	1059
Professional fees — Trestle	(34)
Total Trestle	1,025
NCFE settlement — distribution from escrow account	400
Professional fees and reimbursements	(2,500)
Statutory fees to US Trustee	(10)
Med administrative expenses and wind-down costs	(500)
Total Residual Value of Administrative Claims Fund	$3,252	3,252

Settlement amount paid to Trestle unsecured creditors		(175)
Settlement amount paid to Resource unsecured creditors		(930)
Settlement amount paid to Med creditors		(5,250)
Settlement amount paid to convenience class creditors		(100)
Cure payments		(100)
DIP financing payoff		(2,100)

Ending Cash at effective date		$2,148

(1)   Resource and Trestle Claims are based on the amounts due as of January 31, 2004 as reflected in their respective Monthly Operating Reports filed with the US Trustee.

Changes to cash for all projection periods presented are based upon the projected net income and changes to the remaining balance sheet items as discussed below.

2.     Due from Med

The intercompany balance representing the accumulated fundings of Med is eliminated at the Effective date.  For the year ending 2003 and the projected pre-confirmation 6 month period ended June 30 2004. CDSl fundings of Med (primarily relating to the costs of its corporate office in Andover, MA and professional fees) amounted to $5,676 and  $2,934, respectively.

3.     Other current assets

Pursuant to a Proceeds Distribution Agreement between PIBL and CHT, a portion of distributions received from joint ventures of CHT were paid to PIBL and were to be applied to fees and expenses and to interest and principle outstanding on PIBL debt owed by Med and its subsidiaries. The PIBL portion of the distributions was recorded in other current assets at June 30, 2004.  An adjustment eliminates this balance at the Effective date.

3

The Proceeds Distribution Agreement further provided that the portion of distributions retained by CHT under the Proceeds Distribution Agreement may be loaned to CDSI.  Such loans are recorded in the “Intracompany” account between CHT and CDSI, which eliminates in consolidation.  The portion of the proceeds not loaned by CHT to CDSI is included in consolidated cash.  Therefore, no adjustments are necessary to reflect the CHT portion of distributions under the Proceeds Distribution Agreement.

4.     Property and equipment

Changes in property and equipment balances are based on projected depreciation and capital expenditures.

5.     Intangible assets

No amortization of identifiable intangibles was assumed for any of the projection periods. It is expected that the allocation of the excess of total reorganization value over the fair value of assets and liabilities at the Effective date, will primarily reduce the carrying value of Intangible assets.

6.     Investment in affiliates

Investments in joint ventures where ownership interests equal 50% or less are accounted for by the equity method. Each joint venture is assumed to distribute 75% of their Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for each projected pro-forma period beginning with the 1st quarter of Plan Year 1. For the pre-confirmation projected 6 month period ended June 30, 2003, distributions were assumed to be zero.  Actual distributions in January and February 2004 of $215 (of which $97.5 was retained by PIBL under the Proceeds Distribution Agreement) were not considered in the Projections.

7.     Unallocated excess of historical book value over Reorganization Value

Because reorganization value has not been allocated to the fair value of individual assets and liabilities pending completion of valuations and appraisals, the accompanying pro-forma balance sheets reflect the difference between total reorganization value and historical book value (after adjustments to reflect the Plan) on a separate line within non-current assets.

8.     Liabilities subject to compromise

Liabilities subject to compromise in excess of amounts payable at the Effective date and through issuance of Plan notes are eliminated.

9.     Debtor-in-possession financing

Debtor in possession financing is paid off at the Effective date.

10.   Plan notes

The Plan contemplates that Reorganized CDSI will issue to the Liquidating Trusts of CDSI, CCS and CCG promissory notes in settlement with their respective unsecured creditors.  Quarterly payments of principle and interest are based on 2-year amortization and an annual interest rate of 6%. The balance due under the notes is payable in a lump sum on June 30, 2005.

4

Debt service on PIBL claims is not shown; all payments are subordinate to payment in full of Plan notes.

11.   Exit Financing

Exit Financing is assumed to be comprised of a working capital line of credit with availability based upon eligible accounts receivable. The amount borrowed at the Effective date is assumed to remain outstanding throughout the post confirmation projection period.  Interest at an annual rate of 6% is payable quarterly.

12.   PIBL Advance

It is assumed that PIBL will advance an amount at the Effective date towards the working capital requirements of Reorganized CDSI.  Debt service is to be determined.  For purposes of the projections, the advance is assumed to be non-interest bearing and remain outstanding throughout the projection period.

13.   Retained earnings and Paid-in-Capital

The stock of CDSI is assumed cancelled at the Effective date and new shares will be issued to CDS Acquisition, an entity in which PIBL owns substantially all of the value.  Historical retained earnings and paid-in-capital are eliminated.

14.   Reorganization Value

The estimated reorganization value was derived from the discounted cash flows of the reorganized debtors over the 5-year projection period, plus a terminal value based upon a multiple of operating income, plus beginning cash and less beginning debt. The estimated reorganization value is subject to change pending completion of valuation and appraisal research.

Operating Assumptions:

Taxes

Taxes are calculated at an assumed effective rate of 40% for each of the projected post-confirmation periods presented and do not reflect the anticipated tax situation of the reorganized company, which is subject to further review. Taxes are assumed to be paid in the period in which they are provided.

Med

Med’s operations are funded by CDSI as discussed under the Balance sheet assumptions for “Due from Med.”   However, these costs are not reflected in the income statement of CDSI.  For the year ended December 31, 2003, Med’s corporate office incurred $4,653 in general and administrative expenses and $3,244 in reorganization costs. The costs to fund Med’s reorganization and its corporate overhead were projected at $1,538 and $1,921, respectively for the pre-confirmation projected 6 month period ended June 30, 2004.  Additionally, as noted in the Balance sheet assumptions for Cash, reorganization adjustments reduce opening cash for projected unpaid professional fees by $2,500 and for unpaid administrative costs and wind-down costs for the Andover office by $500.

5

CHT

CHT has interests in eight joint ventures with various healthcare providers.  CHT consolidates its one 80% owned joint venture.  CHT accounts for its ownership interest in one joint venture with 45% interest and six joint ventures with 50% interest by the equity method. The pro forma projected financial statements assume that the projected earnings of the joint ventures for each year (or pro-rata for each quarter) presented are equal to their actual earnings for the 12 month period ended December 31, 2003, normalized to exclude various nonrecurring items.  Items in 2003 excluded from the projection include $761 reversal of bad debts due to collections of old accounts receivable. $361 reversal of reserves relating to non-governmental reimbursement, $852 in 2003 earnings relating to extraordinary revenue, and $135 loss on a capitation contract.

CMC

The CMC results of operations for all projection years (or pro-rata for all quarters) presented are equal to management’s budget for the year ended December 31, 2004.  Compared to actual revenues and expenses for December 31, 2003 the budgeted differences are not material to the consolidated projected results.

CCS

Projections for the pre-confirmation 6 month period and for each of the quarters in post confirmation Plan Year 1 are based upon management budgets.  For Plan Years 2 through 5, an assumed growth rate of 1% was applied 10 total revenues, cost of sales and selling, general and administrative expenses.

The driver for budgeted revenues and cost of sales is attendant hours.  A 5% reduction in authorized hours per patient for CCS’ major program was budgeted effective September 2004 in anticipation of program funding reductions by the state of Texas.  Revenue rates are fixed by the state.  A 1.1 % reduction in rate for CCS’ major program is budgeted effective September 2004.

Under a Wage Enhancement Program by the state, attendant salaries were required to meet certain minimum levels. Those requirements are being relaxed so that attendant wages can be based on what is demanded by local market conditions. An attendant wage reduction was effected in December 2003 and an additional reduction is budgeted for March 2004.

Administrative salaries were budgeted based on actual rosters of employees and existing salaries at December 31, 2003.  The timing of salary increases was based upon the employees’ review dates. Other general and administrative expenses were budgeted according to historical trends.

CCG

Projections for the pre-confirmation 6 month period and for each of the quarters in post confirmation Plan Year 1 are based upon management budgets.  Selling, general and administrative expense for Plan Year 1 is based upon actual expense for the 12 months ended December 31, 2003 adjusted to reflect anticipated cost savings and a reduction in bad debt expense. For Plan Years 2 through 5, an assumed growth rate of 2% was applied to total revenues, cost of sales and selling, general and administrative expenses.

CCG is a sales-driven business. Budgeted growth and therapy mix drive revenues and cost of sales.  The gross profit level of various therapies is based upon various factors such as payor

6

contract pricing, spread between AWP and acquisition cost of drugs, bundling of charges, etc. The budget derives a weighted average gross profit rate based on actual mix for the year ended December 31, 2003 adjusted for specific changes anticipated.

Administrative salaries were budgeted based on actual rosters of employees and existing salaries at December 31, 2003.  The timing of salary increases was based upon the employees’ review dates. Other general and administrative expenses were budgeted according to historical trends.

CDSI Overhead

Projections for the pre-confirmation 6 month period and for each of the quarters in post confirmation Plan Year 1 are based upon management budgets.  For Plan Years 2 through 5, an assumed growth rate of 2% was applied to total selling, general and administrative expenses.

The CDSI corporate office provides operations support in the areas of accounting, accounts payable, treasury, payroll, human resources, reimbursement, compliance, and information technology   Management considered personnel currently in these roles and any required to transition from the Med Andover office post-confirmation.

Administrative salaries were budgeted based on actual rosters of employees and existing salaries at December 31, 2003.  The timing of salary increases was based upon the employees’ review dates. Other general and administrative expenses were budgeted according to historical trends. It is assumed that CDSI will be privately held. As a result, global fees such as legal, accounting, etc, arc projected for a private company.

Additional costs representing fees and expenses for corporate oversight and strategic direction provided by Chrysalis Management Group are included for each post-confirmation projection period at an annual rate of $550.

7

LIQUIDATION ANALYSIS

CHARTWELL DIVERSIFIED SERVICES, INC.

Liquidation Analysis

($000s)

Unaudited Balance Sheet Data as of January 31, 2004

		Book Value	Realization Rate		Liquidation Value
Current Assets	Notes		Low	High	Low	High

Unrestricted cash and equivalents	a	$554	0%	0%	$—	$—
Due from subs/related parties	b	(4,513)	0%	0%	—	—
Prepaid expenses	c	31	0%	0%	—	—
Total current assets		(3,929)			—	—

		Book Value	Realization Rate		Liquidation Value
Property, Plant and Equipment			Low	High	Low	High

Office furniture and equipment, net	d	36	6%	35%	$2	$13
Total Property and Equipment		36			2	13

		Book Value	Realization Rate		Liquidation Value
Other Assets			Low	High	Low	High

Restricted cash	e	507	0%	0%	—	—
Investments	f	92,538	8%	10%	7,017	9,628
Other intangibles	g	3,282	0%	0%	—	—
Other assets	h	10	0%	0%	—	—
Bankruptcy avoidance actions and other litigation claims	i	—	0%	0%	—	—
Total Other Assets		96,336			$7,017	$9,628

Total Gross Liquidation Value		92,444			7,019	9,640

Creditor Recoveries
Net proceeds available to creditors					$7,019	$9,640

		Estimated Allowed claim	Estimated Recovery (%)		Estimated Distribution ($)
			Low	High	Low	High
Post petition loan payable (CHT)	j	2,375	100%	100%	2,375	2,375

Net estimated proceeds available to pay secured claims					$4,644	$7,266

Bank Secured Claims	k	54,500	7%	12%	4,082	6,386
NCFE Secured Claims	l	7,509	7%	12%	562	880
Other Misc. Secured Claims	m	342			unknown	unknown

Net estimated proceeds available to pay administrative expenses					$—	$—

Administrative Claims - Chpt. 7	n	—	0%	0%	—	—
Administrative Claims - Chpt. 11
Post-petition trade creditors	o	117	0%	0%	—	—
Wages, salaries and other payroll	p	357	0%	0%	—	—
Professional fees	q	126	0%	0%	—	—

Net estimated proceeds available to distribute to holders of priority claims					—	—

Priority Claims	r	5	0%	0%	—	—

Net estimated proceeds available to General Unsecured Creditors					—	—

General unsecured claims	s	49,270	0%	0%

The accompanying notes are an integral part of this analysis

CHARTWELL COMMUNITY SERVICES, INC.

Liquidation Analysis

($000s)

Unaudited Balance Sheet Data as of January 31, 2004

		Book Value	Realization Rate		Liquidation Value
Current Assets	Notes		Low	High	Low	High

Unrestricted cash and equivalents	a	$239	100%	100%	$239	$239
Account receivable	b	5,330	74%	94%	$3,949	$5,015
Other receivable	c	(0)	0%	0%	$—	$—
Intercompany w/related parties	d	10,437	0%	0%	—	—
Prepaid expenses	e	43	0%	0%	—	—
Total current assets		16,049			4,188	5,254

		Book Value	Realization Rate		Liquidation Value
Property, Plant and Equipment			Low	High	Low	High

Office furniture and equipment, net	f	165	11%	22%	$19	$37
Total Property and Equipment		165			19	37

		Book Value	Realization Rate		Liquidation Value
Other Assets			Low	High	Low	High

Goodwill, net	g	9,700	0%	0%	—	—
Restricted cash	h	170	100%	10%	170	170
Intangible asset	i	17,800	0%	0%	—	—
Deposits	j	113	0%	0%	—	—
Bankruptcy avoidance actions and other litigation claims	k	—	0%	0%	—	—
Total Other Assets		27,783			$170	$170

Total Gross Liquidation Value		43,997			4,377	5,461

Creditor Recoveries					$4,377	$5,461
Net proceeds available to creditors

		Estimated Allowed claim	Estimated Recovery (%)		Estimated Distribution ($)
			Low	High	Low	High

Bank Secured Claim	l	54,500	6%	7%	3,244	4,047
NCFE Secured Claims	m	19,034	6%	7%	1,133	1,414
Other Misc. Secured Claims	n	19			unknown	unknown

Net estimated proceeds available to pay administrative expenses					$—	$—

Administrative Claims - Chpt. 7	o	—	0%	0%	—	—
Administrative Claims - Chpt. 11
Post-petition trade creditors	p	271	0%	0%	—	—
Wages, salaries and other payroll	q	3,656	0%	0%	—	—
Professional fees	r	—	0%	0%	—	—

Net estimated proceeds available to distribute to holders of priority claims					—	—

Priority Claims	s	—	0%	0%	—	—

Net estimated proceeds available to General Unsecured Creditors					—	—

General unsecured claims	t	72,397	0%	0%

The accompanying notes are an integral part of this analysis

CHARTWLLL CARE GIVERS, INC.

Liquidation Analysis

($000s)

Unaudited Balance Sheet Data as of January 31, 2004

		Book Value	Realization Rate		Liquidation Value
Current Assets	Notes		Low	High	Low	High

Unrestricted cash and equivalents	a	$112	100%	100%	$112	$112
Accounts receivable	b	7,467	48%	68%	3,618	5,112
Inventories	c	705	25%	55%	179	391
Intercompany w/bankrupt subs.	d	(1,444)	0%	0%	—	—
Prepaid expenses	e	206	0%	0%	—	—
Total current assets		7,047			3,909	5,615

		Book Value	Realization Rate		Liquidation Value
Property, Plant and Equipment			Low	High	Low	High

Property, plant and Equipment, net	f	1,432	23%	38%	$328	$550
Total Property and Equipment		1,432			328	550

		Book Value	Realization Rate		Liquidation Value
Other Assets			Low	High	Low	High

Goodwill	g	1,100	0%	0%	—	—
Intangible asset, net	h	10,300	0%	0%	—	—
Other assets	i	68	0%	0%	—	—
Bankruptcy avoidance actions and other litigation claims	j	—	0%	0%	—	—
Total Other Assets		11,468			$—	$—

Total Gross Liquidation Value		19,947			4,238	6,165

Creditor Recoveries
Net proceeds available to creditors					$4,238	$6,165

		Estimated Allowed Claim	Estimated Recovery (%)		Estimated Distribution ($)
			Low	High	Low	High
Post-petition loan payable (Sun Capital)	k	2,266	0%	0%	—	—

Net estimated proceeds available to pay secured claims					$4,238	$6,165

Bank Secured Claim	l	54,500	4%	7%	2,449	3,562
NCFE Secured Claims	m	39,820	4%	7%	1,789	2,603
Other Misc. Secured Claims	n	90			unknown	unknown

Net estimated proceeds available to pay administrative expenses					$—	$—

Administrative Claims - Chpt. 7	o	—	0%	0%	—	—
Administrative Claims - Chpt. 11
Post-petition trade creditors	p	2,731	0%	0%	—	—
Wages, salaries and other payroll	q	632	0%	0%	—	—
Professional fees	r	64	0%	0%	—	—

Net estimated proceeds available to distribute to holders of priority claims					—	—

Priority Claims	s	3	0%	0%	—	—

Net estimated proceeds available to General Unsecured Creditors					—	—

General unsecured claims	t	82,795	0%	0%

The accompanying notes are an integral part of this analysis

CHARTWELL DIVERSIFIED SERVICES, INC.

CHARTWELL COMMUNITY SERVICES, INC.

CHARTWELL CARE GIVERS, INC.

Assumptions and Notes to Accompany
Hypothetical Liquidation Analysis

General Assumptions:

Chartwell Diversified Services, Inc. (“CDSI”), Chartwell Community Services, Inc. (“CCS”) and Chartwell Care Givers, Inc. (“CCG,” and together with CDSI and CCS, a “Debtor” or collectively, the “Debtors”) have prepared these hypothetical liquidation analyses (the “Liquidation Analysis”) in accordance with §1129(a)(7)(A)(ii) to demonstrate that the Plan of Reorganization is in the best interest of each holder of a claim or interest.

Except as otherwise indicated:

•      The Liquidation Analysis is based on the unaudited values of the Debtors’ assets as of January 31, 2004 as reflected on their respective books and records and as set forth on the monthly operating report for January 2004 filed with the Court, and

•      For the purpose of the Liquidation Analysis, the Debtors assume that these asset values are representative of the assets and post-petition liabilities as of the date of liquidation.

The Liquidation Analysis illustrates an estimate of recovery values and percentages in the event that:

•      The Debtors’ bankruptcy cases are converted to cases under Chapter 7 of the Bankruptcy Code (“Chapter 7”); and

•      The Debtors cease operations and a trustee is appointed to liquidate their assets.

The Liquidation Analysis assumes that the Debtors’ respective estates are not substantively consolidated and that a Chapter 7 trustee liquidates each Debtor’s assets independently.

The determination of the hypothetical proceeds from the liquidation of the Debtors’ assets is an uncertain process. To prepare the Liquidation Analysis, the Debtors’ management has made a number of estimates and assumptions that it believes are developed and reasonable, but which may be inherently subject to significant business, economic, regulatory and competitive uncertainties and contingencies beyond the Debtors’ or their managements’ control.  Accordingly, neither the Debtors nor their management make any representation or warranty, or offer any assurance, that a Chapter 7 trustee would realize the liquidation values reflected in this Liquidation Analysis if the Debtors were, in fact, to undergo such a liquidation. Actual results could vary materially and adversely from those set forth on the accompanying chart.

CHARTWELL DIVERSIFIED SERVICES, INC.

Notes to Asset Accounts:

a        Unrestricted cash and equivalents:  The Debtor conducts no business operations. The Debtor, CCS and CCG maintain a centralized treasury function with cash concentrated at the CDSI level. Because CDSI conducts no operations, it is assumed that all of the cash in the CDSI bank account at January 31, 2004 represents cash deposits that CCS or CCG received from collections of accounts receivable.  During January 2004, cash deposits from CCS and CCG represented approximately 70% and 30% of total monthly deposits, respectively.  For the purpose of the Liquidation Analysis, it is assumed that the amount of unrestricted cash and equivalents at the date of the actual liquidation would be distributed back to the operating companies, CCS and CCG, in proportion to the amount of their respective monthly cash deposits and that the Debtor would not generate any further cash during the Chapter 7 cases, except for the net proceeds from the disposition of non-cash assets.

b       Due from subsidiaries and related parties:  The amount due from subsidiaries and related parties represents the Debtor’s net borrowings from CCS, CCG and Resource to fund the Debtor’s operating expenses, which benefit all of the operating entities.  It is assumed that all intercompany accounts are eliminated and that the Debtor would not incur any liability or realize any recovery on account of this intercompany account,

c        Prepaid Expenses:  Prepaid expenses are comprised of deferred costs of software licenses, miscellaneous other deferred costs, and a deposit toward the purchase and implementation of an in-house payroll system. Management has reviewed the individual account balances for each account and, with respect to the deposit, assumes that the holder of the deposit would retain and apply the deposit to satisfy the Debtor’s outstanding post-petition obligations, which exceed the amount of the deposit. Accordingly, the Debtor assigns no recoverability to the pre-paid expenses.

d       Office furniture and equipment, net:  Office furniture and equipment represents the net book value of certain software costs, computer and other office equipment. Management has reviewed the individual account balances and estimated the percentage recoverability based on the age of assets within each asset class, applying higher realization rates to newer assets and lower realization rates to older assets. On a blended basis, the Debtor estimates that a Chapter 7 trustee would recover between 6% and 35% of the value of these assets.

e        Restricted cash:  Restricted cash consists of (i) cash collateral securing the Debtor’s obligations under letters of credit issued to support workers’ compensation, general and professional liability insurance policies and (ii) a security deposit securing the Debtor’s obligations under a fleet automobile lease and maintenance contract. For the purpose of the Liquidation Analysis, the Debtor assumes that in a liquidation the holders of such cash collateral or security deposits would retain those funds and apply them against the Debtor’s obligations. Accordingly, the Debtor assigns no recoverability to this asset.

f        Investments:  Investments represent the Debtor’s investment in its direct and indirect subsidiaries including CCG, CCS, Chartwell Home Therapies, LP (“CHT”) and Chartwell Management Company (“CMC”). Of the reported value of these investments, the Debtor values its interest in CHT, which holds the equity interests in the various hospital partnerships referred to as the NCOEs at approximately $10.5 million. The balance of the value of the investments is assigned to CCG, CCS and CMC.

Management has reviewed the liquidation analyses prepared for CCG and CCS and has determined that the Debtor will not receive any distribution from those subsidiaries on account of its respective ownership interests. Accordingly, the Debtor assigns no recoverability to those assets.

For the purpose of valuing its interest in CHT, the Debtor assumes that the liquidation of CDSI triggers the dissolution of CHT, which consequently triggers the dissolution and liquidation of the NCOEs. Based on the NCOEs’ respective balance sheets at December 31, 2003, the Debtor estimates that its share of the proceeds of liquidating the NCOEs would range from $4.6 million to $7.3 million. In addition, for the purpose of the Liquidation Analysis, the Debtor assumes that CHT would receive payment from CDSI on account of outstanding balance of the court approved post-petition financing, which would then

2

become proceeds of the liquidation of CHT.  The principal amount outstanding at January 31, 2004 is $2,375. CMC owns no material assets and the Debtor assumes that any liquidation proceeds would be consumed in satisfying the claims of CMC’s creditors. Accordingly, the Debtor assigns no recoverability to CMC.

g       Other intangibles:  Other intangibles represent the value ascribed to the the Administrative Service Agreements by and between CMC and each of the NCOEs. The Debtor assigns no realizable value to this asset.

h       Other assets:  Other assets represent security deposits on copier and other office equipment leases. For the purpose of the Liquidation Analysis, the Debtor assumes that the holders of those deposits would retain and apply the deposits to satisfy the Debtor’s obligations. Accordingly, the Debtor assigns no recoverability to the deposits.

i         Bankruptcy avoidance actions and other litigation claims:  Bankruptcy avoidance actions and other litigation claims represent potential preference claims, fraudulent conveyance litigation, other avoidance actions and litigation. Management has reviewed the Debtor’s books and records and does not believe that there are any material preference actions that would generate a meaningful recovery. Management has also consulted with counsel regarding the existence of other bankruptcy causes of action and the likelihood of success in prosecuting such claims. Considering the cost and expense of litigating any such bankruptcy causes of action and litigation claims, the uncertain outcome, the lack of funds to fund such litigation, and magnitude of the claims of the Bank and NCFE, the Liquidation Analysis does not assign any value to recoveries from any such bankruptcy causes of action.

Notes to Creditor Recoveries:

j         Post-petition loan payable (CHT):  This claim represents the claim of CHT for payment of the loans extended to CDSI pursuant to the court approved post-petition financing. This claim is entitled to super-priority treatment and would be paid in full from the first available liquidation proceeds. The Bank has a security interest in and lien against CHT’s interest in the payment of such loan. Accordingly, for the purpose of calculating the Bank’s deficiency claim, the Debtor assumed that the Bank receives and retains the distribution to CHT on account of the post-petition loan payable.

k        Bank Secured Claim:  This claim represents the secured claim of Private Investment Bank Limited relating to the debentures that Med issued to the Bank as the same were amended from time-to-time. The Debtor granted the Bank a security interest in, and lien against, certain of its asset to secure the payment of the debentures. For the purpose of this analysis, the Debtor assumed that Bank’s secured claim would be allowed in the principal amount of the amended debentures issued to the Bank in connection with the June 2002 settlement less approximately $3.0 million of total payments received and applied to principal including pre-petition payments and payments received pursuant to the Proceeds Distribution Agreement, but excluding interest, fees, costs or expenses accruing or assessable after the petition date, if any. For the purpose of the Liquidation Analysis, the Bank secured claim shares distributions, pari passu, with the NCFE secured claim.

l         NCFE Secured Claim:  This claim represents secured claims of NCFE for which the Debtor is the primary obligor including claims relating to promissory notes that the Debtor issued to NCFE, For the purpose of the Liquidation Analysis, the NCFE secured claim excludes claims for which the Debtor is secondarily liable including claims under the several Sales and

3

Subservicing Agreements providing for the purchase and sale of CCG’s, and CCS’ accounts receivable, and a claim under a promissory note issued by CCG for which the Debtor is a guarantor, For the purpose of the Liquidation Analysis, the NCFE secured claims share distributions, pari passu, with the Bank secured claim.

m       Other Misc. Secured Claims:  These claims include secured claims asserted by vendors, equipment lessors and insurance providers. For the purpose of the Liquidation Analysis, it is assumed that the chapter 7 trustee returns to such creditor, in full satisfaction of its secured claim, any property in the Debtor’s possession that constitutes collateral for such secured claim.

n       Administrative Claims - Chpt. 7:  These claims represent the claims of the Chapter 7 Trustee, his counsel and the costs of liquidation. As a consequence of the Bank’s and NCFE’s secured claims, the Debtor is administratively insolvent and it assumed that the Debtor’s chapter 7 case would be a no-asset case for which there would not be any material chapter 7 administrative claims.

o       Post-petition trade creditors:  These claims consist of the sum of (i) the accounts payable and (ii) other liabilities shown on the Debtor’s balance sheet at January 31, 2004. As noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of allowed post-petition trade creditors’ claims. Under the Plan, holders of allowed post-petition trade claims would be paid in full.

p       Wages, salaries and other payroll:  These claims consist of the claims of the Debtor’s employees for wages and other payroll benefits including accrued salaries, accrued PTO, accrued fringe benefits and accrued payroll taxes in each case as shown on the Debtor’s balance sheet at January 31, 2004. As noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of the Debtor’s employees’ allowed claims for wages, salaries and other payroll items. Under the Plan, holders of allowed claims for wages, salaries and other payroll items would be paid in full.

q       Professional fees:  These claims consist of the claims of the professionals that the Bankruptcy Court authorized the Debtors and the Official Unsecured Creditors’ Committees to retain, at the expense of the Debtor’s estate. For the purpose of the Liquidation Analysis, the Debtor assumes that all professional fees, with the exception of professional fees incurred by the CCG Creditors’ Committee and by professionals retained by Trestle and allocated to CCG and Trestle, respectively, are allocated to the estate of Med. As noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of allowed professional fees. Under the Plan, holders of allowed professional fees would be paid in full.

r        Priority Claims:  These claims consist of claims entitled to priority under §507 of the Bankruptcy Code. Creditors filed proofs of claim asserting approximately $4 million of priority claims against the Debtor. These claims include a claim asserted by the IRS in the amount of $3.6 million. Having reviewed all of such proofs of claim, the Debtor has determined that, with the exception of approximately $5 thousand of tax claims, creditors have filed claims against the wrong debtor, misclassified their claims or that such claims are otherwise not allowable and that such claims would not be allowed a priority claims. Nonetheless, as noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of allowed priority

4

claims.  Under the Plan, holders of allowed priority claims would be paid in full either on the Effective Date or over time.

s        General Unsecured Claims:  Creditors filed proofs of claim asserting approximately $10 million of unsecured claims against the Debtor. For the purpose of the Liquidation Analysis, general unsecured claims consists of the Debtor’s estimate of the allowed amount of such filed proofs of claim, the allowed amount of claims filed as secured or priority that should be classified as unsecured, and the estimated amount of the unsecured deficiency claims of the Bank, after giving effect to distributions it receives from the other Debtors’ estates (including Med, Resource and Trestle) and NCFE, or approximately $49 million. In a liquidation, the Debtor estimates that no funds would be available to distribute to holders of allowed general unsecured claims. As a result of compromises contained in the Plan, the Debtor estimates that the amount of allowed general unsecured claim will be $874 thousand. Under the Plan, holders of these allowed claims would receive their pro rata share of a $250 thousand note for the benefit of CDSI’s and CCS’ unsecured creditors, representing a recovery of approximately 29%.

CHARTWELL COMMUNITY SERVICES, INC.

Notes to Asset Accounts:

a        Unrestricted cash and equivalents:  The Liquidation Analysis assumes that the Debtor and its subsidiaries would cease operations immediately upon conversation of their respective bankruptcy cases to proceedings under Chapter 7 and that, as a consequence, the Debtor would not generate any further cash during the Chapter 7 cases, except for the net proceeds from the disposition of non-cash assets.  CCS, CDSI and CCG maintain a centralized treasury function with cash concentrated and managed at the CDSI level. CDSI disburses cash to CCS’ operating and payroll accounts on a periodic basis. For the month of January 2004, CCS deposited approximately 70% of the cash received in the centralized account maintained at CDSI. It is assumed that the amount of unrestricted cash and equivalents at the date of the actual liquidation would be equal to the balance sheet balance as of January 31, 2004, which in the case of CCS was ($149) thousand, plus 70% of the unrestricted cash and equivalents carried on CDSI’s balance sheet at January 31, 2004. For the purpose of the Liquidation Analysis, the Debtor assumes that positive net cash balance is recoverable in full.

b       Accounts receivable:  The Debtor generates substantially all of its accounts receivable from its contract with the Texas Department of Human Services (“TDHS”), with the balance relating to an HMO contract with Star Plus. Accounts receivable represents the gross balance of the accounts receivable shown on the Debtor’s books before an allowance for uncollectible accounts of approximately $92 thousand. The Debtor assumes that the Chapter 7 trustee will bill and collect these receivables. For the purpose of the Liquidation Analysis, management anticipates recovering between 70% and 90% of net accounts receivable. These percentages are based upon a review of the detailed aging balances for the various payors. Management has assessed the potential recoverability for these accounts receivable based on payor-mix, days outstanding and historical experience, adjusted for a liquidation, The following table summarizes the realization rates applied to the Debtor’s accounts receivable:

5

	Book	Realization Rate		Liquidation Value
	Value	Low%	High%	Low $	High $
0-30 Days	$4,896	77%	97%	$3,763	$4,743
31-60 Days	$229	58%	78%	132	178
61-90 Days	$39	45%	65%	18	26
91-120 Days	29	43%	63%	12	18
121-150 Days	$11	27%	47%	3	5
151-180 Days	$22	47%	67%	11	15
181 Days +	104	9%	29%	10	30

Total	$5,330	74%	94%	$3,949	$5,015

c        Other Receivable:  This asset represents a payment that the Debtor recieved for services provided by another provider. The Debtor refunded this amount to the payor in February 2004. Accordingly, for the purpose of the Liquidation Analysis, the Debtor assigns no realizable value to this asset.

d       Intercompany with related parties:  As noted above, CDSI, CCS and CCG maintain and operate a centralized treasury function with cash concentrated and managed at the CDSI level. The Intercompany account represents net advances from CCS to or for the account of the other Debtors and Med Diversified to fund operating and bankruptcy related expenses. For the purpose of the Liquidation Analysis, the Debtor assumes that all intercompany accounts are eliminated and that the Debtor would not incur any liability or realize any recovery on account of this intercompany account.

e        Prepaid Expenses:  Prepaid expenses represent the unamortized portion, net of fees, of the premium paid for excess insurance policies that the Debtor maintains to support its self-insured workers’ compensation insurance program. Pursuant to a premium financing arrangement, the Debtor paid the annual premium in full upon the issuance of the policies. The insurance program provides that the premium is earned when paid and does not provide for any proration or return of unearned premium in the event of early termination of the policy. Accordingly, the Debtor assigns no realizable value to this asset.

f        Office furniture and equipment, net:  Office furniture and equipment represents the net book value of certain leasehold improvements, furniture and fixtures, office equipment and computers. Management has reviewed the individual account balances for each sub-account and estimated the percentage recoverability based on the age of assets within each asset class, applying higher realization rates to newer assets and lower realization rates to older assets. On a blended basis, the Debtor estimates that a Chapter 7 trustee would recover between 11.0% and 22% of the value of these assets as set forth in the following table.

	Book	Realization Rate		Liquidation Value
	Value	Low%	High%	Low $	High $
Leasehold Improvements	$29	0%	5%	$—	1
Furniture & Fixtures	55	15%	25%	8	14
Office Equipment	65	15%	25%	10	16
Computers	17	5%	34%	1	6

Subtotal	$165	11%	22%	$19	$37

g       Goodwill, net:   Goodwill represents the fair value of the Debtor’s goodwill.  The Debtor assigns no realizable value to this asset.

h       Restricted cash:  Restricted cash represents receipts from a now closed branch office that CCS

6

managed under a management services agreement pending the acquisition of that branch.  The acquisition was not completed and the branch office was closed.  This restriction is self-imposed and accordingly, the Debtor assumes that the full amount of this asset is realizable.

i         Intangible Asset:  The intangible asset represents the carrying value of the Debtor’s intangible assets, which consist primarily of the Debtor’s payor contracts. This value is derived from an enterprise valuation of the Debtor. For the purpose of the Liquidation Analysis, the Debtor assumes that the business is not sold as a going concern and therefore assigns no realizable value to this asset.

j         Deposits:  Deposits represent security deposits on real property leases, copier and other office equipment leases, deposits held by utilities and workers’ compensation loss fund deposits.  For the purpose of the Liquidation Analysis, the Debtor assumes that the holders of those deposits would retain and apply the deposits to the Debtor’s obligations. Accordingly, the Debtor assigns no recoverability to the deposits.

k        Bankruptcy avoidance actions and other litigation claims:  Bankruptcy avoidance actions and other litigation claims represent potential preference claims, fraudulent conveyance litigation, other avoidance actions and litigation. Management has reviewed the Debtor’s books and records and does not believe that there are any material preference actions that would generate a meaningful recovery. Management has also consulted with counsel regarding the existence of other bankruptcy causes of action and the likelihood of success in prosecuting such claims. Considering the cost and expense of litigating any such bankruptcy causes of action and litigation claims, the uncertain outcome, the lack of funds to fund such litigation, and magnitude of the claims of the Bank and NCFE, the Liquidation Analysis does not assign any value to recoveries from any such bankruptcy causes of action.

Notes to Creditor Recoveries:

l         Bank Secured Claim:  This claim represents the secured claim of Private Investment Bank Limited relating to the debentures that Med issued to the Bank as the same were amended from time-to-time. The Debtor granted the Bank a security interest in, and lien against, certain of its asset to secure the payment of the debentures.  For the purpose of this analysis, the Debtor assumed that Bank’s secured claim would be allowed in the principal amount of the amended debentures issued to the Bank in connection with the June 2002 settlement less approximately $3.0 million of total payments received and applied to principal including pre-petition payments and payments received pursuant to the Proceeds Distribution Agreement, but excluding interest, fees, costs or expenses accruing or assessable after the petition date, if any.  For the purpose of the Liquidation Analysis, the Bank secured claim shares distributions, pari passu, with the NCFE secured claim.

m       NCFE Secured Claim:  This claim represents secured claims of NCFE for which the Debtor is the primary obligor including obligations arising under the Sales and Subservicing Agreement by and among NCFE and the Debtor.  NCFE has asserted separate claims against CDSI, CCS, CCG and Med of approximately $38 million for obligations arising under the Sales and Subservicing Agreements among NCFE and CCS and NCFE and CCG. For the purpose of the Liquidation Analysis, the Debtors assume that each of CCS and CCG is liable for 50% or approximately $19 million of these claims. For the purpose of the Liquidation Analysis, the NCFE secured claims share distributions, pari passu, with the Bank secured claim.

n       Other Misc. Secured Claims:  These claims include secured claims asserted by vendors, equipment lessors and insurance providers. For the purpose of the Liquidation Analysis, it is assumed that the chapter 7 trustee returns to such creditor, in full satisfaction of its secured

7

claim, any property in the Debtor’s possession that constitutes collateral for such secured claim.

o       Administrative Claims - Chpt. 7:  These claims represent the claims of the Chapter 7 Trustee, his counsel and the costs of liquidation. As a consequence of the Bank and the NCFE secured claims, the Debtor is administratively insolvent and it assumed that the Debtor’s chapter 7 case would be a no-asset case for which there would not be any material chapter 7 administrative claims.

p       Post-petition trade creditors:  These claims consist of the sum of (i) the accounts payable and (ii) other liabilities shown on the Debtor’s balance sheet at January 31, 2004. As noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of allowed post-petition trade creditors’ claims. Under the Plan, holders of allowed post-petition trade claims would be paid in full.

q       Wages, salaries and other payroll:  These claims consist of the claims of the Debtor’s employees for wages and other payroll benefits including accrued salaries, accrued PTO, accrued fringe benefits and accrued payroll taxes in each case as shown on the Debtor’s balance sheet at January 31, 2004. As noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of the Debtor’s employees’ allowed claims for wages, salaries and other payroll items. Under the Plan, holders of allowed claims for wages, salaries and other payroll items would be paid in full.

r        Professional fees:  These claims consist of the claims of the professionals that the Bankruptcy Court authorized the Debtors and the Official Unsecured Creditors’ Committees to retain, at the expense of the Debtor’s estate. For the purpose of the Liquidation Analysis, the Debtor assumes that all professional fees, with the exception of professional fees incurred by the CCG Creditors’ Committee, and professionals retained by Trestle, and allocated to CCG and Trestle, respectively, are allocated to the estate of Med. As noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of allowed professional fees. Under the Plan, holders of allowed professional fees would be paid in full.

s        Priority Claims:  These claims consist of claims entitled to priority under §507 of the Bankruptcy Code, Creditors filed proofs of claim asserting approximately $927 thousand of priority claims against the Debtor. Having reviewed all of such proofs of claim, the Debtor has determined that creditors have filed claims against the wrong debtor or misclassified their claims and that no such claims would be allowed as priority claims. Nonetheless, as noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of allowed priority claims, if any. Under the Plan, holders of allowed priority claims would be paid in full either on the Effective Date or over time.

t        General Unsecured Claims:  Creditors filed proofs of claim asserting approximately $51 million of unsecured claims against the Debtor. For the purpose of the Liquidation Analysis, general unsecured claims consists of the Debtor’s estimate of the allowed amount of such filed proofs of claim, the allowed amount of claims filed as secured or priority that should be classified as unsecured, and the estimated amount of the unsecured deficiency claims of the Bank, after giving effect to distributions it receives from the other Debtors’ estates (including Med, Resource and Trestle) and NCFE, or approximately $72 million. In a liquidation, the

8

Debtor estimates that no funds would be available to distribute to holders of allowed general unsecured claims. As a result of compromises contained in the Plan, the Debtor estimates that the amount of allowed general unsecured claim will be $631 thousand. Under the Plan, holders of these allowed claims would receive their pro rata share of a $350 thousand note for the benefit of CCS’ and CDSI’s unsecured creditors, representing a recovery of approximately 55%.

CHARTWELL CARE GIVERS. INC.

Notes to Asset Accounts:

a        Unrestricted cash and equivalents:  The Liquidation Analysis assumes that the Debtor and its subsidiaries would cease operations immediately upon conversation of their respective bankruptcy cases to proceedings under Chapter 7 and that, as a consequence, the Debtor would not generate any further cash during the Chapter 7 cases, except for the net proceeds from the disposition of non-cash assets.  CCS, CDSI and CCG maintain a centralized treasury function with cash concentrated and managed at the CDSI level. CDSI disburses cash to CCG’s operating and payroll accounts on a periodic basis. For the month of January 2004, CCG deposited approximately 30% of the cash received in the centralized account maintained at CDSI. It is assumed that the amount of unrestricted cash and equivalents at the date of the actual liquidation would be equal to the balance sheet balance as of January 31, 2004, which in the case of CCG was ($54) thousand, plus 30% of the unrestricted cash and equivalents carried on CDSI’s balance sheet at January 31, 2004. For the purpose of the Liquidation Analysis, the Debtor assumes that postive net cash balance is recoverable in full.

b       Accounts receivable:  The Debtor generates substantially all of its accounts receivable from its contracts with third-party payors including Medicare, Medicaid and private insurers. Accounts receivable represents the gross balance of accounts receivable shown on the Debtor’s books before an allowance for uncollectible accounts of $2,064 thousand and unposted collections of approximately $6 thousand. The Debtor assumes that the Chapter 7 trustee will bill and collect these receivables. For the purpose of the Liquidation Analysis, management anticipates recovering between 48% and 68% of net accounts receivable. These percentages are based upon a review of the detailed aging balances for the various payors. Management has assessed the potential recoverability for these accounts receivable based on payor-mix, days outstanding and historical experience, adjusted for a liquidation. The following table summarizes the realization rates applied to the Debtor’s accounts receivable:

	Book	Realization Rate		Liquidation Value
	Value	Low%	High%	Low $	High $
0-30 Days	$2,159	75%	95%	$1,611	$2,043
31-60 Days	1,270	80%	100%	1,010	1,264
61-90 Days	690	50%	70%	342	480
91-120 Days	511	36%	56%	184	286
121-150 Days	371	32%	52%	119	193
151-180 Days	1,415	33%	53%	469	752
360+ Days	1,052	0%	20%	—	210

Total	$7,467	48%	68%	$3,618	$5,112

c        Inventory:  Inventory consists of drugs and medical supplies and equipment. For the purpose of the Liquidation Analysis, the Debtor assumes that the Chapter 7 trustee would liquidate the inventory through sales to competitors and returns to wholesalers. At January 31, 2004, the book value of the inventory exceeded the post-petition accounts payable to the wholesalers. Accordingly, the Debtor

9

estimates that the Chapter 7 trustee would recover between 25% and 55% of inventory.  The following table summarizes the realization rates applied to the Debtor’s inventory.

	Book	Realization Rate		Liquidation Value
	Value	Low%	High%	Low $	High $
Drugs and Supplies	$377	30%	60%	$113	$226
Supplies	$328	20%	50%	$66	$164
Subtotal	$705	25%	55%	$179	$390

d       Intercompany with bankrupt subsidiaries:  As noted above, CDSI, CCS and CCG maintain and operate a centralized treasury function with cash concentrated and managed at the CDSI level. The Intercompany account represents the Debtor’s net borrowings to fund operating and bankruptcy related expenses. For the purpose of the Liquidation Analysis, the Debtor assumes that all intercompany accounts are eliminated and that the Debtor would not incur any liability or realize any recovery on account of this intercompany account.

e        Prepaid Expenses:  Prepaid expenses consist of deferred accreditation costs.  Accordingly, the Debtor assigns no recoverable value to this asset.

f        Property, plant and equipment, net:  Property, plant and equipment represents the net book value of certain leasehold improvements, furniture and fixtures, office equipment and computers. Management has reviewed the individual account balances and estimated the percentage recoverability based on the age of assets within each asset class, applying higher realization rates to newer assets and lower realization rates to older assets. On a blended basis, the Debtor estimates that a Chapter 7 trustee would recover between 23.0% and 38% of the value of these assets as set forth in the following table.

	Book	Realization Rate		Liquidation Value
	Value	Low%	High%	Low $	High $
Leasehold Improvements	$19	0%	5%	$—	$1
Furniture & Fixtures	57	14%	24%	8	14
Office Equipment	84	18%	27%	15	23
Vehicles	143	31%	47%	44	67
Computers	28	5%	17%	1	5
Rental Equipment	$1,100	24%	40%	260	441

Subtotal	$1,432	23%	38%	$328	$550

g       Goodwill, net:  Goodwill represents the fair value of the Debtor’s goodwill. The Debtor assigns no realizable value to this asset.

h       Intangible Asset:  The intangible asset represents the fair carrying value of the Debtor’s intangible assets, which consist primarily of the Debtor’s payor contracts. This value is derived from an enterprise valuation of the Debtor. For the purpose of the Liquidation Analysis, the Debtor assumes that the business is not sold as a going concern and therefore assigns no realizable value to this asset.

i         Other assets:  Other assets represent security deposits on real property leases, copier and other office equipment leases, and deposits held by utilities. For the purpose of the Liquidation Analysis, the Debtor assumes that the holders of those deposits would retain and apply the deposits to the Debtor’s obligations. Accordingly, the Debtor assigns no recoverability to the deposits.

10

j         Bankruptcy avoidance actions and other litigation claims:  Bankruptcy avoidance actions and other litigation claims represent potential preference claims, fraudulent conveyance litigation, other avoidance actions and litigation. Management has reviewed the Debtor’s books and records and does not believe that there are any material preference actions that would generate a meaningful recovery. Management has also consulted with counsel regarding the existence of other bankruptcy causes of action and the likelihood of success in prosecuting such claims. Considering the cost and expense of litigating any such bankruptcy causes of action and litigation claims, the uncertain outcome, the lack of funds to fund such litigation, and magnitude of the claims of the Bank and NCFE, the Liquidation Analysis does not assign any value to recoveries from any such bankruptcy causes of action.

Notes to Creditor Recoveries:

k        Post-petition loan payable (Sun Capital):  Sun Capital Healthcare, Inc. (“Sun Capital”) provided court approved, asset based, post-petition financing to the Debtor through the factoring of the Debtor’s receivables. Pursuant to the terms of its financing documents, Sun Capital has a security interest in and lien upon the Debtor’s factored and non-factored accounts receivable and a super-priority administrative claim in the Debtor’s bankruptcy case. In connection with the sale of its assets, Resource Pharmacy, an affiliate of the Debtor, granted to Sun Capital a lien against the cash sale proceeds from such sale and an administrative super-priority claim in the Resource Pharmacy bankruptcy case. For the purpose of the Liquidation Analysis, the Debtor assumes that Sun Capital elects to enforce its rights against the Resource sale proceeds. Accordingly, for the purpose of the Liquidation Analysis, the Debtor assumes that Sun Capital does not share in the distribution of the proceeds from the liquidation of the Debtor’s assets.

l         Bank Secured Claim:  This claim represents the secured claim of Private Investment Bank Limited relating to the debentures that Med issued to the Bank as the same were amended from time-to-time. The Debtor granted the Bank a security interest in, and lien against, certain of its asset to secure the payment of the debentures. For the purpose of this analysis, the Debtor assumed that Bank’s secured claim would be allowed in the principal amount of the amended debentures issued to the Bank in connection with the June 2002 settlement less approximately $3.0 million of total payments received and applied to principal including pre-petition payments and payments received pursuant to the Proceeds Distribution Agreement, but excluding interest, fees, costs or expenses accruing or assessable after the petition date, if any. For the purpose of the Liquidation Analysis, the Bank secured claim shares distributions, pari passu, with the NCFE secured claim.

m       NCFE Secured Claim:  This claim represents secured claims of NCFE for which the Debtor is the primary obligor including claims relating to promissory notes that the Debtor issued to NCFE and obligations arising under the Sales and Subservicing Agreement by and among NCFE and the Debtor. NCFE has asserted separate claims against CDSI, CCS, CCG and Med of approximately $38 million for obligations arising under the Sales and Subservicing Agreements among NCFE and CCS and NCFE and CCG. For the purpose of the Liquidation Analysis, the Debtors assume that each of CCS and CCG is liable for 50% or approximately $19 million of these claims. For the purpose of the Liquidation Analysis, the NCFE secured claims share distributions, pari passu, with the Bank secured claim.

n       Other Misc. Secured Claims:  These claims include secured claims asserted by vendors, equipment lessors and insurance providers. For the purpose of the Liquidation Analysis, it is assumed that the chapter 7 trustee returns to such creditor, in full satisfaction of its secured claim, any property in the Debtor’s possession that constitutes collateral for such secured claim.

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o       Administrative Claims - Chpt. 7:  These claims represent the claims of the Chapter 7 Trustee, his counsel and the costs of liquidation, As a consequence of the Bank and the NCFE secured claims, the Debtor is administratively insolvent and it assumed that the Debtor’s chapter 7 case would be a no-asset case for which there would not be any material chapter 7 administrative claims.

p       Post-petition trade creditors:  These claims consist of the sum of (i) the accounts payable and (ii) other liabilities shown on the Debtor’s balance sheet at January 31, 2004, As noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of allowed post-petition trade creditors’ claims. Under the Plan, holders of allowed post-petition trade claims would be paid in full.

q       Wages, salaries and other payroll:  These claims consist of the claims of the Debtor’s employees for wages and other payroll benefits including accrued salaries, accrued PTO, accrued fringe benefits and accrued payroll taxes in each case as shown on the Debtor’s balance sheet at January 31, 2004. As noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of the Debtor’s employees’ allowed claims for wages, salaries and other payroll hems. Under the Plan, holders of allowed claims for wages, salaries and other payroll items would be paid in full.

r        Professional fees:  These claims consist of the claims of the professionals that the Bankruptcy Court authorized the Debtor and the Official Committee of CCG’s Unsecured Creditors’ Committee to retain, at the expense of the Debtor’s estate. The Debtor estimates that the amount of these expenses will be $215 thousand as of March 31, 2004. The Debtor has allocated all other professional fees to Med. As noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of allowed professional fees. Under the Plan, holders of allowed professional fees would be paid in full.

s        Priority Claims:  These claims consist of claims entitled to priority under §507 of the Bankruptcy Code. Creditors filed proofs of claim asserting approximately $463 thousand of priority claims against the Debtor. Having reviewed all of such proofs of claim, the Debtor has determined that, with the exception of approximately $3 thousand of tax claims, creditors have filed claims against the wrong debtor or misclassified their claims and that such claims would not be allowed a priority claims. Nonetheless, as noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of allowed priority claims. Under the Plan, holders of allowed priority claims would be paid in full either on the Effective Date or over time.

t        General Unsecured Claims:  Creditors filed proofs of claim asserting approximately $15 million of unsecured claims against the Debtor, For the purpose of the Liquidation Analysis, general unsecured claims consists of the Debtor’s estimate of the allowed amount of such filed proofs of claim, the allowed amount of claims filed as secured or priority that should be classified as unsecured, and the estimated amount of the unsecured deficiency claims of the Bank, after giving effect to distributions it receives from the other Debtors’ estates (including Med, Resource and Trestle) and NCFE, or approximately $83 million. In a liquidation, the Debtor estimates that no funds would be available to distribute to holders of allowed general unsecured claims. As a result of compromises contained in the Plan, the Debtor estimates that

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the amount of allowed general unsecured claim will be $3.3 million.  Under the Plan, holders of these allowed claims would receive their pro rata share of a $2.35 million note, representing a recovery of approximately 70%.

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EXHIBIT D

EXHIBIT D

PREFERENCE AND FRAUDULENT TRANSFER ACTIONS

MED DIVERSIFIED, INC.

The Debtor has reviewed its books and records for payments made within the ninety (90) day period preceding the Petition Date and prepared the attached chart listing recipients of potential preference payments including where applicable:

•      The name of each payee receiving one or more payments aggregating $5,000 or more

•      The number of invoices paid;

•      The number of checks issued; and

•      The total amount paid to such payee.

The Debtor has prepared a joint list for CDSI and Med because they combined their accounts payable under a single account within the Debtor’s centralized treasury system.

In addition, certain Creditors of the Debtor are investigation, or may hereafter investigate, whether the Debtor’s estates may have causes of action against any current or former Insiders including, without limitation, claims for breach of fiduciary duties of loyalty, good faith and due care, self dealing, or other actionable conduct. These Insiders may include, without limitation:

John F. Andrews

Donald Ayers

Richard Boudreau

Dale Clift

John Collura

John H. Derby

George Kuselias

Mark A. MacLennan

Frank P. Magliochetti, Jr.

Edwin A. Reilly

Samuel Romeo

Michael Rusnak

David Savitsky

Stephen Savitsky

J. Dale Sherrat

Gregory Simms

Mitchell Stein

The Debtor and its current and former Insiders vigorously dispute that any such claims exist or have any validity whatsoever.

In addition to the asserted and potential claims and litigation matters described in the Disclosure Statement (which are incorporated in this Exhibit by reference as if set forth in full), the Debtor is also a party to several pending pre-petition litigation matters listed on its Statement of Financial Affairs. The Debtor is investigating, and the applicable trust will continue to investigate, whether to continue pursuing these matters in which the Debtor has claims or counter-claims, including the matters identified on the attached schedule in which the Debtor is a plaintiff. In accordance with the releases contained in

One and IP Morgan Chase, Case No. 02-12214 NG, shall be dismissed upon confirmation of the Plan.

The Debtor has prepared these lists to put such payees, Insiders and litigants on notice that they may have received an avoidable preference, fraudulent transfer or be a party to a retained action. Persons included on these lists may be entitled to assert one or more defenses to such avoidance actions. These lists do not represent a definitive list of all such preference and fraudulent conveyance actions. All recipients of payments or other transfers of interests in any of the Debtor’s property within the applicable statutory periods for preference or fraudulent conveyance actions are notified that the Debtor is continuing to investigate potential preference, fraudulent conveyance actions and litigation matters, and to the extent determined to be actionable and material, the Debtor or the applicable trusts may pursue them pursuant to the terms of the applicable Plan.

SELECTED LITIGATION MATTERS

Plaintiff	Defendant	Court	Case No.
Med Diversified, Inc.	Addus Healthcare W. Andrew Wright Mark S. Heaney Courtney E. Panzer James A. Wright	U.S.D.C. C.D. CA. Western Division	CV-02-03911 AHM
Med Diversified, Inc.	Wendy Feldman Turner San Diego Asset Mgmt. Daniel Feldman Docs 1 to 100	State of California Superior Court Los Angeles County	BC# 267635
Med Diversified, Inc.	San Diego Asset Mgmt.	NASD Dispute Resolution	Arb.# 02-00650
Med Diversified, Inc. Chartwell Diversified, Inc. Ortho Rehab, Inc.	Lance Poulsen Hal Pote NPF VI, Inc. NPF XII, Inc. Bank One JP Morgan Chase	U.S.D.C. Dist. of Mass.	02-12214 NG
Med Diversified, Inc.	University Affiliates, IPA, Inc.	State of California Superior Court Los Angeles County	BC 266500

Chartwell Diversified Services, Inc.

Med Diversified, Inc.

Potential Preference Actions

PAYEE	NO. OF INVOICES PAID	NO. OF CHECKS ISSUED	TOTAL AMOUNT PAID
FIRST INSURANCE FUNDING CORP	7	5	$412,622
AIC	N/A	N/A	652,500
GADSBY HANNAH LLP	8	6	325,000
MANATT, PHELPS, & PHILLIPS	17	4	425,000
MONCREIF SETTLEMENT/DAVIS, ORETSKY TRUST ACCT	N/A	5	200,000
KPMG LLP	3	2	187,140
BROWN & BROWN, LLP	6	3	175,000
ADP, INC	93	5	165,535
NETWORK PHARMACY	N/A	2	133,332
HDH GROUP, INC.	2	2	129,321
RONALD M. LEVENSON	8	7	83,400
MURRAY I. FIRESTONE, PH.D.	3	3	83,077
DUANE MORRIS	N/A	N/A	80,810
GAB ROBINS NORTH AMERICA, INC	8	3	77,602
CAPITAL SOURCE	N/A	N/A	75,000
GE CAPITAL FLEET SERVICES	15	3	68,741
MERRILL COMMUNICATIONS LLC	2	2	65,722
O’NEILL, LYSAGHT & SUN LLP	13	1	65,000
PROSPECT FINANCIAL ADVISORS, LLC	1	1	50,000
ANDOVER MILLS REALTY LIMITED PARTNERSHIP	2	2	40,861
AMERICAN EXPRESS	3	3	35,876
MANULIFE FINANCIAL	13	12	33,834
M LOP, INC.	2	2	33,332
MID-SOUTH TELECOMMUNICATIONS COMPANY	1	1	30,000
JOHN F. ANDREWS	2	2	21,261
COMPUTER SOLUTIONS & SOFTWARE INTERNATIONAL	3	1	21,027
ANGELINE COOK	3	3	20,506
BINARY CORPORATION	1	1	20,000
ELITE AVIATION INC.	7	2	16,802
JOHN J. COLLURA	8	6	16,337
SIGNALTREE SOLUTIONS, INC.	1	1	16,000
JUDI ROONEY	10	4	15,023
PAUL M. ABATE	4	4	13,614
GEORGE KUSELIAS	2	2	12,633
R.J. GOLD & COMPANY, P. C.	3	1	11,175
TREBOK O. CORPORATION	1	1	10,000
LUPER, NEIDENTHAL & LOGAN, LLP	1	1	10,000
STRADLEY RONON ET AL	N/A	N/A	10,000
FEDEX	21	2	9.346
UNITED VAN LINES, LLC	1	1	8,023
SHANE HARTMAN	1	1	7,951
STEPHEN SNIDER	1	1	7,692
THE C.I.T GROUP	1	1	7,400
EDWIN REILLY	9	4	6,749
BENEFIT COORDINATORS	7	3	6,164
JEAN GERAGHTY	6	4	6,015
ATLANTIC LIQUIDATORS	1	1	5,880
COMPUTERSHARE	3	2	5,563
LIFE CARE SOLUTIONS WEST, INC	1	1	5,500
RENEE TICHAVSKY	10	6	5,461
GE CAPITAL FINANCING	N/A	N/A	5,000
PINKERTON CONSULTING & INVESTIGATIONS	1	1	5,000
Subtotal			$3,935,046
Total Amount Paid During Preference Period			$4,039,274

EXHIBIT E

MED DIVERSIFIED, INC.

Liquidation Analysis

($000s)

Unaudited Balance Sheet Data as of January 31, 2004

		Book Value	Realization Rate		Liquidation Value
Current Assets	Notes		Low	High	Low	High

Unrestricted cash and equivalents	a	$56	100%	100%	$56	$56
Due from subs/related) parties	b	(6,705)	0%	0%	—	—
Prepaid expenses	c	557	0%	6%	—	33
Total current assets		(6,092)			56	90

		Book Value	Realization Rate		Liquidation Value
Property, Plant and Equipment			Low	High	Low	High

Property, plant and Equipment, net	d	125	14%	90%	$17	$112
Total Property and Equipment		125			17	112

		Book Value	Realization Rate		Liquidation Value
Other Assets			Low	High	Low	High

Goodwill, net		—	0%	0%	$—	$—
Restricted cash		—	0%	0%	—	—
Investments	e	103,809	0%	0%	—	—
Other intangibles		—	0%	0%	—	—
Assets of discontinued operations		—	0%	0%	—	—
Deposits	f	14	0%	0%	—	—
Bankruptcy avoidance actions and other litigation claims	g	—	0%	0%	—	—
Total Other Assets		103,823			$—	$—

Total Gross Liquidation Value		97,856			74	202

Creditor Recoveries
Net proceeds available to creditors					$74	$202

		Estimated Allowed claim	Estimated Recovery (%)		Estimated Distribution ($)
			Low	High	Low	High

Bank Secured Claim	h	54,500	0.11%	0.30%	60	164
NCFE Secured Claims	i	12,767	0.11%	0.30%	14	38
Other Misc. Secured Claims	j	186			unknown	unknown

Net estimated proceeds available to pay administrative expenses					$—	$—

Administrative Claims - Chpt. 7	k	—	0%	0%	—	—
Administrative Claims - Chpt. 11
Post-petition trade creditors	l	282	0%	0%	—	—
Wages, salaries and other payroll	m	383	0%	0%	—	—
Professional fees	n	1,895	0%	0%	—	—

Net estimated proceeds available to distribute to holders of priority claims					—	—

Priority Claims	o	59	0%	0%	—	—

Net estimated proceeds available to General Unsecured Creditors					—	—

General unsecured claims	p	67,340	0%	0%

The accompanying notes are an integral part of this analysis

MED DIVERSIFIED, INC.

Assumptions and Notes to Accompany
Hypothetical Liquidation Analysis

General Assumptions:

Med Diversified, Inc. (the “Debtor”) has prepared this hypothetical liquidation analysis (the “Liquidation Analysis”) in accordance with §1l29(a)(7)(A)(ii) to demonstrate that the Plan of Reorganization is in the best interest of each holder of a claim or interest.

The Liquidation Analysis is based on the unaudited values of the Debtor’s assets as of January 31, 2004 as reflected on its books and records and as set forth on the monthly operating report for January 2004 filed with the Court. Except as otherwise noted, for the purpose of the Liquidation Analysis, the Debtor assumes that these asset values are representative of the assets and post-petition liabilities as of the date of liquidation.

The Liquidation Analysis illustrates an estimate of recovery values and percentages in the event that:

•      The Debtor’s bankruptcy case is convened to a case under Chapter 7 of the Bankruptcy Code (“Chapter 7”); and

•      The Debtor ceases operations and a trustee is appointed to liquidate the Debtor’s assets.

The Liquidation Analysis assumes that the Debtor’s estate is not substantively consolidated with those of its subsidiaries (CDSI, CCG, CCS, Resource and Trestle), and that a Chapter 7 trustee liquidates each Debtor’s assets independently.

The determination of the hypothetical proceeds from the liquidation of the Debtor’s assets is an uncertain process. To prepare the Liquidation Analysis, the Debtor’s management has made a number of estimates and assumptions that the Debtor’s management believes are developed and reasonable, but which may be inherently subject to significant business, economic, regulatory and competitive uncertainties and contingencies beyond the Debtor’s or its management’s control.  Accordingly, neither the Debtor nor its management makes any representation or warranty, or offers any assurance, that a chapter 7 trustee would realize the liquidation values reflected in this Liquidation Analysis if the Debtor were, In fact, to undergo such a liquidation. Actual results could vary materially and adversely from those set forth on the accompanying chart.

Notes to Asset Accounts:

a        Unrestricted cash and equivalents:  The Liquidation Analysis assumes that the Debtor and its subsidiaries would cease operations immediately upon conversation of their respective bankruptcy cases to proceedings under Chapter 7 and that, as a consequence, the Debtor would not generate any further cash during the Chapter 7 cases, except for the net proceeds from the disposition of non-cash assets. It is assumed that the amount of unrestricted cash and equivalents at the date of the actual liquidation would be equal to the balance sheet balance as of January 31, 2004.

b       Due from subsidiaries and related parties:  The amount due from subsidiaries and related parties represents net borrowings from the Debtor’s operating subsidiaries to pay the Debtor’s operating costs and bankruptcy related expenses. It is assumed that all intercompany accounts are eliminated and that the Debtor would not incur any liability or realize any recovery on account of this intercompany account.

c        Prepaid Expenses:  Prepaid expenses are comprised of deferred costs, miscellaneous receivables, prepaid rents, prepaid taxes and prepaid insurance:  Management has reviewed the individual account balances for each account and has estimated that, in the aggregate, a Chapter 7 trustee would realize between 0% and 6% or between $0 and $33 thousand in a liquidation scenario,

d       Property, plant and equipment net; Property, plant and equipment represent the net book value of certain computer equipment, office furniture and furnishings, and leasehold improvements in the Debtor’s Andover, MA offices. Management has reviewed the individual account balances and, on a blended basis, estimates that a Chapter 7 trustee would recover between 14% and 90% of the net book value of these assets. Management attributes the high recovery percentage to its assumption that a Chapter 7 trustee would realize a meaningful recovery on the liquidation of computer equipment that has been fully depreciated and is therefore reflected on the Debtor’s books as having no net book value.

e        Investments:  Investments represent the Debtor’s investment in its direct and indirect subsidiaries including Tender Loving Care Health Care Services, Inc. (“TLC”), Chartwell Diversified Services, Inc. (“CDSI”), Chartwell Community Services, Inc. (“CCS”), Chartwell Care Givers, Inc. (“CCG”), Trestle Corporation (“Trestle”), Resource Pharmacy, Inc. (“Resource”), Chartwell Home Therapies, LP (“CHT”) and Chartwell Management Company (“CMC”). TLC and its subsidiaries are debtors in jointly administered chapter 11 bankruptcy cases pending before the Bankruptcy Court under docket number 02-88020, CDSI, CCS, CCG, Trestle and Resource are also debtors in chapter 11 bankruptcy cases that are jointly administered with the Debtor’s bankruptcy case. CHT and CMC are non-debtor subsidiaries of CDSI.

The Bankruptcy Court has approved the sale of TLC’s and its subsidiaries’ assets to TLC Holding Corp. I, an affiliate of Crescent Capital. The Bankruptcy Court has approved the sale of Resource’s assets to Omnicare, Inc. and has approved the sale of Trestle’s assets to Trestle Acquisition Corp., an affiliate of Sunland Entertainment.

Management has reviewed the liquidation analyses prepared for CDSI (including the effect of the liquidation of CUT and CMC), CCG, CCS, Resource and Trestle and the anticipated proceeds from the sale of TLC’s and its subsidiaries’ assets and has determined that the Debtor will not receive any distribution from its subsidiaries on account of its respective ownership interests. Accordingly, the Debtor assigns no recoverability to these assets,

f        Deposits:  Deposits represent the security deposit on the Debtor’s Andover, MA office, For the purpose of the Liquidation Analysis, the Debtor assumes that the deposit will be applied to satisfy the last month’s rent and any other post-petition obligation owing to the landlord.

g       Bankruptcy avoidance actions and other litigation claims:  Bankruptcy avoidance actions and other litigation claims represent potential preference claims, fraudulent conveyance litigation, other avoidance actions and litigation claims. Management has reviewed the Debtor’s books and records and does not believe that there are any material preference actions that would generate a meaningful recovery. Management has also consulted with counsel regarding the existence of other bankruptcy causes of action and litigation claims and the likelihood of success in prosecuting such claims. Considering the cost and expense of litigating any such bankruptcy causes of action and litigation claims, the uncertain outcome, the lack of funds to fund such litigation, and magnitude of the claims of the Bank and NCFE, the Liquidation Analysis does not assign any value to recoveries from any such bankruptcy causes of action.

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Notes to Creditor Recoveries:

h       Bank Secured Claim:  This claim represents the secured claim of Private Investment Bank Limited relating to the debentures that Med issued to the Bank as the same were amended from time-to-time. The Debtor granted the Bank a security interest in, and lien against, certain of its asset to secure the payment of the debentures. For the purpose of this analysis, the Debtor assumed that Bank’s secured claim would be allowed in the principal amount of the amended debentures issued to the Bank in connection with the June 2002 settlement less approximately $3.0 million of total payments received and applied to principal including pre-petition payments and payments received pursuant to the Proceeds Distribution Agreement, but excluding interest, fees, costs or expenses accruing or assessable after the petition dale, if any. For the purpose of the Liquidation Analysis, the Bank secured claim shares distributions, pari passu, with the NCFB secured claim.

i         NCFE Secured Claim:  This claim represents secured claims of NCFE for which the Debtor is the primary obligor including claims relating to promissory notes that the Debtor issued to NCFE and obligations arising under the Sales and Subservicing Agreement by and among NCFE, Primemed and the Debtor, as manager of Primemed. The NCFE secured claim excludes claims for which the Debtor is secondarily liable including claims under the several Sales and Subservicing Agreements providing for the purchase and sale of CCG’s, CCS’ and Resource’s accounts receivable. For the purpose of the Liquidation Analysis, the NCFE secured claims share distributions, pari passu, with the Bank secured claim.

j         Other Misc. Secured Claims:  These claims include secured claims asserted by vendors, equipment lessors and insurance providers. For the purpose of the Liquidation Analysis, it is assumed that the chapter 7 trustee returns to such creditor, in full satisfaction of its secured claim, any property in the Debtor’s possession that constitutes collateral for such secured claim,

k        Administrative Claims - Chpt. 7:  These claims represent the claims of the Chapter 7 Trustee, his counsel and the costs of liquidation. As a consequence of the Bank and the NCFE secured claims, the Debtor is administratively insolvent and it assumed that the Debtor’s chapter 7 case would be a no-asset case for which there would not be any material chapter 7 administrative claims,

l         Post-petition trade creditors:  These claims consist of the sum of (i) the accounts payable (less an estimate of $1.7 million for chapter 11 professional fees) and (ii) other liabilities shown on the Debtor’s balance sheet at January 31, 2004. As noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of allowed post-petition trade creditors’ claims. Under the Plan, holders of allowed post-petition trade claims would be paid in full.

m       Wages, salaries and other payroll:  These claims consist of the claims of the Debtor’s employees for wages and other payroll benefits including accrued salaries, accrued PTO, accrued fringe benefits and accrued payroll taxes in each case as shown on the Debtor’s balance sheet at January 31, 2004. As noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of the Debtor’s employees’ allowed claims for wages, salaries and other payroll items. Under the Plan, holders of allowed claims for wages, salaries and other payroll items would be paid in full.

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n.      Professional fees:  These claims consist of the claims of the professionals that the Bankruptcy Court authorized the Debtor and the Unsecured Creditors’ Committee to retain, at the expense of the Debtor’s estate. These claims are estimated as the sum of $ 1.7 million of accounts payable and $195 thousand of accrued professional fees as shown on the Debtor’s balance sheet at January 31, 2004. As noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of allowed professional fees. Under the Plan, holders of allowed professional fees would be paid in full,

o.      Priority Claims:  These claims consist of claims entitled to priority under §507 of the Bankruptcy Code. Creditors filed proofs of claim asserting approximately $3 million of priority claims against the Debtor. Having reviewed all of such proofs of claim, the Debtor has determined that, with the exception of approximately $59 thousand of tax claims, creditors have filed claims against the wrong debtor or misclassified their claims and that such claims would not be allowed a priority claims. Nonetheless, as noted above, the Liquidation Analysis illustrates that the Debtor is administratively insolvent, and consequently, there would not be sufficient funds to make any distribution on account of allowed priority claims. Under The Plan, holders of allowed priority claims would be paid in full either on the Effective Date or over time.

p.      General Unsecured Claims:  Creditors filed proofs of claim asserting approximately $70 million of unsecured claims against the Debtor. For the purpose of the Liquidation Analysis, general unsecured claims consists of the Debtor’s estimate of the allowed amount of such filed proofs of claim, the allowed amount of claims tiled as secured or priority that should be classified as unsecured, and the estimated amount of the unsecured deficiency of the Bank, after giving effect to distributions it receives from the other Debtors’ estates (including CDSI, CCS, CCG, Resource and Trestle) and NCFE secured claims, or approximately $67 million. In a liquidation, the Debtor estimates that no funds would be available to distribute to holders of allowed general unsecured claims. As a result of compromises contained in the Plan, the Debtor estimates that the amount of allowed general unsecured claim will be $10 million. Under the Plan, holders of these allowed claims would receive their pro rata share of $5.25 million, representing a recovery of approximately 50%.

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